                                     SCHEDULE 14A
                                    (RULE 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/    Preliminary Proxy Statement        / /     Confidential, For Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
/ /    Definitive Proxy Statement
/ /    Definitive Additional Materials
/ /    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             COMMISSION FILE NO. 0-21534

                         CHILDREN'S BROADCASTING CORPORATION
                   (Name of Registrant as Specified In Its Charter)


       (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /    No fee required.
/X/    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       1)      Title of each class of securities to which transaction applies:
               Not applicable
               -----------------------------------------------------------------
       2)      Aggregate number of securities to which transaction applies:
               Not applicable
               -----------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
               Not applicable
               -----------------------------------------------------------------
       4)      Proposed maximum aggregate value of transaction:  $61,700,000
                                                                ----------------
       5)      Total fee paid:  $12,340
                               -------------------------------------------------

/ /    Fee paid previously with preliminary materials:
                                                        ------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
       1)      Amount Previously Paid:
                                       -----------------------------------------
       2)      Form, Schedule or Registration Statement No.:
                                                             -------------------
       3)      Filing Party:
                             ---------------------------------------------------
       4)      Date Filed:
                            ----------------------------------------------------

                         CHILDREN'S BROADCASTING CORPORATION
                                724 FIRST STREET NORTH
                                Minneapolis, MN 55401
                                    (612) 338-3300




Dear Shareholder:                                                   July 9, 1998

       I am pleased to invite you to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Children's Broadcasting Corporation (the "Company"), to be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, on August 18, 1998, at 9:30 a.m. local time.

       At the Annual Meeting you will be asked (i) to vote for the election of directors, (ii) to approve the plan for the sale of all of the Company's owned and operated radio stations (the "Plan") pursuant to which (a) ten stations will be sold to Catholic Radio Network, LLC ("CRN") for $57.0 million (subject to adjustment), (b) two stations will be sold to Salem Communications Corporation ("Salem") for $2.7 million (subject to adjustment) and (c) one station will be sold to 1090 Investments, L.L.C. ("1090") for $2.0 million (subject to adjustment), (iii) to approve an amendment to the Company's 1994 Stock Option Plan the "1994 Plan" which would permit the committee administering the 1994 Plan to suspend or discontinue it at any time and to revise or amend it in any respect, provided, however, that no revision or amendment may be made without shareholder approval that: (a) absent such shareholder approval, would cause Rule 16b-3 under the Securities Exchange Act of 1934 to become unavailable with respect to the 1994 Plan or
(b) requires shareholder approval under any rules or regulations of the National Association of Securities Dealers, Inc. or any exchange that are applicable to the Company and (iv) to ratify the appointment of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998. Copies of the purchase agreements with CRN, Salem and 1090 are set forth in Appendices I, II and III to the Proxy Statement.
If any sale to Salem, 1090 or both such entities is not completed, approval of the Plan will authorize the Board of Directors to sell such station or stations on such terms as the Board of Directors may approve.

       The Plan is part of management's strategy to reposition the Company by selling its broadcasting assets and, using the net cash realized, to make one or more acquisitions in the media, entertainment or advertising-related areas. As of this date, the Company has not identified any acquisition targets. Pending any such acquisition, the proceeds from the sale of assets will be invested in investment-grade, short-term, interest-bearing securities. While the Company has ceased producing and distributing its full-time Aahs World Radio-SM-programming format, and has effected certain reductions in its workforce related to the operation of the network, the Company has retained select members of the Aahs World Radio creative and marketing staffs and is developing other programming products, including syndicated general market radio programs. In addition to utilizing its network intangibles, the Company has begun to diversify by acquiring a major interest in Harmony Holdings, Inc., which produces television commercials, music videos and related media.

       THE BOARD OF DIRECTORS HAS DETERMINED THAT THE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED, AND ACCORDINGLY RECOMMENDS, THAT YOU VOTE FOR THE PLAN.

       The accompanying material contains the Notice of Annual Meeting, the Proxy Statement, which includes information about the matters to be acted upon at the Annual Meeting, and the related proxy card. I sincerely hope you will be able to attend the Company's Annual Meeting. Whether or not you are able to attend the Annual Meeting in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you do attend the Annual Meeting in person, you may withdraw your proxy and vote personally on any matters brought properly before the Annual Meeting.


                                Very truly yours,

                                CHILDREN'S BROADCASTING CORPORATION



                                /s/ Christopher T. Dahl
                                Christopher T. Dahl
                                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                         CHILDREN'S BROADCASTING CORPORATION
                                724 FIRST STREET NORTH
                                Minneapolis, MN 55401
                                    (612) 338-3300

                                ---------------------

                    NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD AUGUST 18, 1998

                                ---------------------


       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Children's Broadcasting Corporation (the "Company") will be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, on August 18, 1998, at 9:30 a.m. local time, for the following purposes, as more fully described in the accompanying Proxy
Statement:

       1. To elect four directors for the ensuing year and until their successors shall be elected and duly qualified.

       2. To approve the plan for the sale of all of the Company's owned and operated radio stations (the "Plan") pursuant to which (a) ten stations will be sold to Catholic Radio Network, LLC ("CRN") for $57.0 million (subject to adjustment), (b) two stations will be sold to Salem Communications Corporation ("Salem") for $2.7 million (subject to adjustment) and (c) one station will be sold to 1090 Investments, L.L.C. ("1090") for $2.0 million (subject to adjustment). Copies of the purchase agreements with CRN, Salem and 1090 are set forth in Appendices I, II and III to the Proxy Statement. If any sale to Salem, 1090 or both such entities is not completed, approval of the Plan will authorize the Board of Directors to sell such station or stations on such terms as the Board of Directors may approve.

       3. To approve an amendment to the Company's 1994 Stock Option Plan (the "1994 Plan" which would permit the committee administering it to suspend or discontinue the 1994 Plan at any time and to revise or amend it in any respect, provided, however, that no revision or amendment may be made without shareholder approval that: (a) absent such shareholder approval, would cause Rule 16b-3 under the Securities Exchange Act of 1934 to become unavailable with respect to the 1994 Plan or (b) requires shareholder approval under any rules or regulations of the National Association of Securities Dealers, Inc. or any exchange that are applicable to the Company.

       4. To ratify the appointment of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998.

       5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

       Only shareholders of record at the close of business on June 22, 1998 are entitled to notice of and to vote at the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the Annual Meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the Annual Meeting.


                                     BY ORDER OF THE BOARD OF DIRECTORS



                                     /s/ Lance W. Riley
                                     Lance W. Riley
                                     SECRETARY AND GENERAL COUNSEL

Minneapolis, Minnesota
July 9, 1998

                                  TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
INFORMATION CONCERNING SOLICITATION AND VOTING . . . . . . . . . . . . . . . .1
       General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
       Record Date and Outstanding Common Stock. . . . . . . . . . . . . . . .2
       Revocability of Proxies . . . . . . . . . . . . . . . . . . . . . . . .2
       Voting and Solicitation . . . . . . . . . . . . . . . . . . . . . . . .2
       Quorum; Abstentions; Broker Non-Votes . . . . . . . . . . . . . . . . .2
       Rights of Dissenting Shareholders . . . . . . . . . . . . . . . . . . .3

ELECTION OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
       Nominees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
       Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
       Business Experience . . . . . . . . . . . . . . . . . . . . . . . . . .3
       The Board of Directors and Committees . . . . . . . . . . . . . . . . .4
       Directors' Compensation . . . . . . . . . . . . . . . . . . . . . . . .4

EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

PROPOSAL TO APPROVE THE PLAN FOR THE SALE OF ALL OF THE
COMPANY'S OWNED AND OPERATED RADIO STATIONS. . . . . . . . . . . . . . . . . .7
       General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
       Background and Reasons for the Proposed Sale of Assets. . . . . . . . .7
       Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
       Description of the Purchase Agreements. . . . . . . . . . . . . . . . .9
               CRN Agreement . . . . . . . . . . . . . . . . . . . . . . . . .9
               Salem Agreement . . . . . . . . . . . . . . . . . . . . . . . 12
               1090 Agreement. . . . . . . . . . . . . . . . . . . . . . . . 15
       Sales to Other Parties. . . . . . . . . . . . . . . . . . . . . . . . 17
       Estimated Net Proceeds from the Proposed Sale of Assets . . . . . . . 17
       Ongoing Corporate Operations. . . . . . . . . . . . . . . . . . . . . 17
       Interests of Certain Persons in the Proposed Sale of Assets . . . . . 18
       Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . . 19
       Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . 19
       Opinion of Financial Advisor. . . . . . . . . . . . . . . . . . . . . 20
       Rights of Dissenting Shareholders . . . . . . . . . . . . . . . . . . 23

PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLANS. . 25
       General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
       Description of the 1994 Plan. . . . . . . . . . . . . . . . . . . . . 26
       Proposed Plan Amendment . . . . . . . . . . . . . . . . . . . . . . . 28
       Tax Information . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
       New Plan Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . 29
       Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS . . . . 30

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS. . . . . . . . . . . . . . . . . 31

SELECTED CONSOLIDATED FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . 33

PRO FORMA FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . 35
       General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
       Statements of Operations. . . . . . . . . . . . . . . . . . . . . . . 36
       Balance Sheets. . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . . . . . . . 38

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . . . . . . . 38
       Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
       Management Services From an Affiliate . . . . . . . . . . . . . . . . 39
       Harmony-Related Transactions. . . . . . . . . . . . . . . . . . . . . 39
       Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934 . . . . 40

SHAREHOLDER PROPOSALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

ANNUAL REPORT TO SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . 40

FORM 10-KSB. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

APPENDIX I - PURCHASE AGREEMENT WITH CATHOLIC RADIO NETWORK, LLC . . . . . .I-1

APPENDIX II - ASSET PURCHASE AGREEMENT WITH SALEM COMMUNICATIONS
CORPORATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . II - 1

APPENDIX III - ASSET PURCHASE AGREEMENT WITH 1090 INVESTMENTS, L.L.C.. .III - 1

APPENDIX IV - APPRAISALS FOR CHILDREN'S BROADCASTING CORPORATION'S
STATIONS DBA RADIO AAHS. . . . . . . . . . . . . . . . . . . . . . . . . IV - 1

APPENDIX V - OPINION OF FINANCIAL ADVISOR  . . . . . . . . . . . . . . . .V - 1

APPENDIX VI - DISSENTERS RIGHTS. . . . . . . . . . . . . . . . . . . . . VI - 1

APPENDIX VII - CONSENT OF INDEPENDENT PUBLIC AUDITORS. . . . . . . . . .VII - 1

APPENDIX VIII - CHILDREN'S BROADCASTING CORPORATION AMENDED AND
RESTATED 1994 STOCK OPTION PLAN. . . . . . . . . . . . . . . . . . . . VIII - 1

                         CHILDREN'S BROADCASTING CORPORATION
                                724 FIRST STREET NORTH
                                Minneapolis, MN 55401
                                    (612) 338-3300

                                ---------------------

               PROXY STATEMENT FOR 1998 ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD AUGUST 18, 1998

                                ---------------------



                    INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (hereinafter sometimes referred to as the "Board") of Children's Broadcasting Corporation (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, on August 18, 1998, at 9:30 a.m. local time, or at any adjournment or postponement thereof. All shares of Common Stock represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the Annual Meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies on which no specification has been made will be voted FOR the election of the nominees for director named herein, FOR approval of the plan for the sale of all of the Company's owned and operated radio stations (the "Plan") pursuant to which (a) ten stations will be sold to Catholic Radio Network, LLC ("CRN") for $57.0 million (subject to adjustment), (b) two stations will be sold to Salem Communications Corporation ("Salem") for $2.7 million (subject to adjustment) and (c) one station will be sold to 1090 Investments, L.L.C. ("1090") for $2.0 million (subject to adjustment), FOR approval of the amendment to the Company's 1994 Plan, 1994 Stock Option Plan the "1994 Plan" which would permit the committee administering to suspend or discontinue THE Option Plans at any time and to revise or amend it in any respect, provided, however, that no revision or amendment may be made without shareholder approval that: (a) absent such shareholder approval, would cause Rule 16b-3 under the Securities Exchange Act of 1934 to become unavailable with respect to the 1994 Plan or (b) requires shareholder approval under any rules or regulations of the National Association of Securities Dealers, Inc. or any exchange that are applicable to the Company and FOR ratification of the appointment of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998. Copies of the purchase agreements with CRN, Salem and 1090 are set forth in Appendices I, II and III to the Proxy Statement. If any sale to Salem, 1090 or both such entities is not completed, approval of the Plan will authorize the Board to sell such station or stations on such terms as the Board may approve. If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning or postponing the Annual Meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

       The Notice of Annual Meeting, this Proxy Statement and the related proxy card are first being mailed to shareholders of the Company on or about July 9, 1998.

RECORD DATE AND OUTSTANDING COMMON STOCK

       The Board has fixed the close of business on June 22, 1998, as the Record Date for determining the holders of the Company's outstanding voting shares entitled to notice of, and to vote at, the Annual Meeting. On that date, there were ____________ shares of Common Stock issued, outstanding and entitled to vote. As of the business day immediately preceding public announcement of the proposed sale to CRN, the high and low sale prices of the Company's Common Stock were $4.06 and $3.56, respectively.

REVOCABILITY OF PROXIES

       Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by (i) executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, (ii) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company prior to the vote at the Annual Meeting, or (iii) appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to Children's Broadcasting Corporation, 724 First Street North, Minneapolis, Minnesota 55401, Attention: Secretary of the Company, or hand-delivered to the Secretary of the Company prior to the vote at the Annual Meeting.

VOTING AND SOLICITATION

       Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held of record as of the Record Date. Shareholders do not have the right to cumulate votes in the election of directors.

       Expenses incurred in connection with the solicitation of proxies will be paid by the Company. The proxies are being solicited principally by mail. In addition, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. Further, the Company has retained Georgeson & Company, Inc. to assist it in connection with the solicitation of proxies, which may be by mail, telephone or personal solicitation. In connection therewith, the Company will pay fees and expenses estimated at $11,000. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares of Common Stock held as of the Record Date and will reimburse such persons for their reasonable expenses so incurred.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

       The presence, in person or by proxy, of the holders of at least a majority of the shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

       If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

       If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Annual Meeting for purposes of determining a quorum, but will not be considered to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matter.

RIGHTS OF DISSENTING SHAREHOLDERS

       Shareholders who object to the Plan may exercise their dissenters' rights and obtain payment for the "fair value" of their shares. See "Proposal to Approve the Plan for the Sale of All of the Company's Owned and Operated Radio Stations - Rights of Dissenting Shareholders."

                                    PROPOSAL NO. 1
                                ELECTION OF DIRECTORS

NOMINEES

       Four persons have been nominated for election as directors at the Annual Meeting, all of whom currently serve as directors of the Company. Directors of the Company are elected annually to serve until the next Annual Meeting of Shareholders and until their successors are elected and duly qualified. There are no family relationships between any director or officer.

       It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees listed in the table below, except for those proxies which withhold such authority. Shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees. In the event that any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the management may recommend in the place of such nominee. The Company has no reason to believe that any of the nominees will not be candidates or will be unable to serve.

VOTE REQUIRED

       The four nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting shall be elected to the Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors and a broker non-vote will not be treated as voting in person or by proxy on the proposal. Set forth below is certain information concerning the nominees for the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

 NAME                 AGE           PRINCIPAL OCCUPATION          DIRECTOR SINCE
--------------------  ---  -------------------------------------- --------------
 Christopher T. Dahl   54  Chairman of the Board, President and        1990
                           Chief Executive Officer of the Company

 Richard W. Perkins    67  President, Chief Executive Officer and      1990
                           Director of Perkins Capital
                           Management, Inc.

 Michael R. Wigley     44  President and Chief Executive Officer       1998
                           of Great Plains Companies, Inc.

 William E. Cameron    54  Television Distribution Executive           1998


BUSINESS EXPERIENCE

       CHRISTOPHER T. DAHL has been President, Chief Executive Officer and Chairman of the Company since its inception in February 1990. Mr. Dahl is also Chairman and Chief Executive Officer of Community Airwaves Corporation ("CAC"), a company that owns and operates radio stations in Hawaii. Prior to founding CAC in 1986, Mr. Dahl managed his private investments. Mr. Dahl also serves as a director of Radio Management Corporation ("RMC"), a company that provides corporate, legal, accounting and financial services to the Company, CAC and Harmony Holdings, Inc. ("Harmony"). From

1969 to 1979, he was the founder and President of a group of companies involved in photo finishing, retail photo sales, home sewing notions, toy distribution and retail craft stores. He was employed by Campbell-Mithun and Knox Reeves Advertising from 1965 through 1969. Mr. Dahl serves as President, Chief Executive Officer and Chairman of Harmony, of which the Company is the largest shareholder. Harmony produces television commercials, music videos and related media.

       RICHARD W. PERKINS has been a director of the Company since its inception. For more than five years, Mr. Perkins has been President and Chief Executive Officer of Perkins Capital Management, Inc. ("PCM"), a registered investment advisor. Mr. Perkins is also a director of CAC and RMC as well as the following publicly held companies: Bio-Vascular, Inc., a medical products manufacturer; CNS, Inc., a consumer products manufacturer; Eagle Pacific Industries, Inc., a manufacturer of plastic pipe; Harmony; LifeCore Biomedical, Inc., a medical device manufacturer; Nortech Systems, Inc., an electronic sub-systems manufacturer; Quantech LTD., a developer of immunological tests; and
Vital Images, Inc., a   medical visualization software company.

       MICHAEL R. WIGLEY was elected to the Company's Board of Directors in February 1998 to fill a vacancy and to serve until the next Annual Meeting of Shareholders. Mr. Wigley is President and Chief Executive Officer of Great Plains Companies, Inc. ("Great Plains"), a construction-related company based in Roseville, Minnesota. He has served as its President since 1989. Mr. Wigley is Chairman and Chief Executive Officer of four subsidiaries of Great Plains, as well as Chairman and Chief Executive Officer of Great Plains Properties, Inc. and TerraDek Lighting, Inc., two independent privately-held companies. Mr. Wigley is also a director of Choicetel Communications, Inc., the largest independent payphone service provider in Minnesota. He co-founded the Minnesota branch of McKinsey & Company, where he managed various teams of consultants from 1986 to 1989. Mr. Wigley holds a M.B.A. from Harvard University and a M.S. in Civil Engineering from Stanford University.

       WILLIAM E. CAMERON was elected to the Company's Board of Directors in April 1998 to fill a vacancy and to serve until the next Annual Meeting of Shareholders. Since 1993, Mr. Cameron has been the head of International Business Development for Universal Health Communications, the largest medical-health-wellness video library in the world. After spending ten years in London, England, Mr. Cameron relocated this year to Los Angeles, California, to take over International Telemedicine Marketing for KZT Corporation, the creators of the video phone. Mr. Cameron also serves as a director of Harmony and RME Entertainment.

THE BOARD OF DIRECTORS AND COMMITTEES

       The Board of Directors held nine meetings during the fiscal year ended December 31, 1997. Each of the incumbent directors attended at least 75% of the meetings of the Board held while he was a member during the last fiscal year. The Compensation Committee of the Board of Directors, which consisted during the last fiscal year of Messrs. Perkins and Rodney P. Burwell, did not meet during the last fiscal year. The Audit Committee of the Board of Directors, consisting of Messrs. Dahl and Perkins, did not meet during the last fiscal year. The Related Party Transaction Committee of the Board of Directors, which consisted during the last fiscal year of Messrs. Burwell and Mark A. Cohn, met once during the last fiscal year.

DIRECTORS' COMPENSATION

       The Company has not paid any cash compensation to a director in his capacity as a director but may pay directors' fees in the future. Certain non-qualified stock options have been granted to directors. In addition, the Company's 1994 Director Stock Option Plan provides stock options to its outside directors.

                                EXECUTIVE COMPENSATION

       The following table sets forth the aggregate cash compensation paid to or accrued by each of the Company's executive officers receiving in excess of $100,000 (the "Named Executive Officers") for services rendered to the Company and its subsidiaries during the fiscal years ended December 31, 1997, 1996 and 1995.

                              SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM COMPENSATION
                                                                                                   ---------------------------
                                                               ANNUAL COMPENSATION(1)                        AWARDS
                                                          -------------------------------          ---------------------------
              NAME AND                                                                                SECURITIES UNDERLYING
         PRINCIPAL POSITION                YEAR             SALARY($)          BONUS($)                      OPTIONS
       ----------------------           ----------        -------------      ------------          ---------------------------
  Christopher T. Dahl                      1997             241,250(2)         15,000(2)                     37,500(3)
       President and Chief                 1996             210,000            56,500                       150,000(4)(5)
       Executive Officer                   1995             210,000            12,500                        41,250(6)

  Rick E. Smith                            1997             151,154                --                        27,000(7)
       Executive Vice President of         1996              79,849             1,000                        38,000(8)
       National Sales                      1995              48,170                --                         7,500(9)

  James G. Gilbertson                      1997             123,500             7,500                        25,000(3)
       Chief Operating Officer             1996             123,500            55,875                       100,000(5)(10)
                                           1995              97,500            17,500                        25,000(11)(12)

  Denny J. Manrique (13)                   1997             122,655             6,000                         9,000(3)
       Executive Vice President of         1996             117,023             1,000                        43,000(14)
       Sales Development                   1995             101,082                --                            --

  Lance W. Riley                           1997             118,750             7,500                        12,500(3)
       General Counsel and Secretary       1996             110,833            42,500                        75,000(5)(15)
                                           1995              95,000            15,000                        40,000(16)

---------------
(1) Includes, in the case of Messrs. Gilbertson and Riley, compensation paid by RMC and Harmony for administrative management and professional services rendered to the Company and Harmony.
(2) Includes compensation paid by Harmony for services rendered to Harmony from July 1997 through December 1997.
(3) Option grants at $3.50 per share pursuant to the Company's 1994 Stock Option Plan.
(4) Option grant of 50,000 shares at $5.88 per share and 75,000 shares at $3.50 per share pursuant to the Company's 1994 Stock Option Plan.
(5)    Non-qualified grant of options for 25,000 shares at $5.88 per share.
(6)    Non-qualified grant of options for 41,250 shares at $7.70 per share.
(7) Option grant of 18,000 shares at $3.50 per share pursuant to the Company's 1991 Stock Option Plan and 9,000 shares at $3.50 per share pursuant to the Company's 1994 Stock Option Plan.
(8) Option grant of 20,000 shares at $8.38 per share and 18,000 shares at $3.50 per share pursuant to the Company's 1994 Stock Option Plan.
(9) Option grant of 7,500 shares at $12.00 per share pursuant to the Company's 1994 Stock Option Plan.
(10) Option grant of 25,000 shares at $5.88 per share and 50,000 shares at $3.50 per share pursuant to the Company's 1994 Stock Option Plan.
(11) Option grant of 12,500 shares at $7.26 per share pursuant to the Company's 1991 Stock Option Plan.
(12) Option grant of 12,500 shares at $7.26 per share pursuant to the Company's 1994 Stock Option Plan.
(13)   Mr. Manrique's employment with the Company terminated on February 1,
       1998.
(14) Option grant of 25,000 shares at $8.38 per share and 18,000 shares at $3.50 per share pursuant to the Company's 1994 Stock Option Plan.
(15) Option grant of 25,000 shares at $5.88 per share and 25,000 shares at $3.50 per share pursuant to the Company's 1994 Stock Option Plan.
(16) Option grant of 25,000 shares at $7.25 per share pursuant to the Company's 1991 Stock Option Plan and non-qualified options of 15,000 shares at $9.50 per share.

       The following table sets forth the number of securities underlying options granted in 1997, the percent the grant represents of the total options granted to employees during such fiscal year, the per-share exercise price of the options granted, and the expiration date of the options for the Named Executive Officers.

                          OPTION GRANTS IN LAST FISCAL YEAR


                                              NUMBER OF                   PERCENT OF TOTAL
                                              SECURITIES                 OPTIONS GRANTED TO           EXERCISE
                                          UNDERLYING OPTIONS            EMPLOYEES IN FISCAL            PRICE          EXPIRATION
                NAME                         GRANTED (#)                      YEAR (%)              ($/SHARE(1))         DATE
   ----------------------------         ----------------------        -----------------------       -----------      ------------
  Christopher T. Dahl..........                37,500                          18.8                    3.50             6/2/02
  Rick E. Smith................                 9,000                           4.5                    3.50             6/2/02
                                               18,000                           9.0                    3.50            9/22/02
  James G. Gilbertson..........                25,000                          12.5                    3.50             6/2/02
  Denny J. Manrique............                 9,000                           4.5                    3.50             6/2/02
  Lance W. Riley...............                12,500                           6.3                    3.50             6/2/02

--------------
(1) Fair market value on the date of grant, in accordance with the Company's 1994 Stock Option Plan.

     The following table sets forth certain information regarding options exercised by the Named Executive Officers during 1997 and the number and value of unexercised in-the-money options for the Named Executive Officers at December 31, 1997.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                            FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF SECURITIES
                                                                    UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED IN-
                                                                          OPTIONS AT                    THE-MONEY OPTIONS AT
                                    SHARES           VALUE              FISCAL YEAR END                 FISCAL YEAR END(1)($)
                                 ACQUIRED ON       REALIZED      -----------------------------      -----------------------------
             NAME                  EXERCISE           ($)          EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
  -----------------------       -------------     -----------      -------------------------          -------------------------
  Christopher T. Dahl. . .          25,000          45,313              80,625/198,125                      17,150/45,850
  Rick E. Smith. . . . . .               -               -               34,100/38,650                       5,796/19,404
  James G. Gilbertson. . .          10,750          18,141              57,917/129,583                      11,433/30,567
  Denny J. Manrique. . . .               -               -               25,406/26,594                       4,116/11,004
  Lance W. Riley . . . . .               -               -              45,208/107,292                       5,717/15,283

 ----------------
(1) Market value of underlying securities at fiscal year end minus the exercise price.

                                   PROPOSAL NO.  2
                 PROPOSAL TO APPROVE THE PLAN FOR THE SALE OF ALL OF
                   THE COMPANY'S OWNED AND OPERATED RADIO STATIONS

GENERAL

       At the Annual Meeting, the shareholders of the Company will be asked to approve the plan for the sale of all of the Company's owned and operated radio stations (the "Plan") pursuant to which (a) ten stations will be sold to Catholic Radio Network, LLC ("CRN") for $57.0 million (subject to adjustment),
(b) two stations will be sold to Salem Communications Corporation ("Salem") for $2.7 million (subject to adjustment) and (c) one station will be sold to 1090 Investments, L.L.C. ("1090") for $2.0 million (subject to adjustment). If any sale to Salem, 1090 or both such entities is not completed, approval of the Plan will authorize the Board to sell such station or stations on such terms as the Board may approve. The terms of the purchase agreements and additional information regarding the stations to be sold are presented below under the caption "Description of the Purchase Agreements." Copies of the purchase agreements are set forth in Appendices I, II and III to the Proxy Statement.

       The total consideration to be received by the Company for the sale of assets pursuant to these purchase agreements will be $61.7 million, consisting of cash payments of $56.7 million and a promissory note in the amount of $5.0 million (subject to adjustment). Of this amount, the Company had received cash deposits totaling $3.2 million as of July 1, 1998. The purchase agreement with CRN includes a stock purchase by CRN of Children's Radio of New York, Inc. ("CRNY"), which the Company anticipates will result in a tax savings of approximately $4.5 million (versus the sale of CRNY's assets).

BACKGROUND AND REASONS FOR THE PROPOSED SALE OF ASSETS

       HISTORICAL PERFORMANCE. Children's Broadcasting Corporation formerly broadcast children's radio programming known as Aahs World Radio-SM- via satellite to markets representing approximately 40% of the United States population. The Company ceased broadcasting its Aahs World Radio programming format in January 1998 in anticipation of the sale of its radio stations to Global Broadcasting Company, Inc. ("Global") in a transaction approved by the Company's shareholders in January 1998. Global failed to complete the purchase of the Company's radio stations. The Company subsequently pursued other transactions for the sale of the stations, resulting in the purchase agreements with CRN, Salem and 1090.

       Prior to the discontinuation of broadcasting of Aahs World Radio, the primary sources of the Company's revenue had been from the sale of local advertising and air time and network revenue. The Company's growth strategy included the acquisition of AM radio broadcast licenses in the top 15 United States markets. Pursuant to that strategy, the Company acquired AM radio broadcast licenses which serve the New York City, Los Angeles, Chicago, Philadelphia, Detroit and Dallas/Fort Worth markets, including licenses in the top four markets and seven of the top ten markets in the United States.

       THE ABC/DISNEY RELATIONSHIP.  Prior to the cessation of broadcasting
Aahs World Radio, the Company's core business strategy was to derive revenue from the sale of network advertising time to national advertisers and from local advertising sales from Company-owned or operated stations. The Company's strategy, in entering into the operations agreement with ABC Radio Networks, Inc. ("ABC Radio"), was to use the resources and reputation of ABC Radio to market Aahs World Radio, attract national advertising and further build the Company's network through affiliations. The Company also sought out and developed strategic relationships in order to enhance and reinforce its brand, and to allow the Company to explore business opportunities at minimal cost to it and without detracting from management's focus upon the Company's core business. In 1995, the Company developed such a relationship with ABC Radio, pursuant to which ABC Radio agreed, through representations and agreements, that ABC Radio would commit its affiliate development and national advertising sales staffs and other resources to assist and augment the Company's efforts to market the Aahs World

------------------------

  (*) The Company has applied for a service mark for Aahs World Radio.

Radio format to broadcasters and advertisers. Throughout the course of its relationship with ABC Radio, the Company disclosed significant confidential proprietary business information to ABC Radio and The Walt Disney Company ("Disney") (collectively, "ABC/Disney"). In June 1996, ABC Radio announced to the Company that ABC Radio was terminating its relationship with the Company and that ABC Radio would join with Disney to immediately commence competing directly with the Company in the field of children's radio broadcasting. ABC/Disney thereupon rolled out its Radio Disney programming at several locations throughout the country.

       THE PENDING ABC/DISNEY SUIT. The Company filed a lawsuit in the fall of 1996 in the United States District Court for the District of Minnesota against ABC/Disney. The suit seeks injunctive relief and to recover substantial monetary damages based on alleged wrongful conduct by ABC/Disney, including acts and omissions of fraud, business interference, breach of contractual and fiduciary obligations and misappropriation of the Company's confidential and proprietary business information, trade secrets and business opportunities. In September 1997, ABC Radio asserted its own counterclaim for breach of contractual obligations, seeking to recover an unspecified amount of damages said only "to exceed $75,000.00" for an alleged failure by the Company to pay certain commissions and fees allegedly earned during the course of the parties' relationship. The Company has denied ABC Radio's counterclaim in all respects, and has moved to have the counterclaim dismissed as untimely. Motions by both parties for summary judgment are currently pending, but the Company believes that the ABC/Disney suit is likely to proceed to trial in late 1998. The Company intends to pursue to its conclusion the ABC/Disney litigation. This litigation has consumed, and will continue to consume, resources of the Company, including personnel costs and litigation costs.

       FOOTHILL FINANCING. From its inception in 1995 until its termination by ABC/Disney in July 1996, the ABC/Disney relationship did not result in any significant national advertising sales or increase in the Company's network affiliate base. As a result, the Company's financial position deteriorated. To meet its working capital requirements and to facilitate acquisitions pursuant to its growth strategy, the Company entered into a credit agreement with Foothill Capital Corporation ("Foothill") in November 1996. The credit agreement, as amended, has provided the Company with working capital and funding for the acquisition of both AM radio broadcast licenses and shares of common stock of Harmony, through loan facilities aggregating $26.0 million. The Company's indebtedness to Foothill is secured by a first priority lien on substantially all of the assets of the Company and its subsidiaries. Upon consummation of the sale of assets, the Company intends to repay the Foothill indebtedness in full. If the sale of assets is not consummated, the Company's highly-leveraged position and the requirements for payments under the Foothill loan facilities may require the Company to liquidate all or a portion of its assets.

       DECISION TO SELL STATIONS. In 1997, the Board determined that the Company must either (i) seek a strategic partner which would enable the Company to maintain a competitive position in the children's radio market, but with the existing shareholders potentially owning a smaller percentage of the business;
(ii) seek a purchaser for the Company and exit the children's radio market;
(iii) seek a purchaser of its Aahs World Radio intangible assets and explore other business opportunities in radio broadcasting; or (iv) seek a purchaser of its radio stations and explore other business ventures aimed at the media, entertainment or advertising-related markets. Such determination was based primarily upon the Company's inability to pursue effectively its network business plan because of ABC/Disney's method of entering the children's radio market, and the lack of access to equity capital, due in part to the Company's lack of positive financial performance subsequent to the Company's entry into the operations agreement with ABC Radio. While considering these alternatives, the Company received an unsolicited offer from Global to purchase all of the Company's owned and operated radio stations for an aggregate purchase price of $72.5 million. The Board unanimously approved the sale of assets subject to shareholder approval, which was obtained in January 1998. On January 27, 1998, the Company announced that Global had failed to close on the purchase of the Company's radio stations within the time provided under the purchase agreement between the parties.

       In deciding to pursue the Plan, the Board determined that the Company's ability to remain viable and competitive in the broadcasting business was doubtful due to (i) the business momentum lost as the result of ABC/Disney's failure to perform its obligations under the parties' operations agreement; (ii) the Company's lack of significant network advertising revenue; (iii) the inability of the Company, without significant additional equity financing, to significantly increase its network market coverage and affiliate base; (iv) the Company's continued losses from operations; (v) ABC/Disney's method of entry into the children's radio market as a direct competitor of the Company; and (vi) the difficulty which the Company expects to encounter in obtaining additional capital due to its lack of profitable operations and cash flow and its highly-leveraged debt position.

       The Company believes that opportunities exist to profitably utilize the experience gained in development of radio programming. The Company has retained select members of the Aahs World Radio creative and marketing staffs and is developing other programming products, including syndicated general market radio programs. The Company may reexamine its strategy regarding the continued production of radio programming and may decide to discontinue such strategy depending upon its assessment of the prospects for growth and profitability of such products.

       In addition to utilizing the Aahs World Radio intellectual property and the Company's creative talent, the Company has begun to diversify into other media, entertainment and advertising-related businesses. The Company has acquired a major ownership interest in Harmony. Harmony produces television commercials, music videos and related media. The Company may determine to increase its ownership position in Harmony should an opportunity exist at a price favorable to the Company.

       The Company intends to seek to further diversify through acquisition of media, entertainment or advertising-related business. Further, the Company has not foreclosed the possibility of buying other radio stations in the future.
The Board also recognizes that a more favorable offer for its broadcasting assets might be obtained if the Company or its assets were marketed to potential buyers over a longer period of time; however, considering the length of time during which the Company attempted to solicit a strategic partner or purchaser, delaying further, assuming that it was financially feasible, was not deemed likely to result in a more favorable offer. Having found an acceptable purchaser, and absent alternative offers, the Board has further considered whether to (i) liquidate the Company and distribute the remaining cash to the shareholders after payment of liabilities or (ii) seek one or more new investment opportunities and/or businesses. The Board determined that the latter strategy is in the best interests of the Company and its shareholders. While the Company believes that significant acquisition opportunities exist in the media, entertainment and advertising-related industries, no specific acquisitions have been identified and there can be no assurance that any new business can be acquired, or if acquired, that the same will be profitable or enable shareholders to realize a greater return on their investment.

       On the other hand, if the sales are not consummated, the Company will be unable to continue business operations without additional funding. The Company's highly leveraged position and the requirements for payments under the Foothill loan facilities may require the Company to liquidate. If the Company were forced to liquidate, there can be no assurance that the amount realized from the sale of its radio stations would be equal to, or exceed, the amount offered by CRN, Salem and 1090; nor can there be assurance that the proceeds from a liquidation would be sufficient in amount and timely to discharge the Company's indebtedness to Foothill. In light of the foregoing, the Board firmly believes that the approval of the Plan is essential and is in the best interests of the Company and its shareholders.

VOTE REQUIRED

       Approval of the Plan requires the affirmative vote of holders of a majority of the Company's Common Shares entitled to vote at the Annual Meeting. THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE PLAN AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PLAN.

DESCRIPTION OF THE PURCHASE AGREEMENTS

       CRN AGREEMENT

       GENERAL. The following is a brief summary of certain provisions of the purchase agreement with CRN (the "CRN Agreement"). This description is qualified in its entirety by reference to the CRN Agreement, a copy of which is attached to this Proxy Statement as Appendix I. Shareholders are urged to read the CRN Agreement in its entirety.

       ASSETS. The assets to be purchased by CRN from the Company generally include all of the assets used in connection with, or in the operation of, radio stations KAHZ(AM) licensed to Fort Worth, Texas; KCNW(AM) licensed to Fairway, Kansas; KIDR(AM) licensed to Phoenix, Arizona; KKYD(AM) licensed to Denver, Colorado; KPLS(AM) licensed to Orange, California; WAUR(AM) licensed to Sandwich, Illinois; WPWA(AM) licensed to Chester, Pennsylvania; WWTC(AM) licensed to Minneapolis, Minnesota; and WZER(AM) licensed to Jackson, Wisconsin, including without limitation: (i) the Federal Communications Commission ("FCC") licenses; (ii) the real property; (iii) the tangible personal property; (iv) the contracts; (v) the permits; (vi) the call letters and general intangibles; (vii) the subsidiaries' magnetic media, electronic data processing files, systems and computer programs, logs, public files, records required by the FCC, vendor contracts, supplies, maintenance records or similar business records relating to or used in connection with the operation of the stations; and (viii) all right and claims of Company against third parties related to the acquired assets (subject to adjustment).

       The assets to be sold specifically exclude certain assets, including:
(i) the Company's intangible property rights held or used in connection with its Radio AAHS-Registered Trademark-/Aahs World Radio-SM- children's radio format;
(ii) the Company's intangible property rights related to its claims made in its pending action against ABC/Disney; (iii) the Company's accounts receivable; (iv) the Company's cash on hand at closing; (v) all program products in development for future syndication; and (vi) those assets specifically labeled on the schedules to the CRN Agreement as excluded assets.

       THE STOCK. The stock to be purchased by CRN from the Company includes all of the stock of CRNY, the owner and holder of 100% of the issued and outstanding stock of WJDM-AM, Inc. CRNY is the owner of the assets used in connection with, or in the operation of radio stations WJDM(AM)/1530 and WBAH(AM)/1660 licensed to Elizabeth, New Jersey.

       THE PURCHASER. CRN, a California limited liability corporation, was formed in March 1998 for the purpose of developing and promoting by broadcast media the teachings of the Roman Catholic Church. CRN intends to acquire radio broadcast stations and the right to broadcast on non-owned stations primarily throughout the United States and other areas of North America.

       PURCHASE PRICE; ADJUSTMENTS. Upon the terms and subject to the conditions set forth in the CRN Agreement, the purchase price shall be payable as follows: (1) $3.0 million in immediately available funds previously disbursed to the Company; (2) a cash payment in the amount of $49.0 million to be paid at closing; and (3) $5.0 million payable pursuant to a promissory note which matures in two years and carries an interest rate of 10% per annum. The purchase price may be subject to adjustments or allocations as follows: (i) in the event, either the purchase agreement with Salem or the purchase agreement with 1090 are not consummated in the ordinary course and/or either or both of such agreements is terminated, CRN shall have the option, but not the obligation, to purchase any or all of such stations and in such event, the purchase price would be adjusted accordingly; (ii) certain expenses (i.e. power and utility charges, lease rents, property taxes, frequency discounts, annual license fees, wages, commissions, payroll taxes, and other fringe benefits of employees) shall be prorated with final settlement within 90 days after closing; (iii) in the event environmental contamination is discovered and CRN elects to terminate the agreement with respect to the affected station, the purchase price shall be adjusted by reducing it by an amount equal to 110% of the station aggregate value of the affected station; (iv) in the event of any risk of loss, damage or destruction of any station assets which Company has not repaired, replaced or restored and CRN elects to terminate the affected station, the purchase price shall be adjusted by reducing it by an amount equal to 110% of the station aggregate value of the affected station; (v) in the event any station incurs any unusual operating problems and CRN elects to terminate the agreement with respect to the affected station, the purchase price shall be adjusted by reducing it by an amount equal to 110% of the station aggregate value of the affected station; or (vi) in the event any application for an assignment or transfer of control is designated for hearing prior to grant and CRN elects to terminate the agreement with respect to the affected station, the purchase price shall be adjusted by reducing it by an amount equal to 110% of the station aggregate value of the affected station.

       REORGANIZATION OF SUBSIDIARIES. In addition, under the CRN Agreement, the Company may merge its license subsidiaries into its asset subsidiaries or similarly reorganize such entities to take full advantage of its net operating losses for tax purposes.

       ESCROW. The CRN Agreement calls for CRN to pay $3.0 million in earnest money, which has been paid to the Company.

       CLOSING; CONDITIONS TO CLOSING. It is anticipated that if the Plan is approved by the shareholders at the Annual Meeting, the closing will take place in September 1998. Pursuant to the CRN Agreement, the obligations of the Company to consummate the sale to CRN are subject to and conditioned upon, among other things, (i) approval by the Company's shareholders of the Plan at the Annual Meeting; (ii) the final approval of the FCC to the assignment and transfer of control of the licenses to CRN; (iii) the satisfaction at or before closing of all agreements, obligations and conditions of CRN, as described in the CRN Agreement, required to be performed, or complied with by it, at or before closing; and (iv) the material accuracy of the representations and warranties made by CRN as described in the CRN Agreement.

       REGULATORY MATTERS. The CRN transaction is contingent upon the FCC giving its written approval to the proposed assignments of licenses to CRN and those grants maturing into final approval 40 days after the grants appear on public notice. The Company and CRN jointly filed ten applications with the FCC on April 27, 1998 to approve the assignment or transfer of control of the station's licenses to CRN, all of which were accepted for filing by the FCC on May 5, 1998, and placed on public notice on May 5, 1998. The FCC issued grants to the applications on ____________, 1998. If there are no petitions to deny filed with the FCC, the grants will automatically mature into final approvals on or about _____________, 1998. The CRN transaction is further conditioned upon the FCC giving its written approvals to WJDM(AM) and WPWA(AM) license renewal applications and those grants maturing into final approvals. The Company does not expect that any petitions will be filed in opposition to the proposed assignments or applications for renewal of licenses.

       CONDITIONS PRECEDENT TO CRN'S OBLIGATIONS. Pursuant to the CRN Agreement, the obligations of CRN to consummate the CRN transaction at closing are subject to and conditioned upon, among other things (i) the FCC final approvals; (ii) the satisfaction at or before closing in all material respects of all agreements, obligations and conditions of the Company required to be performed, or complied with, on or before closing; (iii) the material accuracy of the representations and warranties made by the Company; (iv) written third party consents to all material contracts where required by the terms of the contract or substitution by the Company of equivalent rights without materially adverse impact upon CRN's enjoyment of the acquired assets; (v) that the Company is not subject to any judgment, order, injunction or decree of any court of competent jurisdiction enjoining the consummation of the contemplated transaction; (vi) delivery of appropriate documentation evidencing release of all security interests; (vii) the completion of any environmental remediation required to be performed by the Company; (viii) CRN's inspection of the real property; (ix) the compliance with all obligations as set forth in the CRN Agreement; and (x) that there shall not be any material adverse change in the acquired assets.

       INDEMNIFICATION. The CRN Agreement provides that the indemnified party agrees to give written notice within a reasonable time to the indemnifying party of any claim.

       REPRESENTATIONS, WARRANTIES AND COVENANTS. In the CRN Agreement, each of the parties made certain representations and warranties to the other. The CRN Agreement, attached hereto as Appendix I, sets forth all of the representations and covenants of the parties thereto.

       ALTERNATIVE TRANSACTION. As described in the CRN Agreement, the Company may enter into discussions or negotiations with, any person or entity in connection with any unsolicited acquisition proposal by such person or entity and the Company may recommend such an unsolicited bona fide written acquisition proposal to the shareholders of the Company, if and only to the extent that (i) the Board determines in good faith that such acquisition proposal would, if consummated, result in a transaction more favorable to the shareholders of the Company and that the person or entity making such acquisition proposal has the financial means, or the ability to obtain the necessary financing to conclude such transaction; (ii) the Board determines in good faith that the failure to take such action would be inconsistent with the fiduciary duties of such Board to its shareholders; and (iii) prior to furnishing any non-public information to, or entering into discussions or negotiations with, such person or entity, the Board receives an executed confidentiality agreement from such person or entity. If a triggering event occurs, the Company shall pay CRN a fee of $5.0 million, together with $3.0 million of earnest money paid to the Company by CRN.  Triggering events include
the following:   (i) the Board withdraws or modifies its recommendation of the
CRN Agreement or resolves or publicly announces its intention to do so; (ii) an alternative transaction takes place or the Board recommends such an alternative transaction to shareholders or resolves or publicly announces its intention to recommend or engage in an alternative transaction; (iii) a representative of the Company negotiates with any other person other than CRN regarding superior proposal; (iv) a representative of the Company enters into a letter of intent or any agreement with any other person other than CRN regarding a superior proposal; or (v) the shareholders do not approve the transaction contemplated hereby after an acquisition proposal shall have been publicly announced. If a closing occurs with CRN following a triggering event, such fee will be reimbursed to the Company at closing provided that the closing occurs in the ordinary course.

       TERMINATION. Pursuant to the CRN Agreement, the CRN transaction may be terminated at any time on or prior to closing upon any of the following: (i) by the mutual consent of Company and CRN; (ii) by any party if the FCC has denied the approvals contemplated by the CRN Agreement in an order which has become final or granted a hearing on an objection; (iii) by written notice by one party that the other party has breached in any material respect any of its representations, warranties, covenants or agreements contained in the agreement and such breach has not been cured within 30 days of the date of notice of breach is received by breaching party; provided such party is not itself in material breach of the agreement at time of such notice; (iv) by CRN regarding environmental matters; (v) by Company or CRN regarding a superior proposal or triggering event, as described above; (vi) by CRN regarding casualty losses;
(vii) by CRN regarding broadcast transmission; (viii) by CRN regarding FCC designation for hearing; (ix) by any non-defaulting party if the closing has not taken place by the outside closing date; or (x) by either party, if not then in material default, if the other party has failed to satisfy the conditions set forth in the CRN Agreement. If an event as described in (ii), (iv), (vi), (vii) and (viii) arises which could give rise to the right to terminate by CRN and it relates to radio stations WZER(AM) or KCNW(AM), CRN may terminate agreement only with respect to such affected station and the purchase price will be reduced by an amount equal to 110% of the station aggregate value for that affected
station.   If an event arises which gives rise to the right of CRN to terminate this agreement and it affects any of the other eight radio stations, CRN may elect at its option to terminate the entire agreement or terminate the agreement only with respect to the affected station and the purchase price would be reduced accordingly. In addition to the above, the CRN Agreement sets forth other events which may bring about termination of the transaction prior to closing.

       CONSULTING AND NON-CIRCUMVENTION AGREEMENT. In connection with the CRN Agreement, Christopher T. Dahl, Chairman of the Board of Directors, President and Chief Executive Officer of the Company, has entered into a three-year Consulting and Non-Circumvention Agreement with CRN, pursuant to which Mr. Dahl will be paid the sum of $1.2 million in consideration of (i) his provision of certain consulting services to CRN subsequent to the CRN transaction and (ii) his agreement not to circumvent CRN with respect to any business opportunities of CRN of which he becomes aware through such relationship. The fees provided for in this agreement are payable whether or not CRN requests Mr. Dahl to perform any services thereunder.

       SALEM AGREEMENT

       GENERAL. The following is a brief summary of certain provisions of the purchase agreement with Salem (the "Salem Agreement"). This description is qualified in its entirety by reference to the Salem Agreement, a copy of which is attached to this Proxy Statement as Appendix II. Shareholders are urged to read the Salem Agreement in its entirety.

       ASSETS. The assets to be purchased by Salem from the Company generally include all of the tangible and intangible assets used and/or useful in the operation of radio stations KTEK(AM) licensed to Alvin, Texas and KYCR(AM) licensed to Golden Valley, Minnesota, including without limitation: (i) the FCC licenses; (ii) the real property; (iii) the tangible personal property; (iv) the station agreements; (v) the books, records, accounts, files, logs, ledgers, reports of engineers and other consultants pertaining to KTEK(AM) and KYCR(AM); and (vi) any other tangible or intangible assets, properties or rights, including but not limited to all intellectual property and any goodwill of KTEK(AM) and KYCR(AM).

       The assets to be sold specifically exclude certain assets, including:
(i) the Company's intangible property rights held or used in connection with its Radio AAHS-Registered Trademark-/Aahs World Radio-SM- children's radio format;
(ii) the Company's accounts receivable; (iii) the Company's cash on hand at closing; (iv) any and all claims of the Company with respect to transactions prior to the closing; (v) all prepaid expenses by the Company; (vi) all of the Company's contracts of insurance and claims against insurers; (vii) the Company's employee benefit plans; (viii) the Company's contracts that are terminated in accordance with the terms of the Salem Agreement or have expired prior to closing including all loans and loan agreements; (ix) the Company's corporate records except to extent such records pertain to or are used in operation of KYCR(AM) or KTEK(AM); and (x) the Company's commitments, contracts and agreements not specifically assumed by Salem.

       THE PURCHASER. Salem is the leading radio broadcasting company in the United States, measured by number of stations owned and audience coverage, that focuses on serving the religious/conservative listening audience. Salem's two primary businesses include the ownership and operation of religious format radio stations and development and expansion of a national radio network offering talk programming, news and music to affiliated stations. Salem owns and/or operates 45 radio stations concentrated in 28 geographically diverse markets across the United States.

       PURCHASE PRICE; ADJUSTMENTS. Upon the terms and subject to the conditions set forth in the Salem Agreement, Salem will deliver to the Company on the closing date, a cash payment in the amount of $2.7 million. The purchase price may be subject to adjustments or allocations as follows:
(i) all operating income and operating expenses of KYCR(AM) and KTEK(AM) shall be adjusted and allocated between Salem and the Company with an adjustment list provided to the Company by Salem within 30 days following the closing; (ii) an amount not to exceed $50,000 to remove, correct or remedy any violation of the Company's environmental representations as a result of an environmental assessment conducted by Salem; (iii) in the event any cost of removal, correction or remedy of the environmental conditions exceeds $50,000, Salem may elect to proceed with the closing but shall not be obligated to close under any circumstances which would require Salem to assume ownership of KTEK(AM) or KYCR(AM) under conditions where there exist any uncured violations of Company's environmental representations, warranties or covenants.

       LOCAL PROGRAMMING AND MARKETING AGREEMENTS ("LMAS"). Concurrently with the execution of the Salem Agreement, the Company and Salem entered into LMAs for KTEK(AM) and KYCR(AM). Under the KTEK(AM) LMA, the Company receives from Salem a monthly fee of $12,690 plus a facility fee for certain costs and expenses associated with or arising out of the operation of KTEK(AM). Under the KYCR(AM) LMA, the Company receives from Salem a monthly facility fee for certain costs and expenses associated with or arising out of the operation of KYCR(AM).

       ESCROW. Pursuant to the Salem Agreement, $135,000 has been placed in escrow by Salem to secure performance of its obligations.

       CLOSING; CONDITIONS TO CLOSING. It is anticipated that the closing will take place in September 1998; however, Salem may elect to delay closing until October 31, 1998 by providing written notice to the Company. Pursuant to the Salem Agreement, the obligations of the Company to consummate the sale to Salem are subject to and conditioned upon, among other things, (i) approval by the Company's shareholders of the Plan at the Annual Meeting; (ii) the final approval of the FCC to the renewals of the licenses and their assignment to Salem; (iii) the satisfaction at or before closing of all agreements, obligations and conditions of Salem, as described in the Salem Agreement, required to be performed, or complied with by it, at or before closing; and (iv) the material accuracy of the representations and warranties made by Salem as described in the Salem Agreement.

       REGULATORY MATTERS. The Salem transaction is contingent upon the FCC giving its written approval to the proposed assignments of licenses to Salem and those grants maturing into final approvals 40 days after the grants appear on public notice. The Company and Salem jointly filed assignment applications with the FCC for KTEK(AM) and KYCR(AM) on May 13, 1998, all of which were accepted for filing by the FCC on May 14, 1998, and placed on public notice. The
FCC issued grants to the applications on ______________, 1998. If there are no petitions to deny filed with the FCC, the grants will automatically mature into final approvals on or about _____________, 1998. The Company does not expect that any petitions will be filed in opposition to the proposed assignments.

       CONDITIONS PRECEDENT TO SALEM'S OBLIGATIONS. Pursuant to the Salem Agreement, the obligations of Salem to consummate the transaction at closing are subject to and conditioned upon, among other things (i) the FCC final approvals;
(ii) the satisfaction at or before closing in all material respects of all agreements, obligations and conditions of the Company required to be performed, or complied with, on or before closing; (iii) the material accuracy of the representations and warranties made by the Company; (iv) that the Company shall not be subject to any ruling, decree, order or injunction restraining, imposing material limitations on or prohibiting the consummation of the transaction; (v) delivery of closing documents; (vi) the Company's receipt of payment; and (vi) approval by the Company's shareholders.

       INDEMNIFICATION. The Salem Agreement provides that the Company, upon notice by Salem, shall indemnify and hold harmless Salem and any officer, director, agent, employee and affiliate with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses, including reasonable attorney's fees, relating to or arising out of any breach or non-performance by the Company of any of its representations, warranties, covenants or agreements; the ownership or operation by Company of KTEK(AM) or KYCR(AM) or its assets on or prior to closing; all other liabilities and obligations of Company other than assumed obligations; or noncompliance by Company with the Bulk Sales Act, if applicable. The Salem Agreement provides that Salem, upon notice by the Company, shall indemnify and hold harmless the Company and any officer, director, agent, employee and affiliate with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses, including reasonable attorney's fees, relating to or arising out of any breach or non-performance by Salem; the ownership or operation of KTEK(AM) or KYCR(AM) after the date of closing; or the assumed obligations and all other liabilities or obligations of Salem. Notwithstanding the foregoing, if the closing occurs, the parties shall not be obligated to indemnify the other unless and until the aggregate amount involved exceeds $5,000.

       REPRESENTATIONS, WARRANTIES AND COVENANTS. In the Salem Agreement, each of the parties made certain representations and warranties to the other. The Salem Agreement, attached hereto as Appendix II, sets forth all of the representations and covenants of the parties thereto.

       ALTERNATIVE TRANSACTION. As described in the Salem Agreement, the Company may enter into discussions or negotiations with, any person or entity in connection with any unsolicited acquisition proposal by such person or entity and the Company may recommend such an unsolicited bona fide written acquisition proposal to the shareholders of the Company, if and only to the extent that (i) the Board determines in good faith that such acquisition proposal would, if consummated, result in a transaction materially more favorable to the shareholders of the Company than the Salem Agreement and that the person or entity making such acquisition proposal has the financial means, or the ability to obtain the necessary financing to conclude such transaction; (ii) the Board determines in good faith that the failure to take such action would be inconsistent with the fiduciary duties of such Board to its shareholders; (iii) prior to furnishing any non-public information to, or entering into discussion or negotiations with, such person or entity, the Board receives an executed confidentiality agreement from such person or entity; (iv) prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such person or entity, the Company shall notify Salem of the identity such person or entity; (v) the Company shall provide Salem with a true and correct copy of any superior proposal within five days of its receipt, and in any event, prior to any recommendation by the Board to the shareholders of said proposal; and (vi) prior to any recommendation by the Board, Salem shall be afforded the opportunity to match its material terms, in which event the Board shall recommend to the shareholders that they accept Salem's offer. If a triggering event occurs, the Company shall return the escrow deposit and pay Salem a non-refundable fee of $135,000 together with Salem's option, either (a) an amount equal to any amounts previously expended by Salem under the LMAs or (b) a five-year extension of the LMAs, as and for liquidated damages. Such triggering events include the following: (i) the Board of Directors of the Company shall have withdrawn or modified its recommendation of the Salem Agreement or shall have resolved publicly to do so; (ii) the Company shall have negotiated with, entered into any agreement with, or consummated or recommend any transaction with, any person other than Salem or its affiliates, based on a determination regarding a superior proposal; or (iii) the shareholders of the Company do not approve the agreement contemplated hereby after an acquisition proposal shall have been publicly announced.

       TERMINATION. Pursuant to the Salem Agreement, the transaction may be terminated prior to closing upon written notice by either party provided that such party is not at that time in material default and either: (i) any of the representations or warranties of such party are inaccurate in any respect and materially adverse to the party giving such termination notice unless the inaccuracy is a result of party giving such termination notice or such representation or warranty is not a condition to closing; (ii) any material obligation to be performed is not timely performed unless the lack of timely performance has been induced by or is the result of party giving such termination notice; (iii) any material condition, unless otherwise described in the Salem Agreement, to the obligation to close the transaction has not been timely satisfied unless the failure of said condition was induced by the party giving such termination notice; and any such inaccuracy, failure to perform or non-satisfaction of a condition neither has been cured nor satisfied within 20 days after written notice; (iv) written notice by either party at any time after April 24, 1999, provided party giving termination notice is not then in material default; (v) written notice by either party upon determination by the FCC that the application for consent to assignment of the FCC licenses has been designated for hearing; (vi) written election of Salem upon the occurrence of casualty or loss; (vii) written notice of either party that the other is in material default under the terms of the LMA; or (viii) written notice by Company to Salem that the shareholders of the Company have accepted a superior proposal. In addition to the above, the Salem Agreement sets forth customary events which may bring about termination of the transaction prior to closing.

       1090 AGREEMENT

       GENERAL. The following is a brief summary of certain provisions of the purchase agreement with 1090 (the "1090 Agreement"). This description is qualified in its entirety by reference to the 1090 Agreement, a copy of which is
attached to this Proxy Statement as Appendix III.   Shareholders are urged to
read the 1090 Agreement in its entirety.

       ASSETS. The assets to be purchased by 1090 from the Company generally include all of the assets used in connection with, or in the operation of WCAR(AM) licensed to Livonia, Michigan, including without limitation: (i) the FCC licenses; (ii) the real property; (iii) the tangible personal property; (iv) the leases and agreements; (v) the permits; (vi) the call letters and general intangibles; (vii) the subsidiaries' magnetic media, electronic data processing files, systems and computer programs, logs, public files, records required by the FCC, vendor contracts, supplies, maintenance records or similar business records relating to or used in connection with the operation of the stations; and (viii) all rights and claims of the Company against third parties relating to the acquired assets.

       The assets to be sold specifically exclude certain assets, including:
(i) the Company's intangible property rights held or used in connection with its Radio AAHS-Registered Trademark-/Aahs World Radio-SM- children's radio format;
(ii) the Company's accounts receivable; (iii) the Company's cash on hand at closing; (iv) the Company's employee benefit plans; and (v) those assets specifically labeled and described on the schedules to the 1090 Agreement as excluded.

       THE PURCHASER. 1090, a Michigan limited liability corporation, was formed in 1998 for the sole purpose of purchasing WCAR(AM) and operating it as a Catholic radio station. The corporation consists of Catholic business people who wish to bring Catholic programming to the Detroit area.

       PURCHASE PRICE; ADJUSTMENTS. Upon the terms and subject to the conditions set forth in the 1090 Agreement, 1090 will deliver to the Company on the closing date, a cash payment in the amount of $2.0 million. The purchase price may be subject to adjustments or allocations as follows: (i) certain expenses (i.e., power and utility charges, lease rents, property taxes, frequency discounts, annual license fees, wages, commissions, payroll taxes, and other fringe benefits of employees) shall be prorated with final settlement within 90 days after closing; (ii) the cost to remedy the result of any environmental contamination of the real property owned by the Company; and (iii) the occurrence of any material loss or damage to acquired assets.

       ESCROW. Pursuant to the 1090 Agreement, $100,000 has been placed in escrow by 1090 to secure performance of its obligations.

       TIME BROKERAGE AGREEMENT ("TBA"). Concurrently with the execution of the 1090 Agreement, the Company and 1090 entered into a TBA. Under the TBA, 1090 shall pay the Company a monthly fee of $12,000.

       CLOSING; CONDITIONS TO CLOSING. It is anticipated that the closing will take place in October 1998. Pursuant to the 1090 Agreement, the obligations of the Company to consummate the sale to 1090 are subject to and conditioned upon, among other things, (i) the final approval of the FCC to assignment of license to 1090; (ii) the satisfaction at or before closing of all agreements, obligations and conditions of 1090, as described in the 1090 Agreement, required to be performed, or complied with by it, at or before closing; (iii) the material accuracy of the representations and warranties made by 1090 as described in the 1090 Agreement; (iv) that the closing will not effect any judgment, order, injunction or decree of any court of competent jurisdiction enjoining the consummation of the transaction; (v) that the TBA shall have become effective and not terminated due to 1090's breach thereof; and (vi) that 1090 shall have complied with each and every one of its obligations as set forth in the 1090 Agreement.

       REGULATORY MATTERS. The1090 transaction is contingent upon the FCC giving its written approval to the proposed assignment of license to 1090 and those grants maturing into final approvals 40 days after the grants appear on public notice. The Company and 1090 jointly filed the assignment application with the FCC on May 15, 1998, all of which were accepted for filing by the FCC on _________, 1998, and placed on public notice. The FCC issued the grant to its application on __________, 1998. If there are no petitions to deny filed with the FCC, the grants will automatically mature into final approvals on or about ____________, 1998. The Company does not expect that any petitions will be filed in opposition to the proposed assignment.

       CONDITIONS PRECEDENT TO 1090'S OBLIGATIONS. Pursuant to the 1090 Agreement, the obligations of 1090 to consummate the 1090 transaction at closing are subject to and conditioned upon, among other things (i) the FCC final approvals; (ii) the satisfaction at or before closing in all material respects of all agreements, obligations and conditions of the Company required to be performed, or complied with, on or before closing; (iii) the material accuracy of the representations and warranties made by the Company; (iv) written third party consents to all material leases and agreements where required by the terms of the lease or agreement or substitution by the Company of equivalent rights without materially adverse impact upon 1090's enjoyment of the acquired assets;
(v) that there shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction enjoining the consummation of transaction; (vi) the TBA shall have become effective and shall not have been terminated due to the Company's breach thereof; and (vii) Company shall have complied with each and every one of its obligations as set forth in the 1090 Agreement.

       REPRESENTATIONS, WARRANTIES AND COVENANTS. In the 1090 Agreement, each of the parties made certain representations and warranties to the other. The 1090 Agreement, attached hereto as Appendix III, sets forth all of the representations and covenants of the parties thereto.

       ALTERNATIVE TRANSACTION. As described in the 1090 Agreement, the Company may enter into discussions or negotiations with, any person or entity in connection with any unsolicited acquisition proposal by such person or entity and the Company may recommend such an unsolicited bona fide written acquisition proposal to the shareholders of the Company, if and only to the extent that (i) the Board determines in good faith that such acquisition proposal would, if consummated, result in a transaction more favorable to the shareholders of the Company and that the person or entity making such acquisition proposal has the financial means, or the ability to obtain the necessary financing to conclude such transaction; (ii) the Board determines in good faith that the failure to take such action would be inconsistent with the fiduciary duties of such Board to its shareholders; and (iii) prior to furnishing any non-public information to, or entering into discussion or negotiations with, such person or entity, the Board receives an executed confidentiality agreement from such person or entity. If a triggering event occurs, the Company shall pay 1090 a non-refundable fee of $100,000 together with an amount equal to any amounts previously paid to Company or incurred by 1090 under the TBA. Such triggering events include the following: (i) the Board of Directors of the Company shall have withdrawn or modified its recommendation of the 1090 Agreement or shall have resolved publicly to do so; (ii) an alternative transaction shall have taken place or the Board of Directors of the Company shall have recommended such an alternative transaction to shareholders or shall have resolved or publicly announced its intention to recommend or engage in an alternative transaction; (iii) the Company shall have negotiated with, entered into any agreement with, or consummated or recommend any transaction with, any person other than 1090, based on a determination regarding a superior proposal; or (iv) the shareholders of the Company do not approve the agreement contemplated hereby after an acquisition proposal shall have been publicly announced.

       TERMINATION. Pursuant to the 1090 Agreement, the 1090 transaction may be terminated (i) by either party prior to closing by mutual agreement of both parties at any time; (ii) by 1090 by written notice to the Company that the Company has not satisfied its conditions in all material respects as set forth in the 1090 Agreement at time of closing, or if satisfaction becomes impossible, 1090 shall first give the Company written notice and the Company has failed to cure, or if 1090 terminates the TBA upon an event of default by the Company, or (iii) by the Company by written notice to 1090 that 1090 has not satisfied its conditions in all material respects as set forth in the 1090 Agreement at the time of closing, or if satisfaction becomes impossible, the Company shall first give 1090 written notice and 1090 has failed to cure, or if the Company terminates the TBA upon event of default by 1090. In addition to the above, the 1090 Agreement sets forth customary events which may bring about termination of the transaction prior to closing.

SALES TO OTHER PARTIES

       If any sale to Salem, 1090 or both such entities is not completed, approval of the Plan will authorize the Board to sell such station or stations on such terms as the Board may approve. Because the market value of AM radio stations changes from time to time, it is not possible to predict with certainty the price or prices that would be obtained for any unsold stations. Accordingly, the prices could be less than, or could exceed, the prices under the Salem Agreement and the 1090 Agreement. Based upon current market values of which the Company is aware, however, the Company believes that should the stations be sold sold to other parties, the Company would be able to obtain terms substantially similar to those contained in the Salem Agreement and the 1090 Agreement.

ESTIMATED NET PROCEEDS FROM THE PROPOSED SALE OF ASSETS

       Assuming all of the transactions close, the Company estimates that after deducting expenses, taxes and repayment of all outstanding indebtedness, it will have approximately $34.3 million of net assets, of which approximately $21.9 million will be cash proceeds from the transactions. From the gross proceeds of the transactions, the Company will pay outstanding indebtedness totaling approximately $32.3 million and federal and state income taxes resulting from the transactions estimated to be $1.6 million. The remainder of the cash proceeds from the transactions will be used by the Company for further development of intangible assets and other programming products, for continued legal costs associated with the Company's lawsuit against ABC/Disney and for general corporate purposes including future acquisitions and joint ventures in the media, entertainment and advertising-related industries.

ONGOING CORPORATE OPERATIONS

       The Company believes that opportunities exist to profitably utilize the expertise gained in the development of radio programming. The Company has retained select members of the Aahs World Radio creative and marketing staffs and is developing other programming products, including syndicated general market radio programs. To that end, the Company recently established a new division, CBC Media, which has entered into a sales and equity partnership agreement with MediaAmerica, the nation's largest independent advertising sales organization. CBC Media currently has four projects in development and, during the third quarter of 1998, expects to announce the launch of its first syndicated program hosted by a rock music industry star. The program will air for four hours every Monday through Friday.

       In addition to utilizing the Aahs World Radio intellectual property, the Company has begun to diversify into other media, entertainment and advertising-related businesses. The Company has acquired a major ownership interest in Harmony, a company which produces television commercials, music videos and related media. Harmony operates through its three main operating subsidiaries: Harmony Pictures, Inc., Curious Pictures Corporation and The End, Inc. Harmony reported over $64.0 million in revenues for its 1997 fiscal year. Although the Company has no current plans to do so, it may determine to increase its ownership position in Harmony should an opportunity exist at a price favorable to the Company.

       The Company intends to seek to further diversify through acquisition of media, entertainment or advertising-related businesses. Further, the Company has not foreclosed the possibility of buying other radio stations in the future. Pending any such acquisitions, the proceeds from the transactions will be invested in investment-grade, short-term, interest-bearing securities and the Company will rely on the interest income generated thereby.

       The Company intends to pursue to its conclusion the ABC/Disney litigation. Company resources will continue to be expended to this end, including personnel costs and litigation costs.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSED SALE OF ASSETS

       The Company's 1994 Stock Option Plan contains a provision which accelerates vesting of issued stock options in the event of a change of control or sale of all or substantially all of the Company's assets. The Company's 1991 Incentive Stock Option Plan was amended to conform to the 1994 Stock Option Plan at the time the 1994 Stock Option Plan was adopted. All non-qualified stock options contain acceleration terms conforming to such plans. Consequently, options to purchase 604,940 shares of Common Stock of the Company held by officers will vest upon consummation of the transactions. See "Proposal to Approve Amendments to the Company's Stock Option Plans." As of May 15, 1998, all options listed represent in-the-money options. Assuming the exercise of such options, the Company would receive $1,929,759 and the optionees would experience an aggregate gain of $111,914 representing the product of the number of option shares multiplied by the difference between the market value of the Company's Common Stock on May 15, 1998 and the exercise price of each such option.

       Options held by the following executive officers will fully vest upon consummation of the transactions. The table below contains detailed information regarding such options.

                                                                                                                      Value of
                                                                         Number of Securities                       Unexercised
                                                                              Underlying           Exercise         In-the-Money
                      Name and Principal Position                        Unexercised Options         Price            Options
--------------------------------------------------------------------    ----------------------    -----------      --------------
 Christopher T. Dahl . . . . . . . . . . . . . . . . . . . . . . . .            274,370              $3.19            $50,758
        President and Chief Executive Officer

 James G. Gilbertson . . . . . . . . . . . . . . . . . . . . . . . .            107,935               3.19             19,968
        Chief Operating Officer

 Lance W. Riley  . . . . . . . . . . . . . . . . . . . . . . . . . .             87,216               3.19             16,135
        General Counsel and Secretary

 Gary W. Landis  . . . . . . . . . . . . . . . . . . . . . . . . . .             60,305               3.19             11,156
        Executive Vice President of Programming

 Barbara A. McMahon  . . . . . . . . . . . . . . . . . . . . . . . .             30,921               3.19             5,720
        Executive Vice President of Affiliate Relations

 Rick E. Smith . . . . . . . . . . . . . . . . . . . . . . . . . . .             29,193               3.19             5,401
        Executive Vice President of National Sales

 Patrick D. Grinde . . . . . . . . . . . . . . . . . . . . . . . . .             15,000               3.19             2,775
        Chief Financial Officer

       Further, in considering the recommendation of the Board with respect to the Plan, shareholders should be aware that, in connection with the CRN Agreement, Christopher T. Dahl, Chairman of the Board of Directors, President and Chief Executive Officer of the Company, has entered into a three-year Consulting and Non-Circumvention Agreement with CRN, pursuant to which Mr. Dahl will be paid the sum of $1.2 million in consideration of (i) his provision of certain consulting services to CRN subsequent to the CRN transaction and (ii) his agreement not to circumvent CRN with respect to any business opportunities of CRN of which he becomes aware through such relationship. The fees provided for in this agreement are payable whether or not CRN requests Mr. Dahl to perform any services thereunder.

       Finally, if the transactions are completed, the efforts of certain employees in connection with the transactions will be a factor considered by the Board should it consider awarding bonuses in 1998 and 1999. If approved by the Board, such bonuses could be cash or non-cash awards, or a combination thereof.

ACCOUNTING TREATMENT

       Under generally accepted accounting principles, upon consummation of the transactions, the Company will remove the net assets sold from its consolidated balance sheet, and record the gain on the sale net of transaction, severance and other related costs, including applicable state and federal income taxes, in its consolidated statement of income. See "Pro Forma Financial Information."

FEDERAL INCOME TAX CONSEQUENCES

       The following summary of the anticipated federal income tax consequences to the Company of the transactions is not intended as tax advice and is not intended to be a complete description of the federal income tax consequences of such transactions. This summary is based upon the Internal Revenue Code of 1986 (the "Code"), as presently in effect, the rules and regulations promulgated thereunder, current administrative interpretations and court decisions. No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change these authorities (possibly with retroactive effect).

       No rulings have been requested or received from the Internal Revenue Service ("IRS") as to the matters discussed and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of certain matters discussed or, if it does challenge the tax treatment, that it will not be successful.

       The discussion of federal income tax consequences set forth below is directed primarily toward individual taxpayers who are citizens of the United States. However, because of the complexities of federal, state and local income tax laws, it is recommended that the Company's shareholders consult their own tax advisors concerning the federal, state and local tax consequences of the transactions to them. Further, persons who are trusts, tax-exempt entities, corporations subject to specialized federal income tax rules (for example, insurance companies) or non-U.S. citizens or residents are particularly cautioned to consult their tax advisors in considering the tax consequences of the transactions.

       The transactions will be taxable sales by the Company upon which gain or loss will be recognized by the Company. The amount of gain or loss recognized by the Company with respect to the sale of a particular asset will be measured by the difference between the amount realized by the Company on the sale of that asset and the Company's tax basis in that asset. The amount realized by the Company on the transactions will include the amount of cash received and the fair market value of any other property received. For purposes of determining the amount realized by the Company with respect to specific assets, the total amount realized by the Company will generally be allocated among the assets according to the rules prescribed under Section 1060(a) of the Code. The Company's bases in its assets are generally equal to their cost, as adjusted for certain items, such as depreciation. However, the bases of assets of stations acquired in a stock purchase are equal to the subsidiary's historical cost adjusted for certain items, such as depreciation.

       The determination of whether gain or loss is recognized by the Company will be made with respect to each of the assets to be sold. Accordingly, the Company may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset. The Company will recognize a net gain as a result of the sale of its assets, but believes its net operating loss and tax credit carryovers will offset a substantial portion of the projected gain on the sale of the assets. The Company believes that the use of carryovers will not be limited by Code Sections 382 and 383.

       The proposed sale of substantially all of the assets of the Company by itself will not produce any separate and independent federal income tax consequences to the Company's shareholders.

OPINION OF FINANCIAL ADVISOR

       Piper Jaffray, Inc. ("Piper Jaffray") was retained by the Company by letter dated May 1, 1998 to render an opinion regarding the fairness to the Company from a financial point of view of the consideration to be paid by CRN, Salem and 1090, respectively, to the Company in the proposed acquisition of certain assets related to 13 Company-owned and operated radio stations and the transfer of stock for WBAH(AM) pursuant to three separate purchase agreements. On May 21, 1998, Piper Jaffray rendered its written opinion dated May 21, 1998 (the "Piper Jaffray Opinion") to the Company's Board of Directors, to the effect that, as of the date thereof and based on and subject to the assumptions, factors and limitations set forth in such opinion and described below, the aggregate $61.7 million proposed to be paid by CRN, Salem and 1090 to the Company for the owned and operated radio stations in the transactions is fair, from a financial point of view, to the Company.

       Piper Jaffray, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. The Company selected Piper Jaffray because of its investment banking expertise and reputation, its familiarity with the Company and its familiarity with the media industry generally.

       THE FULL TEXT OF THE PIPER JAFFRAY OPINION IS ATTACHED AS APPENDIX V TO THIS PROXY STATEMENT. THE FOLLOWING SUMMARY OF THE PIPER JAFFRAY OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE PIPER JAFFRAY OPINION. THE COMPANY'S SHAREHOLDERS ARE URGED TO READ THE PIPER JAFFRAY OPINION IN ITS ENTIRETY FOR A COMPLETE DESCRIPTION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN.

       In arriving at its opinion, Piper Jaffray reviewed, analyzed and relied upon material bearing upon the financial and operating condition and prospects of the Company and material prepared in connection with the transaction, and considered such financial and other factors as it deemed appropriate under the circumstances, including, among other things, the following: (i) an agreement by and between the Company and CRN dated April 17, 1998, providing for the sale by the Company to CRN for 10 of the Company's 13 owned and operated radio stations for $52.0 million cash and a note for $5.0 million which includes a stock purchase of CRNY(AM); (ii) an agreement by and between the Company and Salem dated April 24, 1998, providing for the sale by the Company to Salem for two of the Company's owned and operated radio stations for $2.7 million cash;
(iii) an agreement by and between the Company and 1090 dated May 1, 1998, providing for the sale by the Company to 1090 for one of the Company's owned and operated radio stations for $2 million cash; (iv) the Annual Reports, Reports on Form 10-KSB, audited financial statements and Proxy Statements for the Company for the three years ended December 31, 1997; (v) the Report on Form 10-QSB for the Company for the quarter ended March 31, 1998; (vi) annual unaudited financial results for each of the Company's radio stations prepared by management for the three years ended December 31, 1997 and for the three-month period ended March 31, 1998; and (vii) an independently conducted appraisal by Force Communications & Consultants ("Force"), a radio station broker, of the assets dated October 8, 1996 (the "1996 Appraisal").

       It is customary in the radio broadcasting industry to use brokers to provide appraisals for radio station assets. The Company selected Force based upon its experience and expertise in appraising major and middle-market AM radio stations. In appraising the Company's radio station assets, Force based their valuations on comparable sales of AM radio stations in the same markets, rather than on the financial projections of the stations appraised. Because the 1996 Appraisal was conducted in October 1996, updates were necessary to reflect recent radio station transaction activity in these markets. Force estimated that the aggregate value of the 12 stations they appraised increased by 10% between October 1996 and

October 1997. The 1996 Appraisal excludes radio station WAUR(AM) (Chicago) for which the actual purchase price was used.

       Piper Jaffray visited the headquarters of the Company and conducted discussions with members of senior management of the Company, including the Chief Executive Officer, Chief Operating Officer, Executive Vice President of Programming and General Counsel. Topics discussed included, but were not limited to, the background and rationale of the proposed transactions, the financial condition, operating performance and the balance sheet characteristics of the Company and the assets and stock and the future prospects for the Company. Piper Jaffray conducted a conference call with Force to discuss the appraisal methodology used in the 1996 Appraisal. Piper Jaffray also reviewed the historical prices and trading activity for the Company's Common Stock, reviewed the publicly available financial terms of certain comparable merger and acquisition transactions Piper Jaffray deemed relevant, compared certain financial and securities data of the Company to financial and securities data of companies Piper Jaffray deemed similar to the business represented by the acquired assets, and reviewed such other financial data, performed such other analyses and considered such other information as Piper Jaffray deemed necessary and appropriate.

       The Piper Jaffray Opinion, which was delivered for use and considered by the Company's Board, is directed only to the fairness to the Company, from a financial point of view, of the consideration to be received by the Company for the assets and stock in the transactions, does not in any manner address the Company's underlying business decision to proceed with or effect the transactions or the structure thereof and does not constitute a recommendation to any Company shareholder as to how such shareholder should vote with respect to the transaction. The total consideration was determined pursuant to negotiations between the Company and CRN, Salem and 1090, respectively, and not pursuant to a recommendation of Piper Jaffray. Piper Jaffray does not admit that it is an expert within the meaning of the term "expert" as used in the Securities Act and the rules and regulations promulgated thereunder, or that its opinions constitute a report or valuation within the meaning of Section 11 of the Securities Act and the rules and regulations promulgated thereunder.

       For purposes of the Piper Jaffray Opinion, Piper Jaffray relied upon and assumed the accuracy, completeness and fairness of the financial and other information made available to it and did not assume responsibility independently to verify such information. Piper Jaffray relied upon the assurances of the Company's management that the information provided by the Company had a reasonable basis and, with respect to financial planning and other business outlook information (including the inability to prepare meaningful forward looking projections, as discussed below), reflected the best available information and judgment of the Company's management as to the expected future financial performance of the Company, and that they were not aware of any information or fact that would make the information provided to Piper Jaffray incomplete or misleading. Furthermore, Piper Jaffray, for purposes of the Piper Jaffray Opinion, assumed that the Company was not a party to any pending transaction, including external financing, recapitalizations, acquisitions or merger discussions, other than the transactions or in the ordinary course of business.

       In arriving at the Piper Jaffray Opinion, Piper Jaffray did not perform a discounted cash flow analysis of the Company or the business represented by the assets or stock since the Company did not have available and did not prepare any forward-looking projections. The Company's senior management advised Piper Jaffray that they had determined that they could not make reliable projections because the industry's competitive environment and its economics, as well as the Company's current financial situation, had so radically changed that senior management questioned the ability to accurately project the Company's business going forward. Consequently, senior management advised Piper Jaffray that they believed that any projections reflective of historical operations would not be meaningful.

       Piper Jaffray did not perform any appraisals or valuations of specific assets or liabilities of the Company and expressed no opinion regarding the liquidation value of the Company. The Piper Jaffray Opinion relates only to the acquisition of the assets and stock by CRN, Salem and 1090, respectively, in the transactions and is not an assessment of the fairness of the transactions relative to other potential transactions. Piper Jaffray was not authorized by the Company to solicit, and did not solicit, other purchasers for the assets or stock or alternative transactions to the transaction. No limitations were imposed by the Company on the scope of Piper Jaffray's investigation or the procedures to be followed in rendering its opinion, except with respect to Piper Jaffray's inability to perform a discounted cash flow analysis as discussed above. The Piper Jaffray Opinion was based upon the information available to Piper Jaffray and the facts and circumstances as they existed and were subject to evaluation on the date of the Piper Jaffray Opinion. Events occurring after such date could materially affect the assumptions used in preparing the Piper Jaffray Opinion.

       Based on this information, Piper Jaffray performed a variety of financial and comparative analyses, including those summarized below.

       ASSET APPRAISAL ANALYSIS. Piper Jaffray conducted an asset appraisal analysis by comparing the purchase price of the assets and stock in the transactions with the results of the 1996 Appraisal of 12 of the 13 owned and operated radio stations included in the assets and stock. Piper Jaffray determined that for the 12 radio stations included in the 1996 Appraisal, the Company's aggregate purchase price was $25,035,000; the low appraisal value was $57,550,000; and the high appraisal value was $61,400,000. The Company's WAUR(AM) radio station included in the assets were not included in the 1996 Appraisal. WAUR(AM) was purchased by the Company in January 1997 for $3,900,000. Piper Jaffray used the actual purchase price of this radio station for the benefit of the asset appraisal analysis, which resulted in an aggregate low appraisal value of $61,450,000 and a high appraisal value of $65,300,000 for all 13 radio stations included in the acquired assets.

       Piper Jaffray also orally discussed the appraisal methodology with the appraiser and was informed that the aggregate value of the 12 radio stations may have increased approximately 10% during the last year. A 10% appreciation in value for the 12 radio stations resulted in an aggregate low appraisal value of $67,595,000 and a high appraisal value of $71,830,000 for all 13 radio stations included in the acquired assets. Piper Jaffray reduced the appraisal value range by $4.0 million for improvements which are required for KPLS(AM) (Los Angeles). The adjusted valuation range is $63.6 million to $67.8 million.

       COMPARABLE TRANSACTION ANALYSIS. Piper Jaffray conducted a comparable transaction analysis through a review of selected radio industry transactions deemed comparable to the transaction. The analysis was based upon information obtained from Securities and Exchange Commission ("Commission") filings, public company disclosures, press releases, industry and popular press reports, databases and other sources. Piper Jaffray identified all acquisitions of radio corporations or assets that were pending or completed from January 1, 1996 through May 20, 1998, where the primary business was the ownership and operation of radio stations. This search yielded seven transactions that Piper Jaffray deemed comparable, including (in acquired/acquiror format) American Radio Systems Corporation/Westinghouse Electric Corporation; SFX Broadcasting Inc./Hicks, Muse, Tate & Furst; Chancellor Broadcasting Co./Evergreen Media Corp.; Heftel Broadcasting Corporation/Clear Channel Communications, Inc.; Infinity Broadcasting Corporation/Westinghouse Electric Corporation; Osborn Communications Corporation/Capstar Broadcasting Partners, Inc.; and EZ Communications, Inc./American Radio Systems Corporation.

       Piper Jaffray then determined certain mean and median operating ratios based upon information for the comparable transactions. Among other things, Piper Jaffray determined that for the comparable transactions the mean company value (market capitalization plus debt less cash) to latest twelve month ("LTM") revenues ratio was 8.0x, the median such ratio was 8.0x and the acquired assets' ratio (based on the consideration for the acquired assets rather than on the Company's value as a whole) was 15.8x; and the mean company value to LTM broadcast cash flow (earnings before interest, taxes, depreciation and amortization plus corporate overhead) ratio was 23.9x, the median such ratio was 24.1x and the acquired assets' ratio (based on the consideration for the acquired assets rather than on the Company's value as a whole) was not meaningful.

       COMPARABLE COMPANY ANALYSIS. Piper Jaffray conducted a comparable company analysis by comparing certain financial information relating to the acquired assets to corresponding data and rates for a group of six comparable publicly traded companies. The group of comparable companies consisted of: Cox Radio, Inc., Emmis Broadcasting Corporation, Jacor Communications, Inc., Saga Communications, Inc., SFX Broadcasting, Inc. and Triathlon Broadcasting Company. These comparable companies were selected based on a search using the following criteria: companies with an SIC code of 4832 (Radio Broadcasting Stations) and companies whose primary business is the ownership and operation of radio stations in the United States. Among other things, Piper

       Jaffray determined that for the comparable companies the mean ratio of company value to LTM revenue for the comparable companies was 5.0x, the median such ratio was 5.8x and the acquired assets' ratio (based on the consideration for the acquired assets rather than on the Company's value as a whole) was 15.8x; and the mean company value to LTM broadcast cash flow ratio for the comparable companies was 15.1x, the median such ratio was 16.6x, and the acquired assets' ratio (based on the consideration for the acquired assets rather than on the Company's value as a whole) was not meaningful.

       The foregoing is a summary of the financial analyses used by Piper Jaffray in connection with rendering its opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analyses or summary description. Piper Jaffray believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, would create a misleading view of the processes underlying the Piper Jaffray Opinion. These analyses of Piper Jaffray are not necessarily indicative of actual values, which may be significantly more or less favorable than the values used herein. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be purchased or sold. No company or transaction used in any comparable analysis as a comparison is identical to the Company or to the transaction. Accordingly, an analysis of the results is not mathematical and involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and comparable transactions. In reaching its conclusion as to the fairness of the consideration proposed to be paid for the acquired assets and in its presentation to the Company's Board of Directors, Piper Jaffray did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusions as to how the results of any given analysis, taken alone, supported its fairness opinion.

       The Company has agreed to pay Piper Jaffray $17,500 in fees in connection with its engagement and for rendering its fairness opinion. These fees are not contingent upon consummation of the transactions. The Company has agreed to indemnify Piper Jaffray against certain liabilities incurred (including liabilities under the federal securities laws) and reimburse reasonable out-of-pocket expenses, including the fees and disbursements of its counsel, in connection with the engagement of Piper Jaffray by the Company.

RIGHTS OF DISSENTING SHAREHOLDERS

       Section 302A.471 of the Minnesota Business Corporation Act ("MBCA") entitles any holder of the Common Stock of the Company who objects to the Plan to dissent from the approval of the Plan and obtain payment for the "fair value" (as defined in Section 302A.473, Subd. 1 of the MBCA) of his or her shares of the Common Stock of the Company ("Dissenters' Rights"). Any shareholder contemplating the exercise of these Dissenters' Rights should review carefully the provisions of Sections 302A.471 and 302A.473 of the MBCA (copies of which are attached as Appendix VI to this Proxy Statement), particularly the procedural steps required to perfect such rights. SUCH RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF SECTION 302A.473 ARE NOT FULLY AND PRECISELY SATISFIED.

       The Company intends to proceed with the transactions even if shareholders exercise Dissenters' Rights.

       SHAREHOLDERS WHO PREVIOUSLY SENT NOTICE TO THE COMPANY OF THEIR INTENT TO DISSENT IN CONNECTION WITH THE ABORTED SALE OF ASSETS TO GLOBAL SHOULD FOLLOW THE PROCEDURAL REQUIREMENTS OF SECTION 302A.473 IF THEY WISH TO DISSENT FROM THE APPROVAL OF THE PLAN AND SHOULD NOT RELY UPON ANY NOTICE PREVIOUSLY SUBMITTED TO THE COMPANY.

       Set forth below (to be read in conjunction with the full text of Section 302A.473 appearing in Appendix VI to this Proxy Statement) is a brief description of the procedures relating to the exercise of Dissenters' Rights. The following description does not purport to be a complete statement of the provisions of Section 302A.473 and is qualified in its entirety by reference thereto.

       Under Section 302A.473, Subd. 3, a shareholder who wishes to exercise Dissenters' Rights (a "dissenter") must file with the Company (at the Company's address set forth in this Proxy Statement, Attention: Lance W. Riley, Esq., Secretary and General Counsel, before the vote on the Plan at the Annual Meeting, a written notice of intent to demand the fair value of the Common Stock of the Company owned by the shareholder. IN ADDITION, THE SHAREHOLDER MUST NOT VOTE HIS OR HER SHARES FOR THE APPROVAL AND ADOPTION OF THE PLAN. A VOTE AGAINST THE PLAN WILL NOT IN ITSELF CONSTITUTE SUCH A WRITTEN NOTICE AND A FAILURE TO VOTE WILL NOT AFFECT THE VALIDITY OF A TIMELY WRITTEN NOTICE. HOWEVER, THE SUBMISSION

OF A PROPERLY-EXECUTED BLANK PROXY, UNLESS WITHDRAWN, WILL CONSTITUTE A VOTE FOR THE APPROVAL AND ADOPTION OF THE PLAN AND A WAIVER OF DISSENTERS' RIGHTS.

       If the Plan is approved by the holders of the Common Stock of the Company, the Company will send a notice containing the information required by
Section 302A.473, Subd. 4, to all dissenters who filed in a timely manner the necessary notice of intent to demand the fair value of their shares and who did not vote their shares in favor of the Plan. The notice will include the address to which a dissenter must send a demand for payment and deposit certificates representing shares in order to obtain payment for such shares and the date by which they must be received. In order to receive the fair value of the shares under Section 302A.473, a dissenter must demand payment and deposit certificates representing shares within 30 days after such notice from the Company is given. Under Minnesota law, notice by mail is given by the Company when deposited in the United States mail. A SHAREHOLDER WHO FAILS TO MAKE DEMAND FOR PAYMENT AND TO DEPOSIT CERTIFICATES AS REQUIRED BY SECTION 302A.473, SUBD. 4, WILL LOSE THE RIGHT TO RECEIVE THE FAIR VALUE OF HIS OR HER SHARES UNDER SUCH SECTION NOTWITHSTANDING THE TIMELY FILING OF NOTICE OF INTENT TO DEMAND PAYMENT UNDER
SECTION 302A.473, SUBD. 3.

       After the date of final effectiveness, or after the Company receives a valid demand for payment, whichever is later, the Company will remit to each dissenter who has complied with Section 302A.473, Subds. 3 and 4, the amount the Company estimates to be the fair value of the shares, with interest from five days after the date of final effectiveness until the date of payment, calculated at the rate of interest for verdicts and judgments in Minnesota. Such remittance will be accompanied by certain financial statements, an estimate of fair value, a description of the method used by the Company to reach such estimate, a copy of Sections 302A.471 and 302A.473, and a brief description of the procedure to be followed in demanding supplemental payment. The Company may withhold the remittance described above from a person who was not a shareholder on the date the CRN transaction was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date.
If such a dissenter has complied with Section 302A.473, Subds. 3 and 4, the Company will forward to the dissenter the same materials sent to dissenters receiving a remittance, plus a statement of the reason for withholding the remittance, and an offer to pay the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction.

       If a dissenter believes that the amount remitted or offered by the Company is less than the fair value of the shares, with interest, the dissenter may give written notice to the Company of the dissenter's estimate of fair value, with interest, within 30 days after the Company mails such remittance or offer, and demand payment of the difference. UNLESS A DISSENTER MAKES SUCH A DEMAND WITHIN SUCH 30-DAY PERIOD, THE DISSENTER WILL BE ENTITLED ONLY TO THE AMOUNT REMITTED OR OFFERED BY THE COMPANY.

       Within 60 days after the Company receives such a demand from a dissenter, it will be required to either pay the dissenter the amount demanded or agreed to after discussion between the dissenter and the Company or file in court a petition requesting that the court determine the fair value of the shares, with interest. All dissenters who have demanded payment for their shares, but have not reached agreement with the Company, will be made parties to the proceeding. The court will then determine whether the dissenters in question have fully complied with the provisions of Section 302A.473, and will determine the fair value of the shares, taking into account any and all factors the court finds relevant (including, without limitation, the recommendation of any appraisers which may have been appointed by the court), computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the Company or a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, but the dissenters will not be liable to the Company for the amount, if any, by which the payment remitted to the dissenters exceeds the fair value of the shares determined by the court, with interest. The costs and expenses of the court proceeding will be assessed against the Company, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment is found to be arbitrary, vexatious or not in good faith.

       Under Section 302A.471, Subd. 2, a shareholder of the Company may not assert Dissenters' Rights with respect to less than all of the shares of the Common Stock of the Company registered in the shareholder's name, unless the shareholder dissents with respect to all of the shares beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. A beneficial owner of shares of the Common Stock of the Company who is not the registered shareholder may assert Dissenters' Rights with respect to such shares by following the procedures described in Sections 302A.471 and 302A.473, IF THE BENEFICIAL OWNER SUBMITS TO THE COMPANY AT THE TIME OF OR BEFORE THE ASSERTION OF DISSENTERS' RIGHTS A WRITTEN CONSENT OF THE SHAREHOLDER IN WHOSE NAME THE SHARES ARE REGISTERED.


                                   PROPOSAL NO.  3
                      PROPOSAL TO APPROVE AN AMENDMENT TO THE
                          COMPANY'S 1994 STOCK OPTION PLAN

GENERAL

       The Board of Directors previously adopted the Company's 1994 Stock Option Plan (the "1994 Plan") and reserved 1,000,000 shares of Common Stock for issuance thereunder. A general description of the 1994 Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the 1994 Plan, a copy of which is appended to this Proxy Statement as Appendix VIII.

DESCRIPTION OF THE 1994 PLAN

       PURPOSE. The purpose of the 1994 Plan is to promote the interests of the Company by providing employees of the Company and certain independent contractors with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to contribute to the Company's continued success and growth. In addition, the granting of stock options will assist the Company in attracting and retaining key personnel of outstanding ability.

       TERM. The term of the 1994 Plan is indefinite; however, the Board may terminate the 1994 Plan at any time, provided that such termination will not affect options then outstanding and provided further that no incentive stock options may be granted under the 1994 Plan on or after March 18, 2004.

       ADMINISTRATION. The 1994 Plan is administered by the Committee. The 1994 Plan gives broad powers to the Committee to administer and interpret the 1994 Plan, including the authority to select the individuals to be granted stock options and to prescribe the particular form and conditions of each option (which may vary from optionee to optionee).


       ELIGIBILITY. All employees of the Company or any subsidiary are eligible to receive incentive stock options pursuant to the 1994 Plan. All employees of, including any officer or director who is also an employee, consultants to and independent contractors of the Company or any subsidiary are eligible to receive nonqualified stock options. As of May 15, 1998, the Company had approximately 81 employees, including officers and directors who are also employees.

       OPTIONS. When a stock option is granted under the 1994 Plan, the Committee, in its discretion, specifies the option price, the type of option (either "incentive" or "nonqualified") to be granted, and the number of shares of Common Stock which may be purchased upon exercise of the option. The exercise price of a stock option may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. On May 15, 1998, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $3.38. The term during which an option may be exercised and whether an option will be exercisable immediately, in stages or otherwise are set by the Committee, but the term of any option may not exceed ten years from the date of grant. Optionees may pay for shares upon exercise of options with cash, certified check or Common Stock of the Company valued at the stock's then fair market value. Each option granted under the 1994 Plan is nontransferable during the lifetime of the optionee.

       The Committee determines the form of stock option agreements which will be used for stock options granted under the 1994 Plan. Such agreements govern the right of an optionee to exercise an option upon termination of employment or affiliation with the Company during the life of an optionee and following an optionee's death. The Board or the Committee may impose additional or alternative conditions and restrictions on the incentive or nonqualified stock options granted under the 1994 Plan; however, each incentive option must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an incentive stock option as defined under the Code.

       AMENDMENT. The Board of Directors may from time to time suspend or discontinue the 1994 Plan or amend it in any respect; provided, however, that no such revision or amendment shall be made without the approval of the shareholders if it would: (a) materially modify the eligibility requirements for participants; (b) increase the maximum aggregate number of shares of stock which may be issued pursuant to options; (c) reduce the minimum option price per share, except in accordance with the 1994 Plan's antidilution provisions; (d) extend the period of granting options; or (e) materially increase in any other way the benefits accruing to optionees.

       ANTIDILUTION PROVISIONS. The Board of Directors shall equitably adjust the maximum number of shares of Common Stock reserved for issuance under the 1994 Plan, the number of shares covered by each outstanding option and the option price per share in the event of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration.

PROPOSED PLAN AMENDMENT

       The Board has approved, subject to shareholder approval, an amendment to the 1994 Plan which would permit the committee administering the 1994
Plan to suspend or discontinue it at any time and to revise or amend it in any respect, provided, however, that no revision or amendment may be made without shareholder approval that: (i) absent such shareholder approval, would cause Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") to become unavailable with respect to the 1994 Plan or (ii) requires shareholder approval under any rules or regulations of the National Association of Securities Dealers, Inc. or any exchange that are applicable to the Company. A copy of the amended and restated plan is attached to this Proxy Statement as Appendix VIII, with the amended language underlined for
ease of reference.   The Board has also approved, subject to shareholder
approval of the above-described amendment, an amendment to the 1994 Plan which would prevent stock options issued thereunder from terminating upon the sale of substantially all of the Company's assets in the event that the Company were to continue to operate following such sale of assets. The Board believes that the amendment subject to shareholder approval will advance the interests of the Company and its shareholders by more closely aligning the language of the plans to the revised text of Section 16 of the Exchange Act. The additional amendment contemplated by the Board is designed to adjust previously granted stock options to reflect the Company's plans to have on-going operations following the sale of substantially all of its assets.
On May 15, 1998, there were outstanding options under the 1994 Plan to purchase 844,445 shares.

TAX INFORMATION

       Under present law, no tax results upon the grant of nonqualified options pursuant to the 1994 Plan. However, in the year that a nonqualified stock option is exercised, the optionee must recognize compensation, taxable as ordinary income, equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company normally will receive a deduction equal to the amount of compensation the optionee is required to recognize as ordinary income if the Company complies with any applicable federal income tax withholding requirements.

       Incentive stock options granted under the 1994 Plan are intended to qualify for favorable tax treatment under Section 422 of the Code. Under
Section 422, an optionee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option's grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

       The foregoing is only a summary of the general effect of United States federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1994 Plan and the subsequent sale of shares. This summary does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

NEW PLAN BENEFITS

       There are no option grants currently contemplated under the 1994 Plan, although the amount of awards granted to date are not necessarily indicative of the amounts that will be awarded in the future.

VOTE REQUIRED

       The affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. THE BOARD OF DIRECTORS CONSIDERS THE AMENDMENT TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT.

                                    PROPOSAL NO. 4
                        PROPOSAL TO RATIFY THE APPOINTMENT OF
                            INDEPENDENT PUBLIC ACCOUNTANTS

       The Board of Directors has appointed BDO Seidman, LLP as independent public accountants for the Company for the fiscal year ending December 31, 1998. A proposal to ratify such appointment will be presented to the shareholders at the Annual Meeting. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

       On June 27, 1996, the Board of Directors engaged BDO Seidman, LLP as the Company's new independent accountant for the fiscal year ending December 31, 1996. During the years ended December 31, 1994 and 1995, and through June 27, 1996, the Company did not consult with BDO Seidman, LLP on items which (1) involved the application of accounting principles to a specified transaction, either completed or proposed, or involved the type of audit opinion that might be rendered on the Company's financial statements, or (2) concerned the subject matter of a disagreement or reportable event with the former auditor (as defined in Regulation S-K Item 304(a)(2)).

       On June 27, 1996, the Company dismissed Ernst & Young LLP as its independent accountant. Except for an explanatory paragraph with respect to substantial doubt about the Company's ability to continue as a going concern and management's plans described in Note 2 to the Company's consolidated financial statements as of and for the years ended December 31, 1994 and 1995, the reports of Ernst & Young LLP on the financial statements for the years ended
December 31, 1994 and 1995, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company's Audit Committee and Board of Directors participated in and approved the decision to change independent accountants. In connection with its audits for the years ended December 31, 1994 and 1995, and through June 27, 1996, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their report on the financial statements for such years. During the years ended December 31, 1994 and 1995, and through June 27, 1996, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). Representatives of Ernst & Young LLP are not expected to be present at the Annual Meeting.

       THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                     SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

       The following table contains certain information as of May 15, 1998, regarding the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director, nominee for director and executive officer of the Company and (iii) the executive officers of the Company and directors as a group, and as to the percentage of the outstanding shares held by them on such date. Any shares which are subject to an option or a warrant exercisable within 60 days are reflected in the following table and are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by the option or warrant holder but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares. The business address of Messrs. Dahl, Gilbertson, Riley, Landis, Smith, Grinde and Ms. McMahon is 724 First Street North, Minneapolis, Minnesota 55401.



                                                          Shares            Percent
                                                       Beneficially           of
                                                         Owned (1)           Class
                                                    ------------------     ---------
       Perkins Capital Management, Inc.. . . .        1,609,771(2)           24.1%
            730 East Lake Street
            Wayzata, Minnesota 55391
       Heartland Advisors, Inc.. . . . . . . .        1,395,100(3)           20.9%
            790 North Milwaukee Street
            Milwaukee, Wisconsin 53202
       Christopher T. Dahl . . . . . . . . . .          556,416(4)            8.2%
       Richard W. Perkins. . . . . . . . . . .          480,359(5)            7.0%
            730 East Lake Street
            Wayzata, Minnesota 55391
       Foothill Capital Corporation. . . . . .          450,000(6)            6.3%
            11111 Santa Monica Boulevard
            Los Angeles, California 90025
       James G. Gilbertson . . . . . . . . . .           59,929(7)              *
       Gary W. Landis. . . . . . . . . . . . .           27,244(8)              *
       Lance W. Riley. . . . . . . . . . . . .           28,799(8)              *
       Barbara A. McMahon. . . . . . . . . . .           24,404(8)              *
       Rick E. Smith . . . . . . . . . . . . .           24,670(8)              *
       Michael R. Wigley . . . . . . . . . . .            6,250(8)              *
       William E. Cameron. . . . . . . . . . .                0                 0
       Patrick D. Grinde . . . . . . . . . . .                0                 0
       All Directors and Executive Officers
            as a Group (10 persons). . . . . .        1,208,071(9)           16.9%

---------------
*      Less than 1%.
(1) Securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Commission and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire Common Stock within 60 days.
(2) Based upon statements filed with the Commission, PCM is a registered investment adviser of which Richard W. Perkins, a director of the Company, is President. As set forth in Schedule 13G filed with the Commission on February 11, 1998, PCM has the sole right to sell such shares and has sole voting power over 70,286 of such shares. Mr. Perkins and PCM disclaim any beneficial interest in such shares. Excludes shares beneficially owned by Mr. Perkins.
(3) Based upon statements filed with the Commission, such shares are held in investment advisory accounts. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares. Includes 590,000 shares held by Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company. Includes 1,197,100 shares over which Heartland Advisors, Inc. claims sole voting power, and 1,395,100 shares over which sole dispositive power is claimed.

(4) Includes 95,930 shares purchasable upon the exercise of options and warrants.
(5) Includes (i) 239,690 shares owned directly by Mr. Perkins, (ii) 6,769 shares beneficially owned by Mr. Perkins through Perkins Capital Management, Inc. Profit Sharing Plan and Trust and Perkins Foundation,
       (iii) 228,275 shares purchasable upon the exercise of options and warrants by Mr. Perkins and (iv) 5,625 shares purchasable upon the exercise of warrants by Perkins Capital Management, Inc. Profit Sharing Plan and Trust and Perkins Foundation. Mr. Perkins has the sole right to sell such shares and has sole voting power over 239,690 of such shares. Mr. Perkins' beneficial ownership excludes shares held for the accounts of clients of PCM.
(6)    Represents shares purchasable upon the exercise of warrants.
(7)    Includes 44,679 shares purchasable upon the exercise of options.
(8)    Represents shares purchasable upon the exercise of options or warrants.
(9) Includes 485,876 shares purchasable upon exercise of options and warrants.

                         SELECTED CONSOLIDATED FINANCIAL DATA

       The following table sets forth certain selected historical consolidated financial information for the Company. The income statement and balance sheet data for the Company included in the selected consolidated financial data for each of the five years in the period ended December 31, 1997 are derived from the audited consolidated financial statements of the Company for such five-year period. The selected financial data for the three-month periods ended March
31, 1997 and 1998 are derived from the unaudited consolidated financial statements of the Company for such periods. All financial data derived from unaudited financial statements reflect, in the opinion of the Company's management, all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of such data. Results for the three-month period ended March 31, 1998 are not necessarily indicative of the results that may be expected for any other interim period or for the year as a whole. The data set forth in the table should be read in conjunction with the consolidated financial statements of the Company, and the related notes thereto, incorporated herein by reference. See "Incorporation of Certain Documents by Reference."


                                                                                                          Three Months Ended
                                                Years Ended December 31                                        March 31
                            -----------------------------------------------------------------            --------------------
                            1993             1994          1995            1996          1997            1997            1998
                            ----             ----          ----            ----          ----            ----            ----
                                    (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)                 (IN THOUSANDS, EXCEPT SHARE AND
                                                                                                            PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
Net Revenue:
 Owned, operated and
   LMA stations(1)         $2,263            $3,799        $4,047          $4,061        $4,142            $944            $745
 Network                      253               589         1,059           1,594         1,712             207              91
                           ------            ------        ------          ------        ------           -----           -----

 Total net revenue          2,516             4,388         5,106           5,655         5,854           1,151             836

Operating Expenses:
 Owned, operated and
   LMA stations(1)          3,175             5,070         4,955           5,036         5,726           1,339             891
 Network                    1,413             1,541         2,490           3,525         3,385             932             394
 Corporate                  1,007             1,692         1,521           2,774         6,012             887           1,208
 Depreciation and
   amortization               192               516           937           1,501         2,137             459             547
 Write off of
   deferred warrant
   expense                     --                --           103           2,288            --              --              --
                           ------            ------        ------          ------        ------           -----           -----
 Total operating
   expenses                 5,787             8,819        10,006          15,124        17,260           3,617           3,040
                           ------            ------        ------          ------        ------           -----           -----

Loss from operations       (3,271)           (4,431)       (4,900)         (9,469)      (11,406)         (2,466)         (2,204)
Interest expense, net
  of interest income          (24)               88         1,208             399         2,612             314           1,002
Equity income/(loss)
  in Harmony                   --                --            --              --          (541)             --            (473)
                           ------            ------        ------          ------        ------           -----           -----
Net loss                  $(3,247)          $(4,519)      $(6,108)        $(9,868)     $(14,559)        $(2,780)        $(3,679)
                           ------            ------        ------          ------        ------           -----           -----
                           ------            ------        ------          ------        ------           -----           -----
Net loss per share         $(1.39)           $(1.69)       $(2.22)         $(1.99)       $(2.33)          $(.47)          $(.55)
                           ------            ------        ------          ------        ------           -----           -----
                           ------            ------        ------          ------        ------           -----           -----
Weighted average
  number of shares      2,330,500         2,703,500     2,815,500       5,149,000     6,246,000       5,905,000       6,656,000

BALANCE SHEET DATA:

Working capital (deficit)  $1,366           $(3,472)      $(4,421)        $(5,489)     $(25,706)        $(9,492)       $(28,430)
Total assets               $8,603           $10,485       $13,327         $28,607       $35,414         $30,563         $34,122
Total debt and capital
  leases (including
  current portion)           $225            $3,835        $5,809          $9,669       $27,068         $13,724         $28,610
Shareholders' equity
  (deficit)                $7,540            $3,070        $3,487         $16,587        $5,129         $14,483          $1,806

-----------------
(1) Includes stations owned and operated by the Company as well as stations owned by third parties but operated under a LMA.

                           PRO FORMA FINANCIAL INFORMATION

GENERAL

       This unaudited pro forma financial information sets forth the impact of the transactions and the Company's termination of its network affiliation agreements and cessation of distribution of its 24-hour Aahs World Radio format on January 31, 1998. The transactions are not expected to close until September 1998 and are subject to shareholder approval and customary closing conditions including, but not limited to, approval by the FCC. The unaudited pro forma statements of operations and balance sheets do not purport to present the Company's consolidated results of operations and financial position as they might have been, or as they may be in the future, had the transactions and affiliation agreement termination occurred on the assumed dates.

       The Company's remaining assets, including AAHS trademarks and network production equipment, will be utilized to develop and create other business opportunities related to short form network syndicated programming. The Company has not developed a revenue stream associated with these business opportunities. While the Company has no current intention to do so, it may determine to increase its ownership position in Harmony. The Company initially expects to utilize its core management expertise to improve and enhance the performance of Harmony. Upon completion of the transactions, the Company will invest the cash proceeds into investment grade, short-term interest bearing securities which are expected to provide an interest income stream of approximately $1.0 million per year. In addition to the potential investment in the business opportunities described above, the Company may further seek to diversify through acquisitions of media, entertainment or advertising-related businesses.

       The pro forma adjustments are based upon information currently available and on certain assumptions, described within the footnotes to the pro forma financial statements, that management of the Company believes are necessary and reasonable for a fair presentation of the pro forma financial information. The pro forma financial information and accompanying notes should be read in conjunction with the historical consolidated financial statements of the Company for the fiscal year ended December 31, 1997 and for the quarterly period ended March 31, 1998.

       The objective of the unaudited pro forma financial information is to show what the significant effects on the historical financial statements might have been had the sale of the stations occurred, for balance sheet purposes, on March 31, 1998, and, for statement of operations purposes, on January 1, 1997. However, the pro forma balance sheets are not necessarily indicative of the effects of the Company's financial position that would have been attained had the transaction occurred earlier.

STATEMENTS OF OPERATIONS



                                                                                                               Pro Forma After Sale
                                                                                 Pro Forma Adjustments for        of Assets and
                                                              Children's             Sale of Assets and           Termination of
                                                             Broadcasting        Termination of Affiliation        Affiliation
                                                             Corporation                 Agreements                 Agreements
                                                             ------------        --------------------------      ----------------
Three months ended
March 31, 1998
   Revenues                                                      $835,995             $(835,995)(1)                $          -
   Operating expenses                                           3,039,598            (1,807,747)(1)                   1,231,851
                                                             ------------            ----------                    ------------
   Income (loss) from operations                               (2,203,603)              971,752                      (1,231,851)
   Interest (expense), net of interest income                  (1,002,405)            1,014,416(2)                       12,011
   Equity income (loss) of Harmony                               (472,841)                    -                        (472,841)
                                                             ------------            ----------                    ------------
   Net income (loss)                                          $(3,678,849)           $1,986,168                     $(1,692,681)
                                                             ------------            ----------                    ------------
                                                             ------------            ----------                    ------------
   Net loss per share                                              $(0.55)                                               $(0.25)
                                                             ------------                                          ------------
                                                             ------------                                          ------------
   Weighted average number of
      shares outstanding                                        6,656,000                                             6,656,000
                                                             ------------                                          ------------
                                                             ------------                                          ------------

---------------
(1) To eliminate the revenue and operating expenses related to the network and owned and operated station operations as well as depreciation and amortization directly attributable to the owned and operated stations.
(2) To eliminate the interest expense related to the debt expected to be paid utilizing proceeds from the sales of the stations.



                                                                                                               Pro Forma After Sale
                                                                                 Pro Forma Adjustments for        of Assets and
                                                              Children's             Sale of Assets and           Termination of
                                                             Broadcasting        Termination of Affiliation        Affiliation
                                                             Corporation                 Agreements                 Agreements
                                                             -----------         --------------------------    --------------------
Year ended
December 31, 1997
   Revenues                                                   $  5,854,441              $ (5,854,441)(1)             $         -
   Operating expenses                                           17,260,112               (11,134,524)(1)               6,125,588
                                                              ------------              ------------                 -----------
   Income (loss) from operations                               (11,405,671)                5,280,083                  (6,125,588)
   Interest (expense), net of interest income                   (2,611,688)                2,702,287 (2)                  90,599
   Equity income (loss) of Harmony                                (540,994)                        -                    (540,994)
                                                              ------------              ------------                 -----------
   Net income (loss)                                          $(14,558,353)             $  7,982,370                 $(6,575,983)
                                                              ------------              ------------                 -----------
                                                              ------------              ------------                 -----------
   Net loss per share                                         $      (2.33)                                          $     (1.05)
                                                              ------------                                           -----------
                                                              ------------                                           -----------
   Weighted average number of
      shares outstanding                                         6,246,000                                             6,246,000
                                                              ------------                                           -----------
                                                              ------------                                           -----------

---------------
(1) To eliminate the revenue and operating expenses related to the network and owned and operated station operations as well as depreciation and amortization directly attributable to the owned and operated stations.
(2) To eliminate the interest expense related to the debt expected to be paid utilizing proceeds from the sales of the stations.

BALANCE SHEETS


                                                                                                               Pro Forma After Sale
                                                                                 Pro Forma Adjustments for        of Assets and
                                                              Children's             Sale of Assets and           Termination of
                                                             Broadcasting        Termination of Affiliation        Affiliation
                                                             Corporation                 Agreements                 Agreements
                                                             -----------         --------------------------    --------------------
March 31, 1998
   Current Assets                                              $ 1,361,661             $  21,884,209 (1)             $23,245,870
   Property and equipment                                        4,541,922                (4,275,930)(2)                 265,992
   Broadcast licenses                                           19,365,869               (19,365,869)(2)                       -
   Investment in Harmony                                         5,808,887                         -                   5,808,887
   Note Receivable                                                       -                 5,000,000 (1)               5,000,000
   Other assets                                                  3,043,786                (3,023,086)(2)                  20,700
                                                               -----------             -------------                 -----------
       Total assets                                            $34,122,125             $     219,324                 $34,341,449
                                                               -----------             -------------                 -----------
                                                               -----------             -------------                 -----------

   Current liabilities                                         $29,791,277             $ (29,791,277)(3)             $         -
   Long-term debt                                                2,524,514                (2,524,514)(3)                       -
   Shareholders' equity (deficit)                                1,806,334                32,535,115                  34,341,449
                                                               -----------             -------------                 -----------

       Total liabilities and shareholders'
        equity                                                 $34,122,125                  $219,324                 $34,341,449
                                                               -----------             -------------                 -----------
                                                               -----------             -------------                 -----------

---------------

(1) To reflect the gross proceeds from the transactions of $61.7 million (consisting of cash payments totaling $56.7 million and a note receivable from the buyer of $5.0 million) net of estimated taxes of approximately $1.6 million, estimated debt payments aggregating $32.3 million, and approximately $0.9 million of transaction costs.
(2) To eliminate the assets of the owned and operated stations and capitalized debt issue costs related to the debt to be repaid utilizing the proceeds from the sale of the stations.
(3) To reflect the payment of debt utilizing the proceeds from the sale of the stations.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents previously filed by the Company (File No. 0-21534) with the Commission pursuant to the Exchange Act, are incorporated into this Proxy Statement by reference:

       (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, filed on March 31, 1998.

       (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998, filed on May 15, 1998.

       (c) The Company's Current Report on Form 8-K filed on May 7, 1998, relating to the Company signing a purchase agreement with Salem Communications Corporation for the sale of two of the Company's radio stations for $2.7 million.

       (d) The Company's Current Report on Form 8-K filed on April 22, 1998, relating to the Company signing a purchase agreement with Catholic Radio Network, LLC for the sale of ten of the Company's radio stations for $57.0 million.

       (e) The description of the Company's Common Stock contained in its Registration Statement on Form S-2 (No. 33-80721) filed on December 21, 1995, as amended by Amendment Nos. 1, 2, 3 and 4, filed on February 1, February 20, February 27 and February 28, 1996, respectively.


                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LEASES

       The studios and tower site of WWTC(AM) and KYCR(AM) are located in St. Louis Park, Minnesota. The studio facility consists of approximately 12,000 square feet. The tower site includes four 200-foot towers, a transmitter building and a storage garage on approximately 16 acres. The tower site is leased from Mr. Dahl at a total annual rent of approximately $114,000, and the studio site is leased from a partnership consisting of Messrs. Dahl and Perkins at an annual rent of approximately $132,000.

       In January 1996, the Company entered into a five-year lease with 724 Associates, a partnership consisting of Messrs. Dahl, Perkins and Stephen L. Wallack, a shareholder of the Company, for 6,000 square feet of office space at 724 First Street North, Minneapolis, Minnesota. These facilities are leased at annual rental of $54,000 and house the Company's executive offices.
 The executive offices are adjacent to the offices of CAC and RMC. CAC is owned and controlled by Messrs. Dahl, Perkins and Russell Cowles II, either directly or through trusts. RMC is owned by Messrs. Dahl, Perkins and Cowles. Mr. Cowles, a former director-elect of the Company, is a beneficiary and trustee of the John Cowles Family Trust, a shareholder of the Company.

Under the terms of each of the leases, the Company is obligated to pay its proportionate share of repairs and maintenance. These arrangements were approved by the Related Party Transaction Committee of the Company's Board of Directors, which is comprised of disinterested directors, and the Company believes such arrangements were on terms at least as favorable as could have been obtained from unaffiliated third parties.

MANAGEMENT SERVICES FROM AN AFFILIATE

       Since July 1993, the Company has received administrative, legal and accounting services from RMC. RMC is a company owned by the Company's President, another director and a shareholder. RMC provides corporate, legal, accounting and financial services to the Company, CAC and Harmony. CAC is a separate private company also owned by the individuals described above. The Company pays a set monthly fee of $75,000 for the services listed above. All outside services directly attributable to the Company are billed directly to the Company. The Company paid RMC an aggregate of $750,000 for such services during the fiscal year ended December 31, 1996 and an aggregate of $900,000 for such services during the fiscal year ended December 31, 1997. The salaries of two officers of the Company, Messrs. Riley and Gilbertson, are paid by RMC. These arrangements were approved by the Related Party Transaction Committee of the Company and Board of Directors, which is comprised of disinterested directors, and the Company believes such arrangements were on terms at least as favorable as could have been obtained from unaffiliated third parties.

HARMONY-RELATED TRANSACTIONS

       In connection with the July 1997 acquisition by the Company of shares of common stock of Harmony, the Company borrowed an aggregate of $1.25 million from three parties: Rodney P. Burwell, a former director of the Company, Pyramid Partners, L.P., an entity of which PCM is the managing partner, and William M. Toles, a shareholder of the Company. Mr. Perkins, a director of the Company, is President and Chief Executive Officer of PCM. Messrs. Perkins and Toles are members of the Board of Directors of Harmony. Their loans are evidenced by notes bearing interest at 10% per year, payable on July 25, 1998. Additionally, warrants to purchase an aggregate of 125,000 shares of Common Stock at $4.00 per share were issued to those lenders.

       Messrs. Dahl and Perkins are shareholders of Harmony, an entity of which the Company is the largest shareholder. In January 1998, the Company received proceeds of $611,000 and paid debt issuance costs of $39,000 through the issuance of a note payable to Harmony with a face amount of $650,000.
The note payable bears interest at 15%, is unsecured and is due upon demand. In May 1998, the Company repaid $322,863 of principal on the note and $36,062 of interest which had accrued through May 21, 1998.

       In April 1998, the Company assigned to Pyramid Partners, L.P.; Perkins & Partners, Inc., Profit Sharing Plan & Trust; and Christopher T. Dahl & State of New Prague Joint Account of all of its right to purchase 225,000 shares of common stock of Harmony at $2.50 per share from Glenn B. Laken, a shareholder of Harmony.

OTHER

       Lance W. Riley, Secretary and General Counsel of the Company, has an of counsel relationship with Hessian & McKasy, P.A. ("HMPA"). HMPA is one of the law firms which represents the Company in connection with the ABC/Disney litigation. During 1997, the Company paid HMPA legal fees of $883,749 and disbursements of $106,480.

                         COMPLIANCE WITH SECTION 16(a) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Commission. Such officers, directors and shareholders are required by the Commission to furnish the Company with copies of all such reports. To the Company's knowledge, based solely on a review of copies of reports filed with the Commission during 1997, all applicable Section 16(a) filing requirements were satisfied.

                                SHAREHOLDER PROPOSALS

       Proposals intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company by March 11, 1999 to be considered for inclusion in the Company's proxy materials relating to that meeting. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposals be submitted by certified mail, return receipt requested.


                            ANNUAL REPORT TO SHAREHOLDERS

        A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997, accompanies this Notice of Annual Meeting, Proxy Statement and related proxy card. No part of the Annual Report to Shareholders is incorporated herein and no part thereof is to be considered proxy soliciting material.

                                     FORM 10-KSB

       THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-KSB, UPON THE PAYMENT, IN ADVANCE, OF FEES BASED ON THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH REPORT AND/OR EXHIBIT(S) SHOULD BE DIRECTED TO LANCE W. RILEY, SECRETARY AND GENERAL COUNSEL, AT THE COMPANY'S PRINCIPAL ADDRESS.

                              BY ORDER OF THE BOARD OF
                              DIRECTORS



                              /s/ Christopher T. Dahl
                              Christopher T. Dahl
                              CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
Minneapolis, Minnesota
July 9, 1998

                                      APPENDIX I

                                  PURCHASE AGREEMENT


       THIS AGREEMENT, dated as of April 17, 1998, is made between and among CHILDREN'S BROADCASTING CORPORATION, a Minnesota corporation (referred to herein as "CBC"); CHILDREN'S RADIO OF CHICAGO, INC., a Minnesota corporation ("CRC"), CHILDREN'S RADIO OF DALLAS, INC., a Minnesota corporation ("CR Dallas"), CHILDREN'S RADIO OF DENVER, INC., a Minnesota corporation ("CR Denver"), CHILDREN'S RADIO OF KANSAS CITY, INC., a Minnesota corporation ("CRKC"), CHILDREN'S RADIO OF MINNEAPOLIS, INC. ("CR Minneapolis), CHILDREN'S RADIO OF LOS ANGELES, INC., a Minnesota corporation ("CRLA"), CHILDREN'S RADIO OF MILWAUKEE, INC., a Minnesota corporation ("CRM"), CHILDREN'S RADIO OF PHILADELPHIA, INC., a Minnesota corporation ("CR Philadelphia"), and CHILDREN'S RADIO OF PHOENIX, INC., a Minnesota corporation ("CR Phoenix") (CRC, CR Dallas, CR Denver, CRKC, CRLA, CRM, CR Minneapolis, CR Philadelphia and CR Phoenix are collectively referred to herein as the "Asset Subsidiaries"); KAHZ-AM, INC. ("KAHZ-AM"), KCNW-AM, INC. ("KCNW-AM"), KIDR-AM, INC. ("KIDR-AM"), KKYD-AM, INC. ("KKYD-AM"), KPLS-AM, INC. ("KPLS-AM"), WAUR-AM, INC. ("WAUR-AM"), WPWA-AM, INC. ("WPWA-AM"), WWTC-AM, INC. ("WWTC-AM"), and WZER-AM, INC. ("WZER-AM"), all Minnesota corporations (KAHZ-AM, KCNW-AM, KIDR-AM, KKYD-AM, KPLS-AM, WAUR-AM, WPWA-AM, WWTC-AM and WZER-AM are collectively referred to herein as the "License Subsidiaries"); the Asset Subsidiaries and the License Subsidiaries are collectively referred to herein as the "Subsidiaries"; and CBC and the Subsidiaries are collectively referred to herein as the "Sellers"); CHILDREN'S RADIO OF NEW YORK, INC., a New Jersey corporation ("CRNY"); and CATHOLIC RADIO NETWORK, LLC, a California limited liability company (the "Buyer"); and

                                W I T N E S S E T H :

       THAT, WHEREAS, CBC is the owner and holder of 100% of the issued and outstanding stock of the Asset Subsidiaries and of CRNY; and

       WHEREAS, each of the Asset Subsidiaries is the owner of the assets described herein relating to the operation of the radio station indicated below licensed to the community listed below (collectively referred to herein as the "Stations"), except for the Federal Communications Commission (the "FCC" or the "Commission") licenses, permits or authorizations issued with respect to the Stations, and each is the owner and holder of 100% of the issued and outstanding stock of the License Subsidiary designated by the respective Station's call letters:

        CR Dallas         KAHZ(AM)             Fort Worth, Texas
           CRKC           KCNW(AM)             Fairway, Kansas
        CR Phoenix        KIDR(AM)             Phoenix, Arizona
        CR Denver         KKYD(AM)             Denver, Colorado
           CRLA           KPLS(AM)             Orange, California
           CRC            WAUR(AM)             Sandwich, Illinois
     CR Philadelphia      WPWA(AM)             Chester, Pennsylvania
      CR Minneapolis      WWTC(AM)             Minneapolis, Minnesota
           CRM            WZER(AM)             Jackson, Wisconsin; and

       WHEREAS, the License Subsidiaries are the FCC licensees and/or permittees of the Stations indicated above; and

       WHEREAS, CRNY is the owner of the assets described herein relating to the operation of radio station WJDM(AM), licensed to Elizabeth, New Jersey ("WJDM") except the FCC licenses, permits and authorizations issued with respect to WJDM, and is the owner and holder of 100% of the issued and outstanding stock of WJDM-AM, Inc. ("WJDM Co."), which is the FCC licensee and/or permittee of WJDM; and

       WHEREAS, subject to and conditioned upon the consent of the FCC, the Sellers desire to sell and transfer and Buyer desires to purchase and acquire substantially all of the tangible and intangible assets of the Sellers used or held for use in connection with the operation of the Stations, and all of the issued and outstanding stock of CRNY (the "CRNY Stock"), all as is more fully described below.

       NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, the parties hereto hereby agree as follows:


                                      ARTICLE 1
                             SALE AND TRANSFER OF ASSETS

       At closing of the transactions described herein ("Closing"), the Sellers shall sell, convey, assign, transfer and deliver to Buyer, free and clear of any lien, encumbrance, interest, reservation, restriction, mortgage or security interest of any nature whatsoever, except Permitted Encumbrances (as defined in Section 1.10 below), all properties and assets, real and personal, tangible and intangible, of every type and description owned by the Sellers and used or held for use in connection with the operation of the Stations (except for "Excluded Assets" as described in Section 1.9 below), including the business and goodwill (collectively, the "Acquired Assets"). Without limiting the foregoing, the Acquired Assets shall include the following, except to the extent that any of the following are Excluded Assets:

1.1. All licenses, permits and authorizations issued by the Commission for the operation of, or used in connection with, the operation of the Stations, including but not limited to those listed on SCHEDULE A attached hereto, and all applications therefor, together with any renewals, extensions or modifications thereof and additions thereto, or applications filed between the date hereof and the Closing Date (collectively, the "Licenses");

1.2. All of the Sellers' owned or leased real property interests of every kind or description, or options or agreements to acquire real property interests relating to the operation of the Stations, including but not limited to that which is described in SCHEDULE B attached hereto(collectively, the "Real Property");

1.3. All tangible personal property of every kind and description owned by the Sellers used or held for use in the operation of the Stations, including but not limited to the property listed on SCHEDULE C attached hereto, and any additions, replacements therefor or improvements thereof acquired or constructed prior to Closing (collectively, the "Personal Property");

1.4. All of the Sellers' rights and benefits under the business agreements, programming agreements, time sales agreements, real and personal property leases, real property licenses and contracts in connection with the operation of the Stations which, by their terms, will survive Closing, including without limitation, those listed on SCHEDULE D attached hereto, including any renewals, extensions, amendments or modifications thereof, and any additional agreements, leases and contracts made or entered into by the Sellers in the Ordinary Course of Business, as defined in Section 6.5 hereof, approved in writing by Buyer, between the date hereof and the Closing which, by their terms, will survive Closing, (collectively, the "Contracts");

1.5. All other licenses, permits or authorizations issued by any government or regulatory agency other than the FCC, which are used or held for use in connection with the operation of the Stations, all of which are listed on SCHEDULE A and pending applications therefor (collectively, the "Permits");

1.6. All right, title and interest of the Sellers in and to the use of the call letters for the Stations (referred to herein as the "Call Letters"), together with all common law property rights, goodwill, copyrights, trademarks, service marks, trade names, patents, jingles, logotypes, slogans and other similar rights used or held for use in connection with the operation of the Stations, including all accretions thereto, including without limitation, those listed on SCHEDULE E attached hereto, and including all right, title and interest in and to the marks "KAHZ," "KIDR," "KKYD," "KPLS," "WAUR," "WJDM," "WPWA," "WWTC" and "WZER" (and the goodwill appurtenant thereto) and all those acquired by Sellers between the date hereof and Closing, and including all rights of Sellers in the programming broadcast over the Stations, or used or held for use by the Stations, whether recorded on tape or any other substance or intended for live performances and whether completed or in production, by the Stations (collectively, the "General Intangibles");

1.7. All of the Sellers' magnetic media, electronic data processing files, systems and computer programs, logs, public files, records required by the FCC, vendor contracts, supplies, maintenance records or similar business records relating to or used in connection with the operation of the Stations, corporate records and tax records of CRNY but not including records pertaining to corporate affairs of Sellers (including tax records), provided copies are supplied to Buyer. The Sellers shall have reasonable access to all such records which might be in the possession of Buyer for a period of two (2) years following the Closing, and shall, at its own expense, have the right to make copies thereof;

1.8. All rights and claims of Sellers whether mature, contingent or otherwise, against third parties relating to the Acquired Assets including pre-paid items and deposits (subject to proration under Section 4.3 hereof), whether in tort, contract, or otherwise, including those under or pursuant to all warranties, representations and guarantees made by manufacturers, suppliers or vendors;

1.9. "Excluded Assets" are cash on hand, accounts receivable and those assets specifically labeled and described on Schedules B through E as Excluded Assets; and

1.10. "Permitted Encumbrances" shall be limited to liens for taxes not yet due and payable, obligations of Sellers which Buyer expressly assumes hereunder or expressly agrees to accept at Closing, and with respect to Owned Real Property, Permitted Encumbrances shall include those matters disclosed on title commitments delivered to Buyer, relating to building and zoning laws, ordinances, state and federal regulations, restrictions relating to use or improvements of the property without effective forfeiture provisions, reservation of mineral rights in states, utility and drainage easements which do not interfere with existing improvements.


                                      ARTICLE 2
                           SALE AND TRANSFER OF CRNY STOCK

       At Closing, CBC shall sell, convey, assign, transfer and deliver to Buyer, free and clear of any lien, encumbrance, interest, reservation, restriction, mortgage or security interest of any nature whatsoever, the CRNY Stock. The assets of CRNY and of WJDM Co. are labeled and described on the appropriate Schedules described in Article 1 hereto (the "CRNY Assets"), all representations and warranties contained herein relating to the Acquired Assets are also being made by CBC with respect to the CRNY Assets, and the Acquired Assets and the CRNY Assets are collectively referred to herein as the "Station Assets." At Closing CRNY shall assign its accounts receivable to CBC and pay to CBC an amount equal to the CRNY cash on hand.

                                      ARTICLE 3
                       AGREEMENT REGARDING ADDITIONAL STATIONS

3.1. CBC has entered into letters of intent with third parties regarding the purchase and sale of substantially all the assets of CBC or its subsidiaries used or held for use in connection with the operation of radio stations KTEK(AM), licensed to Alvin, Texas, KYCR(AM), licensed to Golden Valley, Minnesota and WCAR(AM), licensed to Livonia, Michigan (collectively, the "Additional Assets"). The Additional Assets are described and separately identified on the appropriate Schedules hereto. It is CBC's intent to negotiate and enter into definitive purchase agreements with such third parties in accordance with the terms of such letters of intent prior to April 25, 1998, and to close upon the sales of the Additional Assets to such third parties. In the event, however, that definitive purchase agreements are not entered into with such third parties before April 25, 1998, then the parties agree that this Agreement shall be amended to include the Additional Assets with the Acquired Assets. In such event, Article 4 shall be amended to increase the purchase price by an amount equal to the Station Aggregate Value (as defined in Section 4.6 hereof) of the Stations being added to the Acquired Assets; CBC shall cause its subsidiaries which hold the Additional Assets to join in this Agreement; the parties shall join in preparing, submitting and prosecuting appropriate applications or amendments to the applications to the FCC for its consent to the assignment of the Additional Assets; and both parties shall execute and deliver such other documents and instruments necessary to effectuate the intent expressed in this Article 3.

3.2. In the event such definitive agreements are entered into with the third parties prior to April 25, 1998, Buyer shall have no further obligations under this Article 3 with respect to the Additional Assets, PROVIDED, HOWEVER, that if the transactions to purchase the Additional Assets are not consummated with the third parties in the ordinary course and/or either or both of such agreements is terminated, Buyer shall have the option, but not the obligation, to purchase any or all of the Stations comprising the Additional Assets for the Station Aggregate Value of such Stations. Buyer shall have fifteen (15) business days following notice of termination of an agreement to purchase Additional Assets to notify Sellers of its exercise of such option. If notice is not given within such time, the option shall expire. If Sellers exercise any option to purchase Additional Assets pursuant to this Section 3.2, the parties shall execute a definitive purchase agreement containing terms consistent with the terms set forth herein within ten (10) business days of receipt of the notice of exercise.


                                      ARTICLE 4
                             PURCHASE PRICE AND PAYMENTS

4.1. PURCHASE PRICE. As the purchase price for the Acquired Assets and the CRNY Stock, Buyer agrees to pay to CBC the sum of Fifty-seven Million and no/100 Dollars ($57,000,000.00), subject to adjustment as provided herein (the "Purchase Price").

4.2. METHOD OF PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid as follows:

       4.2.1. Three Million and no/100 Dollars ($3,000,000.00) shall be wire transferred to Miller, Simon, McGinn & Clark, SC ("Escrow Agent") upon the execution of this Agreement pursuant to a Deposit Escrow Account Agreement in the form attached hereto as EXHIBIT A (the "Deposit"). The Deposit shall serve to secure Buyer's obligations under this Agreement and shall not constitute payment of the Purchase Price unless so applied by Buyer. Escrow Agent shall hold the Deposit and disburse it to CBC as follows:

                 (i) One Million and no/100 Dollars ($1,000,000.00) on the date of execution hereof;

                 (ii)  One Million and no/100 Dollars ($1,000,000.00) thirty
                       (30) days from the date hereof; and

                 (iii) One Million and no/100 Dollars ($1,000,000.00) sixty
                       (60) days from the date hereof.

                 In the event of a termination of this Agreement by Sellers pursuant to Section 9.3(d) hereof, Sellers shall be entitled to retain the Deposit as liquidated damages in full and complete satisfaction of any and all claims hereunder;

       4.2.2. Forty-nine Million and no/100 Dollars ($49,000,000.00) shall be paid to Sellers (or their designees to pay off outstanding liens or encumbrances on the Station Assets) in immediately available funds by wire transfer at Closing;

       4.2.3. Five Million and no/100 Dollars ($5,000,000.00) of the Purchase Price payable hereunder shall be payable pursuant to the terms of a promissory note in substantially the form attached hereto as EXHIBIT B (the "Note"). The Note will be secured by a lien upon the Acquired Assets and the CRNY Assets pursuant to the terms of a Security Agreement in the form reasonably acceptable to counsel for Sellers, Buyer and counsel for Buyer's principal lenders (the "Security Agreement"). The Security Agreement shall be executed by Buyer and delivered to Sellers at Closing, and the lien in favor of Sellers will be subordinated to the liens of Buyer's lenders which finance the purchase of the Acquired Assets or the CRNY Stock; and

       4.2.4. At Closing, Buyer shall enter into and deliver an escrow agreement substantially in the form attached hereto as EXHIBIT C (the "Indemnity Escrow Agreement"), for the purposes of securing Sellers' indemnification obligations under Article 8 hereof (the "Indemnity Escrow Account"). The Indemnity Escrow Agreement shall be funded by CBC according to its terms in the event that Buyer either elects to deliver cash at Closing instead of the Note and Security Agreement, or, in the event that Buyer exercises its right after Closing to prepay the Note, such prepayment shall be paid into the Indemnity Escrow Account until fully funded before prepayments are paid directly to Sellers.

4.3.   ADJUSTMENTS AND PRORATIONS.

       4.3.1. The operations of the Stations and WJDM and the income and expenses attributable thereto up to 12:01 A.M. on the day of the Closing shall, except as otherwise provided in this Agreement be for the account of the Sellers and thereafter shall be for the account of Buyer. Expenses such as power and utility charges, lease rents, property taxes according to year of payment, frequency discounts, annual license fees (if any), FCC regulatory fees, and similar deferred items shall be prorated between the Sellers and the Buyer. Prepaid deposits shall also be prorated between the Sellers and the Buyer. The employment of all the Stations' employees by the Sellers shall be terminated as of the Closing Date, and Buyer may employ employees of its choice and in its sole discretion from and after said date upon terms acceptable to Buyer and such employees. Any prorations shall be made and paid insofar as feasible at the Closing, with a final settlement within ninety
                 (90) days after the Closing. Any excess of $10,000 in aggregate trade balances for the Stations and CRNY as of the Closing shall be paid by Sellers to Buyer at Closing as a proration, and positive trade balances shall inure to the benefit of Buyer.

       4.3.2. For purposes of the Closing, the adjustments and prorations described in Section 4.3.1 (the "Proration Amounts"), shall be estimated based on the most current available data and made at Closing based upon such estimates.

       4.3.3. Sellers and Buyer shall attempt to agree on a final determination of the Proration Amounts within 90 days following the Closing Date. Immediately upon such agreement, Sellers shall pay Buyer, or Buyer shall pay Sellers, as the case may be, any amount owing by reason of the difference between (A) the payment made at Closing based on the estimated Proration Amounts and (B) the Proration Amounts as finally determined. If Sellers and Buyer shall not have reached an agreement within 90 days following the Closing Date, any dispute shall be referred to a "Big Six" accounting firm that is not currently performing services for either Buyer or Sellers (the "Accountant"). The determination of the Accountant shall be conclusive and binding upon Sellers and Buyer, and a payment shall be made by Buyer to Sellers or by Sellers to Buyer, as the case may be, promptly upon such determination by the Accountant to adjust the Proration Amounts. The fees and expenses of the Accountant shall be allocated by the Accountant to one or both of the parties based on the principle that the party who does not substantially prevail should bear the costs of the Accountant.

4.4. PARTIAL AND ADDITIONAL CLOSING ADJUSTMENTS. Further adjustments to the purchase price payable hereunder may be made pursuant to the provisions of Sections 3, 6.9.5(c), 9.1, 9.2 and 10.3 below.

4.5. ASSUMED LIABILITIES. At Closing Buyer will assume the obligations of Sellers under the Contracts subject to the provisions of Section 4.3. Except as expressly assumed by Buyer hereunder as provided for in this Agreement, at the Closing Buyer shall not assume, incur or be charged with, in connection with the transactions herein contemplated, any liabilities or obligations of any nature whatsoever, contingent or otherwise, in particular those arising on or before the Closing Date. Without limitation of the foregoing, Buyer shall not assume any obligations to the Stations' employees under any employee benefit plans or employment contracts. Sellers shall retain and discharge all such obligations and liabilities not expressly assumed by Buyer hereunder.

4.6. ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Acquired Assets and the CRNY Stock as set forth in the attached SCHEDULE F. The values of the Acquired Assets and the CRNY Stock with respect to each of the Stations and WJDM are set forth with an aggregate allocation value as to all Acquired Assets and Additional Assets associated with the operation of each of the Stations and CRNY set out thereon as the station aggregate value (the "Station Aggregate Value") for each of the Stations and WJDM. Such allocation will be used for all purposes, including preparation and filing of IRS Form 8594 with respect to the transactions contemplated by this Agreement.


                                      ARTICLE 5
                              NON-COMPETITION AGREEMENT

       At Closing, the parties shall enter into a Consulting and Non-Competition Agreement (the "Non-Competition Agreement") in the form attached hereto as EXHIBIT D pursuant to which Buyer shall pay to Christopher T. Dahl the sum of One Million Two Hundred Thousand and no/100 Dollars ($1,200,000.00) according to the terms and conditions set forth therein.


                                     ARTICLE 6
                      THE SELLERS' AND CRNY'S REPRESENTATIONS,
                             WARRANTIES AND AGREEMENTS

       The Sellers, jointly and severally, with respect to all representations, warranties and agreements contained in this Article 6, and CRNY, with respect to all representations, warranties and agreements made by it in this Article 6, hereby represent, warrant and agree as follows, which representations and warranties shall be deemed to have been made again at Closing and which agreements shall remain in effect from the date hereof until such time as specified herein:

6.1. CORPORATE EXISTENCE AND POWERS. The Sellers are corporations organized and existing in good standing under the laws of the State of Minnesota, with full power and authority to enter into this Agreement and to enter into and complete the transactions contemplated herein and therein;
       CRNY is a corporation organized and existing in good standing under the laws of the State of New Jersey, with full power and authority to enter into this Agreement and to enter into and complete the transactions contemplated herein; CRC is, and will be at the time of Closing, qualified to do business in the State of Illinois; CR Dallas is, and will be at the time of Closing, qualified to do business in the State of Texas; CR Denver is, and will be at the time of Closing, qualified to do business in the State of Colorado; CRKC is, and will be at the time of Closing, qualified to do business in the State of Kansas; CRLA is, and will be at the time of Closing, qualified to do business in the State of California; CRM is, and will be at the time of Closing, qualified to do business in the State of Wisconsin; CRNY is, and will be at the time of Closing, qualified to do business in the State of New York; CR Philadelphia is, and will be at the time of Closing, qualified to do business in the State of Pennsylvania; and CR Phoenix is, and will be at the time of Closing, qualified to do business in the State of Arizona; all required corporate actions have been duly and validly taken by the Sellers and CRNY to make and carry out this Agreement, which is a valid and binding obligation of Sellers and CRNY and which is enforceable against them in accordance with its terms; the execution of this Agreement and the completion of the transactions contemplated herein will not result in the violation of any of the charter documents of Sellers or CRNY or any order, license, permit, rule, judgment or decree to which any of the Sellers or CRNY is subject or the breach of any Contract or cause the acceleration of any obligations under any Contract; and, except for receipt of the Commission's Final Approval (as defined herein) with respect to the assignment of the Licenses and transfer of control to Buyer, no other consents of any kind are required that have not been obtained for the Sellers or CRNY to make or carry out the terms of this Agreement, except with respect to those consents required of parties to Contracts listed on SCHEDULE D, with respect to assignment and assumption of specific contract rights and obligations, and the consent of CBC's shareholders. The Sellers shall use their best efforts to obtain third party consents to assignment with respect to all of the Contracts to the extent required by such documents. Buyer shall reasonably cooperate with the Sellers in obtaining all such required consents, but in no event shall Buyer be required to make any payment to obtain such consents.

6.2. COMPLIANCE WITH LAWS; LICENSES AND PERMITS. Sellers and CRNY are not subject to any notice asserting any noncompliance by Sellers or CRNY, with any applicable statute, law, rule or regulation, whether federal, state, local or otherwise, in connection with the ownership of the Acquired Assets or the CRNY Assets or the operation of the Stations or WJDM. Sellers and CRNY have complied and are in compliance in all material respects with all statute, laws, rules, regulations and governmental orders, federal, state, local or otherwise applicable to Sellers' operation of the Stations and CRNY's operation of WJDM and ownership of the Acquired Assets and the CRNY Assets, except as disclosed on SCHEDULE A. With the exception of the Licenses which are addressed below in this Section 6.2, Sellers and CRNY have obtained and validly hold all permits, licenses and approvals, none of which has been rescinded and all of which are in full force and effect, from all Governmental Authorities (as defined herein) necessary in order to conduct the operations of the Stations and WJDM in accordance with applicable law, as presently conducted and to own, use and maintain the Acquired Assets and the CRNY Assets, all of which permits, licenses and approvals are identified on SCHEDULE A. As used herein, "Governmental Authorities" means any agency, board, bureau, court, commission, department, instrumentality or administration of the United States government, any state government or any local or other governmental body in a state of the United States or the District of Columbia. No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Authority is required in connection with the execution and delivery of this Agreement and the other transactional documents by any Seller or CRNY or the performance by any Seller or CRNY of its obligations hereunder or thereunder except compliance with any applicable requirements of the Communications Act of 1934 or as noted on SCHEDULE A. Each of the License Subsidiaries and WJDM Co. is the holder of the Licenses indicated on SCHEDULE A, all of which are valid, in full force and effect and which have been unconditionally issued for the full license term. The Licenses constitute all of the licenses, grants, permits, waivers and authorizations issued by the FCC and required for and/or used in the operation of the Stations and WJDM as they are currently being operated. Each License Subsidiary and WJDM Co. is fully qualified to hold its Licenses. All ownership and employment reports, renewal applications, and other reports and documents required to be filed for the Stations and WJDM have been properly and timely filed, except as noted on SCHEDULE A. The Stations and WJDM are operating in all material respects in accordance with the Licenses, and in compliance with the Communications Act of 1934, as amended, and the rules and regulations of the Commission, including, without limitation, those regulations governing the Stations' and WJDM's equal employment opportunity practices and public files, and any other applicable laws, ordinances, rules and regulations, except as disclosed on SCHEDULE A. Sellers, CRNY and WJDM Co. have complied in all material respects with all requirements of the FCC and the Federal Aviation Administration with respect to the registration, construction and/or alteration of Sellers' and CRNY's antenna structures, and "no hazard" determinations for each antenna structure have been obtained. The Licenses are unimpaired by any act or omission of Sellers or CRNY or their officers, directors, employees and agents and Sellers, CRNY and WJDM Co. will not, without Buyer's prior written consent, by an act or omission, surrender, modify, forfeit or fail to seek renewals on regular terms, of any License, or cause the Commission or other regulatory authority to institute any proceeding for the cancellation or modification of any such License, or fail to prosecute with due diligence any pending application to the Commission. There is not now pending, nor to the best of Sellers' and CRNY's knowledge threatened, any action by or before the Commission or other regulatory authority to revoke, cancel, rescind, modify (except as to any applications by the Sellers, CRNY or WJDM Co. shown on SCHEDULE A) or refuse to renew in the ordinary course any of the Licenses, or any investigation, order to show cause, notice of violation, notice of inquiry, notice of apparent liability or of forfeiture or complaint against the Stations, WJDM, Sellers, CRNY or WJDM Co., and Sellers, CRNY and WJDM Co. have no knowledge of any basis for the commencement of any such proceeding in the future, except as disclosed on SCHEDULE G. Should any such action or investigation be commenced, order or notice be released, or complaint be filed, Sellers or CRNY will promptly notify Buyer and take all actions necessary to protect the Stations and WJDM and the Licenses from any material adverse impact. All reports, statements and other documents relating to the Stations or WJDM filed by the Sellers, CRNY, WJDM Co. or the Stations with the FCC or any other Governmental Authority were true, correct and complete in all material respects when filed.

6.3. FINANCIAL STATEMENTS. CBC has delivered to the Buyer its unaudited balance sheets dated December 31, 1996, and December 31, 1997 (the latter of which are referred to herein as the "1997 Balance Sheet") and unaudited statements of operations for the twelve months ended December 31, 1996, and December 31, 1997 for each of the Stations and WJDM and CRNY, other than KIDR(AM), as to which no 1996 financial statements have been delivered, and CBC's Form 10-KSB for the year ended December 31, 1997, containing CBC's audited consolidated financial statements for such period. The Sellers and CRNY will deliver unaudited statements of operations for each of the Stations and WJDM within fifteen (15) calendar days after their preparation. Such financial statements and balance sheets and the notes thereto are true, complete and accurate in all material respects and fairly present the consolidated assets, liabilities and financial condition of the Stations and WJDM as at the respective dates thereof, and such statements of operations and the notes thereto are true, complete and accurate in all material respects and fairly present the results of operations for the periods indicated, and all such financial statements, balance sheets and statements of operations have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and properly reflect all intercompany transfers.

6.4. NO UNDISCLOSED LIABILITIES. None of the Stations, nor CRNY nor WJDM has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the 1997 Balance Sheet, except for liabilities and obligations incurred in the Ordinary Course of Business and consistent with past practice since the date thereof (none of which liabilities and obligations is a liability for breach of contract, tort, infringement or violation of law and all of which together are not material in the aggregate); and the reserves reflected in the 1997 Balance Sheets are adequate, appropriate and reasonable under generally accepted accounting standards for a business of the same type and nature as the Stations and WJDM.

6.5. ACQUIRED ASSETS AND THE CRNY ASSETS. The Acquired Assets and the CRNY Assets to be transferred to Buyer at Closing represent all the assets necessary for the Stations' and WJDM's current and continuing operations; prior to Closing, none of the Acquired Assets or the CRNY Assets will be sold, leased or otherwise disposed of unless replaced by a substantially similar asset of equal or greater value; Sellers have good, valid and marketable title to all of the Acquired Assets and the Owned Real Property, CRNY has good, valid and marketable title to all of the CRNY Assets, and CBC has good, valid and marketable title to the CRNY Stock, which, in each case, will at Closing be free and clear of all security interests of every kind or character (other than Permitted Encumbrances); Sellers and CRNY are the owners of all items of Personal Property which are used in the operation of the Stations and WJDM, respectively, and, at Closing, all of the Acquired Assets and the CRNY Stock shall be owned by and transferred by the Sellers to Buyer free and clear of all liens, encumbrances, interests, restrictions or preemptive rights of any kind whatsoever excepting only Permitted Encumbrances, and the CRNY Assets shall be owned by CRNY and free and clear of all liens, encumbrances, interests or restrictions of any kind whatsoever excepting only the Permitted Encumbrances; the Acquired Assets and the CRNY Assets have been maintained in good condition, subject to normal wear and tear; the Sellers and CRNY have conducted the business of the Stations and WJDM in the Ordinary Course of Business as defined herein; and the Sellers and CRNY have not taken any action that would be prohibited by
       Section 6.16. As used herein, the term "Ordinary Course of Business" means, with respect to Sellers and CRNY, the ordinary course of business of the Stations and WJDM consistent with the past practices of Sellers and CRNY subject to the disclosures set forth in SCHEDULE K hereof regarding material adverse changes since December 31, 1997. During this period and for the period from the date hereof to Closing, Sellers and CRNY have sought and intend to seek to enter into short term time brokerage, sports broadcast and similar agreements. The time may be brokered on an hourly or monthly basis, but such agreements will not
       survive Closing except with Buyer's prior written approval.   The term
       Ordinary Course of Business shall also include the contemplated move of WJDM's studio from the Liberty Science Center, where most of the studio equipment currently being utilized for WJDM's broadcasting (all of which is separately identified on SCHEDULE C), will be left with and assigned to the lessor pursuant to the lease agreement for such real property set forth on SCHEDULE D. Prior to Closing, CBC will replace any studio equipment necessary to assure continued operation of WJDM in the new studio location.

6.6.   REAL ESTATE.

       6.6.1. OWNED PROPERTIES. SCHEDULE B sets forth a list of all real property owned by the Sellers or CRNY ("Owned Real Property"). With respect to each parcel of Owned Real Property, there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting any person the right of use or occupancy of any portion of such parcels except as disclosed on SCHEDULE B and there are no outstanding actions or rights of first refusal to purchase such parcels or any portion thereof or interest therein.

       6.6.2. LEASED PROPERTIES. SCHEDULE B sets forth a list of all real property leased or licensed by the Sellers or CRNY (the "Leased Real Property") and all of the leases or licenses (the "Leases") of the Leased Real Property. True and correct copies of all the Leases have been provided to Buyer and have not been modified or amended from such forms. With respect to the Leased Real Property, except as set forth on SCHEDULE B,
                 (a) all obligations of the landlord or lessor under the Leases that have accrued have been performed, and no landlord or lessor is in default under or in arrears in the payment of any sum or in the performance of any obligation required of it under any Lease, and no circumstance presently exists, and Sellers and CRNY have no knowledge of any circumstance likely to occur, which, with notice or the passage of time, or both, would give rise to a default by the landlord or lessor under any Lease; (b) Sellers and CRNY are not in default under or in the performance of any obligation required of it under any Lease, and no circumstance presently exists, and Sellers and CRNY have no knowledge of any circumstance likely to occur, which, with notice or the passage of time, or both, would give rise to a default by Sellers under any Lease; and (c) there are no consents of any landlord or lessor required to transfer the Leased Real Property to Buyer.

       6.6.3. TITLE AND DESCRIPTION. Sellers or CRNY hold, and will convey to Buyer at Closing free and clear of any liens or encumbrances of any kind or nature excepting only Permitted Encumbrances, a valid and enforceable freehold interest in the Owned Real Property and valid and enforceable leasehold interests (or interest as a licensee, as the case may be) in the Leased Real Property pursuant to the Leases as shown on SCHEDULE B, subject only to the right of reversion of the landlord or lessor under the Leases and the terms thereof.

       6.6.4. PHYSICAL CONDITION. There is no material defect in the physical condition of any improvements located on or constituting a part of the Owned Real Property, or to the best of Sellers' and CRNY's knowledge, the Leased Real Property. The Real Property, including, without limitation, such improvements, is in good condition and repair and is adequate for the uses to which it is being put, and the Real Property, except as disclosed on SCHEDULE B, is not in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. The soil condition of the Owned Real Property is such that it will support all of the improvements thereon for the foreseeable life of the improvements without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations, and the same is true with respect to the Leased Real Property to the best of Sellers' and CRNY's knowledge.

       6.6.5. UTILITIES. All water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services required by law or necessary for the operation of the Owned Real Property as it is now improved and operated are installed and connected pursuant to valid permits, are sufficient to service the Owned Real Property and are in good operating condition except in such case as will not materially detract from the marketability or value of the Owned Real Property and do not impair the operations of the lessee thereof, and the same is true with respect to the Leased Real Property, to the best of Sellers' and CRNY's knowledge.

       6.6.6. COMPLIANCE WITH LAW; GOVERNMENTAL APPROVALS. The Owned Real Property is not in violation of any zoning, building, fire, water, use, health, or other law, ordinance, code, regulation, license, permit or authorization issued in respect of any of the Owned Real Property, and the same is true with respect to the Leased Real Property, to the best of the Sellers' and CRNY's knowledge, and Sellers and CRNY know of no such violation or violations that now exist that would materially detract from the marketability or value of the Real Property or impair the operations of the occupant thereof in any material respect. Improvements located on or constituting a part of the Owned Real Property and the construction, installation, use and operation thereof (including, without limitation, the construction, installation, use and operation of any signs located thereon) are in material compliance with all applicable municipal, state, federal or other governmental laws, ordinances, codes, regulations, licenses, permits and authorizations, including, without limitation, applicable zoning, building, fire, water, use, or health laws, ordinances, codes, regulations, licenses, permits and authorizations, and there are presently in effect all certificates of occupancy, licenses, permits and authorizations required by law, ordinance, code or regulation or by any governmental or private authority having jurisdiction over the ownership or operation of the Sellers' or CRNY's businesses or any of the Acquired Assets and CRNY Assets, including the Stations and WJDM and the Owned Real Property or any portion thereof, or the occupancy thereof or any present use thereof, except such non-compliance as will not materially detract from the marketability or value of the Owned Real Property and do not impair the occupant thereof or the operations of the Stations in any respect, and the same is true with respect to the Leased Real Property, to the best of Sellers' and CRNY's knowledge. All such approvals required by law, ordinance, code, regulation or otherwise to be held by the occupant of any of the Real Property shall be transferred to Buyer at Closing. There is legally enforceable pedestrian, vehicular and handicapped access to the Owned Real Property, and to the best of Sellers' knowledge, to the Lease Real Property to the extent, with respect to handicapped access to any Real Property, that it legally required.

       6.6.7. REAL PROPERTY TAXES. There are no pending or, to the best of Sellers' and CRNY's knowledge, threatened special assessment or reassessment of all or any portion of any of the Owned Real Property, and there are no pending or threatened special assessment or reassessment of all or any portion of the Leased Real Property, to the best of Sellers' and CRNY's knowledge, except as disclosed on SCHEDULE B.

       6.6.8. CONDEMNATION. There is no pending or, to the best of Sellers' knowledge, threatened condemnation of all or any part of the Real Property.

       6.6.9. INSURABILITY. Sellers and CRNY have not received any notice from any insurance company of any defects or inadequacies in the Real Property or any part thereof.

6.7. CONTRACTS, LEASES, AGREEMENTS, ETC. Each of the Contracts is in full force and effect, and there are no outstanding notices of cancellation, acceleration or termination in connection therewith except as noted upon SCHEDULE D. The Contracts listed on SCHEDULE D are all the contracts and agreements to which Sellers or CRNY are a party in connection with the operations of the Stations and WJDM which will survive Closing and are all that are necessary for the operation of the Stations and WJDM as presently conducted. Sellers and CRNY are not in breach or default in connection with any of the Contracts, except as noted on SCHEDULE D. Sellers and CRNY have made available to Buyer true and correct copies of all Contracts listed on SCHEDULE D, and will make available to Buyer true and correct copies of any additional Contracts and any additional agreements, leases and contracts relating to the operation of the Stations entered into by the Sellers or CRNY in the Ordinary Course of Business, or as approved by Buyer as provided in Section 1.4 hereof. On the Closing Date there will be no Contracts relating to the Stations and WJDM (not including this Agreement) which will be binding on the Buyer other than those specifically identified herein in SCHEDULE D attached hereto, or as otherwise approved in writing by Buyer.

6.8.   LITIGATION AND TAXES.

       6.8.1. Except as set forth on SCHEDULE G, no strike, labor dispute, investigation, litigation, court or administrative proceeding is pending or, to the best of Sellers' and CRNY's knowledge, threatened against the Sellers or CRNY relating to the Stations or WJDM, their employees or any of the Acquired Assets or the CRNY Assets or the CRNY Stock, and Sellers and CRNY know of no basis for any such possible action. Sellers and CRNY have filed all applicable federal, state, local and foreign tax returns required to be filed to date, in accordance with provisions of law pertaining thereto, and, except as set forth on SCHEDULE G have paid all FCC regulatory fees, taxes, interest, penalties and assessments (including without limitation income, withholding, excise unemployment, Social Security, occupation, transfer, franchise, property, sales and use taxes, import duties or charges, and all penalties and interest in respect thereof) required to have been paid to date with respect to or involving the Stations, WJDM, the Acquired Assets, the CRNY Assets or the CRNY Stock. Sellers and CRNY have not been advised that any of their returns, federal, state, local or foreign, have been or are being audited as of the date hereof.

6.9.   ENVIRONMENTAL MATTERS.

       6.9.1. ENVIRONMENTAL REPRESENTATION. Each Seller and CRNY is in compliance in all material respects with all applicable federal, state and local laws and regulations relating to pollution or protection of human health or the environment ("Environmental Laws") (which compliance includes, but is not limited to, the possession by such Sellers and CRNY of any and all permits and other governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof) with respect to the Real Property and the business of the Stations and WJDM. No Seller or CRNY has received any communication (written or oral), whether from a Governmental Authority, citizens' group, employee or otherwise, alleging that any Seller or CRNY is not in such compliance, and to the Sellers' and CRNY's knowledge, there are no past or present actions, activities, circumstances, conditions, covenants or incidents that may prevent or interfere with such compliance in the future. Except as disclosed on SCHEDULE B, Sellers and CRNY have not participated in nor approved, nor has there occurred, to the best of their knowledge, any production, disposal or storage on the Real Property of any hazardous waste or toxic substance, nor does such waste or substance exist on the Owned Real Property (above or beneath the surface), nor on Leased Real Property, to the best of Sellers' and CRNY's knowledge, nor is there any proceeding or inquiry, by any governmental authority (federal or state) with respect to the presence of such waste or substance on the Owned Real Property or, to the best of the Sellers' and CRNY's knowledge, on the Leased Real Property, nor are there any underground storage tanks on the Owned Real Property or, to the best of Sellers' and CRNY's knowledge, on the Leased Real Property. There is no Environmental Claim (as defined below) pending, or to the knowledge of Sellers and CRNY, threatened against any Seller or CRNY with respect to the Real Property or the business of the Stations or WJDM or, to the best of the Sellers' and CRNY's knowledge, against any person whose liability for any Environmental Claim any Seller or CRNY has or may have retained or assumed either contractually or by operation of law. There are no past or present actions, activities, circumstances, conditions, events or incidents with respect to the Owned Real Property, or to the best of Sellers' and CRNY's knowledge with respect to the Leased Real Property, any Seller or CRNY or the business of the Stations or WJDM that could form the basis of any Environmental Claim against any Seller or CRNY or against any person whose liability for any Environmental Claim any Seller or CRNY has or may have retained or assumed either contractually or by operation of law. As used herein, "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person alleging potential liability arising out of, based on or resulting from (a) the presence or release of any hazardous waste at any location, whether or not owned or operated by any Seller or CRNY, (b) circumstances forming the basis of any violation of any Environmental Law or (c) circumstances requiring the removal, abatement, investigation or remediation of Hazardous Waste. "Hazardous Waste" shall consist of the substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 USC Section 9601, et seq., or in the Hazardous Materials Transportation Act, 49 USC
                 Section 1801, et seq., or in the Resources Conservation and Recovery Act, 42 USC Section 6901, et seq., and all substances defined as "hazardous waste" under the Statutes of the States of Arizona, California, Colorado, Illinois, Kansas, Michigan, Minnesota, New Jersey, Pennsylvania, Texas and Wisconsin (with respect to Real Property located in such states) or any regulations adopted pursuant to those statutes, including, but not limited to, asbestos and asbestos containing materials.

       6.9.2. ENVIRONMENTAL COVENANTS. Sellers and CRNY have provided Buyer with all information, surveys and reports in each Seller's and CRNY's or each Station's or WJDM's possession or control concerning the existence or possible existence of any underground storage tanks, polychlorinated biphenyls, asbestos or asbestos-containing materials, radon gas, radioactive materials, liquid petroleum or liquid petroleum products, or other hazardous wastes, and any other reports, studies or documents in each Seller's or CRNY's or each Station's or WJDM's possession relating to each Seller's or CRNY's or each Station's or WJDM's potential violation or liability under applicable Environmental Laws ("Environmental Contamination").

       6.9.3. BUYER'S RIGHT TO CONDUCT DUE DILIGENCE. By May 15, 1998, Buyer may, at its expense, conduct Phase I environmental assessment activities of the Real Property (subject to any requirement, condition and limitation set forth in the Leases with respect to Leased Real Property), including inspecting individual sites, submitting environmental questionnaires to Sellers and CRNY and the employees of the Stations and WJDM and reviewing existing environmental reports, correspondence, permits and related materials regarding the Real Property. Phase I environmental assessment activities shall not include any sampling or intrusive testing other than hand auger soil testing and testing for asbestos or asbestos-containing materials. Buyer may retain one or more outside environmental consultants to assist in its environmental due diligence concerning the Real Property.

       6.9.4. RESULTS OF ENVIRONMENTAL DUE DILIGENCE. In the event that Sellers' or CRNY's disclosure pursuant to Section 6.9.2 herein or the Phase I reports obtained by Buyer pursuant to
                 Section 6.9.3 herein or any other information regarding the Real Property obtained by Buyer produces evidence that Environmental Contamination exists or may exist on any of the Real Property, Buyer shall, within ten (10) business days after receiving the applicable Phase I report or information, notify CBC of such findings, provide CBC with copies of all reports, written assessments or other material regarding such contamination, and shall have the right to conduct Phase II environmental activities of the Real Property (including, but not limited to, the taking and analysis of soil, surface water and ground water samples, testing of buildings, drilling wells and taking soil borings, but subject to any requirement, condition or limitation set forth in the Leases with respect to Leased Real Property). The Phase II environmental activities shall also be at the Buyer's expense. The Sellers agree to cooperate with the Buyer and with all third parties in permitting the Buyer to obtain in a timely manner the Phase I Reports and the Phase II Reports.

       6.9.5.    EFFECT OF ENVIRONMENTAL DUE DILIGENCE RESULTS.

                 (a) Subject to Section 6.9.5(b) below, either party hereto may terminate this Agreement insofar as it relates to the affected Station or Buyer may at its option terminate this Agreement in its entirety (unless the affected Station is WZER(AM), KCNW(AM), KYCR(AM), WCAR(AM) or KTEK(AM) [the "Severable Stations"], in which event Buyer may only terminate this Agreement under this Section
                      6.9.5 with respect to the affected Severable Station), by written notice to the other party within fifteen (15) business days after Buyer's notification to Sellers of Environmental Contamination if:

                           (i) the results of Buyer's environmental due diligence investigations indicate the existence of Environmental Contamination of any of the parcels of Real Property; and

                           (ii) Both parties reasonably determine (on the basis of Buyer's environmental due diligence) that responding to and remediating the foregoing Environmental Contamination in accordance with applicable environmental laws will exceed One Hundred Thousand and no/100 Dollars ($100,000.00) (the "Remediation Ceiling Amount") with respect to the facilities used in the operations of any one of the Stations. In the event the parties disagree regarding this determination, each party shall name a qualified environmental consultant, they shall in turn name a third whose determination shall be final.

                 (b) If the results of Buyer's environmental due diligence conducted in accordance with this Section 6.9 indicate that the cost of responding to and remediating Environmental Contamination in accordance with applicable environmental laws is equal to or less than the Remediation Ceiling Amount for the facilities used in the operations of any Station, Sellers shall, at their sole cost and expense, respond to and remediate such Environmental Contamination in accordance with applicable environmental laws on or before the Closing. The completion of such remediation to the reasonable satisfaction of Buyer shall be a condition to the Closing of this Agreement pursuant to Section 11.4(g) hereof.

                 (c) In the event that a termination as to a Station becomes effective under this Section 6.9.5, the Purchase Price shall be adjusted by reducing it by an amount equal to 110% of the Station Aggregate Value of the affected Station.

       6.9.6. RADIO FREQUENCY RADIATION. Other than in compliance with the Communications Act, the operation of the Stations and WJDM does not cause or result in exposure of workers or the general public to levels of radio frequency radiation in excess of the radio frequency protection guides set forth in OST/OET Bulletin Number 65, "Evaluating Compliance with FCC-Specified Guidelines for Human Exposure to Radio-Frequency Radiation." Renewal of the FCC Licenses would not constitute a "major action" within the meaning of Section 1.1301, ET SEQ., of the FCC's rules.

6.10. INSURANCE. The Sellers and CRNY shall maintain in full force and effect all of their existing casualty, liability, and other insurance covering any or all of the Acquired Assets and the CRNY Assets through the day following the Closing Date in amounts not less than those in effect on the date hereof; Sellers have set forth on SCHEDULE H an abstract of such casualty insurance coverage. Such coverage is for full replacement value against risks commonly insured against in the radio broadcast industry and neither Sellers nor CRNY are in default under any such policies. Neither Sellers nor CRNY have received any notice from any issuer of such policies of its intention to cancel, terminate or refuse to renew any policy issued by it.

6.11. ACCESS TO INFORMATION. The Sellers and CRNY shall give Buyer and its representatives reasonable access during normal business hours throughout the period prior to Closing to the operations, properties, books, accounting records, contracts, agreements, leases, commitments, programming, technical and sales records and other records of and pertaining to the business and operations of the Stations and WJDM; provided, however, such access shall not unreasonably disrupt the Sellers' or CRNY's normal operation. The Sellers and CRNY shall furnish to Buyer all information concerning CBC's, the Sellers', the Stations' and WJDM's affairs as Buyer may reasonably request, including, but not limited to, information regarding the status of Sellers' loan agreement with Foothill, and Buyer shall provide CBC with such information regarding Buyer's affairs as CBC reasonably requests. Each party will maintain the confidentiality of all the information and materials delivered to it or made available for its inspection by the other hereunder. Nothing shall be deemed to be confidential information that:
       (a) is known to the party to whom it was disclosed at the time of its disclosure; (b) becomes publicly known or available other than through disclosure by the disclosing party; (c) is received by the party to whom it was disclosed from a third party not actually known by the disclosing party to be bound by a confidentiality agreement with or obligation to the disclosing party; or (d) is independently developed by the party to whom it was disclosed as clearly evidenced by its records. Notwithstanding the foregoing provisions of this Section 6.11, a party may disclose such confidential information (x) to the extent required (in the opinion of the disclosing parties independent legal counsel) to comply with applicable laws and regulations, (y) to its officers, directors, employees, representatives, financial advisors, attorneys, accountants, and agents with respect to the transactions contemplated hereby (so long as such parties are informed of the confidentiality of such information), and (z) to any Governmental Authority in connection with the transactions contemplated hereby. In the event this Agreement is terminated, each party will return to the other all confidential information disclosed pursuant hereto relating to the transactions contemplated hereunder, whether obtained before or after the execution of this Agreement.

6.12. CONDUCT OF THE STATIONS' AND WJDM'S BUSINESS. Until Closing, without the prior written consent of Buyer, the Sellers and CRNY shall not enter into any transaction, agreement or understanding other than in the Ordinary Course of Business which will not survive Closing, or, if any such agreement survives Closing, such agreement shall have a value less than $5,000 and be terminable without penalty no later than sixty (60) days after Closing (whether or not in writing), or modify any of the Contracts; no employment contract shall be entered into by the Sellers or CRNY relating to the Stations or WJDM unless the same is terminable at will and without penalty at any time; no material increase in compensation payable or to become payable, to any of the employees employed at the Stations or WJDM shall be made; no material change in personnel policies, insurance benefits or other compensation arrangements shall be made; and the Sellers and CRNY will cause the Stations and WJDM to be operated in all material respects in compliance with the Licenses and Permits and all applicable laws and regulations;

       the Sellers further represent, warrant and covenant:

       (a) Between the date hereof and Closing, the Sellers and CRNY shall not take any action which will prevent or impede Buyer from obtaining at the Closing the actual and immediate occupancy and possession of the Stations and WJDM and all of the Acquired Assets and the CRNY Assets, including the Real Property, except that Sellers, notwithstanding anything to the contrary contained herein, shall have no obligation to close upon the Vander Eyk property under the purchase agreement disclosed on SCHEDULES B AND D (the "Vander Eyk Agreement"). Sellers will exercise their best efforts to perform all their obligations under the Vander Eyk Agreement and to preserve the rights to close thereunder. Sellers will also exercise their best efforts to perform all their obligations under the WONZ option agreement disclosed on SCHEDULE D and to preserve their rights to exercise said option pursuant to its terms.

       (b) Between the date hereof and Closing, Sellers shall complete repairs to the WJDM tower site to Buyer's reasonable satisfaction and shall complete the move of the WJDM studio to the 9 Caldwell Street, Elizabeth, New Jersey location and replace all tangible personal property left at the Liberty Science Center location.

       (c) On the Closing date, the Sellers will be the owner of the Acquired Assets and CRNY will be the owner of the CRNY Assets with good and marketable title thereto, free and clear of all liens and encumbrances, except for Permitted Encumbrances; and that between the date of this Agreement and the Closing, there will be no more than the ordinary normal wear and tear and expendability of the Acquired Assets and the CRNY Assets, and the Acquired Assets and the CRNY Assets will be in good working condition.

       (d) Except as disclosed on SCHEDULE G, the Sellers and CRNY do not know of any facts relating to them or the Stations or WJDM which would cause (i) the applications for assignment of the Licenses and transfer of control to Buyer to be challenged, (ii) the Commission to deny its consent to the assignments of the Licenses and transfer of control to Buyer, or (iii) the

               Commission to grant such applications for assignment and transfer of control subject to material adverse conditions to Buyer.

       (e) The Sellers and CRNY will have duly filed all tax returns required to be filed by such Seller or CRNY on or before the Closing Date and will have paid and discharged all taxes, assessments, excises, levies, or other similar charges of every kind, character or description imposed by any Governmental Authority, and any interest, penalties or additions to tax imposed thereon or in connection therewith (collectively, "Taxes") which are due and payable and have not been paid. There is no action, suit, proceeding, audit, investigation or claim pending or, to the Sellers' and CRNY's knowledge, threatened in respect of any Taxes.

       (f) The Sellers and CRNY shall (i) upon receiving notice or otherwise becoming aware of any violation relating to the Licenses, any violation by any of the Stations or WJDM of any of the rules and regulations of the FCC, or any violations under any other applicable laws and regulations, promptly notify Buyer and, at Sellers' expense, use its best efforts to cure all such violations prior to the Closing Date, (ii) promptly notify Buyer in writing if a Station or WJDM ceases to broadcast at the power levels it is broadcasting at as of the date hereof for more than 48 consecutive hours; such notice shall specify the reason or reasons for such cessation and the corrective measures taken or to be taken by Sellers, and (iii) promptly inform Buyer in writing of any variances from the representations and warranties contained in this Article 6 that become known to the Sellers and CRNY or any breach of any covenant or agreement hereunder by Sellers or CRNY.

6.13. COPYRIGHTS, TRADEMARKS AND SIMILAR RIGHTS. The call letters listed on SCHEDULE E are the call letters used by Sellers or CRNY during the radio broadcast operations of the Stations and WJDM to identify each of the respective Stations and WJDM to its audience. Sellers and CRNY have full right and authority from the FCC to use such call letters. Sellers have not licensed or consented to, and have no knowledge of, any other entity's or individual's use of such call letters. There is no other name, trademark, service mark, copyright, or other trade, or service right or mark currently being used in the business and operations of the Stations or WJDM other than those listed in SCHEDULE E, except those of CBC in connection with its Radio AAHS-Registered Trademark-/Aahs World Radio-SM- children's radio format. Sellers and CRNY pay no royalty to anyone for use of the General Intangibles and have the right to bring action for the infringement thereof by third parties. Sellers and CRNY represent and warrant that the operations of the Stations and WJDM do not infringe on any trademark, service mark, copyright or other intellectual property or similar right owned by others.

6.14. EMPLOYEES. Sellers shall be solely responsible for any and all liabilities and obligations Sellers or CRNY may have to the employees of the Stations and WJDM, including, without limitation, compensation, severance pay, incentive bonuses, health expenses, and accrued vacation time, sick leave and obligations under any of Sellers' or CRNY's employee benefit plans. Sellers acknowledge that Buyer has no obligation hereunder to offer employment to any employee of Sellers or CRNY; however, Buyer shall have the right to hire such of the employees of the Stations and WJDM as Buyer may select in its sole discretion. With respect to any employee that Buyer hires, Sellers further acknowledge that Buyer shall have no obligation for, and shall not assume as part of the transaction contemplated by this Agreement, any compensation, incentive bonuses, health expenses, "accrued vacation" or other accrued leave time of said employees as a consequence of their being hired by Buyer, and Buyer shall have no liability for any such compensation due any employee for service prior to the Closing Date. Sellers also acknowledge that with respect to such employees as may be hired by Buyer, and where any such compensation, incentive bonuses, health expenses, or accrued leave time exists for said employees, Sellers will retain the responsibility for any liability arising therefrom. The consummation of the transactions contemplated hereby will not cause Buyer to incur or suffer any liability relating to, or obligation to pay, severance, termination, or other payments to any person or entity for employment by Sellers, CRNY, the Stations or WJDM, or any liability under any employee benefit plans of Sellers or CRNY, including, without limitation, any liability under the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended. Sellers shall comply with the provisions of the Worker Adjustment and Retraining and Notification Act and similar laws and regulations, if applicable, and shall be solely responsible for any and all liabilities, penalties, fines, or other sanctions that may be assessed or otherwise due under such applicable laws and regulations on account of the dismissal or termination of the employees of the Stations and WJDM by Sellers and CRNY.

6.15. LABOR RELATIONS. SCHEDULE I lists the names, dates of hire and current annual salaries of all persons employed by the Sellers or CRNY directly and principally in connection with the operation of the Stations and WJDM. None of the Sellers nor CRNY is a party to or subject to any collective bargaining agreements with respect to any of the Stations or WJDM. Sellers and CRNY have no written or oral contracts of employment with any employee of the Stations or WJDM, other than (i) oral employment agreements terminable at will without penalty, or (ii) those listed in SCHEDULE D. The Sellers and CRNY, in the operations of the Stations and WJDM, have complied with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination and the payment of social security and other payroll related taxes, except, with respect to the payment of taxes by CRNY, as disclosed on SCHEDULE J. To the best of Sellers' and CRNY's knowledge, there is no representation or organizing effort pending or threatened against or involving or affecting the Sellers or CRNY with respect to employees employed at any of the Stations or WJDM.

6.16. PRE-CLOSING COVENANTS. Between the date hereof and the Closing, the Sellers, CRNY and WJDM Co. covenant that:

       6.16.1. FCC COMPLIANCE. The Sellers and CRNY shall continue to operate the Stations and WJDM in material conformity with the terms of the Stations' and WJDM's Licenses and in conformity in all material respects with all applicable laws, regulations, rules and ordinances, including but not limited to the rules and regulations of the FCC. The Sellers, CRNY and WJDM Co. shall file all reports, applications and other filings required by the FCC in a timely and accurate manner. Sellers, CRNY and WJDM Co. will maintain the Licenses in full force and effect and take any action necessary before the FCC to preserve such Licenses in full force and effect without material adverse change. Sellers, CRNY and WJDM Co. will not take any action that would jeopardize the License Subsidiaries' or WJDM Co.'s rightful possession of the Licenses, the potential for assignment or transfer of control of the Licenses to Buyer, or the unconditional renewal of the Licenses for full license terms. The Sellers and CRNY shall continue to prosecute any pending applications before the FCC and shall pay any regulatory fees as they become due.

       6.16.2. CONDUCT OF BUSINESS. The Sellers and CRNY shall conduct the business and technical operations of the Stations in the Ordinary Course of Business, and shall continue all practices, policies, procedures and technical operations relating to the Stations in substantially the same manner as heretofore.

       6.16.3. MAINTENANCE OF ASSETS. The Sellers shall maintain all of the Acquired Assets and the CRNY Assets in a good condition and, with respect to the Personal Property, shall maintain inventories of spare parts at levels consistent with the past practices of the Sellers, CRNY, the Stations and WJDM. The Sellers and CRNY shall not sell, convey, assign, transfer or encumber any of the Acquired Assets or the CRNY Assets, except for the retirement of tangible Acquired Assets or CRNY Assets consistent with the normal and customary practices of the Sellers, CRNY, the Stations and WJDM, which will be replaced prior to Closing.

       6.16.4.   NO SOLICITATION.

                 (a) Sellers will immediately cease any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any Acquisition Proposal (as defined below). Sellers shall not, directly or indirectly, through any officer, director, employee, representative or agent, or otherwise (i) solicit, initiate, continue or encourage any inquiries, proposals or offers that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantially all the assets or a sale of at least a majority of capital stock (including, without limitation, by way of a tender offer) (a "Fundamental Transaction") involving any of the Sellers, CRNY, or any of the Stations or WJDM, other than the transactions contemplated by this Agreement, or a Fundamental Transaction involving CBC conditioned upon termination of this Agreement (any of the foregoing inquiries or proposals are being referred to in this Agreement as an "Acquisition Proposal"), (ii) solicit, initiate, continue or engage in negotiations concerning, or otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any Acquisition Proposal, or
                      (iii) agree to, approve or recommend any Acquisition Proposal; PROVIDED, that, solely to the extent required in the exercise of the fiduciary duties of the Board of Directors of CBC under applicable law as advised by independent counsel in connection with an unsolicited Acquisition Proposal, nothing contained in this Section shall prevent CBC from, prior to the Closing, furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with any unsolicited Acquisition Proposal by such person or entity (including a new and unsolicited Acquisition Proposal received by CBC after the execution of this Agreement from a person or entity whose initial contact with CBC may have been solicited by CBC prior to the execution of this Agreement), and CBC may recommend such an unsolicited bona fide written Acquisition Proposal to the shareholders of CBC, if and only to the extent that
                      (x) the Board of Directors of CBC determines in good faith (after consultation with and based upon the advice of its financial advisor and considering the effect of such Acquisition Proposal upon the employees, customers and the community) that such Acquisition Proposal would, if consummated, result in a transaction more favorable to the shareholders of CBC than this Agreement and that the person or entity making such Acquisition Proposal has the financial means, or the ability to obtain the necessary financing, to conclude such transaction (any such more favorable Acquisition Proposal is being referred to in this Agreement as a "Superior Proposal"), (y) the Board of Directors of CBC determines in good faith (after consultation with and based upon the advice of its outside legal counsel) that the failure to take such action would be inconsistent with the fiduciary duties of such Board of Directors to its shareholders under applicable law, and (z) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Board of Directors receives from such person or entity an executed confidentiality agreement. At such time as a Triggering Event occurs (as defined below), or at such time as CBC shall materially breach or fail to perform its obligations under this Section 6.16.4., then Sellers shall pay Buyer a fee of Five Million and no/100 Dollars ($5,000,000.00) (the "Fee"), together with an amount equal to the Deposit, which amounts shall be payable by wire transfer of same day funds on the date of such Triggering Event or material breach as and for liquidated damages. The Fee shall be non-refundable, except that in the event that this Agreement is not terminated by Sellers or Buyer, the applications before the FCC seeking its grant to the proposed assignments and transfer of control are not withdrawn by Sellers or Buyer, and Closing occurs in the ordinary course, the Fee will be reimbursed to Sellers at Closing and the entire Purchase Price shall be paid by Buyer without giving credit to the payment of the Deposit which had been returned to Buyer.

                 (b) CBC shall reimburse the Buyer in connection with any legal or other fees incurred by the Buyer in connection with the collection of the Fee or the Deposit from CBC.

                 (c) As used herein, a "Triggering Event" shall mean any of the following:

                      (i) the Board of Directors of CBC shall have withdrawn or modified its recommendation of this Agreement or shall have resolved or publicly announced its intention to do so; or

                      (ii) an alternative transaction shall have taken place or the Board of Directors of CBC shall have recommended such an alternative transaction to shareholders, or shall have resolved or publicly announced its intention to recommend or engage in an alternative transaction; or

                      (iii) An executive officer or director of CBC, or any other person at their direction, shall have negotiated with any person other than Buyer or its affiliates, based on a determination regarding a "Superior Proposal" made as described herein;

                      (iv) An executive officer or director of CBC, or any other person at their direction, shall have, or CBC or any other Seller or CRNY shall have entered into a letter of intent or any agreement with, or consummated or recommended any transaction with, any person other than Buyer or its affiliates, based on a determination regarding a "Superior Proposal" made as described herein; or

                      (v) the shareholders of CBC do not approve this Agreement or the transactions contemplated hereby after an Acquisition Proposal shall have been publicly announced.

       6.16.5. SHAREHOLDER MEETING. CBC shall, in accordance with the requirements of applicable law, its Articles of Incorporation and its Bylaws, take all action as may be necessary, proper or advisable to duly call, give notice of and fix a record date for a meeting of shareholders (which may be a special or annual meeting) to vote on approval of this Agreement and the transactions contemplated hereby (the "Shareholders' Meeting"), to be held as promptly as practicable and in any event not later than August 30, 1998. As promptly as practicable, CBC shall prepare and file with the Securities and Exchange Commission (the "SEC") a proxy statement (the "Proxy Statement") to be used in connection with the solicitation of proxies for the Shareholders' Meeting, respond to any comments or requests from the SEC, as applicable, and mail the Proxy Statement, together with any materials required to be delivered to CBC shareholders under applicable law, to shareholders of CBC in accordance with the requirements of applicable law. CBC represents, warrants and covenants that the Proxy Statement will comply with all requirements of applicable law, including without limitation SEC Regulation 14A. Subject to its fiduciary duties in connection with a Superior Proposal (as defined above), the Board of Directors of CBC shall recommend in the Proxy Statement that the shareholders of CBC approve this Agreement and the transactions contemplated hereby. CBC shall provide a copy of the proposed Proxy Statement to Buyer prior to filing.

       6.16.6. OTHER SELLER COVENANTS. None of the Sellers nor CRNY shall without the Buyer's prior written consent (a) merge or consolidate with or into any other entity, except as permitted under Section 12.10 hereof; (b) do or omit to do any act (or permit such action or omission) which will cause a material breach of any of the Contracts identified as material on SCHEDULE D; (c) waive any claims or rights of material value with respect to the Station Assets, or with respect to the operations of the Stations or WJDM without the prior written consent of Buyer; or (d) agree, whether in writing or otherwise, to do any of the foregoing.

       6.16.7. TERMINATION. This Agreement may be terminated in its entirety by Buyer or Sellers, subject to the provisions hereof, in the event of the occurrence of a Triggering Event described in Sections 6.16.4(c)(i), (ii), (iv) or (v) herein.

6.17. NO MISLEADING STATEMENTS. No statement, representation or warranty made by Sellers or CRNY herein and no information provided or to be provided by Sellers or CRNY to Buyer pursuant to this Agreement or any other documents delivered hereunder or in connection with the negotiations covering the purchase and sale contemplated herein contains or will contain any untrue statement of a material fact, or omits or will omit a material fact. There are no facts or circumstances known to Sellers or CRNY and not disclosed herein or in the Schedules hereto that, either individually or in the aggregate, will materially adversely affect after Closing the Acquired Assets or the CRNY Assets or the condition of the Stations or WJDM.

6.18. CONSENTS. The Sellers shall use their best efforts to obtain any third party consents required to assign to Buyer all Contracts. If, on the Closing Date, Sellers have not obtained any required consent for the assignment of any Contract (other than the material Contracts referred to in Section 11.4(d) hereof) to Buyer and the Closing occurs, then after the Closing Date, Sellers will continue to use their best efforts, and the Buyer will cooperate with Sellers, to obtain any such consent and/or to remove any other impediments to the assignment of any such Contract. From and after the Closing, until the valid assignment of all such Contracts, Sellers will take such lawful actions as are reasonably necessary to assure that Buyer shall receive the benefits of, and shall be obligated to perform the obligations of Sellers under, all such Contracts after the Closing Date to the same extent as if Buyer were a party thereunder (and Buyer agrees to cooperate with Sellers in connection with any such actions and to enter into, at the time of the Closing, any lawful arrangements in furtherance thereof (but at no additional cost to Buyer other than such costs as Buyer would incur as a party to such Contracts)).

6.19.  CBC'S ADDITIONAL REPRESENTATIONS REGARDING CRNY.

       6.19.1. ORGANIZATION, OWNERSHIP AND CAPITALIZATION OF CRNY. CRNY is a New Jersey corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with all requisite power, authority, charters, licenses and franchises necessary or required by law to carry on the business activity in which it is presently engaged. Other than as set forth on SCHEDULE J, CRNY is not in default under any such charter, license or franchise, the effect of which might materially adversely affect its right to conduct the business and there are no pending proceedings or actions to limit or impair any of CRNY's powers, rights and privileges or to dissolve CRNY. CBC has provided Buyer with true and correct copies of the Articles of Incorporation, as amended to the date hereof, and Bylaws of CRNY, as amended to the date hereof. CRNY has no subsidiaries other than WJDM Co. nor is it a partner in any partnership or a party to any joint venture. The authorized capital stock of CRNY consists of 425 shares of Common Stock, no par value per share, 250 of which are issued and outstanding. All outstanding shares of CRNY Stock are validly issued, fully paid and nonassessable, and all of such shares are owned, beneficially and of record, by CBC, and there are no other classes of stock, options, warrants or conversion privileges outstanding. CBC has good and marketable title to the CRNY Stock, and CBC will transfer the CRNY Stock to the Buyer on the Closing Date, free and clear of any claim, lien, pledge, security, interest, charge, or other encumbrance whatsoever. The CRNY Stock is not subject to any option or right to purchase other than pursuant to this Agreement, and no preemptive rights exist with respect to the

                 CRNY Stock. Other than as specified in SCHEDULE J, all which tax Sellers will pay prior to Closing, there are no stock transfer taxes applicable with respect to the transfer of the CRNY Stock to Buyer.

       6.19.2. RECORD BOOKS. The minute book and stock record book of CRNY as delivered to Buyer is complete and correct in all material respects, except as disclosed on SCHEDULE J.

       6.19.3.   TAXES.  Except as disclosed on SCHEDULE J:

                 (i) CRNY is a corporation for purposes of federal and state income tax laws and has had the tax status of a corporation constantly and without interruption since June 1, 1996, and, to the best of Sellers' and CRNY's knowledge, from its formation to such date;

                 (ii) all returns have been or will be timely filed when due in accordance with all applicable laws;

                 (iii) all taxes shown on the returns have been or will be timely paid when due;

                 (iv) the returns completely, accurately and correctly reflected or will reflect the facts regarding the income, properties, operations and status of CRNY since June 1, 1996, and, to the best of Sellers and CRNY's knowledge, for prior periods;

                 (v) there are no agreements or consents currently in effect for the extension or waiver of the time:

                          (a)   to file any return; and

                          (b) for assessment or collection of any taxes relating to CRNY for any pre-Closing period, and no person has been requested to enter into any such agreement or consent;

                 (vi) all returns with respect to taxable years ending on or prior to December 31, 1996, have been examined and closed, or are returns with respect to which the applicable statute of limitations, after giving effect to any extensions and waivers, has expired;

                 (vii) all taxes which CRNY is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the appropriate governmental authorities to the extent due and payable;

                 (viii) there is no action, suit, proceeding, investigation, audit or claim currently pending, or to the best of Sellers' or CRNY's knowledge, threatened, regarding any taxes relating to CRNY for any pre-Closing period;

                 (ix) all tax deficiencies which have been claimed, proposed or asserted against CRNY have been fully paid or finally settled and no issue has been raised by any IRS examination that might result in a proposed deficiency for any other period not so examined;

                 (x) no material deficiencies with respect to taxes, additions to tax, interest, or penalties have been proposed or asserted against and communicated to CRNY or Sellers except those that have been paid in full and for those matters that would not result in liability being imposed against CRNY;

                 (xi) no person has executed or entered into a closing agreement pursuant to IRS Code Section 7121 (or any comparable provision or state, local or foreign law) that is currently in force and determines the tax liabilities of CRNY;

                 (xii) there is no, and will not be any, agreement or consent made under IRS Code Section 341(f) (or any comparable provision or state, local or foreign law) affecting CRNY;

                 (xiii) there are no liens for any tax, other than statutory liens for taxes not yet due and payable and the taxes due but not yet paid as disclosed on SCHEDULE J, on the assets of CRNY;

                 (xiv) none of the assets of CRNY directly or indirectly secures any debt the interest on which is tax exempt under IRS Code Section 103(a);

                 (xv) CRNY has not engaged in any transaction that could give rise to an understatement of tax liability of CRNY within the meaning of IRS Code Section 6662(d)(2);

                 (xvi) there are no tax sharing agreements to which CRNY is now or ever has been a party;

                 (xvii) as of and after the Closing, CRNY shall not be required to:

                          (a) treat any asset of CRNY as owned by another person pursuant to the "safe harbor" leasing provisions of the IRS Code or as "tax-exempt use property" within the meaning of IRS Code
                                Section 168(h); and

                          (b) apply any of the foregoing rules under any comparable foreign, state or local tax provision;

                 (xviii) CRNY is not a party to any agreement, contract, arrangement or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of IRS Code
                          Section 280G (or any comparable provision of state, local, or foreign law);

                 (xix) CRNY has not agreed, and is not required, to make any adjustment under IRS Code Section 482(a) ( or any comparable provision of state, local or foreign law) by reason of a change in accounting method or otherwise;

                 (xx) no property of CRNY is subject to a tax benefit transfer lease subject to the provisions of former
                          Section 168(f)(8) of the Internal Revenue Code of
                          1954;

                 (xxi) CRNY has complied fully with all applicable laws relating to information reporting and withholding or collection and payment over of taxes with respect to payments made to or received from third parties;

                 (xxii) CRNY is not a party to a "disqualified leaseback or long-term agreement" described in Section 467(b)(4) of the Code;

                 (xxiii) no power of attorney is currently in effect, and no tax ruling has been requested of any governmental authority, with respect to any tax matter relating to CRNY;

                 (xxiv) the charges, accruals, and reserves for taxes, other than income taxes, due or accrued but not yet due, relating to the properties and operations of CRNY for the period prior to Closing as reflected on its books are reflected as accrued liabilities and will be adequate in all material respect to cover such taxes; and

                 (xxv) New Jersey is the only state in which CRNY has filed tax returns during the past three years, and New Jersey and New York are the only states in which CRNY expects to file tax returns during the current calendar year.

       6.19.3. After the Closing Date, Buyer shall have the exclusive authority and obligation to prepare and file, or cause to be prepared and filed, all returns for, or with respect to, taxes for all taxable years and other taxable years and other taxable periods; PROVIDED, HOWEVER, that returns with respect to the income, properties or operation of CRNY that relate to the taxable year or other taxable period which includes the Closing Date shall, to the extent permitted by applicable law, be prepared by treating all items on such returns in a manner consistent with the past practices of CRNY with respect to such items. Sellers and CRNY expressly consent to the use of the so-called "closing of the books method" as to the taxable period before and after the Closing Date. Prior to the Closing, neither Sellers nor CRNY nor any person acting on their behalf shall file or cause to be filed any amended return without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

       6.19.4. CREDIT AGREEMENTS. At Closing, CRNY will not be a party to or bound by any written or oral debt agreement, credit agreement, sale-lease back agreement, revolving credit agreement, financing agreement or mortgage on real property, except as set forth on SCHEDULE D.

       6.19.5. EMPLOYEE PLANS. CRNY has not established any oral or written Employee Plan for the employees thereof except as set forth on SCHEDULE J to this Agreement. For purposes of this Agreement, Employee Plan means any pension, retirement, disability, medical, dental or other health insurance plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan, or other employee benefit plan or arrangement, including, without limitation, any "pension plan" or "welfare plan" as defined by the Employee Retirement Income Security Act of 1974 ("ERISA"). Each Employee Plan set forth on SCHEDULE J to this Agreement has been administered to date or terminated, as the case may be, in compliance with the requirements of the Internal Revenue Code and ERISA, where applicable each Employee Plan is fully funded on a termination basis, and all reports required by any government agency with respect to such plans have been timely filed, and notwithstanding anything to the contrary contained in such plan and except as disclosed on SCHEDULE J, all benefits, liabilities and obligations of CRNY to date under such plan have been fully accrued and reflected on the Financial Statements. A complete and accurate copy of each Employee Plan set forth on SCHEDULE J to this Agreement has been delivered to Buyer along with all related determination letters and filings for the most recent plan year.

6.20. SUPPLEMENTAL DISCLOSURE. From time to time prior to the Closing, the Sellers and CRNY will promptly supplement or amend the Schedules hereto with respect to any matter hereafter arising which, if existing or occurring at the date of the Agreement, would have been required to be set forth or described in such Schedules. No supplement or amendment of any Schedule made pursuant to this Section shall be deemed to amend, modify or update any representation or warranty of Sellers or CRNY made in this Agreement or cure any breach thereof unless Buyer specifically agrees thereto in writing.

6.21. MATERIAL ADVERSE CHANGE. Since December 31, 1997, there has not been any material adverse change in the operation of the Stations or WJDM or condition of the Station Assets except as disclosed on SCHEDULE K. As used in this Agreement, a "material adverse change" shall expressly include any event which would prevent Buyer from consummating the purchase of Real Property contemplated under the

       Vander Eyk Agreement on the terms and conditions as reflected therein as of the date hereof or from constructing its KPLS tower array thereon in the ordinary course without a material increase in the costs of acquisition and construction understood by Buyer as of the date hereof. Buyer understands that the current budget for land acquisition and construction of the project is approximately Four Million and no/100 Dollars ($4,000,000.00).


                                      ARTICLE 7
                        BUYER'S REPRESENTATIONS AND WARRANTIES

       The Buyer represents and warrants as follows, which representations and warranties shall be deemed to have been made again at Closing.

7.1. CORPORATE EXISTENCE AND POWERS. Buyer is a limited liability company organized and existing in good standing under the laws of the State of California with full power and authority to enter into this Agreement to which it is a party and enter into and complete the transactions contemplated herein and therein; Buyer is, or will be at the time of Closing, qualified to do business in the States of Arizona, California, Colorado, Illinois, Kansas, Minnesota, New York, New Jersey, Pennsylvania, Texas and Wisconsin; all required corporate action has been duly and validly taken by Buyer to make and carry out this Agreement and the transactions contemplated herein; this Agreement constitutes the valid and binding obligation of Buyer enforceable in accordance with its terms; the execution of the Agreement and, once the consents of the FCC required for the assignment and transfer of control of the Licenses are obtained, the completion of the transactions herein involved will not result in the violation of any order, license, permit, rule, judgment or decree to which Buyer is subject or the breach of any contract, agreement or other commitment to which Buyer is a party or by which it or its properties is bound or conflict with or violate any provision of Buyer's Articles of Organization, Operating Agreement, or other organizational documents; and except for the consents of the Commission to the assignments of the Licenses and the transfer of control to Buyer and the consents identified by the Sellers on SCHEDULE D, to the Buyer's knowledge, no other consent of any kind is required that has not been obtained for Buyer to make or carry out the terms of this Agreement.

7.2. BUYER'S QUALIFICATIONS. At Closing, Buyer will be legally and financially qualified to become the licensee of the Commission. Buyer does not know of any facts relating to it which would cause the Commission to deny its consents, or which would materially hinder or delay receipt of such consents, to the assignments of the Licenses and transfer of control to Buyer.

7.3. INVESTMENT REPRESENTATION. Buyer is purchasing the CRNY Stock for investment purposes and not with a view to distribution. The CRNY Stock has not been registered under Federal or State securities laws and Buyer understands that no redistribution, sale or other disposition of the CRNY Stock may occur unless the CRNY Stock is registered under applicable Federal and State securities laws or exempt therefrom.


                                      ARTICLE 8
                                BREACH OF AGREEMENTS,
                            REPRESENTATIONS AND WARRANTIES

8.1. BREACH OF THE SELLERS' AGREEMENTS, REPRESENTATIONS AND WARRANTIES. The Sellers shall jointly and severally indemnify and hold harmless Buyer and every affiliate of Buyer and any of its or their directors, members, managers, stockholders, officers, partners, employees, agents, consultants, representatives, transferees and assignees (collectively, the "Buyer Indemnities") from and against any loss, damage, liability, claim, demand, judgment or expense, including claims of third parties, and including without being limited to, reasonable counsel fees and reasonable accounting fees, sustained by the Buyer Indemnities by reason of, or arising out of or relating to, (i) any material breach of any warranty, representation, covenant or agreement of the Sellers or CRNY contained herein or in any other document delivered pursuant to the terms hereof or in the Schedules attached hereto, (ii) any error contained in any statement, report, certificate or other instrument delivered to the Buyer Indemnities by Sellers or CRNY pursuant to this Agreement, (iii) any failure by Sellers or CRNY to pay or discharge any liability relating to the Stations, CRNY and WJDM that is not expressly assumed by Buyer hereunder, (iv) any facts or circumstances described in SCHEDULE G, (v) the failure to comply with any applicable bulk sales or tax notice statutes, or (vi) any obligations for unpaid taxes, penalties and
       interest with respect to CRNY noted on SCHEDULE J.   Each Seller hereby
       expressly waives all rights of equitable indemnity, subrogation and contribution, whether by contract, statute or common law with respect to CRNY for the indemnification obligations of Sellers to the Buyer Indemnities contained herein.

8.2. BREACH OF BUYER'S AGREEMENTS, REPRESENTATIONS AND WARRANTIES. Buyer shall indemnify and hold harmless the Sellers and every affiliate of Sellers and any of their directors, members, stockholders, officers, partners, employees, agents, consultants, representatives, transferees and assignees (collectively, the "Seller Indemnities") from and against any loss, damage, liability, claim, demand, judgment or expense, including claims of third parties, and including without being limited to, reasonable counsel fees and reasonable accounting fees, sustained by the Seller Indemnities by reason of, or arising out of or relating to,
       (i) any material breach of any warranty, representation, covenant or agreement of Buyer contained herein or any other document delivered pursuant to the terms hereof, (ii) any error contained in any statement, report, certificate or other instrument delivered to the Seller Indemnities by Buyer pursuant to this Agreement, or (iii) any failure by Buyer to pay or discharge any liability relating to the Stations, CRNY and WJDM that is expressly assumed by Buyer hereunder.

8.3. THRESHOLD. Neither Buyer nor Seller shall be liable to the other for indemnification under this Article 8 until the aggregate of all indemnification claims of the party seeking indemnification exceeds $25,000.00, but after such threshold is exceeded, the applicable party shall be entitled to full indemnification for all claims.

8.4. SPECIFIC PERFORMANCE. Sellers acknowledge that the Acquired Assets and the CRNY Stock to be transferred and assigned under this Agreement are unique and not readily bought or sold on the open market and, for that reason, among others, Buyer would be irreparably harmed by any breach or failure of the other party to consummate this Agreement, and monetary damages therefor will be highly difficult, if not wholly impossible, to ascertain, except as provided under Section 6.16.4 hereof. It is therefore agreed that this Agreement shall be enforceable by Buyer in a court of equity by a decree of specific performance, and an injunction may be issued restraining any transfer or assignment of the Acquired Assets, the CRNY Stock or the CRNY Assets contrary to the provisions of this Agreement pending the determination of such controversy. Sellers and CRNY, for themselves and their successors and assigns, hereby waive the claim or defense that an adequate remedy at law exists. In the event of a suit by Buyer to obtain specific performance and Buyer's prevailing in such action, Buyer shall be entitled to reimbursement by Sellers of all reasonable attorneys' fees and other out-of-pocket expenses incurred by Buyer with respect thereto.

8.5. PROCEDURES. The indemnified party agrees to give written notice within a reasonable time to the indemnifying party of any claim or other assertion of liability which could give rise to a claim for indemnification hereunder (hereinafter collectively "Claims," and individually a "Claim"), it being understood that the failure to give such notice shall not affect the indemnified party's obligation to indemnify as set forth in this Agreement, unless, and then only to the extent, the indemnifying party's ability to contest, defend or settle with respect to such Claim is thereby demonstrably and materially prejudiced by such failure to give such notice. The obligations and liabilities of the parties hereto with respect to their respective indemnities pursuant to this Article 8 resulting from any Claim, shall be subject to the following additional terms and conditions:

               (a) Provided the indemnifying party acknowledges in writing its obligation to indemnify the indemnified party with respect to the Claim and further satisfies the indemnified party as to its financial ability to satisfy such indemnification obligation, the indemnifying party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense or opposition to such Claim.

               (b) In the event that the indemnifying party shall either (i) elect not to undertake, or shall fail to satisfy any requirements to undertake, such defense or opposition, or (ii) fail to properly elect within thirty (30) days after notice of any such Claim from the indemnified party or thereafter fail to defend or oppose such Claim, then, in either such event, the indemnified party shall have the right to undertake the defense, opposition, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the indemnifying party.

               (c) Notwithstanding anything in this Section 8.5 to the contrary,
       (i) the indemnifying party shall not, without the indemnified party's written consent, settle or compromise any Claim or consent to entry of any judgment which includes any admission of liability or does not include as a term thereof the giving by the claimant or the plaintiff to the indemnified party of an unconditional release from all liability in respect of such Claim, and (ii) in the event that the indemnifying party undertakes defense of or opposition to any Claim, the indemnified party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the indemnifying party and its counsel or other representatives concerning such Claim and the indemnifying party and the indemnified party and their respective counsel or other representatives shall cooperate in good faith with respect to such Claim.

               (d) The indemnifying party hereby agrees to pay the amount of any established Claim within fifteen (15) days after the establishment thereof. The amount of established Claims shall be paid in cash. Any amounts for such Claims not paid when due under this Article shall bear interest at a rate equal to 15% per annum until paid. Buyer shall have the right to offset any unpaid amounts with respect to a Claim against the amounts due Sellers under the Note.


                                      ARTICLE 9
                              RISK OF LOSS; TERMINATION

9.1. BUYER'S OPTIONS. The risk of any loss, damage or destruction to any of the Station Assets from fire or other casualty or loss shall be borne by the Sellers and CRNY at all times prior to the Closing. Upon the occurrence of any material loss or damage to any of the Station Assets as a result of fire, casualty, or other causes prior to the Closing, the Sellers shall notify the Buyer of same in writing immediately, stating with particularity the reasonable estimates of the loss or damage incurred, the cause of damage, if known, and the extent to which restoration, replacement and repair of the Station Assets lost or destroyed is believed reimbursable under any insurance policy with respect thereto. Provided the Sellers, at their sole expense, have not repaired, restored or replaced the damaged Station Assets to Buyer's reasonable satisfaction by the Closing, and if the Buyer is not then in material breach of this Agreement, Buyer shall have the option (but not the obligation) exercisable at the Closing to:

       (i) terminate this Agreement in its entirety in which case none of the parties shall have any further liability to the other parties with respect thereto, or terminate this Agreement solely as to the affected Station, in which case the Purchase Price shall be reduced by an amount equal to 110% of the Station Aggregate Value of the affected Station so excluded, except that the Sellers shall have a reasonable period of time, not to exceed sixty (60) days, to effect repairs of the damaged Station Assets before Buyer may exercise its option under this subparagraph 9.1(i), PROVIDED, HOWEVER, that in the event the affected Station is a Severable Station, Buyer shall not have the option to terminate the entire Agreement under this Section 9.l(i), but shall only have the option to terminate this Agreement with respect to the affected Station;

       (ii) postpone the Closing of the affected Station for up to sixty (60) days as necessary to allow the property to be completely repaired, replaced or restored, at the Sellers' sole expense, in which event the Sellers shall use their best efforts to complete such repairs; or

       (iii) elect to consummate the Closing and accept the damaged Station Asset in its "then" condition, in which event the Sellers or CRNY shall assign to Buyer all rights under any insurance claim covering the loss and pay over to the Buyer the proceeds under any such insurance policy previously received by the Sellers and CRNY with respect thereto, provided further that Buyer's election to proceed with the Closing under this Section 9.1(iii) shall not relieve Sellers of any of the indemnification obligations under
               Article 8 hereof with respect to damaged Station Assets.

9.2. BROADCAST TRANSMISSION OF THE STATIONS PRIOR TO CLOSING. If, prior to the Closing Date, any Station incurs any unusual operating problems (including any event described below), Sellers shall provide Buyer with prompt written notice of such problem and the measures being taken, at Sellers' sole expense, to correct same. If, after the date hereof and prior to the Closing Date, any event occurs which prevents the broadcast transmission of any Station or WJDM for (i) a period of 72 consecutive hours or more, or (ii) six (6) separate periods of four (4) hours or more, Buyer shall have the right, by giving written notice to the Sellers of its election to do so, to terminate this Agreement in its entirety or solely with respect to the affected Station, PROVIDED, HOWEVER, in the event the affected Station is a Severable Station, Buyer shall not have the option to terminate the entire Agreement under this
       Section 9.2, but shall only have the option to terminate the Agreement with respect to the affected Station. In the event Buyer decides to terminate this Agreement with respect to the affected Station, the Purchase Price shall be reduced by an amount equal to 110% of the Station Aggregate Value of the affected Station so excluded, except that the Sellers shall have a reasonable period of time, not to exceed sixty
       (60) days, to effect repairs of the damaged Station Assets before Buyer may exercise its option under this subparagraph 9.2.

9.3. TERMINATION OF AGREEMENT. This Agreement may be terminated at any time on or prior to the Closing Date: (a) by the mutual consent of Sellers and Buyer; (b) by any non-defaulting party hereto if within ten (10) calendar days after the date hereof, applications for FCC consent to the assignment and transfer of control of the Licenses to Buyer that are acceptable for filing, subject to reasonable supplementation and modification, has not been tendered for filing with the FCC (provided that the non-defaulting party shall have used all reasonable efforts to cooperate in the preparation of such application); (c) by any party hereto if the FCC has denied the approvals contemplated by this Agreement in an order which has become Final or granted a hearing on an objection; (d) by written notice of either Buyer or Sellers/CRNY if the other party breaches in any material respect any of its representations, warranties, covenants or agreements contained herein and such breach has not been cured within thirty (30) days of the date of notice of breach is received by the breaching party, PROVIDED, HOWEVER, that no notice of intention to terminate this Agreement pursuant to this Section 9.3(d) may be served by a party that is itself in material breach of the Agreement at the time of such notice; (e) by Buyer as provided under
       Section 6.9.5 (regarding Environmental Matters); (f) by Sellers or Buyer as provided under Section 6.16.7 (regarding a Superior Offer or certain Triggering Event); (g) by Buyer as provided in Section 9.1 (regarding casualty losses); (h) by Buyer as provided under Section 9.2 (regarding broadcast transmission); (i) by Buyer as provided under Section 10.3 (regarding FCC designation for hearing); (j) by any non-defaulting party hereto if the Closing has not taken place by the Outside Closing Date (as defined in Section 10.4), (k) by Buyer if not then in material default if Sellers have failed to satisfy the conditions set forth in Section

       11.4, or (l) by Sellers if not then in material default if Buyer has failed to satisfy the conditions set forth in Section 11.5.

9.4. EFFECT OF TERMINATION. In the event this Agreement is terminated as provided in Section 9.3, this Agreement shall be deemed null, void and of no further force or effect, and the parties hereto shall be released from all future obligations hereunder; provided that the provisions of Sections 9.4, 10.2, 12.3, and 12.12 shall survive such termination, and provided further that the termination of this Agreement shall not relieve any party of liability for its material breach of this Agreement, provided however, that, if this Agreement is terminated by Sellers pursuant to Section 9.3(d) due to material breach or default by the Buyer of this Agreement, and provided the Sellers are not then in material breach or default of this Agreement, the Sellers shall retain the Deposit as liquidated damages, it being agreed that such payment shall constitute full payment for any and all damages suffered by Sellers and CRNY by reason thereof and that Sellers and CRNY shall have no rights to or claims for damages from Buyer other than the Deposit. Sellers hereby acknowledge that Sellers shall not be entitled to the Deposit if this Agreement is terminated for any reason other than by Sellers pursuant to Section 9.3(d) above, and if this Agreement is terminated other than by Sellers pursuant to Section 9.3(d), the Deposit shall be returned to Buyer.


                                      ARTICLE 10
                         APPLICATION FOR COMMISSION APPROVAL

10.1. FILING AND PROSECUTION OF APPLICATION. Buyer and the Sellers shall, as soon as practicable after the date of this Agreement and in any event not later than ten (10) calendar days after the date hereof, join in applications to be filed with the Commission requesting its written consents to the assignments of the Licenses of the Stations from the License Subsidiaries to Buyer and the transfer of control of WJDM from WJDM Co. to Buyer. The parties shall prepare their own portions of the applications. Buyer, Sellers and CRNY shall take all steps necessary to the expeditious prosecution of such applications to a favorable conclusion, using their best efforts throughout.

10.2. EXPENSES. The parties shall bear their own legal, accounting and other expenses in connection with the consummation of the contemplated transaction except as otherwise specifically provided herein. The parties shall cooperate with the preparation of the Commission applications and in connection with the prosecution of such applications. The filing fees shall be shared equally between the Sellers on the one hand and the Buyer on the other.

10.3. DESIGNATION FOR HEARING. If, for any reason, any application for an assignment or transfer of control of any of the Licenses is designated for hearing by the Commission prior to grant thereof, the Buyer, if not then in material breach hereunder, shall have the right, but not the obligation, by written notice within thirty (30) days of such designation for hearing, to terminate this Agreement, in which case none of the parties shall have any further liability to the other parties with respect thereto, or terminate this Agreement solely as to the Station that is the subject of the hearing, in which case the Purchase Price shall be reduced by an amount equal to 110% of the Station Aggregate Value of the affected Station so excluded, PROVIDED, HOWEVER, in the event the affected Station is a Severable Station, Buyer shall not have the right to terminate the entire Agreement under this Section 10.3, but shall only have the option to terminate this Agreement with respect to the affected Station.

10.4. OUTSIDE CLOSING DATE. Subject to the provisions of Section 10.3 above, if within twelve (12) months from the date hereof (the "Outside Closing Date") (i) the Commission has not given its written consents to the assignments and transfer of control of the Licenses set forth herein or
       (ii) the other conditions to the obligations of Buyer or Sellers have not been fulfilled then any of the parties, if not then in default, may terminate this Agreement in its entirety. Upon such termination, if not otherwise in material breach or default of this Agreement, none of the parties shall have any right or liability hereunder, and the Deposit shall be returned to Buyer.

10.5. CONTROL OF STATIONS. Until Closing, Buyer shall not directly or indirectly, control, supervise, direct or attempt to control, supervise or direct the operations of the Stations or WJDM, but such operations shall be the sole responsibility of the Sellers and CRNY, subject to and consistent with all rules, regulations and policies of the FCC. On and after the Closing Date, the Sellers shall not directly or indirectly, control, supervise, direct or attempt to control, supervise or direct the operations of the Stations or WJDM.

10.6. SHARING INFORMATION. Each party hereto shall as promptly as possible, and in any event within two (2) business days, inform the other of any material communications between such party and the FCC or any other Governmental Authority regarding this Agreement or the transactions contemplated hereby. If any party receives a request for additional information or documentary material from any such Governmental Authority, then such party shall endeavor in good faith to make, or cause to be made, as promptly as practicable and after consultation with the other party, an appropriate response to such request


                                      ARTICLE 11
                                       CLOSING

       Subject to the terms and conditions herein stated, the parties agree as follows:

11.1. CLOSING DATE. The Closings of the transactions contemplated under this Agreement shall be held at such time and date or dates as shall be mutually agreed by the Sellers and Buyer; provided, however, that absent such agreement, the Closing shall occur no later than ten (10) calendar days after final Commission approvals of the assignments and transfer of control of all of the Stations' and WJDM's Licenses have become final with any conditions with respect to renewal imposed by such approval having been satisfied, the finality subject to waiver by Buyer ("Final Approval") and all other conditions to Closing shall have been satisfied on or before the Closing Date. (The date scheduled, or required to be scheduled for Closing hereunder is referred to herein as the "Closing Date.") Final Approval shall be the approvals of the FCC to the assignment or transfer of control of the Licenses which are no longer subject to rehearing, reconsideration or review by the Commission or to review by any court under the Communications Act of 1934, as amended, and which actions are not reversed, stayed, enjoined or set aside, and with respect to which no timely request or petition for stay, reconsideration, review or rehearing or a notice of appeal is pending and the time for such filing has expired. Unless otherwise agreed by the parties in writing, the Closing shall take place at the offices of Gray, Cary, Ware & Freidenrich in San Diego, California.

11.2. THE SELLERS' OBLIGATIONS AT CLOSING. At Closing, the Sellers shall deliver to Buyer the following:

       (a) An Assignment of the Licenses described in SCHEDULE A, Warranty Deeds as to the Owned Real Property and an Assignment and Bill of Sale, or similar instruments, including third party consents to all "material" Contracts requiring such consent for assignment, transferring to Buyer all other Acquired Assets to be transferred hereunder, free and clear of all liens, encumbrances and restrictions of any kind whatsoever, except for Permitted Encumbrances;

       (b) An Assignment of the CRNY Stock together with the CRNY Stock certificates and resignations of the officers and directors of CRNY;

       (c)     The business records described in Section 1.7;

       (d) An opinion of the Sellers' counsel, addressed to Buyer in substantially the form attached hereto as EXHIBIT E;

       (e) Certificates of the CEO of each of Sellers and CRNY verifying that the Sellers' and CRNY's representations, warranties and covenants as provided herein remain materially true and correct up to and through the Closing Date;

       (f) Certificates of Sellers' Secretary certifying as to Sellers', CRNY's and WJDM Co.'s Articles of Incorporation, By-Laws, and Board of Directors and shareholder approvals (all of which shall be attached thereto);

       (g)     The Non-Competition Agreement executed by the President of CBC;

       (h)     The Indemnity Escrow Agreement;

       (i) UCC reports dated not more than fifteen (15) days prior to the Closing Date of the appropriate filing officers in all jurisdictions in which Station Assets are located evidencing no judgments, financing statements, or liens are on file with respect to the Acquired Assets and the CRNY Assets, or, if such report evidences that judgments, financing statements, or liens on file with respect to any Station Assets, a termination statement or other appropriate document signed by the secured party or lienholder evidencing the release or termination of such financing statement or such lien or a pay-off letter from such secured party or lienholder indicating that such party or lienholder will provide such release or termination statement upon receipt of payment from the proceeds of the sale contemplated herein, other than Permitted Encumbrances;

       (j) Good and valid ALTA title insurance commitments dated as of the Closing Date insuring the Buyer's title as fee owner in each parcel of Owned Real Property and each such policy, as to the insurer, the insured, the dollar limit and amount of coverage and the exceptions and conditions thereof shall be, in all respects, in form and substance reasonably satisfactory to the Buyer;

       (k) Internal Revenue Service Form 8594 completed by the Sellers in connection with the acquisition of the Acquired Assets by the Buyer; and

       (j) Such other documents and instruments as might reasonably be requested by Buyer to consummate the transaction contemplated hereunder consistent with the intent expressed herein.

11.3. BUYER'S OBLIGATIONS AT CLOSING. At Closing, Buyer shall deliver to CBC the following:

       (a)     The Purchase Price in the manner set forth in Article 4;

       (b) The Non-Competition Agreement and delivery of the initial payment called for thereunder;

       (c)     The Note;

       (d)     The Security Agreement;

       (e) Certified copies of resolutions of the members and managers of Buyer authorizing the transaction contemplated hereby;

       (f) An Agreement to assume the obligations of Sellers under the Contracts with respect to periods of time from and after Closing;

       (g) Internal Revenue Service Form 8594 completed by the Buyer in connection with the acquisition of the Acquired Assets from the Sellers; and

       (h) Such other documents and instruments as might reasonably be requested by Sellers to consummate the transactions contemplated hereunder consistent with the intent expressed herein.

11.4. CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transaction herein contemplated at Closing are subject to and conditioned upon:

       (a) The written consents of the Commission evidencing its Final Approvals to the assignments and transfer of control of the Licenses to Buyer with any condition with respect to the grant of a pending renewal application having been satisfied, provided that any such approvals are without any condition that is materially adverse to Buyer;

       (b) The satisfaction at or before Closing of all agreements, obligations, covenants and conditions of the Sellers and CRNY hereunder required to be performed or complied with by them on or before Closing;

       (c) The accuracy of the representations and warranties made by the Sellers and CRNY;

       (d) Written third party consents to all Contracts identified as material on SCHEDULE D where required by the terms of the Contract or substitution by Sellers of equivalent rights without materially adverse impact upon Buyer's enjoyment of the Acquired Assets or the CRNY Assets;

       (e) No Seller, CRNY or Buyer shall be subject to any judgment, order, injunction or decree of any court of competent jurisdiction enjoining the consummation of the transactions contemplated hereby;

       (f) Delivery of the termination statements, pay-off letters or other appropriate documentation called for to be delivered by Buyer pursuant to Section 11.2(i) so as to result in the release of all security interests in the Station Assets and the CRNY Stock other than Permitted Encumbrances;

       (g) Sellers shall have executed and delivered the Indemnity Escrow Agreement and funded the Indemnity Escrow Account if required pursuant to the terms of Section 4.2.4 hereof;

       (h) Buyer shall have completed its environmental due diligence in accordance with the provisions of Section 6.9, and any remediation required to be performed by Sellers pursuant thereto shall have been completed to Buyer's reasonable satisfaction;

       (i) Buyer shall have received the title insurance commitments required to be delivered by Sellers pursuant to Section 11.2(j), and Buyer shall have completed an inspection of the Real Estate and determined to its reasonable satisfaction that the utility services are adequate to the continued and proper operation of the Stations and WJDM (except with respect to the current tower site of KPLS which is powered by generators) and that the buildings, structures, improvements and fixtures comprising the Real Property are in good and technically sound operating condition in all material respects, have no latent defects of material significance and are reasonably suitable for the purposes for which they are being used, provided, however, that Buyer shall have provided Sellers with notice of any claimed deficiency at least 30 days prior to Closing so as to afford Sellers the opportunity to cure such deficiency, or if such deficiency is discovered by Buyer within thirty (30) days of the Closing, Buyer shall promptly notify Sellers thereof and Sellers shall have up to thirty (30) days to cure such deficiency and Closing will be postponed for such thirty (30) day cure period;

       (j) Sellers shall have complied with each and every one of its obligations set forth in Section 11.2;

       (k) No material adverse change in the condition or status of the Stations, WJDM, the Acquired Assets or the CRNY Assets shall have occurred; and

       (l)     The transaction shall have been approved by CBC's shareholders.

11.5. CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers and CRNY to consummate the transaction herein contemplated at Closing are subject to and conditioned upon:

       (a) The written consents of the Commission evidencing its Final Approvals to the assignments and transfer of control of the Licenses to Buyer with any condition with respect to the grant of a pending renewal application having been satisfied, provided that any such approval is without any conditions that are materially adverse to the Sellers;

       (b) The satisfaction at or before Closing in all respects of all agreements, obligations and conditions of Buyer hereunder required to be performed or complied with by it at or before the Closing;

       (c)     The accuracy of the representations and warranties made by Buyer;

       (d) No Seller, CRNY or Buyer shall be subject to any judgment, order, injunction or decree of any court of competent jurisdiction enjoining the consummation of the transactions contemplated hereby;

       (e) Buyer shall have complied with each and every one of its obligations under Section 11.3; and

       (f) The transaction contemplated hereby shall have been approved by CBC's shareholders.


                                      ARTICLE 12
                               MISCELLANEOUS PROVISIONS

12.1. SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants of Sellers and CRNY contained in this Agreement shall survive for a period of twenty-four (24) months after the Closing Date, except that all representations, warranties and covenants of Sellers and CRNY contained herein with respect to title to the Station Assets and the CRNY Stock contained in Sections 6.5, 6.6.3, 6.12(c) and 6.19.1 and with respect to payment of taxes contained in Sections 6.8, 6.12(e) and 6.19.3 shall survive indefinitely, and, with respect to representations, warranties and covenants subject to Claims for indemnification under Article 8 hereof, provided that notice of such Claim is properly made within twenty-four (24) months of the Closing, such representations, warranties and covenants shall survive until final settlement or adjudication of such Claim.

12.2. EXECUTION OF DOCUMENTS. The parties agree to execute all applications, documents and instruments which may be reasonably necessary for the consummation of the transactions contemplated hereunder, or which might be from time to time reasonably requested by any party hereto in connection therewith, whether before or after the date of Closing.

12.3. NOTICES. All notices, requests, elections, demands and other communications given pursuant to this Agreement shall be in writing and shall be duly given when delivered personally or by facsimile transmission (upon receipt of confirmation) or when deposited in the mail, certified or registered mail, postage prepaid, return receipt requested, and shall be addressed as follows:

          If to the Sellers, CRNY
          or WJDM Co. (or any
          of them):           Children's Broadcasting Corporation
                              724 First Street North, Fourth Floor
                              Minneapolis, Minnesota 55401
                              Attention:  Mr. Christopher T. Dahl, President
                              Facsimile Number:  (612) 338-4318

          with copy to:       Children's Broadcasting Corporation
                              724 First Street North, Fourth Floor
                              Minneapolis, Minnesota 55401
                              Attention:  Lance W. Riley, Esq., General Counsel
                              Facsimile Number:  (612) 330-9558

          If to Buyer:        Catholic Radio Network, LLC
                              8910 University Lane, Suite 130
                              San Diego, California 92122
                              Attention: Mr. John T. Lynch, President
                              Facsimile Number: (619) 784-6910

          with copies to:     Gray, Cary, Ware & Freidenrich
                              4365 Executive Drive, Suite 1600
                              San Diego, California 92121
                              Attention: Jeffrey T. Baglio, Esq.
                              Facsimile Number: (619) 677-1477

                    and
                              Haley, Bader & Potts, P.L.C.
                              4350 North Fairfax Drive, Suite 900
                              Arlington, Virginia 22203-1633
                              Attention: John M. Pelkey, Esq.
                              Facsimile Number: (703) 841-2345

12.4. EXHIBITS AND SCHEDULES. All Exhibits and Schedules referred to herein are incorporated into this Agreement by reference for all purposes and shall be deemed part of this Agreement.

12.5. ENTIRE AGREEMENT. This Agreement together with all Exhibits and Schedules referred to herein and all other documents executed and delivered by Sellers and Buyer on the date hereof contain all of the terms and conditions agreed upon by the parties hereto with respect to the transactions contemplated hereunder.

12.6. ASSIGNABILITY. None of the parties may assign their rights or obligations under this Agreement without the prior written consent of the other parties, except that the Buyer may make an assignment to an entity under essentially common control as the assigning entity, and Sellers and/or CRNY may make assignments as contemplated under Section 12.10 hereof.

12.7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the representatives, heirs, estates, successors, and assigns of the parties hereto.

12.8. HEADING. The headings contained in this Agreement are for reference only and shall not effect in any way the meaning or interpretation of this Agreement.

12.9. MODIFICATION. No modification of any provision of this Agreement shall be effective unless made in writing and signed by the parties hereto.

12.10 REORGANIZATION OF SUBSIDIARIES. Notwithstanding any covenant or other provision of this Agreement to the contrary, Buyer acknowledges that Sellers may be desirous of merging the License Subsidiaries into the Asset Subsidiaries or similarly reorganizing said entities prior to Closing for tax purposes, and agrees to reasonably cooperate with Sellers if necessary to accomplish such reorganization to the extent that such cooperation is necessary in the execution and delivery of appropriate amendments hereto, consents or applications to the FCC, provided, however, that nothing in this Section 12.10 shall require Buyer to take any action or amend this Agreement in any way if such action or amendment is reasonably likely to delay the Closing, cause any diminution of Buyer's enjoyment of its rights hereunder or cause any economic loss to Buyer as a result. Sellers agree to reimburse Buyer for any legal fees reasonably incurred by Buyer in connection with the fulfillment of its obligations under this Section.

12.11. COUNTERPARTS. This Agreement and any other instrument to be signed by the parties hereto may be executed by the parties, together or separately, in two or more identical counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

12.12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties hereto hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of California and of the United States of America located in the Southern District of California for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and they agree not to commence any action, suit or proceeding relating thereto except in such courts) and further agree that service of any process, summons, notice or document by U.S. registered mail to the addresses set forth above shall be effective service of process for any action, suit or proceeding arising out of this Agreement, in the courts of the State of California or the United States of America located in the State of California, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

12.13. BROKER COMMISSION. The Sellers and Buyer each represent to the other that they have not engaged a broker in connection with the contemplated transaction, except that CBC has engaged Star Media Group, Inc., and each party agrees to indemnify and hold the other party or parties harmless against any claims made by a broker through it or them in connection with the transactions contemplated hereunder.

12.14. SALES TAX AND EXPENSES. Any sales tax, including bulk sales taxes (if applicable), due upon consummation of this transaction will be computed at Closing and paid by the Sellers and any claims or proceedings arising therefrom shall be the sole responsibility of Sellers. Sellers shall bear all costs, including all policy premiums and surveys associated with obtaining the title insurance commitments and policies required to be delivered pursuant to Section 11.2(j) and all real estate transfer taxes. Sellers agree to indemnify and hold Buyer harmless against any such claims in connection with the transactions contemplated hereunder. Each party shall bear its own legal and accounting fees incurred in connection herewith, except as otherwise expressly provided hereunder.

12.15. PUBLIC ANNOUNCEMENTS. Sellers and Buyer shall consult with each other before making any public statements with respect to this Agreement or the transactions contemplated herein and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that a party may, without the prior consultation with or written consent of the other party, issue such press release or make such public statement as may be required by applicable law if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

12.16. MAIL. Sellers hereby authorize and empower Buyer from and after the Closing Date (a) to receive and open mail addressed to the Stations and (b) to deal with the contents thereof in any manner Buyer sees fit, provided such mail and the contents thereof relate to the Stations and WJDM or the Acquired Assets and the CRNY Assets. Sellers agree to deliver to Buyer any mail, checks or other documents received by them pertaining to the Stations, WJDM, the Acquired Assets or the CRNY Assets. Buyer agrees to deliver to Sellers any mail which it receives to which it is not entitled by reason of this Agreement or otherwise and/or to which Sellers are entitled to receive.

12.17.    CLAUSES SEVERABLE.  The provisions of this Agreement are severable.
          If any provision of this Agreement or the application thereof to any person or circumstance is held invalid, the provision or its application shall be modified to the extent possible to reflect the expressed intent of the parties but in any event, invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provision or application.

          IN WITNESS WHEREOF, the parties hereto, by their properly authorized representatives, have caused this Agreement to be executed as of the day and date first above written.



CHILDREN'S BROADCASTING CORPORATION     CATHOLIC RADIO NETWORK, LLC


By:  /S/ CHRISTOPHER T. DAHL            By:  /S/ JOHN T. LYNCH
     -------------------------               ------------------------------
Its: PRESIDENT AND CEO                  Its: PRESIDENT AND CEO
     -------------------------               ------------------------------

CHILDREN'S RADIO OF CHICAGO, INC.       WAUR-AM, INC.


By:  /S/ CHRISTOPHER T. DAHL            By:  /S/ JOHN T. LYNCH
     -------------------------               ------------------------------
Its: PRESIDENT AND CEO                  Its: PRESIDENT AND CEO
     -------------------------               ------------------------------

CHILDREN'S RADIO OF DALLAS, INC.        KAHZ-AM, INC.


By:  /S/ CHRISTOPHER T. DAHL            By:  /S/ JOHN T. LYNCH
     -------------------------               ------------------------------
Its: PRESIDENT AND CEO                  Its: PRESIDENT AND CEO
     -------------------------               ------------------------------

CHILDREN'S RADIO OF DENVER, INC.        KKYD-AM, INC.


By:  /S/ CHRISTOPHER T. DAHL            By:  /S/ JOHN T. LYNCH
     -------------------------               ------------------------------
Its: PRESIDENT AND CEO                  Its: PRESIDENT AND CEO
     -------------------------               ------------------------------

CHILDREN'S RADIO OF KANSAS CITY, INC.   KCNW-AM, INC.


By:  /S/ CHRISTOPHER T. DAHL            By:  /S/ JOHN T. LYNCH
     -------------------------               ------------------------------
Its: PRESIDENT AND CEO                  Its: PRESIDENT AND CEO
     -------------------------               ------------------------------

CHILDREN'S RADIO OF LOS ANGELES, INC.   KPLS-AM, INC.


By:  /S/ CHRISTOPHER T. DAHL            By:  /S/ JOHN T. LYNCH
     -------------------------               ------------------------------
Its: PRESIDENT AND CEO                  Its: PRESIDENT AND CEO
     -------------------------               ------------------------------

CHILDREN'S RADIO OF MILWAUKEE, INC.     WZER-AM, INC.


By:  /S/ CHRISTOPHER T. DAHL            By:  /S/ JOHN T. LYNCH
     -------------------------               ------------------------------
Its: PRESIDENT AND CEO                  Its: PRESIDENT AND CEO
     -------------------------               ------------------------------

CHILDREN'S RADIO OF MINNEAPOLIS, INC.   WWTC-AM, INC.


By:  /S/ CHRISTOPHER T. DAHL            By:  /S/ JOHN T. LYNCH
     -------------------------               ------------------------------
Its: PRESIDENT AND CEO                  Its: PRESIDENT AND CEO
     -------------------------               ------------------------------

CHILDREN'S RADIO OF NEW YORK, INC.      WJDM-AM, INC.


By:  /S/ CHRISTOPHER T. DAHL            By:  /S/ JOHN T. LYNCH
     -------------------------               ------------------------------
Its: PRESIDENT AND CEO                  Its: PRESIDENT AND CEO
     -------------------------               ------------------------------

CHILDREN'S RADIO OF PHILADELPHIA, INC.  WPWA-AM, INC.


By:  /S/ CHRISTOPHER T. DAHL            By:  /S/ JOHN T. LYNCH
     -------------------------               ------------------------------
Its: PRESIDENT AND CEO                  Its: PRESIDENT AND CEO
     -------------------------               ------------------------------

CHILDREN'S RADIO OF PHOENIX, INC.       KIDR-AM, INC.


By:  /S/ CHRISTOPHER T. DAHL            By:  /S/ JOHN T. LYNCH
     -------------------------               ------------------------------

Its: PRESIDENT AND CEO                  Its: PRESIDENT AND CEO
     -------------------------               ------------------------------

                                      SCHEDULE K

                               MATERIAL ADVERSE CHANGE


                                   SEE SECTION 6.21

                                    APPENDIX II

                              ASSET PURCHASE AGREEMENT

                         KYCR-AM, GOLDEN VALLEY, MINNESOTA
                              KTEK-AM, HOUSTON, TEXAS


       This AGREEMENT (the "Agreement") is dated as of April 24, 1998, by and between CHILDREN'S BROADCASTING CORPORATION ("Children's"), CHILDREN'S RADIO OF GOLDEN VALLEY, INC. ("Asset Corporation - Golden Valley"), KYCR-AM, INC. ("License Corporation - Golden Valley"), CHILDREN'S RADIO OF HOUSTON, INC. ("Asset Corporation - Houston"), and KTEK-AM, INC. ("License Corporation - Houston") (Children's, Asset Corporation -Golden Valley, License Corporation - Golden Valley, Asset Corporation Houston, License Corporation -Houston shall collectively be referred to herein as "Seller") and SALEM COMMUNICATIONS CORPORATION ("Buyer").

                                     RECITALS:

       1. Seller owns and operates radio stations KYCR(AM) ("KYCR") licensed to Golden Valley, Minnesota and KTEK(AM) ("KTEK") licensed to Houston, Texas (collectively the "Stations"), and holds the licenses and authorizations issued by the FCC for the operation of the Stations.

       2. Buyer desires to acquire substantially all the assets of the Stations, and Seller is willing to convey such assets to Buyer.

       3. The acquisition of the Stations is subject to prior approval of the FCC.

       4. Simultaneous herewith the parties hereto have entered into Local Programming and Marketing Agreements (individually and collectively referred to herein as the "LMAs") providing for the operation of the Stations by Buyer until such time as the transactions contemplated hereby can be consummated.

       NOW THEREFORE, in consideration of the mutual covenants contained herein, Seller and Buyer hereby agree as follows:

                                     ARTICLE 1

                                    TERMINOLOGY

       1.1  ACT.  The Communications Act of 1934, as amended.

       1.2 ADJUSTMENT AMOUNT. As provided in SECTION 2.7(b), the amount by which Buyer's account is to be credited or charged, as reflected on the Adjustment List.

       1.3 ADJUSTMENT LIST. As provided in SECTION 2.7(b), an itemized list of all sums to be credited or charged against the account of Buyer, with a brief explanation in reasonable detail of the credits or charges.

       1.4  ASSUMED OBLIGATIONS.  Such term shall have the meaning defined in
SECTION 2.3.

       1.5 BUSINESS DAY. Any calendar day, excluding Saturdays and Sundays, on which federally chartered banks in the city of Camarillo, California, are regularly open for business.

       1.6 BUYER'S THRESHOLD LIMITATION. As provided in SECTION 9.3(b), the threshold dollar amount for the aggregate of claims, liabilities, damages, losses, costs and expenses that must be incurred by Buyer before Seller shall be obligated to indemnify Buyer. The Buyer's Threshold Limitation shall be Five Thousand Dollars ($5,000).

       1.7 CLOSING. The closing with respect to the transactions contemplated by this Agreement.

       1.8 CLOSING DATE. The date determined as the Closing Date as provided in SECTION 8.1.

       1.9 DOCUMENTS. The LMAs, this Agreement and all Exhibits and Schedules hereto, and each other agreement, certificate, or instrument delivered pursuant to or in connection with this Agreement, including amendments thereto that are expressly permitted under the terms of this Agreement.

       1.10 EARNEST MONEY. The amount of One Hundred Thirty-Five Thousand Dollars ($135,000).

       1.11 ENVIRONMENTAL ASSESSMENT. Such term shall have the meaning defined in SECTION 5.10.

       1.12 ENVIRONMENTAL LAWS. The Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act and the Toxic Substances Control Act, each as amended, and any other applicable federal, state and local laws, statutes, rules or regulations concerning the treating, producing, handling, storing, releasing, spilling, leaking, pumping, pouring, emitting or dumping of Hazardous Materials (as defined below).

       1.13 ESCROW AGENT.  Questcom Media Brokerage, Inc.

       1.14 ESCROW AGREEMENT. The Escrow Agreement in the form attached as EXHIBIT A which Seller, Buyer and the Escrow Agent have entered into concurrently with the execution of this Agreement relating to the deposit, holding, investment and disbursement of the Earnest Money.

       1.15 EXCLUDED ASSETS.  Such term shall have the meaning defined in
SECTION 2.2.

       1.16 FCC.  Federal Communications Commission.

       1.17 FCC LICENSES. The licenses, permits and authorizations of the FCC for the operation of the Stations as listed on SCHEDULE 3.8.

       1.18 FCC ORDER.   An order or decisions of the FCC granting its consent
to the assignments of the FCC Licenses to Buyer.

       1.19 FINAL ACTION. An action of the FCC that has not been reversed, stayed, enjoined, set aside, annulled or suspended; with respect to which no timely petition for reconsideration or administrative or judicial appeal or SUA SPONTE action of the FCC with comparable effect is pending and as to which the time for filing any such petition or appeal (administrative or judicial) or for the taking of any such SUA SPONTE action of the FCC has expired.

       1.20 HAZARDOUS MATERIALS. Toxic materials, hazardous wastes, hazardous substances, pollutants or contaminants, asbestos or asbestos-related products, PCB's, petroleum, crude oil or any fraction or distillate thereof (as such terms are defined in any applicable federal, state or local laws, ordinances, rules and regulations, and including any other terms which are or maybe used in any applicable environmental laws to define prohibited or regulated substances).

       1.21 INDEMNIFIED PARTY. Any party described in SECTION 9.3(a) or 9.4(a) against which any claim or liability may be asserted by a third party which would give rise to a claim for indemnification under the provisions of this Agreement by such party.

       1.22 INDEMNIFYING PARTY. The party to the Agreement (not the Indemnified Party) that, in the event of a claim or liability asserted by a third party against the Indemnified Party which would give rise to a claim for indemnification under the provisions of this Agreement, may at its own expense, and upon written notice to the Indemnified Party, compromise or defend such claim.

       1.23 LIEN. Any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien, lease or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property, including any written or oral agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code or comparable law of any jurisdiction.

       1.24 MATERIAL ADVERSE CONDITION. A condition which would materially restrict, limit, increase the cost or burden of or otherwise adversely affect or impair the right of Buyer to the ownership, use, control, enjoyment or operation of the Stations or the proceeds therefrom; provided, however, that any condition which requires that the Stations be operated in accordance with a condition similar to those contained in the present FCC licenses issued for operation of the Stations shall not be deemed a Material Adverse Condition.

       1.25 OSHA LAWS. The Occupational Safety and Health Act of 1970, as amended, and all other federal, state or local laws or ordinances, including orders, rules and regulations thereunder, regulating or otherwise affecting health and safety of the workplace.

       1.26 PERMITTED LIEN. Any statutory lien which secures a payment not yet due that arises, and is customarily discharged, in the ordinary course of Seller's business; any easement, right-of-way, encroachment or similar imperfection in the Seller's title to its assets or properties that, individually and in the aggregate, are not material in character or amount and do not and are not reasonably expected to materially impair the value or materially interfere with the use of any asset or property of the Seller material to the operation of its business as it has been and is now conducted; provided said term shall not include any such lien which is discharged at or before closing.

       1.27 PURCHASE PRICE. The consideration to be paid by Buyer to Seller for purchase of the Sale Assets in an amount equal to Two Million Seven Hundred Thousand Dollars ($2,700,000).

       1.28 REAL PROPERTY. Such term shall have the meaning defined in SECTION 3.7.

       1.29 RULES AND REGULATIONS. The rules of the FCC as set forth in Volume 47 of the Code of Federal Regulations, as well as such other written policies of the Commission, whether contained in the Code of Federal Regulations, or not, that apply to the Stations.

       1.30 SALE ASSETS. All of the tangible and intangible assets to be transferred by Seller to Buyer as set forth in SECTION 2.1.

       1.31 STATION AGREEMENTS. The agreements, commitments, contracts, leases and other items described in SECTION 2.1(d) which relate to the operation of the Stations.

       1.32 SELLER'S THRESHOLD LIMITATION. As provided in SECTION 9.4(b), the threshold dollar amount for the aggregate of claims, liabilities, damages, losses, costs and expenses that must be incurred by Seller before

Buyer shall be obligated to indemnify Seller. The Seller's Threshold Limitation shall be Five Thousand Dollars ($5,000).

       1.33 SURVIVAL PERIOD. The term following the Closing Date during which all representations, warranties, covenants and agreements of the parties under this Agreement shall survive. The term shall be twelve (12) months.

       1.34 TANGIBLE PERSONAL PROPERTY.  The personal property described in
SECTION 2.1(a).

                                     ARTICLE II

                                 PURCHASE AND SALE

       2.1 SALE ASSETS. On the Closing Date, Seller will sell, transfer, assign and convey to Buyer, and Buyer will purchase from Seller, free and clear of all Liens, except Permitted Liens and other Liens expressly accepted by Buyer, all of Seller's right, title and interest, legal and equitable, in and to all tangible and intangible assets (except Excluded Assets) used and/or useful in the operation of the Stations as they have been and are now operated, including the following:

            (a) TANGIBLE PERSONAL PROPERTY. All equipment, parts, supplies, furniture, fixtures and other tangible personal property used and/or useful in the operation of the Stations as they have been and are now operated, including but not limited to the items listed on SCHEDULE 3.6, together with such modifications, replacements, improvements and additional items, and subject to such deletions therefrom, made or acquired between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement.

            (b) REAL PROPERTY. All right, title and interest in and to the Real Property and any other real estate or interests therein acquired by Seller solely in connection with the Stations between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement.

            (c) LICENSES AND PERMITS. The FCC Licenses and all other assignable or transferable governmental permits, licenses and authorizations (and any renewals, extensions, amendments or modifications thereof) now held by Seller or hereafter obtained by Seller between the date hereof and the Closing Date, to the extent such other permits, licenses and authorizations pertain to or are used in the operation of the Stations.

            (d) STATION AGREEMENTS. All agreements which Seller is a party to or bound by which are listed on SCHEDULE 3.9 as agreements which Buyer is electing to assume; any renewals, extensions, amendments or modifications of those agreements being assumed which are made in the ordinary course of Seller's operation of the Stations and in accordance with the terms and provisions of this Agreement; and any additional such agreements, contracts, leases, commitments or orders (and any renewals, extensions, amendments or modifications thereof) made or entered into between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement and which Buyer elects to assume in writing.

            (e) RECORDS. True and complete copies of all of the books, records, accounts, files, logs, ledgers, reports of engineers and other consultants or independent contractors, pertaining to or used in the operation of the Stations (other than corporate records), including, without limitation, the public inspection files of the Stations.

            (f) MISCELLANEOUS ASSETS. Any other tangible or intangible assets, properties or rights of any kind or nature not otherwise described above in this SECTION 2.1 and now or hereafter owned or used by Seller in the operation of the Stations, including but not limited to all intellectual property of the Stations and any goodwill of the Stations.

       2.2 EXCLUDED ASSETS. Notwithstanding any provision of this Agreement to the contrary, Seller shall not transfer, convey or assign to Buyer, but shall retain all of its right, title and interest in and to, the following assets owned or held by it on the Closing Date ("Excluded Assets"):

            (a) Any and all cash, cash equivalents, cash deposits to secure contract obligations (except to the extent Seller receives a credit therefor under SECTION 2.7, in which event the deposit shall be included as part of the Sale Assets), all inter-company receivables from any affiliate of Seller and all other accounts receivable, bank deposits and securities held by Seller in respect of the Stations at the Closing Date.

            (b) Any and all claims of Seller with respect to transactions prior to the Closing including, without limitation, claims for tax refunds and refunds of fees paid to the FCC.

            (c) All prepaid expenses (except to the extent Seller receives a credit therefor under SECTION 2.7, in which event the prepaid expense shall be included as part of the Sale Assets).

            (d)  All contracts of insurance and claims against insurers.

            (e) All employee benefit plans and the assets thereof and all employment contracts.

            (f) All contracts that are terminated in accordance with the terms and provisions of this Agreement or have expired prior to the Closing Date in the ordinary course of business; and all loans and loan agreements.

            (g) All tangible personal property disposed of or consumed between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement.

            (h) Seller's corporate records except to the extent such records pertain to or are used in the operation of the Stations, in which case Seller shall deliver accurate copies thereof to Buyer.

            (i) All commitments, contracts and agreements not specifically assumed by Buyer pursuant to SECTION 2.1(d), above.

            (j) Any intangible intellectual property rights of Seller in and related to its Radio AAHS-Registered Trademark-/Aahs World Radio-SM- children's radio format.

       2.3  ASSUMPTION OF LIABILITIES.

            (a) At the Closing, Buyer shall assume and agree to perform the following liabilities and obligations of Seller (the "Assumed Obligations"):

                 (i) Current liabilities of Seller for which Buyer receives a credit pursuant to SECTION 2.7, but not in excess of the amount of such credit.

                 (ii) Liabilities and obligations arising under the Station Agreements, if any, assumed by and transferred to Buyer in accordance with this Agreement, but only to the extent such liabilities and obligations relate to any period of time after the Closing Date.

            (b) Except for the Assumed Obligations, Buyer shall not assume or in any manner be liable for any duties, responsibilities, obligations or liabilities of Seller of any kind or nature, whether express or implied, known or unknown, contingent or absolute, including, without limitation, any liabilities to or in connection with Seller's employees whether arising in connection with the transaction contemplated hereunder or otherwise.

       2.4  EARNEST MONEY.

            (a) Concurrently with the execution of this Agreement, Buyer has deposited with Escrow Agent under the Escrow Agreement, in immediately available funds, the Earnest Money. The Escrow Agent shall hold the Earnest Money under the terms of the Escrow Agreement in trust for the benefit of the parties hereto. Interest and other earnings on the Earnest Money shall be distributed by the Escrow Agent to Buyer from time to time upon the request of Buyer.

            (b) If Closing does not occur, the Earnest Money shall be delivered to Seller or returned to Buyer in accordance with SECTION 10.2, and if Closing does occur, the Earnest Money shall be applied to payment of the Purchase Price at Closing as provided in SECTION 2.5.

       2.5  PAYMENT OF PURCHASE PRICE.

            (a)  The Purchase Price shall be paid by Buyer as follows:

                 (i) At the Closing, the Earnest Money shall, subject to execution and delivery by Seller of the closing documents described in SECTION 8.2, become the property of Seller and shall, pursuant to the Escrow Agreement, be disbursed to Seller by cashier's check or wire transfer of immediately available funds.

                 (ii) The Purchase Price, less the amount of the Earnest Money disbursed to Seller, shall be paid to Seller, at Closing by wire transfer of immediately available funds.

            (b) Buyer shall pay to Seller, or Seller shall pay to Buyer, the Adjustment Amount in accordance with SECTION 2.7.

       2.6 ALLOCATION OF THE PURCHASE PRICE. Prior to Closing, Buyer and Seller shall agree to an allocation of the Purchase Price. Buyer and Seller shall use such allocation for all reporting purposes in connection with federal, state and local income and, to the extent permitted under applicable law, franchise taxes. Buyer and Seller agree to report such allocation to the Internal Revenue Service in the form required by Treasury Regulation Section 1.1060-1T.

       2.7  ADJUSTMENT OF PURCHASE PRICE.

       (a) All operating income and operating expenses of the Stations shall be adjusted and allocated between Seller and Buyer, and an adjustment in the Purchase Price shall be made as provided in this Section, to the extent necessary to reflect the principle that all such income and expenses attributable to the operation of the Stations on or before the Closing Date shall be for the account of Seller, and all income and expenses attributable to the operation of the Stations after the closing Date shall be for the account of Buyer.

       (b) To the extent not inconsistent with the express provisions of this Agreement, the allocations made pursuant to this SECTION 2.7 shall be made in accordance with generally accepted accounting principles.

       (c) For purposes of making the adjustments pursuant to this Section, Buyer shall prepare and deliver the Adjustment List to Seller within thirty (30) days following the Closing Date, or such earlier or later date as shall be mutually agreed to by Seller and Buyer. The Adjustment List shall set forth the Adjustment Amount. If the Adjustment Amount is a credit to the account of Buyer, unless disputed, Seller shall pay such amount to Buyer, and if the Adjustment Amount is a charge to the account of Buyer, Buyer shall pay such amount to Seller. In the event Seller disagrees with the Adjustment Amount determined by Buyer or with any other matter arising out of this subsection, and Buyer and Seller cannot within sixty (60) days resolve the disagreement themselves, the parties will refer the disagreement to a firm of independent certified public accountants, mutually acceptable to

Seller and Buyer, whose decision shall be final and whose fees and expenses shall be allocated between and paid by Seller and Buyer, respectively, to the extent that such party does not prevail on the disputed matters decided by the accountants.

                                    ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF SELLER

       Seller hereby represents and warrants to Buyer as follows:

       3.1 ORGANIZATION AND GOOD STANDING. Each Seller is a corporation duly organized and validly existing under the laws of the State of Minnesota and authorized and in good standing in each and every jurisdiction where Seller operates, owns property or conducts business. Seller has all requisite power to own, convey, operate and lease its properties and carry on its business as it is now being conducted and as the same will be conducted until the Closing.

       3.2 AUTHORIZATION AND BINDING EFFECT OF DOCUMENTS. The execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents by Seller, and the consummation by Seller of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary action on the part of Seller. Seller has the power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Documents and to consummate the transactions hereby and thereby contemplated. This Agreement and each of the other Documents have been, or at or prior to the Closing will be, duly executed by Seller. This Agreement constitutes (and each of the other Documents, when so executed and delivered, will constitute) legal and valid obligations of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights or remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

       3.3  ABSENCE OF CONFLICTS.  Assuming all the consents described in
SECTION 3.4 are obtained, the execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents by Seller, and the consummation by Seller of the transactions contemplated hereby and thereby:

            (a) do not in any material respect (with or without the giving of notice or the passage of time or both) violate (or result in the creation of any Lien other than a Permitted Lien on any of the Sale Assets under), any provision of law, rule or regulation or any order, judgment, injunction, decree or ruling applicable to Seller;

            (b) do not (with or without the giving of notice or the passage of time or both) conflict with or result in a breach or termination of, or constitute a default or give rise to a right of termination or acceleration, where such conflict, breach, termination, default or right would have a material adverse effect on the Sale Assets or the operation of the Stations, under charter documents of Seller or pursuant to any lease, agreement, commitment or other instrument which Seller is a party to, or bound by, or by which any of the Sale Assets may be bound, or result in the creation of any Lien, other than a Permitted Lien, upon any of the Sale Assets.

       3.4 GOVERNMENTAL CONSENTS AND CONSENTS OF THIRD PARTIES. Except as set forth on SCHEDULE 3.4, SCHEDULE 3.8 and SCHEDULE 3.9, the execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents by Seller, and the consummation by Seller of the transactions contemplated hereby and thereby, do not require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration of filing with, any court or public agency or other authority, or the consent of any person under any agreement, arrangement or commitment of a nature which Seller is a party to or bound or by which the Sale Assets are bound by or subject to, the failure of which to obtain would have a material adverse effect on the Sale Assets or the operation of the Stations.

       3.5 SALE ASSETS. The Sale Assets include all of the assets, properties and rights of every type and description, real, personal and mixed, tangible and intangible, that are used and/or useful in the conduct of the business of owning and operating the Stations in the manner in which they have been and are now conducted, with the exception of the Excluded Assets.

       3.6 TANGIBLE PERSONAL PROPERTY. Except for supplies and other incidental items which in the aggregate are not of material value, the list of Tangible Personal Property set forth on SCHEDULE 3.6 is a complete and correct list of all of the items of tangible personal property (other than Excluded Assets) used to a material extent in the operation of the Stations in the manner in which they have been and are now operated. Except as set forth on SCHEDULE 3.6:

            (a) Seller has good, marketable and valid title to all of the items of Tangible Personal Property free and clear of all Liens except Permitted Liens, and including the right to transfer same.

            (b) The Tangible Personal Property has in all material respects been maintained in accordance with industry practices and is in good condition subject to ordinary wear and tear.

            (c) The Tangible Personal Property complies in all material respects with all applicable rules and regulations of the FCC and the terms of the FCC Licenses.

            (d) Seller has no knowledge of any defect or defects in the condition or operation of any item of Tangible Personal Property which is reasonably likely to have a material adverse effect on the operation of the Stations.

       3.7  REAL PROPERTY.

            (a) The real property described on SCHEDULE 3.7 constitutes a complete and correct summary description in all material respects of all of the interests in real estate (other than any real property leased by Seller pursuant to a lease described in SCHEDULE 3.9) used to any extent in the operation of the Stations in the manner in which they have been and are now operated. Said real property, together with all improvements affixed thereto, is herein defined as the "Real Property."

            (b) Seller, to the best of its knowledge, does not owe any money to any architect, contractor, subcontractor or material man for labor or materials performed, rendered or supplied to or in connection with the Real Property within the past four (4) months which shall not be paid in full on or before Closing. Except as set forth on SCHEDULE 3.7, there is no work being done at or materials being supplied to the Real Property as of the date hereof other than routine maintenance projects having an aggregate cost through completion thereof of no more than Five Thousand Dollars ($5,000).

            (c) The present use of the Real Property is in compliance in all material respects with all applicable zoning codes in effect as of the date hereof, and Seller has not received any notices of uncorrected violations of the applicable housing, building, safety or fire ordinances. The Real Property has adequate legal access to public roadways and is served by electricity and water in capacities adequate for the present use of the Real Property and improvements thereon. Except as set forth on SECTION 3.7, Seller has not made any other agreement for the sale or lease of, or given any other person an option to purchase or lease or a right of first refusal to purchase or lease, all or any part of the Real Property, and except as set forth on SCHEDULE 3.7, Seller has not subjected the Real Property to any Liens (other than Permitted Liens), easements, rights, duties, obligations, covenants, conditions, restrictions, limitations or agreements.

            (d) To Seller's actual knowledge no portion of the Real Property or improvements thereon is the subject of any condemnation or eminent domain proceeding presently instituted or, to Seller's actual knowledge, pending, and Seller has not received notice from any condemning authority that such proceedings are threatened.

       3.8  FCC LICENSES.  Seller is the holder of the FCC Licenses listed on
SCHEDULE 3.8, and except as set forth on such Schedule, the FCC Licenses (i) are valid, in good standing and in full force and effect and constitute all of the licenses, permits and authorizations required by the Act, the Rules and Regulations or the FCC for, or used in, the operation of the Stations as now operated, and (ii) constitute all the licenses and authorizations issued by the FCC to Seller for or in connection with the current operation of the Stations. Seller has no knowledge of any condition imposed by the FCC as part of any FCC License which is neither set forth on the face thereof as issued by the FCC nor contained in the Rules and Regulations applicable generally to stations of the type, nature, class or location of the Stations. Except as disclosed on
SCHEDULE 3.8, the Stations are being operated at full authorized power, in accordance with the terms and conditions of the FCC Licenses applicable to it and in accordance with the Rules and Regulations. Except as set forth on
SCHEDULE 3.8, no proceedings are pending or, to the knowledge of the Seller, are threatened which may result in the revocation, modification, non-renewal or suspension of any of the FCC Licenses, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to the Stations or their operation, other than proceedings affecting the radio broadcasting industry in general. Seller has complied in all material respects with all requirements to file reports, applications and other documents with the FCC with respect to the Stations, and all such reports, applications and documents are complete and correct in all material respects. Seller has no knowledge of any matters (i) which could reasonably be expected to result in the suspension or revocation of or the refusal to renew any of the FCC Licenses or the imposition of any fines or forfeitures by the FCC, or (ii) against Seller which could reasonably be expected to result in the FCC's refusal to grant approval of the assignment to Buyer of the FCC Licenses or the imposition of any Material Adverse Condition in connection with approval of such assignment.
There are not any unsatisfied or otherwise outstanding citations issued by the FCC with respect to the Stations or their operation. Complete and accurate copies of all FCC Licenses are attached as a part of SCHEDULE 3.8. The "Public Inspection Files" of the Stations are in substantial and material compliance with Section 73.3526 of the Rules and Regulations.

       3.9  STATION AGREEMENTS.

            (a) SCHEDULE 3.9 sets forth an accurate and complete list of all material agreements, contracts, arrangements or commitments in effect as of the date hereof, including all amendments, modifications and supplements thereto which the Stations or their assets or properties are bound by, except (A) employee benefit plans and employment contracts, (B) contracts for the sale of time on the Stations, and (C) contracts which are cancelable by Seller or its assignee without breach or penalty on not more than thirty (30) days' notice. Complete and correct copies of all such agreements, contracts, arrangements or commitments that are in writing, including all amendments, modifications and supplements thereto, have been delivered to Buyer.

            (b) Except as set forth in the Schedules, and with respect to all Station Agreements being assumed by Buyer, (i) all Station Agreements are legal, valid and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity regardless of whether enforcement is sought in any proceeding at law or in equity; (ii) neither Seller nor, to the knowledge of Seller, any other party thereto, is in material breach of or in material default under any material Station Agreements; (iii) to the knowledge of Seller, there has not occurred any event which, after the giving of notice or the lapse of time or both, would constitute a material default under, or result in the material breach of, any Station Agreements which are, individually or in the aggregate, material to the operation of the Stations; and (iv) Seller holds the right to enforce and receive the benefits under all of the Station Agreements, free and clear of all Liens (other than Permitted Liens) but subject to the terms and provision of each such agreement.

            (c) SCHEDULE 3.9 indicates, for each Station Agreement listed thereon which is being assumed by Buyer, whether consent or approval by any party thereto is required thereunder for consummation of the transactions contemplated hereby.

       3.10 LITIGATION. There are no claims, investigations or administrative, arbitration or other proceedings (collectively referred to herein as "Litigation") pending or, to the actual knowledge of Seller, threatened against Seller which would, individually or in the aggregate if adversely determined, have a material adverse effect on the Sale Assets or the operation of the Stations, or which would give any third party the right to enjoin the transactions contemplated by this Agreement. To the actual knowledge of Seller, there is no basis for any such claim, investigation, action, suit or proceeding which would, individually or in the aggregate if adversely determined, have a material adverse effect on the Sale Assets or operation of the Stations. There are no existing or, to the actual knowledge of Seller, pending orders, judgments or decrees of any court or governmental agency affecting Seller, the Stations or any of the Sale Assets. Notwithstanding the disclosure of any Litigation of Seller to Buyer pursuant to this Section, Buyer shall not assume any liability, damages, cost or expense of Seller relating to or arising out of any Litigation.

       3.11 LABOR MATTERS.

            (a) Seller is not a party to any collective bargaining agreement, and there is no collective bargaining agreement that determines the terms and conditions of employment of any employees of Seller.

            (b)  With respect to Seller and the Stations:

                 (i) There is no labor strike, dispute, slow-down or stoppage pending or, to the knowledge of Seller, threatened against the Stations;

                 (ii) There are neither pending nor, to the actual knowledge of Seller threatened, any suits, actions, administrative proceedings, union organizing activities, arbitrations, grievances or other proceedings between Seller and any employees of the Stations or any union representing such employees; and there are no existing labor or employment or other controversies or grievances involving employees of the Stations which have had or are reasonably likely to have a material adverse effect on the operation of the Stations;

                 (iii) (A) Seller is in compliance in all material respects with all laws, rules and regulations relating to the employment of labor and all employment contractual obligations, including those relating to wages, hours, collective bargaining, affirmative action, discrimination, sexual harassment, wrongful discharge and the withholding and payment of taxes and contributions;
(B) Seller has withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees; and (C) Seller is not liable to any present or former employees or any governmental authority for damages, arrears of wages or any tax or penalty for failure to comply with the foregoing;

                 (iv) Buyer's consummation of the transactions contemplated by this Agreement in accordance with the terms hereof shall not, as a result of or in connection with the transactions contemplated hereby, impose upon Buyer the obligation to pay any severance or termination pay under any agreement, plan or arrangement binding upon Seller.

       3.12 EMPLOYEE BENEFIT PLANS. Buyer's consummation of the transactions contemplated by this Agreement in accordance with the terms hereof shall not, as a result of or in connection with the transactions contemplated hereby, impose upon Buyer any obligation under any benefit plan, contract or arrangement (regardless of whether they are written or unwritten and funded or unfunded) covering employees or former employees of Seller in connection with their employment by Seller. For purposes of the Agreement, "benefit plans" shall include without limitation employee benefit plans within the meaning of Section 3(3) of the Employee

Retirement Income Security Act of 1974, as amended, vacation benefits, employment and severance contracts, stock option plans, bonus programs and plans of deferred compensation.

       3.13 COMPLIANCE WITH LAW. The operation of the Stations complies in all material respects with the applicable rules and regulations of the FCC.

       3.14 ENVIRONMENTAL MATTERS; OSHA.

            (a) Seller has obtained all environmental, health and safety permits, the failure of which to obtain would have a material adverse effect on either the operation of the Stations or the ownership of the Sale Assets and all such permits are in full force and effect and Seller is in material compliance with all terms and conditions of such permits.

            (b) There is no proceeding pending or threatened which may result in the reversal, rescission, termination, modification or suspension of any environmental or health or safety permits necessary for the operation of the Stations or the ownership of the Sale Assets.

            (c) With respect to the Stations and the Sale Assets, Seller is in compliance in all material respects with the provisions of all Environmental Laws.

            (d) With respect to the Sale Assets, Seller has not, and to Seller's actual knowledge no other person or entity has, caused or permitted materials to be generated, released, stored, treated, recycled, disposed of on, under or at the Stations or the Real Property, which materials, if known to be present, would require clean up, removal or other remedial or responsive action under Environmental Laws (other than normal office, cleaning and maintenance supplies in reasonable quantities used and /or stored appropriately in buildings or improvements). Seller has not caused the migration of any materials from the Real Property onto or under any property adjacent to the Real Property which materials, if known to be present, would require cleanup, removal or other remedial or responsive action under Environmental Laws. There are no underground storage tanks and no polychlorinated biphenyls ("PCB") or friable asbestos on, in or under the Sale Assets.

            (e) Seller is not subject to any judgment, decree, order or citation with respect to the Stations or the Sale Assets related to or arising out of Environmental Laws, and Seller has not received notice that it has been named or listed as a potentially responsible party by any person or governmental body or agency in any matter arising under Environmental Laws.

            (f) Seller has not discharged or disposed of any petroleum product or solid waste on the Real Property or on the property adjacent to the Real Property owned by third parties, which may form the basis for any present or future claim based upon the Environmental Laws or any demand or action seeking clean-up of any site, location, body of water, surface or subsurface, under any Environmental Laws or otherwise, or which may subject the owner of the Sale Assets to claims by third parties (except to the extent third party liability can be established) for damages.

            (g) No portion of the Sale Assets has ever been used by Seller, nor any previous occupant of the Real Property, in material violation of Environmental Laws or as a landfill, dump site or any other use which involves the disposal or storage of Hazardous Materials on-site or in any manner which may adversely affect the value of the Sale Assets.

            (h) With respect to the Sale Assets, no pesticides, herbicides, fertilizers or other materials have been used, applied or disposed of by Seller in violation of any Environmental Laws (other than normal office, cleaning and maintenance supplies in reasonable quantities used and/or stored appropriately in the buildings or improvements).

            (i) With respect to the Stations or the Sale Assets, Seller has disposed of all waste in material compliance with all Environmental Laws and there is no existing condition that may form the basis of any present or future material claim, demand or action seeking clean up of any facility, site, location or body of water, surface or subsurface, for which the Buyer could be liable or responsible solely as a result of the disposal of waste at such site by a prior owner of the Sale Assets.

            (j) Seller and the Sale Assets are in material compliance with all OSHA Laws.

       3.15 FILING OF TAX RETURNS. To the extent the failure to file or pay would result in a Lien on the Sale Assets or have a material adverse effect on Buyer or the Sale Assets, Seller has filed all Federal, State and local tax returns which are required to be filed and has paid all taxes and all assessments to the extent that such taxes and assessments have become due.

       3.16 ABSENCE OF INSOLVENCY. No insolvency proceedings of any character including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Seller or any of the Sale Assets, are pending or, to the best knowledge of Seller, threatened, and Seller has made no assignment for the benefit of creditors, nor taken any action with a view to, or which would constitute the basis for the institution of, any such insolvency proceedings.

       3.17 BROKER'S OR FINDER'S FEES. Except as set forth in SCHEDULE 3.17, no agent, broker, investment banker or other person or firm acting on behalf of or under the authority of Seller or any affiliate of Seller is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement.

       3.18 INSURANCE. There is now in full force and effect with reputable insurance companies fire and extended coverage insurance with respect to all material tangible Sale Assets and public liability insurance, all in commercially reasonable amounts.

       3.19 TOWER COORDINATES. The current vertical elevation and geographical coordinates of the Stations' towers ("the Tower Coordinates") are as set forth on SCHEDULE 3.19 hereto. Seller further represents and warrants that (i) the Tower Coordinates are accurate within one (1) foot vertically and one (1) second geographically; and (ii) the Tower Coordinates comply with and correspond to the current vertical elevation an geographical coordinates authorized by the FAA, FCC and any other governmental authority, including any federal, state or local authority having jurisdiction over the Stations or said towers.

       3.20 FINANCIAL STATEMENTS.

            (a) Seller has delivered to Buyer copies of the following financial statements (hereinafter collectively called the "Financial Statements"), certified by an officer of Seller to be the Financial Statements referred to in this SECTION 3.20, all of which are complete and correct, have been prepared in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated and fairly present the financial condition of Seller as at their respective dates and the results of its operations for the periods covered thereby:

                 (i) unaudited statement of Asset Corporation - Golden Valley as at December 31, for the years 1995, 1996 and 1997, and Asset Corporation - Golden Valley's unaudited statements of earnings and source and application of funds for each of the three fiscal years then ended; and

                 (ii) unaudited statement of Asset Corporation - Houston as at December 31, for the years 1995, 1996 and 1997, and Asset Corporation - Houston's unaudited statements of earnings and source and application of funds for each of the three fiscal years then ended.

            (b) Since December 31, 1997, and through the date of this Agreement, there has been no material adverse change in the Stations' results of operation from that shown on the Financial Statements, and the operations and businesses of the Stations have been conducted, in all material respects, in the ordinary course. The balance sheets included in the Financial Statements do not include any material assets or liabilities not intended to constitute a part of the Stations (other than the Excluded Assets) after giving effect to the transactions contemplated hereby, and present fairly the financial condition of the Stations as at their respective dates. The statements of income and retained earnings and statements of cash flows included in the Financial Statements do not reflect the operations of any entity or business not intended to constitute a part of the Stations after giving effect to all such transactions, reflect all costs that historically have been incurred by the Stations (other than the Excluded Assets) and present fairly the results of operations and cash flows of the Stations for the periods indicated.

                                     ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF BUYER

       Buyer represents and warrants to Seller as follows:

       4.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Buyer has all requisite corporate power to own, operate and lease its properties and carry on its business as it is now being conducted and as the same will be conducted following the Closing.

       4.2 AUTHORIZATION AND BINDING EFFECT OF DOCUMENTS. Buyer's execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary corporate action on the part of Buyer. This Agreement and each of the other Documents to be executed by Buyer have been, or at or prior to the Closing will be, duly executed by Buyer. The Documents, when executed and delivered by the parties hereto, will constitute the valid and legally binding agreement of Buyer, enforceable against Buyer in accordance with their terms, except as may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally, and except as may be limited by general principles of equity (regardless of whether such enforceability is sought in a proceeding in equity or at law).

       4.3 ABSENCE OF CONFLICTS. Buyer's execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents and the consummation by Buyer of the transaction contemplated hereby and thereby:

            (a) Do not in any material respect (with or without the giving of notice or the passage of time or both) violate (or result in the creation of any claim, lien, charge or encumbrance on any of the assets or properties of Buyer under) any provision of law, rule or regulation or any order, judgment, injunction, decree or ruling applicable to Buyer in any manner which would have a material adverse effect on the assets, business, operation or financial condition or results of operations of Buyer;

            (b) Do not (with or without the giving of notice or the passage of time or both) conflict with or result in a breach or termination of, or constitute a default or give rise to a right of termination or acceleration under, the articles of incorporation or bylaws of Buyer or any lease, agreement, commitment, or other instrument which Buyer is a party to, bound by, or by which any of its assets or properties may be bound.

       4.4 GOVERNMENTAL CONSENTS AND CONSENTS OF THIRD PARTIES. Except for the required consent of the FCC, Buyer's execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents and the consummation by Buyer of the transaction contemplated hereby and thereby, do not require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or public agency or other authority, or the consent of any person under any agreement, arrangement or commitment of any nature which Buyer is a party to or bound by, the failure of which to obtain would have a material adverse effect on the assets, business, operation or financial condition or results of operations of Buyer.

       4.5  QUALIFICATION.

            (a) Buyer has no knowledge after due inquiry of any facts concerning Buyer or any other person with an attributable interest in Buyer (as such term is defined under the Rules and Regulations) which, under present law (including the Act) and the Rules and Regulations, would (i) disqualify Buyer from being the holder of the FCC Licenses, the owner of the Sale Assets or the operator of the Stations upon consummation of the transactions contemplated by this Agreement, or (ii) raise a substantial and material question of fact (within the meaning of Section 309(e) of the Act) respecting Buyer's qualifications.

            (b) Without limiting the foregoing SUBSECTION (a), Buyer shall make the affirmative certifications provided in Section III of FCC Form 314 at the time of filing of such form with the FCC as contemplated by SECTION 5.2.

       4.6 BROKER'S OR FINDER'S FEES. Except as set forth in SCHEDULE 3.17, no agent, broker, investment banker, or other person or firm acting on behalf of or under the authority or Buyer or any affiliate of Buyer is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with transactions contemplated by this Agreement.

       4.7 LITIGATION. There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of Buyer, threatened against Buyer that would give any third party the right to enjoin the transactions contemplated by this Agreement.

                                     ARTICLE V

                       TRANSACTIONS PRIOR TO THE CLOSING DATE

       5.1 CONDUCT OF THE STATIONS' BUSINESS PRIOR TO THE CLOSING DATE. Subject to the terms and conditions of the LMAs, Seller covenants and agrees with Buyer that between the date hereof and the Closing Date, unless the Buyer otherwise agrees in writing (which agreement shall not be unreasonably withheld), Seller shall:

            (a) Use reasonable efforts to operate the Stations in substantially the same manner in which they are currently being operated:

            (b) Use reasonable commercial efforts to maintain insurance upon all of the tangible Sale Assets in such amounts and of such kind comparable to that in effect on the date hereof with respect to such Sale Assets and with respect to the operation of the Stations, with insurers of substantially the same or better financial condition;

            (c) Operate the Stations and otherwise conduct their business in accordance with the terms or conditions of their FCC Licenses, the Rules and Regulations, the Act and use reasonable efforts to conduct their business in accordance with all other rules and regulations, statutes, ordinances and orders of all governmental authorities having jurisdiction over any aspect of the operation of the Stations, except where the failure to so operate the Stations would not have a material adverse effect on the Sale Assets or the operation of the Stations or on the ability of Seller to consummate the transactions contemplated hereby;

            (d) Maintain the books and records of the Stations in Seller's customary manner on a basis consistent with prior years;

            (e) Comply in all material respects with all Station Agreements now or hereafter existing which are material, individually or in the aggregate, to the operation of the Stations;

            (f) Promptly notify Buyer of any material default by, or claim of default against, any party under any Station Agreements which are material, individually or in the aggregate, to the operation of the Stations, and any event or condition which, with notice or lapse of time or both, would constitute a material default under such Station Agreements;

            (g) Not mortgage, pledge or subject to any Lien (except in the ordinary course of business) any of the Sale Assets;

            (h) Not sell, lease or otherwise dispose of, nor agree to sell, lease or otherwise dispose of, any of the Sale Assets, except for dispositions in the ordinary course of business;

            (i) Not acquire or lease any goods or services or enter into, amend or terminate any license, lease of real or personal property or any other Station Agreement, other than in the ordinary course of business;

            (j) Not introduce any material change with respect to the operation of the Stations including, without limitation, any material changes in the broadcast hours of the Stations or any other material change in the Stations' programming policies, except such changes as in the sole discretion of Seller, exercised in good faith after consultation with Buyer, are required by the public interest;

            (k) Notify Buyer of any material litigation pending or threatened against Stations or Seller or any material damage to or destruction of any assets included or to be included in the Sale Assets;

       5.2 GOVERNMENTAL CONSENTS. Seller and Buyer shall file with the FCC, within ten (10) business days after the execution of this Agreement, such applications and other documents in the name of Seller or Buyer, as appropriate, as may be necessary or advisable to obtain the FCC Order. Seller and Buyer shall take all commercially reasonable steps necessary to prosecute such filings with diligence and shall diligently oppose any objections to, appeals from or petitions to reconsider such approval of the FCC, to the end that the FCC Order and a Final Action with respect thereto may be obtained as soon as practicable. Buyer shall not knowingly take, and Seller covenants that Seller shall not knowingly take, any action that party knows or has reason to know would materially and adversely affect or materially delay issuance of the FCC Order or materially and adversely affect or materially delay its becoming a Final Action without a Material Adverse Condition, unless such action is requested or required by the FCC, its staff or the Rules and Regulations. Should Buyer or Seller become aware of any facts which could reasonably be expected to materially and adversely affect or materially delay issuance of the FCC Order without a Material Adverse Condition (including but not limited to, in the case of Buyer, any facts which would reasonably be expected to disqualify Buyer from controlling the Stations), such party shall promptly notify the other party thereof in writing and both parties shall cooperate to take all steps necessary or desirable to resolve the matter expeditiously and to obtain the FCC's approval of matters pending before it.

       5.3 OTHER CONSENTS. Seller shall use commercially reasonable efforts to obtain the consent or waivers to the transactions contemplated by this Agreement required under any assumed Station Agreements; provided that Seller shall not be required to pay or grant any material consideration in order to obtain any such consent or waiver.

       5.4 TAX RETURNS AND PAYMENTS. To the extent the failure to file any return, estimate, or report or pay any taxes would result in a Lien on the Sale Assets or have a material adverse effect on Buyer or the Sale Assets:

            (a) All tax returns, estimates, and reports required to be filed by Seller prior to the Closing Date or relating to periods prior to the Closing Date will be timely filed with the appropriate governmental agencies unless valid extensions therefor shall have been obtained.

            (b) All taxes pertaining to ownership of the Sale Assets or operation of the Stations prior to the Closing Date will be timely paid; provided that Seller shall not be required to pay any such tax so long as the validity thereof shall be contested in good faith by appropriate proceedings and Seller shall have set aside adequate reserves with respect to any such tax.

       5.5 ACCESS PRIOR TO THE CLOSING DATE. Prior to the Closing, Buyer and its representatives may make such reasonable investigation of the assets and business of the Stations as it may desire; and Seller shall give to Buyer, its engineers, counsel, accountants and other representatives reasonable access during normal business hours throughout the period prior to the Closing to personnel and all of the assets, books, records and files of or pertaining to the Stations, provided that (i) Buyer shall give Seller reasonable advance notice of each date on which Buyer or any such other person or entity desires such access, (ii) each person (other than an officer of Buyer) shall, if requested by Seller, be accompanied by an officer or their representative of Buyer approved by Seller, which approval shall not be unreasonably withheld,
(iii) the investigations at the offices of Seller shall be reasonable in number and frequency, and (iv) all investigations shall be conducted in such a manner as not to physically damage any property or constitute a disruption of the operation of the Stations or Seller. Seller shall furnish to Buyer during such period all documents and copies of documents and information concerning the business and affairs of the Stations as Buyer may reasonably request.

       5.6 CONFIDENTIALITY; PRESS RELEASE. All information, data and materials furnished or to be furnished to either party with respect to the other party in connection with this transaction or pursuant to this Agreement are confidential. Each party agrees that prior to Closing (a) it shall not disclose or otherwise make available, at any time, any such information, data or material to any person who does not have a confidential relationship with such party; (b) it shall protect such information, data and material with a high degree of care to prevent the disclosure thereof; and (c) if, for any reason, this transaction is not consummated, all information, data or material concerning the other party obtained by such party, and all copies thereof, will be returned to the other party. After Closing, neither party will disclose or otherwise make available to any person any of such information, data or material concerning the other party, except as may be necessary or appropriate in connection with the operation of the Stations by Buyer. Each party shall use its reasonable efforts to prevent the violation of any of the foregoing confidentiality provisions by its respective representatives. Notwithstanding the foregoing, nothing contained herein shall prohibit Buyer or Seller from:

                 (i) using such information, data and materials in connection with any action or proceeding brought or any claim asserted by Buyer or Seller in respect of any breach by the other of any representation, warranty or covenant made in or pursuant to this Agreement; or

                 (ii) supplying or filing such information, data or materials to or with the FCC or any other valid governmental or court authority to the extent reasonably necessary to obtain any consent, waiver, amendment, modification, approval, authorization, permit or license which may be necessary to effectuate this Agreement, and to consummate the transaction contemplated herein.

In the event that either party determines in good faith that a press release or other public announcement is desirable under any circumstances or required by law, the parties shall consult with each other to determine the appropriate timing, form and content of such release or announcement and thereafter may make such release or announcement.

       5.7 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable to satisfy any condition to the parties' obligations hereunder in its power to satisfy and to consummate and make effective as soon as practicable the transactions contemplated by this Agreement.

       5.8 FCC REPORTS. Seller shall continue to file, on a current basis until the Closing Date, all reports and documents required to be filed with the FCC with respect to the Stations. Seller shall provide Buyer with copies of all such filings within five business days of the filing with the FCC.

       5.9 CONVEYANCE FREE AND CLEAR OF LIENS. At or prior to the Closing, Seller shall obtain executed releases or payoff letters, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Buyer, of any security interests granted in the Sale Assets and properties as security for payment of loans and other obligations or judgments and of any other Liens on the Sale Assets. At the closing, Seller shall transfer and convey to Buyer all of the Sale Assets free and clear of all Liens except Permitted Liens.

       5.10 ENVIRONMENTAL ASSESSMENT. Prior to Closing, Buyer shall obtain an assessment of the Real Property by an environmental engineer selected by Buyer (the "Environmental Assessment"). Buyer shall commission and pay the cost of such Environmental Assessment and shall provide a copy to Seller within ten (10) days of its receipt by Buyer. The Environmental Assessment shall be subject to the confidentiality provisions of SECTION 5.6. If, after appropriate inquiry into the previous ownership of and uses of the Real Property consistent with good commercial or customary practice, the engineer concludes, as set forth in the Environmental Assessment, that environmental conditions exist on, under or affecting such properties that would constitute a violation or breach of Seller's representations and warranties contained in SECTION 3.14 of this Agreement or cause the condition contained in SECTION 6.9 to not be satisfied, then notwithstanding any other provisions of this Agreement to the contrary, but subject to the following sentence, Seller shall at its sole cost and expense (up to a maximum amount of Fifty Thousand Dollars ($50,000)) remove, correct or remedy any condition or conditions which constitute a violation or breach of Seller's representations and warranties contained in SECTION 3.14 prior to the Closing Date and provide to Buyer at Closing a certificate from an environmental abatement firm reasonably acceptable to Buyer that such removal, correction or remedy has been completed so that Seller's representations and warranties contained in SECTION 3.14 will be true as of the Closing Date and the condition contained in SECTION 6.9 will be satisfied as of the Closing Date. In the event the cost of removal, correction or remedy of the environmental conditions exceeds Fifty Thousand Dollars ($50,000), Buyer may elect to proceed with the Closing but shall not be obligated to close under any circumstances which would require Buyer to assume ownership of the Stations under conditions where there exist any uncured violations of warranties, representations or covenants with respect to environmental matters.

       5.11 NO SOLICITATION.

       (a) Seller will immediately cease any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any Acquisition Proposal (as defined below). Seller shall not, directly or indirectly, through any officer, director, employee, representative or agent, or otherwise (i) solicit, initiate, continue or encourage any inquiries, proposals or offers that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of the Sale Assets (or any of them), sale of substantially all the assets or a sale of at least a majority of capital stock (including, without limitation, by way of a tender offer) (a "Fundamental Transaction") involving Seller, or any of them, other than the transactions contemplated by this Agreement, or a Fundamental Transaction involving Seller conditioned upon termination of this Agreement (any of the foregoing inquiries or proposals are being referred to in this Agreement as an "Acquisition Proposal"), (ii) solicit, initiate, continue or engage in negotiations or discussions concerning, or provide any information or data to any person or entity relating to, or otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal; PROVIDED, that, if shareholder approval is required for this transaction, nothing contained in this SECTION 5.11 shall prevent Seller from, prior to the Closing, furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with any unsolicited Acquisition Proposal by such person or entity (including a new and unsolicited Acquisition Proposal received by Seller after the execution of this Agreement from a person or entity whose initial contact with Seller may have been solicited by Seller prior to the execution of this Agreement), and Seller may recommend such an unsolicited bona fide written Acquisition Proposal to the shareholders of Seller, if and only to the extent that (i) the Board of Directors of Seller determines in good faith (after consultation with and based upon the advice of its financial advisor and considering the effect of such Acquisition Proposal upon the employees, customers and the community) that such Acquisition Proposal would, if consummated, result in a transaction materially more favorable to the shareholders of Seller than this Agreement and that the person or entity making such Acquisition Proposal has the financial means, or the ability to obtain the necessary financing, to conclude such transaction (any such materially more favorable Acquisition Proposal is being referred to in this Agreement as a "Superior Proposal"); (ii) the Board of Directors of Seller determines in good faith (after consultation with and based upon the advice of its outside legal counsel) that the failure to take such action would be inconsistent with the fiduciary duties of such Board of Directors to its shareholders under applicable law; (iii) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Board of Directors receives from such person or entity an executed confidentiality agreement; (iv) prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such person or entity, Seller shall notify Buyer of the identity of such person or entity; (v) Seller shall provide Buyer with a true and complete copy of any Superior Proposal within five (5) days of its receipt and, in any event, prior to any recommendation by the Board of Directors of Seller to its shareholders of said proposal; and (vi) prior to any recommendation by the Board of Directors of Seller to its shareholders of any Superior Proposal, Buyer shall be afforded the opportunity to match its material terms, in which event the Board of Directors of Seller shall recommend to its shareholders that they accept Buyer's offer. Notwithstanding anything in
ARTICLE X to the contrary, if this Agreement is terminated after the occurrence of a Triggering Event (as defined below), or Seller shall materially breach or fail to perform its obligations under this SECTION 5.11, then Seller shall, in addition to any damages due Buyer as a result of the termination of this Agreement as provided under ARTICLE X hereof including, without limitation, the return of the Earnest Money to Buyer, pay Buyer a non-refundable fee (the "Fee") of One Hundred Thirty-Five Thousand and no/100 Dollars ($135,000.00), together with, at Buyer's option, either (a) an amount equal to any amounts previously expended by Buyer under the LMAs or (b) a five (5) year extension of the LMAs, as and for liquidated damages. BUYERS RECEIPT OF SAID AMOUNTS SHALL CONSTITUTE LIQUIDATED DAMAGES HEREUNDER AND NOT A PENALTY AND EXCEPT AS PROVIDED IN ARTICLE X HEREOF, SHALL BE BUYER'S SOLE REMEDY AT LAW OR IN EQUITY IN THE EVENT OF A TRIGGERING EVENT. BUYER AND SELLER EACH AGREE THAT SAID AMOUNT IS REASONABLE AS LIQUIDATED DAMAGES IN LIGHT OF THE ANTICIPATED HARM WHICH WILL BE CAUSED BUYER IN THE EVENT OF A TRIGGERING EVENT, THE DIFFICULTY OF PROOF OF LOSS, THE INCONVENIENCE AND NON-FEASIBILITY OF OTHERWISE OBTAINING AN ADEQUATE REMEDY AND THE VALUE OF THE TRANSACTIONS TO BE CONSUMMATED HEREUNDER. Any payments called for hereunder to be made shall be payable by wire transfer of same day funds on the date of termination as and for liquidated damages.

       (b) Seller shall reimburse the Buyer in connection with any legal or other fees incurred by the Buyer in connection with the collection of the Fee from Seller.

       (c) As used herein, a "Triggering Event" shall mean any of the following:

                 (i) The Board of Directors of Seller shall have withdrawn or modified its recommendation of this Agreement or shall have resolved or publicly announced its intention to do so; or

                 (ii) Seller shall have negotiated with, entered into any agreement with, or consummated or recommend any transaction with, any person other than Buyer or its affiliates, based on a determination regarding a Superior Proposal made as described herein; or

                 (iii) The shareholders of Seller do not approve this Agreement or the transactions contemplated hereby after an Acquisition Proposal shall have been publicly announced.

       5.12 SHAREHOLDER MEETING. Seller shall, in accordance with the requirements of applicable law, its Articles of Incorporation and its Bylaws, take all action as may be necessary, proper or advisable to duly call, give notice of and fix a record date for a meeting of shareholders (which may be a special or annual meeting) to vote on approval on this Agreement and the transactions contemplated hereby (the "Shareholders' Meeting"), to be held as promptly as practicable and in any event not later than June 30, 1998. As promptly as practicable, Seller shall prepare and file with the Securities and Exchange Commission (the "SEC") a proxy statement (the "Proxy Statement") to be used in connection with the solicitation of proxies for the Shareholders' Meeting, respond to any comments or requests from the SEC, as applicable, and mail the Proxy Statement, together with any materials required to be delivered to Seller's shareholders under applicable law, to shareholders of Seller in accordance with the requirements of applicable law. Seller represents, warrants and covenants that the Proxy Statement will comply with all requirements of applicable law, including without limitation SEC Regulation 14A. Subject to its fiduciary duties in connection with a Superior Proposal, the Board of Directors of Seller shall recommend in the Proxy Statement that the shareholders of Seller approve this Agreement and the transactions contemplated hereby.

                                     ARTICLE VI

                            CONDITIONS PRECEDENT TO THE
                           OBLIGATIONS OF BUYER TO CLOSE

       Buyer's obligation to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, unless waived by Buyer in writing:

       6.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES;  CLOSING CERTIFICATE.

            (a) The representations and warranties of Seller contained in this Agreement or in any other Document shall be complete and correct in all material respects on the date hereof and at the Closing Date with same effect as though made at such time except for changes that are not materially adverse, individually or in the aggregate, to the Stations or the Sale Assets taken as a whole.

            (b) Seller shall have delivered to Buyer on the Closing Date a certificate that (i) the condition specified in SECTION 6.1(A) is satisfied as of the Closing Date, and (ii) except as set forth in such certificate (none of which exceptions shall be materially adverse, individually or in the aggregate, to the Stations, the Sale Assets or Seller's ability to consummate the transaction contemplated hereby), the condition specified in SECTION 6.2 is satisfied as of the Closing Date.

       6.2 PERFORMANCE OF AGREEMENTS. Seller shall have performed in all material respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing Date.

       6.3  FCC AND OTHER CONSENTS.

            (a) The FCC Order shall have been issued by the FCC and shall have become a Final Action without any Material Adverse Condition.

            (b) Conditions which the FCC Order or any order, ruling or decree of any judicial or administrative body relating thereto or in connection therewith specifies and requires to be satisfied prior to transfer of the FCC Licenses to Buyer shall have been satisfied by Seller.

               (c) All other material authorizations, consents, approvals and clearances of federal, state or local governmental agencies required to permit the consummation by Buyer of the transactions contemplated by this Agreement shall have been obtained; all statutory and regulatory requirements for such consummation shall have been fulfilled; and no such authorizations, consents, approvals or clearances shall contain any conditions that individually or in the aggregate would have a material adverse effect on the operations of the Stations.

       6.4 ADVERSE PROCEEDINGS. Buyer shall not be subject to any ruling, decree, order or injunction restraining, imposing material limitations on or prohibiting (i) the consummation of the transactions contemplated hereby or (ii) its participation in the operation, management, ownership or control of the Stations; and no litigation, proceeding or other action seeking to obtain any such ruling, decree, order or injunction shall be pending or shall have been threatened in writing and have a reasonable likelihood of success. No governmental authority having jurisdiction shall have notified any party to this Agreement that consummation of the transaction contemplated hereby would constitute a violation of the laws of the United States or of any state or political subdivision or that it intends to commence proceedings to restrain such consummation or to force divestiture, unless such governmental authority shall have withdrawn such notice. No governmental authority having jurisdiction shall have commenced any such proceeding.

       6.5 OPINION OF SELLER'S FCC COUNSEL. Buyer shall have received from Seller's FCC counsel an opinion, dated the Closing Date, in form and substance reasonably satisfactory to Buyer's FCC counsel, to the effect that:

               (a) The FCC Licenses listed on SCHEDULE 3.8 are valid, in good standing and in full force and effect and include all licenses, permits and authorizations which are necessary under the Rules and Regulations for Seller to operate the Stations in the manner in which the Stations are currently being operated.

               (b) To counsel's knowledge, no condition has been imposed by the FCC as part of any FCC License which is not set forth on the face thereof as issued by the FCC or contained in the Rules and Regulations applicable generally to stations of the type, nature, class or location of the Stations.

               (c) No proceedings are pending or, to counsel's knowledge, are threatened which may result in the revocation, modification, non-renewal of, suspension of, or the imposition of a Material Adverse Condition upon, any of the FCC Licenses, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to the Stations or their operation, other than proceedings affecting the radio broadcasting industry in general.

       In rendering such opinion, counsel shall be entitled to rely upon Seller's representations and warranties in this Agreement and to limit its inquiry to its files and such FCC files and records as are available to it as of 10:00 o'clock A.M. Eastern time the business day immediately preceding the Closing Date. Counsel may state that, as to any factual matters embodied in, or forming a basis for any legal opinion expressed in, such opinion, counsel's knowledge is based solely on such inquiry.

       6.6 OTHER CONSENTS. Seller shall have obtained in writing and provided to Buyer on or before the Closing Date, without any condition materially adverse to Buyer or the Stations, the consents or waivers to the transactions contemplated by this Agreement required under those Station Agreements which Buyer has elected to assume identified as material on SCHEDULE 3.9.

       6.7 DELIVERY OF CLOSING DOCUMENTS. Seller shall have delivered or caused to be delivered to Buyer on the Closing Date each of the Documents required to be delivered pursuant to SECTION 8.2.

       6.8     NO CESSATION OF BROADCASTING.

               (a) Between the date hereof and the Closing Date, no radio station comprising the Stations shall have for a period of more than ten (10) days in the aggregate (i) ceased broadcasting on their authorized frequencies,
(ii) lost substantially all of its normal broadcasting capability or (iii) have broadcast at a power level of 50% or less of its FCC authorized level. Seller shall promptly notify Buyer of the occurrence of any one or more of the foregoing events or conditions, and the non-fulfillment of the condition precedent set forth in this Subsection caused by the occurrence of the events specified in Seller's notice shall be deemed waived by Buyer unless, within fifteen (15) days after Buyer's receipt of Seller's written notice, Buyer notifies Seller in writing to the contrary.

               (b) In addition, during the five (5) days immediately preceding the Closing Date, the Stations shall have been operating continuously with substantially all of their normal broadcasting capability except for cessation or reductions for insignificant periods of time resulting from occurrences (such as lightning strikes) over which Seller has no control. Seller or Buyer shall have the right to delay Closing for a period not to exceed thirty (30) days if Seller or Buyer reasonably determines that any action to restore the Stations substantially all of their normal broadcasting capability can be completed during such delay period.

       6.9 ENVIRONMENTAL CONDITIONS. The Environmental Assessment obtained by Buyer pursuant to SECTION 5.10 hereof shall not have disclosed any material violation of any Environmental Law at the Real Property which is not removed or cured by Seller prior to Closing.

       6.10 TITLE INSURANCE COMMITMENT. Title to the Real Property shall be in fee simple, good and marketable and insurable at regular rates by a title insurance company reasonably acceptable to Buyer and licensed in the state the real property is located, pursuant to the standard stipulations and conditions of an ALTA policy of owner's title insurance, or its reasonable equivalent, prescribed by the applicable regulatory authorities for the state the real property is located, free and clear of all liens and encumbrances except Permitted Encumbrances, as hereinafter defined. For purposes hereof, "Permitted Encumbrances" shall mean (i) easements, restrictions, and other similar matters which will not adversely affect the use of the Real Property in the ordinary course of business, including the business of operating the Stations; (ii) liens for taxes not due and payable; (iii) mechanics, materialmen's, carriers', warehousemen's, landlords' or other similar liens in the ordinary course of business for sums not yet due; (iv) deposits or pledges to secure the performance of bids, tenders, contracts (other than for borrowed money), leases, statutory obligations, surety or appeal bonds or other deposits or pledges for purposes of a like general nature made or given in the ordinary course of business: and (v) liens or mortgages that will be released at Closing. All costs associated with obtaining the standard ALTA policy of title insurance shall be paid by Seller.

       6.11 SURVEY. Within ten (10) business days after execution of this Agreement, Seller shall provide Buyer with the originals or readable copies of any surveys of the Real Property in Seller's possession. All costs associated with updating such survey or preparing new surveys shall be paid by Buyer.
 .

                                     ARTICLE VII

                             CONDITIONS PRECEDENT OF THE
                            OBLIGATION OF SELLER TO CLOSE

       The obligation of Seller to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the closing Date, of each of the following conditions, unless waived by Seller in writing:

       7.1     ACCURACY OF REPRESENTATIONS AND WARRANTIES.

               (a) The representations and warranties of Buyer contained in this Agreement shall be complete and correct in all material respects on the date hereof and at the Closing Date with the same effect as though made at such time except for changes that are not materially adverse to Seller.

               (b) Buyer shall have delivered to Seller on the Closing Date a certificate that (i) the condition specified in SECTION 7.1(a) is satisfied as of the Closing Date, and (ii) except as set forth in such certificate (none of which exceptions shall be materially adverse to Buyer's ability to consummate the transaction contemplated hereby), the conditions specified in SECTION 7.2 are satisfied as of the Closing Date.

       7.2 PERFORMANCE OF AGREEMENTS. Buyer shall have performed in all material respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing Date.

       7.3.    FCC AND OTHER CONSENTS.

               (a) The FCC Order shall have been issued by the FCC and shall have become effective under the rules of the FCC.

               (b) Conditions which the FCC Order or any order, ruling or decree of any judicial or administrative body relating thereto or in connection therewith specifies and requires to be satisfied prior to transfer of the FCC Licenses to Buyer shall have been satisfied by Buyer.

               (c) All other material authorizations, consents, approvals and clearances of all Federal, state and local governmental agencies required to permit the consummation by Seller of the transactions contemplated by this Agreement shall have been obtained; all statutory and regulatory requirements for such consummation shall have been fulfilled; and no such authorizations, consents, approvals or clearances shall contain any conditions that individually or in the aggregate would have any material adverse effect on Seller.

       7.4 ADVERSE PROCEEDINGS. Seller shall not be subject to any ruling, decree, order or injunction restraining, imposing material limitations on or prohibiting the consummation of the transactions contemplated hereby; and no litigation, proceeding or other action seeking to obtain any such ruling, decrees, order or injunction shall be pending or shall have been threatened in writing and have a reasonable likelihood of success. No governmental authority having jurisdiction shall have notified any party to this Agreement that consummation of the transactions contemplated hereby would constitute a violation of the laws of the United States or of any state or political subdivision or that it intends to commence proceedings to restrain such consummation or to force divestiture, unless such governmental authority shall have withdrawn such notice. No governmental authority having jurisdiction shall have commenced any such proceeding.

       7.5 DELIVERY OF CLOSING DOCUMENTS AND PURCHASE PRICE. Buyer shall have delivered or caused to be delivered to Seller on the Closing Date each of the Documents required to be delivered pursuant to SECTION 8.3, and Seller shall have received payment of the Purchase Price with the form of payment set forth in SECTION 2.5.

       7.6 SHAREHOLDER APPROVAL. Seller's shareholders shall have approved the transactions contemplated hereby.

                                     ARTICLE VIII

                                       CLOSING

       8.1 TIME AND PLACE. The Closing shall take place at the offices of Buyer's counsel in Camarillo, California, or at such other place as the parties agree, at 10:00 A.M. Pacific Time on the fifth business day following the date (the "Closing Date") on which issuance of the FCC Order without any Material Adverse condition has become a Final Action; provided, however, that Buyer, at its sole option, may elect to delay Closing until October 31, 1998 by written notice to Seller.

       8.2 DOCUMENTS TO BE DELIVERED TO BUYER BY SELLER. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

               (a) Certified resolutions of the Shareholders and Board of Directors of Seller approving the execution and delivery of this Agreement and each of the other documents and authorizing the consummation of the transactions contemplated hereby and thereby.

               (b)  The certificate required by SECTION 6.1(b).

               (c) A bill of sale and other instruments of transfer and conveyance transferring to Buyer the Tangible Personal Property.

               (d) Executed releases, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Buyer, of any security interests granted in the Sale Assets as security for payment of loans and other obligations and of any other Liens (other than Permitted Liens).

               (e) General warranty deeds and any other required instruments of transfer and conveyance transferring to Buyer the Real Property.

               (f) Executed mortgage satisfactions and any other documents required by the title insurance company under SECTION 6.10 as a condition to issuing the title insurance policy in the form required by SECTION 6.10.

               (g) An instrument or instruments assigning to Buyer all right, title and interest of Seller in and to all Station Agreements being assumed by Buyer.

               (h) An instrument assigning to Buyer all right, title and interest of Seller in the FCC Licenses, all pending applications relating to the Stations before the FCC, and any remaining Sale Assets not otherwise conveyed.

               (i)  The items set forth in SECTION 2.1(e)

               (j) An instrument or instruments assigning to Buyer all right, title and interest of Seller in and to the Station Assets described in
SECTION 2.1(f).

               (k) The opinion of Seller's FCC counsel, dated the Closing Date, to the effect set forth in SECTION 6.5.

               (l) The Lease, properly executed by the Landlord, attached hereto as Exhibit "B" .

               (m) Such additional information and materials as Buyer shall have reasonably requested, including without limitation, evidence that all material consents and approvals required as a condition to Buyer's obligation to close hereunder have been obtained.

       8.3 DOCUMENTS TO BE DELIVERED TO SELLER BY BUYER. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

               (a) Certified resolutions of the Board of Directors of Buyer and Salem Communications Corporation approving the execution and delivery of this Agreement and each of the other Documents and authorizing the consummation of the transaction contemplated hereby and thereby.

               (b)  The Purchase Price as set forth in SECTION 2.5.

               (c) The agreement of Buyer assuming the obligations under any Station Agreements being assumed by Buyer.

               (d)  The certificate required under SECTION 7.1(b).

               Such additional information and materials as Seller shall have reasonably requested.

                                      ARTICLE IX

                     SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                   INDEMNIFICATION

       9.1 SURVIVAL OF REPRESENTATION AND WARRANTIES. All representations, warranties, covenants and agreements contained in this Agreement or in any other Document shall survive the Closing for the Survival Period and the Closing shall not be deemed a waiver by either party of the representations, warranties, covenants or agreements of the other party contained herein or in any other Document. No claim may be brought under this Agreement or any other Document unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the last day of the Survival Period. In the event such a notice is so given, the right to indemnification with respect thereto under this Article shall survive the Survival Period until such claim is finally resolved and any obligations with respect thereto are fully satisfied.

       9.2 INDEMNIFICATION IN GENERAL. Buyer and Seller agree that the rights to indemnification and to be held harmless set forth in this Agreement shall, as between the parties hereto and their respective successors and assigns, be exclusive of all rights to indemnification and to be held harmless that such party (or its successors or assigns) would otherwise have by statute, common law or otherwise.

       9.3     INDEMNIFICATION BY SELLER.

               (a) Subject to the provisions of SUBSECTION (b) below and SECTION
10.2 below, Seller shall indemnify and hold harmless Buyer and any officer, director, agent, employee and affiliate thereof with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses, including reasonable attorneys' fees, (collectively referred to herein or "Losses") relating to or arising out of:

                     (i) Any breach or non-performance by Seller of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other Documents; or

                     (ii) The ownership or operation by Seller of the Stations or the Sale Assets on or prior to the Closing Date; or

                     (iii) All other liabilities and obligations of Seller other than the Assumed Obligations; or

                     (iv) Noncompliance by Seller with the provisions of the Bulk Sales Act, if applicable, in connection with the transaction contemplated hereby.

               (b) Notwithstanding anything contained herein to the contrary, if Closing occurs, Seller shall not be obligated until the aggregate amount of Losses exceeds Buyer's Threshold Limitation, in which case Buyer shall then be entitled to indemnification of the entire amount in excess of Buyer's Threshold Limitation, provided that any amounts owed by Seller to Buyer under SUBSECTION
(a) (iv) above and SECTION 2.7 shall not be counted in determining whether Buyer's Threshold Limitation is satisfied, and Buyer shall have the right to recover any such payment without regard to such limitation.

       9.4     INDEMNIFICATION BY BUYER.

               (a)  Subject to the provisions of SUBSECTION (b) below and
SECTION 10.2 below, Buyer shall indemnify and hold harmless Seller and any officer, director, agent, employee and affiliate thereof with respect to any and all Losses relating to or arising out of:

                     (i) Any breach or non-performance by Buyer of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other Document; or

                     (ii) The ownership or operation of the Stations after the Closing Date; or

                     (iii) The Assumed Obligations and all other liabilities or obligations of Buyer.

               (b) Notwithstanding anything contained herein to the contrary, if Closing occurs, Buyer shall not be obligated to indemnify Seller pursuant to SUBSECTION (a) above unless and until the aggregate amount of such Losses exceeds Seller's Threshold Limitation, in which case Seller shall then be entitled to indemnification of the entire amount in excess of Seller's Threshold Limitation, provided that any payment owed by Buyer to Seller under SECTION 2.7 shall not be counted in determining whether Seller's Threshold Limitation is satisfied, and Seller shall have the right to recover any such payment without regard to any such limitation.

       9.5 INDEMNIFICATION PROCEDURES. In the event that an Indemnified Party may be entitled to indemnification hereunder with respect to any asserted claim of, or obligation or liability to, any third party, such party shall notify the Indemnifying Party thereof, describing the matters involved in reasonable detail, and the Indemnifying Party shall be entitled to assume the defense thereof upon written notice to the Indemnified Party with counsel reasonably satisfactory to the Indemnified Party; provided, that once the defense thereof is assumed by the Indemnifying Party, the Indemnifying Party shall keep the Indemnified Party advised of all developments in the defense thereof and any related litigation, and the Indemnified Party shall be entitled at all times to participate in the defense thereof at its own expense. If the Indemnifying Party fails to notify the Indemnified Party of its election to defend or contest its obligation to indemnify under this ARTICLE IX, the Indemnified Party may pay, compromise, or defend such a claim without prejudice to any right it may have hereunder.

                                      ARTICLE X

                           TERMINATION; LIQUIDATED DAMAGES

       10.1 TERMINATION. If Closing shall not have previously occurred, this Agreement shall terminate upon the earliest of:

               (a) the giving of written notice from Seller to Buyer, or from Buyer to Seller, if:

                     (i) Seller gives such termination notice and is not at such time in material default hereunder, or Buyer gives such termination notice and Buyer is not at such time in material default hereunder; and

                     (ii) Either:

                           (A)  any of the representations or warranties
contained herein of Buyer (if such termination notice is given by Seller), or of Seller (if such termination notice is given by Buyer), are inaccurate in any respect and, individually or in the aggregate, materially adverse to the party giving such termination notice unless the inaccuracy has been induced by or is the result of actions or omissions of the party giving such termination notice or unless the accuracy of such representation or warranty is not a condition to closing; or

                           (B)  Any material obligation to be performed by
Buyer (if such termination notice is given by Seller) or by Seller (if such termination notice is given by Buyer) is not timely performed unless the lack of timely performance has been induced by or is the result of actions or omissions of the party giving such termination notice; or

                           (C)  Any material condition (other than those
referred to in foregoing CLAUSES (A) and (B)) to the obligation to close the transaction contemplated herein of the party giving such termination notice has not been timely satisfied, unless the failure of said condition to be satisfied was induced by the party giving such termination notice with the intended result of terminating the Agreement pursuant to this CLAUSE (C); and

                     (iii) any such inaccuracy, failure to perform or non-satisfaction of a condition neither has been cured nor satisfied within twenty (20) days after written notice thereof from the party giving such termination notice nor waived in writing by the party giving such termination notice.

               (b) Written notice from Seller to Buyer, or from Buyer to Seller, at any time after twelve (12) months following the date first written above, provided that termination shall not occur upon the giving of such termination notice by Seller if Seller is at such time in material default hereunder or upon the giving of such termination notice by Buyer if Buyer is at such time in material default hereunder.

               (c) Written notice from Seller to Buyer, or from Buyer to Seller, at any time following a determination by the FCC that the application for consent to assignment of the FCC Licenses has been designated for hearing even with diligent efforts; provided, however, only the party whose qualifications are not in issue may terminate this Agreement under this provision and only if such party has given the other sixty (60) days' prior written notice and the requirement for such hearing has not been set aside within that period.

               (d)  The written election by Buyer under ARTICLE XI.

               (e) The giving of written notice from Seller to Buyer, or from Buyer to Seller, that the other is in material default under the terms of the LMAs, or any of them, provided the party giving such notice shall not be in material default under the terms of the LMAs, or any of them, at the time such notice is delivered.

               (f) Written notice by Seller to Buyer that the shareholders of Seller have accepted a Superior Proposal pursuant to the procedures set forth in
SECTION 5.20 and SECTION 5.21 hereof.

       10.2    OBLIGATIONS UPON TERMINATION.

               (a) In addition to any amounts which may be due to Buyer pursuant to SECTION 5.11 hereof in the event this Agreement is terminated pursuant to SECTION 10.1(a)(ii)(a), SECTION 10.1(a)(ii)(B) or SECTION 10.1(e), the aggregate liability of Buyer for breach hereunder shall be limited as provided in SUBSECTIONS (c) AND (e), below and the aggregate liability for Seller for breach hereunder shall be limited as provided in SUBSECTIONS (d) AND
(e), below. Except as provided in SECTION 5.11 hereof, in the event this Agreement is terminated for any other reason, neither party shall have any liability hereunder.

               (b) Upon termination of this Agreement, Buyer shall be entitled to the return of the Earnest Money from the Escrow Agent under the Escrow Agreement (i) if such termination is effected by Buyer's giving of valid written notice to Seller pursuant to SUBSECTIONS 10.1(a), (b), (c) OR (d) , or (ii) if such termination is effected by Seller's giving of valid written notice to Buyer pursuant to SUBSECTIONS 10.1(a)(ii)(C), 10.1(b) OR 10.1(c). If Buyer is entitled to the return of the Earnest Money, Seller shall cooperate with Buyer in taking such action as is required under the Escrow Agreement in order to effect such return from the Escrow Agent.

               (c) If this Agreement is terminated by Seller's giving of valid written notice to Buyer pursuant to SECTION 10.1(a)(ii)(A), SECTION 10.1(a)(ii)(B) or SECTION 10.1(e), Buyer agrees that (i) Buyer shall pay Seller upon such termination, as liquidated damages and not as penalty, the Earnest Money ("Liquidated Damage Amount"); (ii) Seller shall be entitled to collect the Liquidated Damage Amount by receiving a disbursement from the Escrow Agent under the Escrow Agreement equal to the Earnest Money; and (iii) Seller shall be entitled to pursue any other remedy available to Seller at law or in equity to recover the full amount of the Liquidated Damage Amount from Buyer provided that the total monetary damages (including any amount received from the Escrow Agent under the Escrow Agreement) to which Seller shall be entitled shall not exceed the Liquidated Damage Amount. SELLER'S RECEIPT OF THE LIQUIDATED DAMAGE AMOUNT SHALL CONSTITUTE PAYMENT OF LIQUIDATED DAMAGES HEREUNDER AND NOT A PENALTY, AND SHALL BE SELLER'S SOLE REMEDY AT LAW OR IN EQUITY FOR BUYER'S BREACH HEREUNDER IF CLOSING DOES NOT OCCUR. EXCEPT AS PROVIDED IN SECTION 13.4, BUYER AND SELLER EACH ACKNOWLEDGE AND AGREE THAT THE LIQUIDATED DAMAGE AMOUNT IS REASONABLE IN LIGHT OF THE ANTICIPATED HARM WHICH WILL BE CAUSED BY BUYER'S BREACH OF THIS AGREEMENT, THE DIFFICULTY OF PROOF OF LOSS, THE INCONVENIENCE AND NON-FEASIBILITY OF OTHERWISE OBTAINING AN ADEQUATE REMEDY, AND THE VALUE OF THE TRANSACTION TO BE CONSUMMATED HEREUNDER.

               (d) Notwithstanding any provision of this Agreement to the contrary, but subject to the provisions of the following sentence, if Seller attempts to terminate this Agreement under circumstances where it is not entitled to do so, or if Seller, by its own action, causes a breach of warranty or fails to satisfy a condition (including without limitation a refusal to consummate the transaction after Buyer has satisfied all conditions to Seller's obligation to close and Buyer has demonstrated its willingness and ability to close on the terms set forth in this Agreement and Buyer is not in default hereunder) with the intent of creating a situation whereby Buyer elects to terminate under SECTION 10.1(a) and Buyer does so elect to terminate, the monetary damages, if any, to which Buyer shall be entitled shall be limited to direct and actual damages. If a circumstance described in the preceding sentence should arise and if Buyer establishes that the action of Seller described therein was taken intentionally in order to allow Seller to sell or enter into negotiations to sell the Stations, or any of them, to another party, the damages to which Buyer shall be entitled shall not be limited to direct and actual damages.

               (e) In any dispute between Buyer and Seller as to which party is entitled to all or a portion of the Earnest Money, the prevailing party shall receive, in addition to that portion of the Earnest Money to which it is entitled, an amount equal to interest on that portion at the rate of 10% per annum, calculated from the date the prevailing party's demand for all or a portion of the Earnest Money is received by the Escrow Agent, and its reasonable attorney fees expended to recover said amounts.

       10.3    TERMINATION NOTICE.  Each notice given by a party pursuant to
SECTION 10.1 to terminate this Agreement shall specify the Subsection (and clause or clauses thereof) of SECTION 10.1 pursuant to which such notice is given.

                                      ARTICLE XI

                                       CASUALTY

       Upon the occurrence of any casualty loss, damage or destruction material to the operation of the Stations prior to the Closing, Seller shall promptly give Buyer written notice setting forth in detail the extent of such loss, damage or destruction and the cause thereof if known. Seller shall use its reasonable efforts to promptly commence and thereafter to diligently proceed to repair or replace any such lost, damaged or destroyed property. In the event that such repair or replacement is not fully completed prior to the Closing Date, Buyer may elect to postpone the Closing until Seller's repairs have been fully completed or to consummate the transactions contemplated hereby on the Closing Date, in which event Seller shall assign to Buyer the portion of the insurance proceeds (less all reasonable costs and expenses, including without limitation attorney's fees, expenses and court costs incurred by Seller to collect such amounts), if any, not previously expended by Seller to repair or replace the damaged or destroyed property (such assignment of proceeds to take place regardless of whether the parties close on the scheduled or deferred Closing Date) and Buyer shall accept the damaged Sale Assets in their damaged condition. In the event the loss, damage or destruction causes or will cause the Stations to be off the air for more than seven (7) consecutive days or fifteen (15) total days, whether or not consecutive, then Buyer may elect either
(i) to consummate the transactions contemplated hereby on the Closing Date, in which event Seller shall assign to Buyer the portion of the insurance proceeds (less all reasonable costs and expenses, including without limitation attorney's fees, expenses and court costs, incurred by Seller to collect such amounts), if any, not previously expended by Seller to repair or replace the damaged or destroyed property, and Buyer shall accept the damaged Sale Assets in their damaged condition, or (ii) to terminate this Agreement.

                                     ARTICLE XII

                                 CONTROL OF STATIONS

       Except as otherwise provided in the LMAs, between the date of this Agreement and the Closing Date, Buyer shall not control, manage or supervise the operation of the Stations or conduct of their business, all of which shall remain the sole responsibility and under the control of Seller, subject to Seller's compliance with this Agreement.

                                     ARTICLE XIII

                                    MISCELLANEOUS

       13.1 FURTHER ACTIONS. From time to time before, at and after the Closing, each party, at its expense and without further consideration, will execute and deliver such documents to the other party as the other party may reasonably request in order more effectively to consummate the transactions contemplated hereby.

       13.2 ACCESS AFTER THE CLOSING DATE. After the Closing and for a period of twelve (12) months, Buyer shall provide Seller, Seller's counsel, accountants and other representatives with reasonable access during normal business hours to the books, records, property, personnel, contracts, commitments and documents of the Stations pertaining to transactions occurring prior to the Closing Date when requested by Seller, and Buyer shall retain such books and records for the normal document retention period of Buyer. At the request and expense of Seller, Buyer shall deliver copies of any such books and records to Seller.

       13.3    PAYMENT OF EXPENSES.

               (a) Any fees assessed by the FCC in connection with the filings contemplated by SECTION 5.2(a) or consummation of the transactions contemplated hereby shall be shared equally between Seller and Buyer.

               (b) All state or local sales or use, stamp or transfer, grant and other similar taxes payable in connection with consummation of the transactions contemplated hereby shall be paid by Seller.

               (c) Except as otherwise expressly provided in this Agreement, each of the parties shall bear its own expenses, including the fees of any attorneys and accountants engaged by such party, in connection with this Agreement and the consummation of the transactions contemplated herein.

       13.4 SPECIFIC PERFORMANCE. Seller acknowledges that the Stations are of a special, unique, and extraordinary character, and that any breach of this Agreement by Seller could not be compensated for by damages. Accordingly, if Seller shall breach its obligations under this Agreement, Buyer shall be entitled, in addition to any of the remedies that it may have, to enforcement of this Agreement (subject to obtaining any required approval of the FCC) by decree of specific performance or injunctive relief requiring Seller to fulfill its obligations under this Agreement. In any action to equitably enforce the provisions of this Agreement, Seller shall waive the defense that there is an adequate remedy at law or equity and agrees that Buyer shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security.

       13.5 NOTICES. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered by courier or sent by registered or certified mail, first class, postage prepaid, or by telex, cable, telegram, facsimile machine or similar written means of communication, addressed as follows:

               (a) if to Seller, to:

                     Children's Broadcasting Corporation
                     724 First Street North, Fourth Floor
                     Minneapolis, MN 55401
                     Attention:  Christopher T. Dahl

                     With a copy to:

                     Children's Broadcasting Corporation
                     724 First Street North, Fourth Floor
                     Minneapolis, MN 55401
                     Attention:  Lance W. Riley, Esq.

               (b) if to Buyer, to:

                     c/o Salem Communications Corporation
                     4880 Santa Rosa Road, Suite 300

                     Camarillo, California  93012
                     Attention: Jonathan L. Block, Esq.
                                Corporate Counsel

or such other address with respect to any party hereto as such party may from time to time notify (as provided above) to the other party hereto. Any such notice, demand or communication shall be deemed to have been given (i) if so mailed, as of the close of the third business day following the date mailed, and
(ii) if personally delivered or otherwise sent as provided above, on the date received.

       13.6 ENTIRE AGREEMENT. This Agreement, the Schedules and Exhibits hereto, and the other Documents constitute the entire agreement and understanding between the parties hereto and supersede any prior negotiations, agreements, understandings or arrangements between the parties including, without limitation, all letters of intent previously entered into by the parties hereto.

       13.7 BINDING EFFECT; BENEFITS. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors or assigns. Except to the extent specified herein, nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto and their respective successors or assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

       13.8 ASSIGNMENT. This Agreement and any rights hereunder shall not be assignable by either party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Buyer may, at its own expense, without Seller's prior written consent, (A) assign its rights and obligations hereunder, or any portion thereof, to any entity controlled by or under common control with Buyer, and (B) assign its rights and obligations to acquire the Real Property, or any portion thereof, to Edward G. Atsinger III and Stuart W. Epperson, or trusts or limited partnerships created for their benefit and/or the benefit of their spouses and their issue, so long as (i) no delay results in the Closing Date (ii) no extra expense results to Seller, and (iii) Buyer remains liable for indemnification of Seller in respect of all Assumed Obligations in respect of the Real Property.

       13.9 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware, including all matters of construction, validity and performance.

       13.10 BULK SALES. Seller shall, in accordance with ARTICLE IX, indemnify and hold Buyer harmless from and against any and all claims made against Buyer by reason of the Bulk Sales Act and similar laws of any state or jurisdiction.

       13.11 AMENDMENTS AND WAIVERS. No term or provision of this Agreement may be amended, waived, discharged or terminated orally but only by an instrument in writing signed by the party against whom the enforcement of such amendment, waiver, discharge or termination is sought. Any waiver shall be effective only in accordance with its express terms and conditions.

       13.12 SEVERABILITY. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law now or hereafter in effect which renders any provision hereof unenforceable in any respect.

       13.13 HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

       13.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by either party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       13.15 REFERENCES. All references in this Agreement to Articles and Sections are to Articles and Sections contained in this Agreement unless a different document is expressly specified.

       13.16 SCHEDULES AND EXHIBITS. Unless otherwise specified herein, each Schedule and Exhibit referred to in this Agreement is attached hereto, and each such Schedule and Exhibit is hereby incorporated by reference and made a part hereof as if fully set forth herein.

       13.17 SECTION 1031 ASSET EXCHANGE. The parties acknowledge that each may desire to effectuate a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code (the "Code"), which may include a non-simultaneous exchange, with respect to the sale and acquisition of the Sale Assets. The parties agree to cooperate with the other in connection therewith, provided each party participating in such an exchange agrees to hold the other free and harmless of, and indemnify the other from, any liabilities, claims, costs, damages, expenses and fees (including attorneys' fees) which may arise out of said party's participation in a tax-deferred exchange, including without limitation any claims by the Internal Revenue Service.

                        (SIGNATURES APPEAR ON FOLLOWING PAGE)

       IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written.


 "SELLER"                                        "BUYER "

 CHILDREN'S BROADCASTING                         SALEM COMMUNICATIONS
     CORPORATION                                 CORPORATION
 CHILDREN'S RADIO OF GOLDEN VALLEY, INC.
 KYCR-AM, INC.
 CHILDREN'S RADIO OF HOUSTON, INC.
 KTEK-AM, INC.



 By:  /s/ Christopher T. Dahl                    By:  /s/ Dick Gastaldo
      -------------------------------                 --------------------------
           Christopher T. Dahl                             Dick Gastaldo

   Its:  President and CEO                        Its:  Vice President
        -----------------------------                  -------------------------

                                     APPENDIX III

                        PURCHASE AGREEMENT BETWEEN THE COMPANY
                             AND 1090 INVESTMENTS, L.L.C.


       THIS AGREEMENT, dated as of May 1, 1998, is made between and among CHILDREN'S BROADCASTING CORPORATION (referred to herein as "CBC"), CHILDREN'S RADIO OF DETROIT, INC. ("CRD"), and WCAR-AM, INC. ("WCAR-AM"), all Minnesota corporations (CBC, CRD and WCAR-AM are sometimes collectively referred to herein as the "Sellers"); and 1090 INVESTMENTS, L.L.C., a Michigan limited liability company (the "Buyer"); and

                                W I T N E S S E T H :

       THAT, WHEREAS, CBC is the owner and holder of 100% of the issued and outstanding stock of CRD; and

       WHEREAS, CRD is the owner of all the assets of radio station WCAR(AM), licensed to Livonia, Michigan (the "Station"), except for the Federal Communications Commission (the "FCC" or the "Commission") licenses, permits or authorizations issued with respect to the Station, and is the owner and holder of 100% of the issued and outstanding stock of WCAR-AM; and

       WHEREAS, the WCAR-AM is the FCC licensee of the Station; and

       WHEREAS, subject to and conditioned upon the consent of the FCC, the Sellers desire to sell and transfer and Buyer desires to purchase and acquire the Station and certain of the tangible and intangible assets of the Sellers used or held for use in connection with the operation of the Station, all as is more fully described below.

       NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, the parties hereto hereby agree as follows:

                                      ARTICLE 1
                             SALE AND TRANSFER OF ASSETS

       At closing of the transaction described herein ("Closing"), the Sellers shall sell, convey, assign, transfer and deliver to Buyer, free and clear of any lien, encumbrance, interest, reservation, restriction, mortgage or security interest of any nature whatsoever, except Permitted Encumbrances (as defined in Section 1.10 below), all the assets of the Sellers described below used or held for use in connection with the operation of the Station (except for "Excluded Assets" as described in Section 1.9 below) (collectively, the "Acquired Assets"):

1.1. All licenses, permits and authorizations ("Licenses") issued by the Commission for the operation of or used in connection with the operation of the Station, all of which are listed on SCHEDULE A attached hereto, and all applications therefor, together with any renewals, extensions or modifications thereof and additions thereto;

1.2. All of the Sellers' owned or leased real property interests relating to the operation of the Station including that described in SCHEDULE B attached hereto but excluding the owned and leased properties set forth in SCHEDULE B under the heading "Excluded Properties," if any ("Real Property");

1.3. All tangible personal property and equipment owned by the Sellers used or held for use in the operation of the Station including but not limited to the property and equipment listed on SCHEDULE C attached


                                        III-1
       hereto, and any replacements therefor or improvements thereof acquired or constructed prior to Closing ("Personal Property");

1.4. Subject to Section 2.6 of this Agreement, all of the Sellers' rights and benefits under the business agreements, leases and contracts listed on SCHEDULE D attached hereto, including any renewals, extensions, amendments or modifications thereof, and any additional agreements, leases and contracts made or entered into by the Sellers in the ordinary course of business between the date of such Schedule and the Closing approved in writing by Buyer or otherwise permitted hereunder ("Leases and Agreements");

1.5. All other licenses, permits or authorizations issued by any government or regulatory agency other than the FCC, which are used in connection with the operation of the Station, all of which are listed on SCHEDULE A ("Permits") and pending applications therefor;

1.6. All right, title and interest of the Sellers in and to the use of the call letters for the Station (referred to herein as the "Call Letters"), to the extent they can be conveyed; together with all common law property rights, goodwill, copyrights, trademarks, service marks, trade names and other similar rights used in connection with the operation of the Station, including all accretions thereto, listed on SCHEDULE E attached hereto ("General Intangibles");

1.7. All of the Sellers' magnetic media, electronic data processing files, systems and computer programs, logs, public files, records required by the FCC, vendor contracts, supplies, maintenance records or similar business records relating to or used in connection with the operation of the Station, but not including records pertaining to corporate affairs (including tax records) and original journals, provided copies are supplied to Buyer. The Sellers shall have reasonable access to all such records which might be in the possession of Buyer for a period of two
       (2) years following the Closing, and shall, at its own expense, have the right to make copies thereof; and

1.8. All rights and claims of Sellers whether mature, contingent or otherwise, against third parties relating to the Acquired Assets, whether in tort, contract, or otherwise, under or pursuant to all warranties, representations and guarantees made by manufacturers, suppliers or vendors.

1.9. "Excluded Assets" are cash on hand, accounts receivable, employee benefit plans and those assets specifically labeled and described on Schedules B through E as Excluded Assets; and

1.10. "Permitted Encumbrances" shall be limited to liens for taxes not yet due and payable, obligations of Sellers which Buyer expressly assumes hereunder or expressly agrees to accept at Closing, and with respect to Owned Real Property, Permitted Encumbrances shall include those matters disclosed on title commitments delivered to Buyer, relating to building and zoning laws, ordinances, state and federal regulations, restrictions relating to use or improvements of the property without effective forfeiture provisions, reservation of mineral rights in states, utility and drainage easements which do not interfere with existing improvements.


                                      ARTICLE 2
                             PURCHASE PRICE AND PAYMENTS

2.1. PURCHASE PRICE. As the purchase price for the Acquired Assets, Buyer agrees to pay to the Sellers the sum of Two Million and no/100 Dollars ($2,000,000.00), subject to adjustment as provided herein (the "Purchase Price").

2.2. METHOD OF PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid in cash as follows:


                                        III-2

       2.2.1. ESCROW DEPOSIT. One Hundred Thousand and no/100 Dollars ($100,000.00) (the "Escrowed Funds") shall be paid into escrow contemporaneously with the execution hereof pursuant to the terms of that Escrow Agreement (the "Escrow Agreement") a copy of which is attached hereto as EXHIBIT A.

       2.2.2. CASH AT CLOSING. The Purchase Price payable hereunder, including the Escrowed Funds, shall be payable in cash at Closing.

2.3. ADJUSTMENTS AND PRORATIONS. The operations of the Station and the income and expenses attributable thereto up to 12:01 A.M. on the day of the Closing shall, except as otherwise provided in this Agreement and in that time brokerage agreement ("TBA") to be entered into between the parties upon execution of this Agreement, be for the account of the Sellers and thereafter shall be for the account of Buyer. Expenses such as power and utility charges, lease rents, property taxes according to year of payment, frequency discounts, annual license fees (if any), wages, commissions, payroll taxes, and other fringe benefits of employees of the Sellers who enter the employment of the Buyer, and similar deferred items shall be prorated between the Sellers and the Buyer. Prepaid deposits shall also be prorated between the Sellers and the Buyer. Employees' employment with the Sellers shall be terminated as of or before the Closing Date, and Buyer shall employ employees of its choice from and after said date upon terms acceptable to Buyer and such employees. Any prorations shall be made and paid insofar as feasible at the Closing in accordance with a Schedule to be prepared and delivered at Closing, with a final settlement within ninety (90) days after the Closing.

2.4. TBA. The parties shall, contemporaneously with the execution hereof, enter into the TBA, a copy of which is attached hereto as EXHIBIT B.
       Any material breach or any default under this Agreement shall be a breach or default of the TBA by the breaching party, and any material breach or any default under the TBA shall be a breach or default of this Agreement by the breaching party.

2.5. PARTIAL CLOSING ADJUSTMENTS. Further adjustments to the purchase price payable hereunder may be made pursuant to the provisions of Sections
       3.9.5 and 6.1 below.

2.6. ASSUMED LIABILITIES. Except as expressly provided for in this Agreement or the Leases and Agreements listed on the Schedules hereto, at the Closing Buyer shall not assume, incur or be charged with, in connection with the transactions herein contemplated, and shall not be responsible for any liabilities or obligations of any nature of Sellers whatsoever, contingent or otherwise. Without limitation of the foregoing, Buyer shall not assume any obligations to the Station's employees under any employee benefit plans or employment contracts. The assumption by Buyer of any of Sellers' liabilities shall in no way expand the rights or remedies of any third party against Buyer or Seller as compared to the rights and remedies which such third parties would have had against Sellers had Buyer not assumed such liabilities. Sellers shall pay all liabilities not expressly assumed by Buyer hereunder.

2.7. ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Acquired Assets by Buyer and the Sellers as set forth in the attached SCHEDULE F. Such allocation will be used for all purposes, including preparation and filing of IRS Form 8594 with respect to the transactions contemplated by this Agreement.


                                        III-3

                                      ARTICLE 3
                            THE SELLERS' REPRESENTATIONS,
                              WARRANTIES AND AGREEMENTS

       The Sellers, jointly and separately, represent, warrant and covenant to Buyer that the statements in this Article 3 are true, correct and complete in all respects as of the date of this Agreement and will be true, correct and complete as of the Closing Date as though made on the Closing Date:

3.1. CORPORATE EXISTENCE AND POWERS. The Sellers are corporations organized and existing in good standing under the laws of the State of Minnesota, with full power and authority to enter into this Agreement and the other Transaction Documents (as defined herein) and to enter into and complete the transactions contemplated herein and therein; CRD is, and will be at the time of Closing, qualified to do business in the State of Michigan and neither the nature of the business of the Station, nor the character of the properties owned, leased or otherwise held by Sellers for use in the business of the Station makes any qualification necessary in any other state, country, territory or jurisdiction; all required corporate actions have been taken by the Sellers to make and carry out this Agreement and the other Transaction Documents and the transactions contemplated herein and therein; this Agreement constitutes, and upon execution and delivery, each other Transaction Document will constitute a valid and binding obligation of Sellers enforceable in accordance with its terms; the execution of this Agreement and the other Transaction Documents and the completion of the transactions herein and therein involved will not result in the violation of any law, regulation, order, license, permit, rule, judgment or decree to which any of the Sellers, the Acquired Assets or the Station, is subject, or conflict with or constitute the breach of any contract, agreement or other commitment to which any of the Sellers is a party or by which they are bound or as to which any of the Acquired Assets or the Station are subject or affected, or conflict with or violate any provision of any Seller's certificate of incorporation, bylaws or other organizational documents, or will result the creation of any lien, charge or encumbrance on any of the Acquired Assets, other than Permitted Encumbrances; and, except for receipt of the Commission's Final Approval (as defined herein) with respect to the assignment of the Licenses to Buyer, no other consents of any kind are required that have not been obtained for the Sellers to make or carry out the terms of this Agreement and the other Transaction Documents, except with respect to those consents identified on SCHEDULE B OR D which are required of parties to Leases and Agreements listed on SCHEDULE B OR D or with respect to assignment and assumption of specific contract rights and obligations and the consent of CBC's shareholders. The Sellers shall use their best efforts to obtain third party consents with respect to any of the Leases and Agreements designated on SCHEDULE B OR D as "material," to the extent required by such documents. Buyer shall cooperate with the Sellers in obtaining all such required consents. As used herein, the term "Transaction Documents" refers collectively to this Agreement, the TBA, the Assignment of Licenses, the Warranty Deed, an Assignment and Bill of Sale and any other agreements to be executed and delivered by any Seller hereunder or as otherwise contemplated herein. The Board of Directors of CBC has determined to recommend to the shareholders of CBC that they approve the transactions contemplated hereby.

3.2. COMPLIANCE WITH LAWS; LICENSES AND PERMITS. Sellers are not in violation of, and have not received any notice asserting any material noncompliance by Sellers with, any applicable statute, law, rule or regulation, whether federal, state, local or otherwise, in connection with the ownership of the Acquired Assets. Sellers have complied and are in compliance in all material respects with all laws, regulations and governmental orders applicable to Sellers' operation of the Station and ownership of the Acquired Assets, except as disclosed on SCHEDULE A. Sellers have obtained and hold all permits, licenses and approvals (other than the Licenses), none of which has been rescinded and all of which are in full force and effect, from all Governmental Authorities (as defined herein) necessary in order to conduct the operations of the Station in accordance with applicable law, as presently conducted and to own, use and maintain the Acquired Assets, all of which permits, licenses and approvals are identified on SCHEDULE A. As used herein, "Governmental Authorities" means any agency, board, bureau, court, commission, department, instrumentality or administration of the United States government, any state government or


                                        III-4
       any local or other governmental body in a state of the United States or the District of Columbia. No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Authority is required in connection with the execution and delivery of this Agreement and the other Transactional Documents by any Seller or the performance by any Seller of its obligations hereunder or thereunder except compliance with any applicable requirements of the Communications Act of 1934. WCAR-AM is the holder of the Licenses indicated on SCHEDULE A, all of which are valid, in full force and effect and which have been unconditionally issued for the full license term. The Licenses constitute all of the licenses, grants, permits, waivers and authorizations issued by the FCC and required for and/or used in the operation of the Station as they are currently being operated. CRD is fully qualified to hold its Licenses. All ownership and employment reports, renewal applications, and other reports and documents required to be filed for the Station have been properly and timely filed, except as noted on SCHEDULE A. The Station is operating in accordance with the Licenses, and in compliance with the Communications Act of 1934, as amended, and the rules and regulations of the Commission, including, without limitation, those regulations governing the Station's equal employment opportunity practices and public files, and any other applicable laws, ordinances, rules and regulations, except as disclosed on SCHEDULE A. Sellers have complied in all material respects with all requirements of the FCC and the Federal Aviation Administration with respect to the construction and/or alteration of Seller's antenna structures, and "no hazard" determinations for each antenna structure have been obtained. The Licenses are unimpaired by any act or omission of Sellers or their officers, directors, employees and agents and Sellers will not, without Buyer's prior written consent, by an act or omission, surrender, modify, forfeit or fail to seek renewals on regular terms, of any License, or cause the Commission or other regulatory authority to institute any proceeding for the cancellation or modification of any such License, or fail to prosecute with due diligence any pending application to the Commission. There is not now pending, or to the best of Sellers' knowledge threatened, any action by or before the Commission or other regulatory authority to revoke, cancel, rescind, modify (except as to any applications by the Sellers shown on SCHEDULE A) or refuse to renew in the ordinary course any of the Licenses, or any investigation, order to show cause, notice of violation, notice of inquiry, notice of apparent liability or of forfeiture or complaint against the Station or Sellers, and Sellers have no knowledge of any basis for the commencement of any such proceeding in the future. Should any such action or investigation be commenced, order or notice be released, or complaint be filed, Sellers will promptly notify Buyer and take all actions necessary to protect the Station and the Licenses from any material adverse impact. All reports, statements and other documents relating to the Station filed by the Sellers or the Station with the FCC or any other Governmental Authority were true, correct and complete in all material respects when filed.

3.3. FINANCIAL STATEMENTS. CBC has delivered to the Buyer unaudited statements of operations for the twelve months ended December 31, 1996, and December 31, 1997, for the Station, and CBC's Form 10-KSB for the year ended December 31, 1997, containing CBC's audited consolidated financial statements for such period. Such financial information and the notes thereto are true, complete and accurate in all material respects and fairly present the consolidated assets, liabilities and financial condition of the Station as at the respective dates thereof, including provision for all liabilities, obligations and commitments, whether fixed or contingent, and such statements of operations and the notes thereto are true, complete and accurate in all material respects and fairly present the results of operations for the periods indicated, all in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Sellers will deliver unaudited statements of operations for each of the Stations and WJDM within fifteen (15) calendar days after their preparation

3.4. NO UNDISCLOSED LIABILITIES. The Station has no material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the 1997 Balance Sheets, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof (none of which liabilities and obligations is a liability for breach of contract, tort, infringement or violation of law); and the reserves reflected in the 1997 Balance Sheets are adequate, appropriate and reasonable. Sellers are not aware of any existing, proposed or threatened


                                        III-5
       change which could result in a material adverse change to Sellers, the Station, the Acquired Assets or prospects of the Station.

3.5. ACQUIRED ASSETS. The Acquired Assets to be transferred to Buyer at Closing represent all the assets necessary for the Station's current and continuing operations; until Closing, none of the Acquired Assets will be sold, leased or otherwise disposed of unless replaced by a substantially similar asset of equal or greater value. Seller has good and marketable title, and, at Closing, all of the Acquired Assets shall be owned by and transferred by the Sellers to Buyer free and clear of all liens, encumbrances, interests or restrictions of any kind whatsoever, except for the Permitted Encumbrances or the Leases and Agreements listed on SCHEDULE B OR D. The Acquired Assets have been maintained in good condition, subject to normal wear and tear. Since the date of the 1997 Balance Sheets, there has not been any material adverse change in the Acquired Assets; the Sellers are not aware of any circumstance that could cause a material adverse effect in the Acquired Assets; the Sellers have conducted the business of the Station in the Ordinary Course of Business; and the Sellers have not taken any action that would be prohibited by Section 3.16. As used herein, the term "Ordinary Course of Business" means, with respect to Sellers, the ordinary course of business of the Station consistent with the past practices of Sellers and recognizing that the Sellers ended the 24-hour distribution of their Aahs World Radio-SM- format as of midnight, January 30, 1998, and have since maintained a 24-hour all-music format at the Station without significant sales of advertising time. Since then and for the period from the date hereof to Closing, Sellers have sought and intend to seek to enter into short term time brokerage, sports broadcast and similar agreements. The time may be brokered on an hourly or monthly basis, but such agreements will not survive Closing except with Buyer's prior written approval.

3.6.   REAL ESTATE.

       3.6.1. OWNED PROPERTIES. SCHEDULE B sets forth a list of all real property owned by the Sellers ("Owned Real Property"). With respect to each parcel of Owned Real Property, there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting any person the right of use or occupancy of any portion of such parcel and there are no outstanding actions or rights of first refusal to purchase such parcel or any portion thereof or interest therein.

       3.6.2. LEASED PROPERTIES. SCHEDULE B sets forth a list of all real property leased by the Sellers (the "Leased Real Property") and all of the leases (the "Leases") of the Leased Real Property. With respect to the Leased Real Property, (a) all obligations of the landlord or lessor under the Leases that have accrued have been performed, and no landlord or lessor is in default under or in arrears in the payment of any sum or in the performance of any obligation required of it under any Lease, and no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a default by the landlord or lessor under any Lease; (b) all obligations of the tenant or lessee under the Leases that have accrued have been performed, and Sellers are not in default under or in arrears in the payment of any sum or in the performance of any obligation required of it under any Lease, and no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a default by Sellers; and (c) there are no consents of any landlord or lessor required to transfer the Leased Real Property to Buyer except as set forth on SCHEDULE B.

       3.6.3. TITLE AND DESCRIPTION. Sellers hold a valid and enforceable freehold interest in the Owned Real Property and valid and enforceable leasehold interests in the Leased Real Property pursuant to the Leases as shown on SCHEDULE B, subject only to the right of reversion of the landlord or lessor under the Leases.



                                        III-6

       3.6.4. PHYSICAL CONDITION. To Sellers' knowledge, there is no defect in the physical condition of any improvements located on or constituting a part of the Real Property. To Sellers' knowledge, the Real Property, including, without limitation, such improvements, is in good condition and repair and is adequate for the uses to which it is being put, and the Real Property is not in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. To the best of Sellers' knowledge, the soil condition of the Real Property is such that it will support all of the improvements thereon for the foreseeable life of the improvements without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations.

       3.6.5. UTILITIES. To the best of Sellers' knowledge, all water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services required by law or necessary for the operation of the Real Property as it is now improved and operated are installed and connected pursuant to valid permits, are sufficient to service the Real Property and are in good operating condition except in such case as will not materially detract from the marketability or value of the Real Property and do not impair the operations of the lessee thereof.

       3.6.6. COMPLIANCE WITH LAW; GOVERNMENTAL APPROVALS. Sellers have received no notice from any Governmental Authority of any violation of any zoning, building, fire, water, use, health, or other law, ordinance, code, regulation, license, permit or authorization issued in respect of any of the Real Property that has not been heretofore corrected, and know of no such violation or violations that now exist that would materially detract from the marketability or value of the Real Property or impair the operations of the occupant thereof in any material respect. To the best of Sellers' knowledge, improvements located on or constituting a part of the Real Property and the construction, installation, use and operation thereof (including, without limitation, the construction, installation, use and operation of any signs located thereon) are in compliance with all applicable municipal, state, federal or other governmental laws, ordinances, codes, regulations, licenses, permits and authorizations, including, without limitation, applicable zoning, building, fire, water, use, or health laws, ordinances, codes, regulations, licenses, permits and authorizations, and there are presently in effect all certificates of occupancy, licenses, permits and authorizations required by law, ordinance, code or regulation or by any governmental or private authority having jurisdiction over the ownership or operation of the Sellers' businesses or any of the Acquired Assets, including the Station and the Real Property or any portion thereof, or the occupancy thereof or any present use thereof, except such non-compliance as will not materially detract from the marketability or value of the Real Property and do not impair the operations of the occupant thereof in any respect. All such approvals required by law, ordinance, code, regulation or otherwise to be held by the occupant of any of the Real Property shall be transferred to Buyer at Closing, if and to the extent transferable. There is legally enforceable pedestrian and vehicular access to the Real Property.

       3.6.7. REAL PROPERTY TAXES. Sellers have received no notice of any pending or threatened special assessment or reassessment of all or any portion of any of the Real Property.

       3.6.8. CONDEMNATION. To Sellers' knowledge, there is no pending or threatened condemnation of all or any part of the Real Property.

       3.6.9. INSURABILITY. Sellers have not received any notice from any insurance company of any material defects or inadequacies in the Real Property or any part thereof, which would materially, adversely affect the insurability of the same or of any termination or threatened termination of any policy of insurance.

3.7. CONTRACTS, LEASES, AGREEMENTS, ETC. Each of the Leases and Agreements is in full force and effect, and there are no outstanding notices of cancellation, acceleration or termination in connection therewith


                                       III-7
       except as noted upon SCHEDULE B OR D. Sellers are not in breach or default in connection with any of the Leases and Agreements and, to the best of Sellers' knowledge, there is no basis for any claim, breach or default with respect to Sellers or any other party under any of said Leases and Agreements. Sellers have made available to Buyer true and correct copies of all agreements and instruments listed on SCHEDULE D, and will make available to Buyer true and correct copies of any additional agreements, leases and contracts entered into by the Sellers in Ordinary Course of Business, as provided in Section 1.4 hereof. On the Closing Date there will be no Leases or Agreements relating to the Station (not including this Agreement and the TBA) which will be binding on the Buyer other than those specifically identified herein, including the Schedules attached hereto, as assumed by Buyer, or as otherwise approved in writing by Buyer.

3.8. LITIGATION. Except as set forth on SCHEDULE G, no strike, labor dispute, investigation, litigation, court or administrative proceeding is pending or, to the best of Sellers' knowledge, threatened against the Sellers relating to the Station, their employees or any of the Acquired Assets which may result in any change in the business, operations, assets or financial condition of the Station or may materially affect Buyer's use and enjoyment of the Acquired Assets, or which would hinder or prevent the consummation of the transaction contemplated by this Agreement and the other Transaction Documents, and the Sellers know of no basis for any such possible action.

3.9.   ENVIRONMENTAL MATTERS.

       3.9.1. ENVIRONMENTAL REPRESENTATION OF SELLERS. Sellers have complied in all material respect with all laws (including rules and regulations thereunder) of all applicable federal, state, local and foreign governments, and their respective agencies, concerning the environment, public health and safety and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against any of them alleging any failure to comply with any such law or regulation, including, limiting, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1989, the Emergency Planning and Community Right-to-Know Act of 1986, the Federal Resource Conservation and Recovery Act, the Michigan Natural Resources and Environmental Protection Act, each as amended, or any other law of any government or agency concerning the storage, treatment, handling, transport, disposal, or the release or threatened release of hazardous substances or hazardous materials, public health and safety or pollution or protection of the environment (collectively, the "Environmental Statutes"). Except as set forth on SCHEDULE B, no environmental conditions have existed on the Real Property while owned or leased by Sellers, and no environmental conditions currently exist on the Real Property that violated or currently violate any Environmental Statute, where such environmental conditions will result in Buyer incurring any costs or expenses for damages fines, penalties, environmental remediation expenses or environmental removal expenses as a result of actions or proceedings by any federal, state or local environmental protection agency or department or by any third party. Except as set forth on SCHEDULE B, there are no Hazardous Substances, as defined, currently utilized at or, currently stored at the Real Property except for those for which permits have been obtained and are in effect or are present in a manner or in quantities which do not require issuance of permits under the Environmental Statutes. Except as set forth on SCHEDULE B, there is no contamination in soils or groundwater of or beneath the Real Property above levels that exceed remediation standards based on regulations, guidance or risk-based criteria warranting studies or remediation or both which would have any reasonable likelihood singly or in the aggregate, of materially adversely affecting the Acquired Assets or the Station. "Hazardous Substances" shall mean any material presently listed, defined, designated or


                                       III-8
                 classified as hazardous, toxic or radioactive, under any Environmental Statute, whether by type or by quantity, and petroleum or any derivative or by-product thereof.

       3.9.2. ENVIRONMENTAL COVENANT OF SELLERS. Sellers have provided Buyer with all information, surveys and reports in each Seller's or the Station's possession or control concerning the existence or possible existence of any Hazardous Substances, underground storage tanks, polychlorinated biphenyls, asbestos or asbestos-containing materials, radon gas, radioactive materials, liquid petroleum or liquid petroleum products, or other hazardous wastes, and any other reports, studies or documents in each Seller's or the Station's possession relating to each Seller's or the Station's potential liability under applicable Environmental Laws ("Environmental Contamination").

       3.9.3. BUYER'S RIGHT TO CONDUCT DUE DILIGENCE. By May 25, 1998, Buyer shall, at its expense, conduct Phase I environmental assessment activities of the Owned Real Property, including inspecting individual sites, submitting environmental questionnaires to Sellers and the employees of the Station and reviewing existing environmental reports, correspondence, permits and related materials regarding the Owned Real Property. Phase I environmental assessment activities shall not include any sampling or intrusive testing other than hand auger soil testing, testing equipment for PCBs and testing for asbestos or asbestos-containing materials. To assist in its environmental due diligence, Buyer may retain one or more outside environmental consultants to assist in its environmental due diligence concerning the Owned Real Property, and Sellers shall cooperate with Buyer in connection with such due diligence efforts.

       3.9.4. RESULTS OF ENVIRONMENTAL DUE DILIGENCE. In the event that Sellers' disclosure pursuant to Section 3.9.2 herein or the Phase I reports obtained by Buyer pursuant to Section 3.9.3 herein produces evidence that Environmental Contamination exists or may exist on any of the Owned Real Property, Buyer shall, within ten (10) business days after receiving the applicable Phase I report, notify CBC of such findings, provide CBC with copies of all reports, written assessments or other material regarding such contamination, and shall have the right to conduct Phase II environmental activities of the Owned Real Property (including, but not limited to, the taking and analysis of soil, surface water and ground water samples, testing of buildings, drilling wells and taking soil borings). The Phase II environmental activities shall be at the Buyer's expense. The Sellers agree to cooperate with the Buyer and with all third parties in permitting the Buyer to obtain in a timely manner the Phase I Reports and the Phase II Reports.

       3.9.5.    EFFECT OF ENVIRONMENTAL DUE DILIGENCE RESULTS.

                 (a) Either party hereto may terminate this Agreement by written notice to the other party within fifteen (15) business days after Buyer's notification to Sellers of Environmental Contamination if:

                       (i) the results of Buyer's environmental due diligence investigation indicate the existence of Environmental Contamination of any of the parcels of Owned Real Property; and

                       (ii) Both parties reasonably determine (on the basis of Buyer's environmental due diligence) that responding to and fully remediating the foregoing Environmental Contamination in accordance with applicable environmental laws to a level at or below the unrestricted residential level developed pursuant to Part 201 of the Michigan Natural Resources Environmental Protection Act will


                                       III-9
                               exceed One Hundred Thousand and no/100 Dollars ($100,000.00) (the "Remediation Ceiling Amount") with respect to the facilities, including but not limited to the Owned Real Property, used in the operations of the Station.

                 (b) If the results of Buyer's environmental due diligence conducted in accordance with this Section 3.9 indicate that the cost of responding to and remediating Environmental Contamination in accordance with applicable environmental laws is equal to or less than the Remediation Ceiling Amount in the aggregate for the facilities used in the operations of the Station, including but not limited to the Owned Real Property, Sellers shall, at their sole cost and expense, respond to and remediate such Environmental Contamination in accordance with applicable environmental laws on or before the Closing.

       3.9.6. RADIO FREQUENCY RADIATION. Other than in compliance with the Communications Act, the operation of the Station does not cause or result in exposure of workers or the general public to levels of radio frequency radiation in excess of the "Radio Frequency Protection Guides" recommended in "American National Standard Safety Levels with Respect to Human Exposure to Radio Frequency Electromagnetic Fields 300 kHz to 100 gHz" (ANSI C95.1-1982), issued by the American National Standards Institute and FCC requirements. Renewal of the FCC Licenses would not constitute a "major action" within the meaning of
                 Section 1.1301, ET SEQ., of the FCC's rules.

3.10. INSURANCE. The Sellers have maintained and shall maintain in full force and effect all of their existing casualty, liability, and other insurance covering any or all of the Acquired Assets through the day following the Closing Date in amounts not less than those in effect on the date hereof, and Sellers have set forth on SCHEDULE H an abstract of such casualty insurance coverage. Sellers represent that there has been no material breach of any of the insurance policies. Except as set forth on SCHEDULE H, Sellers do not know of any occurrence, circumstance or event which could reasonably be expected to result in any claim.

3.11. ACCESS TO INFORMATION. The Sellers shall give Buyer and its representatives reasonable access during normal business hours throughout the period prior to Closing to the operations, properties, books, accounting records, contracts, agreements, leases, commitments, programming, technical and sales records and other records of and pertaining to the Station; provided, however, such access shall not disrupt the Sellers' normal operation. The Sellers shall furnish to Buyer all information concerning the Station's affairs as Buyer may reasonably request. Buyer will maintain the confidentiality of all the information and materials delivered to it or made available for its inspection by the Sellers hereunder. Nothing shall be deemed to be confidential information that: (a) is known to Buyer at the time of its disclosure to Buyer; (b) becomes publicly known or available other than through disclosure by Buyer; (c) is received by Buyer from a third party not actually known by Buyer to be bound by a confidentiality agreement with or obligation to Sellers; or (d) is independently developed by Buyer as clearly evidenced by its records. Notwithstanding the foregoing provisions of this Section 3.11, Buyer may disclose such confidential information (x) to the extent required or deemed advisable to comply with applicable laws and regulations, (y) to its officers, directors, employees, representatives, financial advisors, attorneys, accountants, and agents with respect to the transactions contemplated hereby (so long as such parties are informed of the confidentiality of such information), and (z) to any Governmental Authority in connection with the transactions contemplated hereby. In the event this Agreement is terminated, Buyer will return to Sellers all confidential information prepared or furnished by Sellers relating to the transactions contemplated hereunder, whether obtained before or after the execution of this Agreement.


                                       III-10

3.12. CONDUCT OF THE STATION'S BUSINESS. Until Closing, without the written consent of Buyer, the Sellers shall not enter into any transaction, agreement or understanding (whether or not in writing) other than those in the Ordinary Course of Business; no employment contract shall be entered into by the Sellers relating to the Station unless the same is terminable at will and without penalty; no material increase in compensation payable or to become payable, to any of the employees employed at the Station shall be made; no material change in personnel policies, insurance benefits or other compensation arrangements shall be made; and the Sellers will cause the Station to be operated in compliance with the Licenses and Permits and all applicable laws and regulations;

       the Sellers further represent, warrant and covenant:

       (a) Between the date hereof and Closing, the Sellers shall not take any action which will prevent or impede Buyer from obtaining at the Closing the actual and immediate occupancy and possession of the Station and all of the Acquired Assets.

       (b) On the Closing date, the Sellers will be the owner of the Acquired Assets except such of the same replaced by substantially similar property of no less than equivalent value in the ordinary course of business, with good and marketable title thereto, free and clear of all liens and encumbrances, except Permitted Encumbrances or liens for current taxes and assessments not yet due and payable; and that between the date of this Agreement and the Closing, there will be no more than the ordinary normal wear and tear and expendability of the Acquired Assets, and that the Acquired Assets will be in good working condition.

       (c) The Sellers do not know of any facts relating to them or the Station which would cause (i) the application for assignment of the Licenses to Buyer to be challenged, (ii) the Commission to deny its consent to the assignment of the Station's Licenses to Buyer, or (iii) the Commission to grant such application for assignment subject to material adverse conditions to Buyer.

       (d) The Sellers will have duly filed all tax returns required to be filed by such Seller on or before the Closing Date and will have paid and discharged all taxes, assessments, excises, levies, or other similar charges of every kind, character or description impose by any Governmental Authority, and any interest, penalties or additions to tax imposed thereon or in connection therewith (collectively, "Taxes") known to the Sellers which are due and payable and have not been paid and that would interfere with the Sellers' enjoyment of the Acquired Assets. There is no action, suit, proceeding, audit, investigation or claim pending or, to the Sellers' best knowledge, threatened in respect of any Taxes been proposed, asserted or threatened.

       (e) The Sellers shall (i) upon receiving notice or otherwise becoming aware of any violation relating to the Licenses, any violation by the Station of any rules and regulations of the FCC, or any material violations under any other applicable laws and regulations, promptly notify Buyer and, at Sellers' expense, use reasonable commercial efforts to cure all such violations prior to the Closing Date, (ii) promptly notify Buyer in writing if the Station ceases to broadcast at its authorized power for more than 48 consecutive hours; such notice shall specify the reason or reasons for such cessation and the corrective measures taken or to be taken by Sellers, and (iii) promptly inform Buyer in writing of any material variances from the representations and warranties contained in this Article 3 that become known to the Sellers or any breach of any agreement hereunder by Sellers.

3.13. COPYRIGHTS, TRADEMARKS AND SIMILAR RIGHTS. The call letters listed on SCHEDULE E are the call letters used by Sellers during the radio broadcast operations of the Station to identify the Station to its local audience. Sellers have full right and authority from the FCC to use such call letters except as may be provided in the Leases and Agreements. Sellers have not licensed or consented to, and have no



                                       III-11
       knowledge of, any other entity's or individual's use of such call letters. There is no other name, trademark, service mark, copyright, or other trade, or service right or mark currently being used in the business and operations of the Station other than those listed in SCHEDULE E, except those of CBC in connection with its Radio AAHS-Registered Trademark-/Aahs World Radio-SM- children's radio format. Sellers pay no royalty to anyone for use of the General Intangibles and have the right to bring action for the infringement thereof to the extent permitted by applicable law. Sellers represent that the operations of the Station do not infringe on any trademark, service mark, copyright or other intellectual property or similar right owned by others.

3.14. EMPLOYEES. Sellers shall be solely responsible for any and all liabilities and obligations Sellers may have to the employees of the Station, including, without limitation, compensation, severance pay, incentive bonuses, health expenses, and accrued vacation time, sick leave and obligations under any of Sellers' employee benefit plans. Sellers acknowledge that Buyer has no obligation hereunder to offer employment to any employee of Sellers; however, Buyer shall have the right to hire such of the employees of the Station as Buyer may select. With respect to any employee that Buyer hires, Sellers further acknowledge that Buyer shall have no obligation for, and shall not assume as part of the transaction contemplated by this Agreement, any compensation, incentive bonuses, health expenses, or "accrued vacation" or other accrued leave time of said employees as a consequence of their being hired by Buyer. Sellers also acknowledge that with respect to such employees as may be hired by Buyer, and where any such compensation, incentive bonuses, health expenses, or accrued leave time exists for said employees, Sellers will retain the responsibility for any liability arising therefrom. The consummation of the transactions contemplated hereby will not cause Buyer to incur or suffer any liability relating to, or obligation to pay, severance, termination, or other payments to any person or entity, or any liability under any employee benefit plans of Sellers, including, without limitation, any liability under the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended. Sellers shall comply with the provisions of the Worker Adjustment and Retraining and Notification Act, as amended (the "WARN Act") and similar laws and regulations, if applicable, and shall be solely responsible for any and all liabilities, penalties, fines, or other sanctions that may be assessed or otherwise due under such applicable laws and regulations on account of the dismissal or termination of the employees of the Station by Sellers. Sellers shall be responsible for ensuring that all requirements of the WARN Act are met in connection with this Agreement and the transactions contemplated by this Agreement, including but not limited to, providing proper notices to employees of Sellers and to others. Sellers also shall be responsible for all payments due its current or former employees under the WARN Act.

3.15. LABOR RELATIONS. SCHEDULE I lists the names, dates of hire and current annual salaries of all persons employed by the Sellers directly and principally in connection with the operation of the Station. None of the Sellers is a party to or subject to any collective bargaining agreements with respect to the Station. Except as shown on SCHEDULE I, all payments determined to be due from Sellers on account of work, health or welfare insurance under any agreement will have been paid on the Closing Date. Any such payments which cannot be determined on the Closing Date shall be paid immediately by Sellers upon determination without any liability to Buyer. Sellers have no written or oral contracts of employment with any employee of the Station, other than (i) oral employment agreements terminable at will without penalty, or (ii) those listed in SCHEDULE D. The Sellers, in the operations of the Station, have substantially complied with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination and the payment of social security and other payroll related taxes. To the best of Sellers' knowledge, there is no representation or organizing effort pending or threatened against or involving or affecting the Sellers with respect to employees employed at the Station.

3.16. EMPLOYEE BENEFITS. Except for the employee benefit plans listed on SCHEDULE J (collectively, the "Employee Benefit Plans"), Sellers are not parties to or bound by, and have no liability with respect to, any profit sharing, stock option, pension, severance, retirement, stock purchase, hospitalization, group or individual life, disability or health insurance, or employee welfare benefit or similar plan or agreement.


                                       III-12

       True and correct copies of each Employee Benefit Plan and all documents pursuant to which the Employee Benefit Plans are maintained, administered and funded have been delivered to Buyer. Sellers shall timely pay all amounts due under or with respect to the Employee Benefit Plans, and Sellers do not, nor with they prior to the Closing Date, participate in, contribute to, nor employee any persons covered by a multiemployer plan, as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and have not, and will not, prior to the Closing Date incur any withdrawal liability within the meaning of Title IV of ERISA. Sellers have materially complied with, and will through and after the Closing Date, continue to materially comply with the Employee Benefit Plans and all requirements of law relating thereto and Buyer shall have no liability or responsibility whatsoever with respect to the Employee Benefit Plans. Sellers have no benefit plan (within the meaning of Section 3(2) of ERISA) that is subject to Title IV of ERISA, (II) any multiemployer plan (within the meaning of Section 3(37) of ERISA), (iii) any employee benefit plan described in Section 4063 of ERISA or Section 413(c) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder, or (iv) any employee benefit plan providing health, life or other welfare-type benefits to current, future or former employees, independent contractors, directors or shareholders (and/or their dependents), other than continuation coverage required pursuant to
       Part 6 of Subtitle B of Title I of ERISA or applicable state continuation coverage law.

3.17. PRE-CLOSING COVENANTS. Between the date hereof and the Closing, the Sellers covenant that:

       3.17.1. FCC COMPLIANCE. The Sellers shall continue to operate the Station in conformity with the terms of the Station's Licenses and in conformity in all material respects with all applicable laws, regulations, rules and ordinances, including but not limited to the rules and regulations of the FCC. The Sellers shall file all reports, applications and other filings required by the FCC in a timely and accurate manner. Sellers will maintain the Licenses in full force and effect and take any action necessary before the FCC to preserve such Licenses in full force and effect without material adverse change. Sellers will not take any action that would jeopardize the Station's rightful possession of the Licenses, the potential for assignment of the Licenses to Buyer, or the unconditional renewal of the Licenses for full license terms.

       3.17.2. CONDUCT OF BUSINESS. The Sellers shall conduct the business and technical operations of the Station in the Ordinary Course of Business and consistent with past practices, and shall continue all practices, policies, procedures and technical operations relating to the Station in substantially the same manner as heretofore. Sellers shall perform, pay and discharge when due all of its obligations and liabilities in all material respects other than those which Buyer has expressly agreed to assume pursuant to Section 2.6, as well as known, contingent or unknown liabilities of Sellers.

       3.17.3. MAINTENANCE OF ASSETS. The Sellers shall maintain all of the Acquired Assets in a good condition and, with respect to the Personal Property, shall maintain inventories of spare parts at levels consistent with the past practices of the Sellers and the Station. The Sellers shall not sell, convey, assign, transfer or encumber any of the Acquired Assets, except for the retirement of tangible Acquired Assets consistent with the normal and customary practices of the Sellers and the Station.

       3.17.4.   NO SOLICITATION.

                 (a) Sellers will immediately cease any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any Acquisition Proposal (as defined below). Sellers shall not, directly or indirectly, through any officer, director, employee, representative or agent, or otherwise (i) solicit, initiate, continue or encourage any inquiries, proposals or offers that constitute, or could reasonably be


                                       III-13
                       expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantially all the assets or a sale of at least a majority of capital stock (including, without limitation, by way of a tender offer) (a "Fundamental Transaction") involving CRD or WCAR-AM, other than the transactions contemplated by this Agreement, or a Fundamental Transaction involving CBC conditioned upon termination of this Agreement (any of the foregoing inquiries or proposals are being referred to in this Agreement as an "Acquisition Proposal"), (ii) solicit, initiate, continue or engage in negotiations or discussions concerning, or provide any information or data to any person or entity relating to, or otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any Acquisition Proposal, or
                       (iii) agree to, approve or recommend any Acquisition Proposal; PROVIDED, that, if shareholder approval is required for this transaction, nothing contained in this Section shall prevent CBC from, prior to the Closing, furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with any unsolicited Acquisition Proposal by such person or entity (including a new and unsolicited Acquisition Proposal received by CBC after the execution of this Agreement from a person or entity whose initial contact with CBC may have been solicited by CBC prior to the execution of this Agreement), and CBC may recommend such an unsolicited bona fide written Acquisition Proposal to the shareholders of CBC, if and only to the extent that (i) the Board of Directors of CBC determines in good faith (after consultation with and based upon the advice of its financial advisor and considering the effect of such Acquisition Proposal upon the employees, customers and the community) that such Acquisition Proposal would, if consummated, result in a transaction more favorable to the shareholders of CBC than this Agreement and that the person or entity making such Acquisition Proposal has the financial means, or the ability to obtain the necessary financing, to conclude such transaction (any such more favorable Acquisition Proposal is being referred to in this Agreement as a "Superior Proposal"), (ii) the Board of Directors of CBC determines in good faith (after consultation with and based upon the advice of its outside legal counsel) that the failure to take such action would be inconsistent with the fiduciary duties of such Board of Directors to its shareholders under applicable law, and (iii) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Board of Directors receives from such person or entity an executed confidentiality agreement. If this Agreement is terminated after the occurrence of a Triggering Event (as defined below), or CBC shall materially breach or fail to perform its obligations under this Section 3.16.4., then Sellers shall pay Buyer a non-refundable fee of One Hundred Thousand and no/100 Dollars ($100,000.00) together with an amount equal to any amounts previously paid to Sellers or incurred by Buyer under the TBA, which amount shall be payable by wire transfer of same day funds on the date of termination as and for liquidated damages (the "Fees").

                 (b) CBC shall reimburse the Buyer in connection with any legal or other fees incurred by the Buyer in connection with the collection of the Fee from CBC.

                 (c) As used herein, a "Triggering Event" shall mean any of the following:

                       (i) the Board of Directors of CBC shall have withdrawn or modified its recommendation of this Agreement or shall have resolved or publicly announced its intention to do so; or

                       (ii) an Alternative Transaction shall have taken place or the Board of Directors of CBC shall have recommended such an Alternative Transaction to shareholders,


                                       III-14
                               or shall have resolved or publicly announced its intention to recommend or engage in an Alternative Transaction; or

                       (iii) CBC shall have negotiated with, entered into any agreement with, or consummated or recommended any transaction with, any person other than Buyer or its affiliates, based on a determination regarding a "Superior Proposal" made as described herein; or

                       (iv) the shareholders of CBC do not approve this Agreement or the transactions contemplated hereby after an Acquisition Proposal shall have been publicly announced.

       3.17.5. SHAREHOLDER MEETING. CBC shall, in accordance with the requirements of applicable law, its Articles of Incorporation and its Bylaws, take all action as may be necessary, proper or advisable to duly call, give notice of and fix a record date for a meeting of shareholders (which may be a special or annual meeting) to vote on approval of this Agreement and the transactions contemplated hereby (the "Shareholders' Meeting"), to be held as promptly as practicable and in any event not later than August 30, 1998. As promptly as practicable, CBC shall prepare and file with the Securities and Exchange Commission (the "SEC") a proxy statement (the "Proxy Statement") to be used in connection with the solicitation of proxies for the Shareholders' Meeting, respond to any comments or requests from the SEC, as applicable, and mail the Proxy Statement, together with any materials required to be delivered to CBC shareholders under applicable law, to shareholders of CBC in accordance with the requirements of applicable law. CBC represents, warrants and covenants that the Proxy Statement will comply with all requirements of applicable law, including without limitation SEC Regulation 14A. Subject to its fiduciary duties in connection with a Superior Offer (as defined below), the Board of Directors of CBC shall recommend in the Proxy Statement that the shareholders of CBC approve this Agreement and the transactions contemplated hereby.

       3.17.6. OTHER SELLER COVENANTS. None of the Sellers shall (a) merge or consolidate with or into any other entity; (b) do or omit to do any act (or permit such action or omission) which will cause a material breach of any of the Leases and Agreements;
                 (c) waive any claims or rights of substantial value except in the ordinary course of business and consistent with past practice; or (d) agree, whether in writing or otherwise, to do any of the foregoing.

3.18. NO MISLEADING STATEMENTS. To Sellers' knowledge, no statement, representation or warranty made by Sellers herein and no information provided or to be provided by Sellers to Buyer pursuant to this Agreement or the other Transaction Documents or in connection with the negotiations covering the purchase and sale contemplated herein contains or will contain any untrue statement of a material fact, or omits or will omit a material fact. There are no facts or circumstances known to Sellers and not disclosed herein or in the Schedules hereto that, either individually or in the aggregate, will materially adversely affect after Closing the Acquired Assets or the condition of the Station.

3.19. CONSENTS. The Sellers shall use commercially reasonable efforts to obtain any third party consents required to assign to Buyer all Leases and Agreements. If, on the Closing Date, Sellers have not obtained any required consent for the assignment of any Lease and Agreement (other than the material Leases and Consents referred to in Section 8.4(d) hereof) to Buyer and the Closing occurs, then after the Closing Date, Sellers will continue to use commercially reasonable efforts, and the Buyer will cooperate with Sellers, to obtain any such consent and/or to remove any other impediments to the assignment of any such Lease and Agreement. From and after the Closing, until the valid assignment of all such Leases and Agreements, Sellers will take such lawful actions as are reasonably necessary to assure that Buyer shall receive the benefits of, and shall be obligated to perform the obligations of Sellers under, all such Leases



                                       III-15
       and Agreements after the Closing Date to the same extent as if Buyer were a party thereunder (and Buyer agrees to cooperate with Sellers in connection with any such actions and to enter into, at the time of the Closing, any lawful arrangements in furtherance thereof (but at no additional cost to Buyer other than such costs as Buyer would incur as a party to such Leases and Agreements)).

3.20. SUPPLEMENTAL DISCLOSURE. From time to time prior to the Closing, the Sellers will promptly supplement or amend the Schedules hereto with respect to any matter hereafter arising which, if existing or occurring at the date of the Agreement, would have been required to be set forth or described in such Schedules. No supplement or amendment of any Schedule made pursuant to this section shall be deemed to cure any breach of any representation or warranty made in this Agreement unless Buyer specifically agrees thereto in writing.


                                      ARTICLE 4
                        BUYER'S REPRESENTATIONS AND WARRANTIES

       The Buyer represents, warrants and covenants to Sellers that the statements in this Article 4 are true, correct and complete in all respects as of the date of this Agreement and will be true, correct and complete as of the Closing Date as though made on the Closing Date.

4.1. CORPORATE EXISTENCE AND POWERS. Buyer is a limited liability company organized and existing in good standing under the laws of the State of Michigan with full power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and enter into and complete the transactions contemplated herein and therein; Buyer is, or will be at the time of Closing, qualified to do business in the State of Michigan; all required corporate action has been taken by Buyer to make and carry out this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated herein and therein; this Agreement constitutes, and upon execution and delivery, each other Transaction Document will constitute, valid and binding obligation of Buyer enforceable in accordance with its terms; the execution of the Agreement and the other Transaction Documents to which it is a party and, once the consent referred to in the next clause of this sentence is obtained, the completion of the transactions herein involved will not result in the violation of any order, license, permit, rule, judgment or decree to which Buyer is subject or the breach of any contract, agreement or other commitment to which Buyer is a party or by which it is bound or conflict with or violate any provision of Buyer's certificate of incorporation, bylaws or other organizational documents; and except for the consent of the Commission to the assignment of the Licenses to Buyer and the consents identified by the Sellers on SCHEDULE B OR D, to the Buyer's knowledge, no other consent of any kind is required that has not been obtained for Buyer to make or carry out the terms of this Agreement.

4.2. BUYER'S QUALIFICATIONS. At Closing, Buyer will be legally and financially qualified to become the licensee of the Commission. Buyer does not know of any facts relating to it which would cause the Commission to deny its consent, or which would materially hinder or delay receipt of such consent, to the assignment of the Licenses to Buyer.


                                      ARTICLE 5
                                BREACH OF AGREEMENTS,
                            REPRESENTATIONS AND WARRANTIES

5.1. BREACH OF THE SELLERS' AGREEMENTS, REPRESENTATIONS AND WARRANTIES. The Sellers shall jointly and severally indemnify and hold harmless Buyer and every affiliate of Buyer and any of its or their directors, members, stockholders, officers, partners, employees, agents, consultants, representatives, transferees and assignees from and against any loss, damage, liability, claim, demand, judgment or expense, including


                                       III-16
       claims of third parties, arising out of ownership of the Acquired Assets or the operation of the Station by the Sellers prior to Closing, whether such claim is brought against Buyer or the Acquired Assets prior to or after Closing, and including without being limited to, reasonable counsel fees and reasonable accounting fees, sustained by Buyer by reason of, or arising out of or relating to, (i) any material breach of any warranty, representation, covenant or agreement of the Sellers contained herein or in any other Transactional Document or in the Schedules attached hereto, (ii) any facts or circumstances described in SCHEDULE G, or (iii) the failure to comply with any applicable bulk sales or tax notice statutes; provided, however, that such indemnification shall be required only if written notice, with respect to any matter for which indemnification is claimed, is given.

5.2. BREACH OF BUYER'S AGREEMENTS, REPRESENTATIONS AND WARRANTIES. Buyer shall indemnify and hold harmless the Sellers and every affiliate of Sellers and any of their directors, members, stockholders, officers, partners, employees, agents, consultants, representatives, transferees and assignees from and against any loss, damage, liability, claim, demand, judgment or expense, including claims of third parties arising out of ownership of the Acquired Assets or operation of the Station by Buyer after Closing, and including without being limited to, reasonable counsel fees and reasonable accounting fees, sustained by the Sellers by reason of, or arising out of or relating to, any material breach of any warranty, representation, covenant or agreement of Buyer contained herein or any other Transaction Document; provided, however, that such indemnification shall be required only if written notice, with respect to any matter for which indemnification is claimed, is given.

5.3. PERFORMANCE. Sellers acknowledge that the Acquired Assets to be transferred and assigned under this Agreement are unique and not readily bought or sold on the open market and, for that reason, among others, Buyer would be irreparably harmed by any breach or failure of the other party to consummate this Agreement, and monetary damages therefor will be highly difficult, if not wholly impossible, to ascertain. It is therefore agreed that this Agreement shall be enforceable by Buyer in a court of equity by a decree of specific performance, and an injunction may be issued restraining any transfer or assignment of the Acquired Assets contrary to the provisions of this Agreement pending the determination of such controversy. Sellers, for themselves and their successors and assigns, hereby waive the claim or defense that an adequate remedy at law exists. In the event of a suit by Buyer to obtain specific performance, Buyer shall be entitled to reimbursement by Sellers of all reasonable attorneys' fees and other out-of-pocket expenses incurred by Buyer with respect thereto.

5.4. PROCEDURES: THIRD PARTY CLAIMS. The indemnified party agrees to give written notice within a reasonable time to the indemnifying party of any claim or other assertion of liability by third parties which could give rise to a claim for indemnification hereunder (hereinafter collectively "Claims," and individually a "Claim"), it being understood that the failure to give such notice shall not affect the indemnified party's obligation to indemnify as set forth in this Agreement, unless, and then only to the extent, the indemnifying party's ability to contest, defend or settle with respect to such Claim is thereby demonstrably and materially prejudiced. The obligations and liabilities of the parties hereto with respect to their respective indemnities pursuant to this
       Article 5 resulting from any Claim, shall be subject to the following additional terms and conditions:

                 (a) Provided the indemnifying party acknowledges in writing its obligation to indemnify the indemnified party with respect to the Claim and further satisfies the indemnified party as to its financial ability to satisfy such indemnification obligation, the indemnifying party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense or opposition to such Claim.

                 (b) In the event that the indemnifying party shall either (i) elect not to undertake, or shall fail to satisfy any requirements to undertake, such defense or opposition, or (ii) fail to properly elect within thirty (30) days after notice of any such Claim from the indemnified party or thereafter fail to defend or oppose such Claim, then, in either such event, the indemnified party shall have the right to undertake the


                                       III-17
       defense, opposition, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the indemnifying party.

                 (c) Anything in this Section 5.4 to the contrary notwithstanding, (i) the indemnifying party shall not, without the indemnified party's written consent, settle or compromise any Claim or consent to entry of any judgment which includes any admission of liability or does not include as a term thereof the giving by the claimant or the plaintiff to the indemnified party of an unconditional release from all liability in respect of such Claim, and (ii) in the event that the indemnifying party undertakes defense of or opposition to any Claim, the indemnified party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the indemnifying party and its counsel or other representatives concerning such Claim and the indemnifying party and the indemnified party and their respective counsel or other representatives shall cooperate in good faith with respect to such Claim.


                                      ARTICLE 6
                              RISK OF LOSS; TERMINATION

6.1. BUYER'S OPTIONS. The risk of any loss, damage or destruction to any of the Acquired Assets to be transferred to the Buyer hereunder from fire or other casualty or loss shall be borne by the Sellers at all times prior to the Closing. Upon the occurrence of any material loss or damage to any of the Acquired Assets to be transferred hereunder as a result of fire, casualty, or other causes prior to the Closing, the Sellers shall notify the Buyer of same in writing immediately, stating with particularity the reasonable estimates of the loss or damage incurred, the cause of damage, if known, and the extent to which restoration, replacement and repair of the Acquired Assets lost or destroyed is believed reimbursable under any insurance policy with respect thereto. Provided the Sellers, at their sole expense, have not repaired, restored or replaced the damaged Acquired Assets to Buyer's reasonable satisfaction by the Closing, and if the Buyer is not then in default of this Agreement, Buyer shall have the option (but not the obligation) exercisable at the Closing to:

       (i) terminate this Agreement in which case none of the parties shall have any further liability to the other parties and all Escrowed Funds shall be returned to Buyer, except that the Sellers shall have a reasonable period of time, not to exceed sixty (60) days, to effect repairs of the damaged Acquired Assets before Buyer may exercise its option under this subparagraph 6.1 (i);

       (ii) postpone the Closing for up to one hundred eighty (180) days as necessary to allow the property to be completely repaired, replaced or restored, at the Sellers' sole expense, in which event the Sellers shall use their best efforts to complete such repairs; or

       (iii) elect to consummate the Closing and accept the property in its "then" condition, in which event the Sellers shall assign to Buyer all rights under any insurance claim covering the loss and pay over to the Buyer the proceeds under any such insurance policy previously received by the Sellers with respect thereto.

6.2.   TERMINATION BY EITHER PARTY.   This Agreement may be terminated prior to
       Closing as follows:

                 (a)  by mutual agreement of Buyer and Sellers at any time;

                 (b) by Buyer by written notice to Sellers if any of the conditions specified in Section 8.4 is not satisfied in all material respects at the time of Closing or if satisfaction of any such condition is or becomes impossible, provided that in the event of a breach by any Seller of any covenant or agreement contained herein, Buyer shall first give Sellers written notice thereof, and if Sellers shall have undertaken


                                       III-18
       to cure such breach within fifteen (15) days, they shall have a total of thirty (30) days to cure such breach, or if Buyer terminates the TBA upon an Event of Default (as defined therein) by Seller or in accordance with Section 6.1;

                 (c) by Sellers by written notice to Buyer if any of the conditions specified in Section 8.5 is not satisfied in all material respects at the time of Closing or if satisfaction of any such condition is or becomes impossible, provided that in the event of a breach by Buyer of any covenant or agreement contained herein, Sellers shall first give Buyer written notice thereof, and if Buyer shall have undertaken to cure such breach within fifteen (15) days, it shall have a total of thirty (30) days to cure such breach, or if Seller terminates the TBA upon an Event of Default (as defined therein) by Buyer; and

                 (d) by either party pursuant to the terms of Sections 7.3 and 7.4 below.

6.3. EFFECT OF TERMINATION. In the event this Agreement is terminated as provided in Section 6.2, this Agreement shall be deemed null, void and of no further force or effect, and the parties hereto shall be released from all future obligations hereunder with respect to the Station; provided that the obligations of Buyer and Sellers in Sections 3.9.5, 5.1, 5.2, 5.3, 5.4, 6.3, 7.2, 9.3, and 9.10 shall survive such termination, and provided further that the termination of this Agreement shall not relieve any party for liability for any material breach of this Agreement, and provided further that, if this Agreement is terminated pursuant to Section 6.2(c) due to material breach or default by the Buyer of this Agreement, and the Sellers are not then in material breach or default of this Agreement, the Sellers shall be paid the Escrowed Funds, together with any interest earned thereon, as liquidated damages, it being agreed that such payment shall constitute full payment for any and all damages suffered by Sellers by reason thereof and that Sellers shall have no rights to or claims for damages from Buyer other than as set forth in this Agreement.


                                      ARTICLE 7
                         APPLICATION FOR COMMISSION APPROVAL

7.1. FILING AND PROSECUTION OF APPLICATION. Buyer and the Sellers shall, as soon as practicable after the date of this Agreement and in any event not later than May 12, 1998, join in an application to be filed with the Commission requesting its written consent to the assignment of the Licenses of the Station from WCAR-AM to Buyer. The parties shall prepare their own portions of the application. Buyer and the Sellers shall take all steps necessary to the expeditious prosecution of such application to a favorable conclusion, using their reasonable best efforts throughout.

7.2. EXPENSES. The parties shall bear their own legal, accounting and other expenses in connection with the consummation of the contemplated transaction. The parties shall cooperate with the preparation of the Commission application and in connection with the prosecution of such application. The FCC filing fees shall be shared equally between the Sellers on the one hand and the Buyer on the other.

7.3. DESIGNATION FOR HEARING. If, for any reason, any application for an assignment of license is designated for hearing by the Commission prior to grant thereof, either of the parties shall have the right by written notice within thirty (30) days of such designation for hearing, to terminate this Agreement if the allegations raised relate to the other party. Should Closing occur and upon reconsideration should the FCC designate the assignment for hearing, Buyer may elect to rescind this Agreement, and if Buyer so elects, Buyer and the Seller agree to cooperate in filing an application to reassign the License to the Seller, if necessary, in order to comply with any FCC order and to take all necessary actions to reverse this transaction as if Closing had not occurred.


                                       III-19

7.4. TIME FOR COMMISSION CONSENT. Subject to the provisions of Section 7.3 above, if the Commission has not given its written consent to the assignment of the Licenses set forth herein within twelve (12) months from the date of acceptance for filing of the application for such assignment, any of the parties, if not then in default, may terminate this Agreement by giving written notice to the other parties. Upon such termination, if not otherwise in material breach or default of this Agreement, none of the parties shall have any right or liability hereunder and all Escrowed Funds shall be returned to Buyer promptly.

7.5. CONTROL OF STATION. Until Closing, Buyer shall not directly or indirectly, control, supervise, direct or attempt to control, supervise or direct the operations of the Station, but such operations shall be the sole responsibility of the Sellers, subject to and consistent with all rules, regulations and policies of the FCC. On and after the Closing Date, the Sellers shall not directly or indirectly, control, supervise, direct or attempt to control, supervise or direct the operations of the Station.

7.6. SHARING INFORMATION. Each party hereto shall as promptly as possible, and in any event within two (2) business days, inform the other of any material communications between such party and the FCC or any other Governmental Authority regarding this Agreement or the transactions contemplated hereby. If any party receives a request for additional information or documentary material from any such Governmental Authority, then such party shall endeavor in good faith to make, or cause to be made, as promptly as practicable and after consultation with the other party, an appropriate response to such request.


                                      ARTICLE 8
                                       CLOSING

       Subject to the terms and conditions herein stated, the parties agree as follows:
8.1. CLOSING DATE. The Closing of the transactions contemplated under this Agreement shall be held at such time and date as shall be mutually agreed by the Sellers and Buyer; provided, however, that in any event Buyer must close no later than the first day of the first month after final Commission approval of the assignment of the Licenses has become final, the finality of the assignment subject to waiver by Buyer ("Final Approval") and all other conditions to Closing shall have been satisfied in all material respects on or before the Closing Date. (The date scheduled, or required to be scheduled for Closing hereunder is referred to herein as the "Closing Date.") Final Approval shall be the approval of the FCC to the renewal and assignment of the Licenses which are no longer subject to rehearing, reconsideration or review by the Commission or to review by any court under the Communications Act of 1934, as amended, and which action is not reversed, stayed, enjoined or set aside, and with respect to which no timely request or petition for stay, reconsideration, review or rehearing or a notice of appeal is pending and the time for such filing has expired. Unless otherwise agreed by the parties in writing, the Closing shall take place at Buyer's counsel's offices in Detroit, Michigan.

8.2. THE SELLERS' OBLIGATIONS AT CLOSING. At Closing, the Sellers shall deliver to Buyer the following:

       (a) An Assignment of the Licenses described in SCHEDULE A, Warranty Deeds as to the Owned Real Property described on SCHEDULE B and an Assignment and Bill of Sale, or similar instruments, including third party consents to all "material" Leases and Agreements, transferring to Buyer all other Acquired Assets to be transferred hereunder, free and clear of all liens, encumbrances and restrictions of any kind whatsoever, other than Permitted Encumbrances;

       (b)       The business records described in Section 1.7;

       (c) An opinion of the Sellers' counsel, addressed to Buyer, confirming the correctness of the Sellers' representations made in Sections 3.1 and 3.2;


                                       III-20

       (d) A certificate of CBC's CEO verifying that the Sellers' representations, warranties and covenants as provided herein remain materially true and correct up to and through the Closing Date;

       (e) Certificates of Sellers' Secretary certifying as to Sellers' Articles of Incorporation, By-Laws, and Board of Directors approvals (all of which shall be attached thereto);

       (f) UCC reports of the appropriate filing officers and federal and state litigation searches dated not more than thirty (30) days prior to the Closing Date in Minnesota, Michigan and Wayne County evidencing no judgments, financing statements, or liens, other than Permitted Encumbrances, on file with respect to the Acquired Assets, and, if such report evidences that judgments, financing statements, or liens are on file with respect to any of the Acquired Assets, a termination statement or other appropriate document signed by the secured party or lienholder evidencing the release or termination of such financing statement or such lien or a pay-off letter from such secured party or lienholder indicating that such party or lienholder will provide such release or termination statement upon receipt of payment from the proceeds of the sale contemplated herein;

       (g) Good and valid title insurance commitments dated as of the Closing Date insuring the Sellers' title as fee owner in each parcel of Owned Real Property; in each instance, the title shall be insured by means of the preferred policy used in the location where such real estate exists, and each such policy, as to the insurer, the insured, the dollar limit and amount of coverage and the exceptions and conditions thereof shall be, in all respects, in form and substance reasonably satisfactory to the Buyer;

       (h) Internal Revenue Service Form 8594 completed by the Sellers in connection with the acquisition of the Acquired Assets by the Buyer;

       (i) A check or checks, or other evidence of payment acceptable to Buyer, with respect to the expenses payable by Sellers, if any, on the Closing Date in accordance with the Agreement;

       (j) Such other documents and instruments as might reasonably be requested by Buyer to consummate the transaction contemplated hereunder consistent with the intent expressed herein;

       (k)       Escrow instructions releasing Escrowed Funds to Buyer;

       (l)       The Acquired Assets; and

       (m) A tax letter from the Michigan Department of Treasury and Form 1027 from the Michigan Employment Security Administration.

8.3. BUYER'S OBLIGATIONS AT CLOSING. At Closing, Buyer shall deliver to CBC the following:

       (a)       Delivery of the Purchase Price in the manner set forth in
                 Section 2.2;

       (b) An Agreement to assume the obligations of Sellers under the Leases and Agreements with respect to periods of time from and after Closing;

       (c) An opinion of Buyer's counsel, addressed to the Sellers, confirming the correctness of certain of the Buyer's representations made in Section 4.1;


                                       III-21

       (d) Internal Revenue Service Form 8594 completed by the Buyer in connection with the acquisition of the Acquired Assets from the Sellers;

       (e) A check or checks, or other evidence of payment acceptable to Sellers, with respect to the expenses payable by Buyer, if any, on the Closing Date in accordance with the Agreement; and

       (f) Such other documents and instruments as might reasonably be requested by Sellers to consummate the transactions contemplated hereunder consistent with the intent expressed herein.

8.4. CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transaction herein contemplated at Closing are subject to and conditioned upon:

       (a) The written consent of the Commission evidencing its Final Approval to the assignment of the Licenses to Buyer subject to the provisions of Section 7.3 above, provided that any such approvals are without any condition that is materially adverse to Buyer;

       (b) The satisfaction at or before Closing in all material respects of all agreements, obligations and conditions of the Sellers hereunder required to be performed or complied with by them on or before Closing;

       (c) The material accuracy of the representations and warranties made by the Sellers;

       (d) Written third party consents to all material Leases and Agreements where required by the terms of the Lease or Agreement or substitution by Sellers of substantially equivalent rights without materially adverse impact upon Buyer's enjoyment of the Acquired Assets;

       (e) There shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction enjoining the consummation of the transactions contemplated hereby;

       (f) The TBA shall have become effective in accordance with the terms and conditions thereof and, from and after the date the TBA first becomes effective through and including the Closing Date, the TBA shall have not been terminated due to the Sellers' breach thereof; and

       (g) Sellers shall have complied with each and every one of its obligations set forth in Section 8.2.

8.5. CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to consummate the transaction herein contemplated at Closing are subject to and conditioned upon:

       (a) Subject to the provisions of Section 7.3 above, the written consent of the Commission evidencing its Final Approval to the assignment of the Licenses to Buyer, provided that any such approval is without any conditions that are materially adverse to the Sellers;

       (b) The satisfaction at or before Closing in all material respects of all agreements, obligations and conditions of Buyer hereunder required to be performed or complied with by it at or before the Closing;

       (c) The material accuracy of the representations and warranties made by Buyer;

       (d) There shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction enjoining the consummation of the transactions contemplated hereby;


                                       III-22

       (e) The TBA shall have become effective in accordance with the terms and conditions thereof and, from and after the date the TBA first becomes effective through and including the Closing Date, the TBA shall have not been terminated due to the Buyer's breach thereof;

       (f)       The approval of CBC's shareholders; and

       (g) Buyers shall have complied with each and every one of its obligations set forth in Section 8.3.


                                      ARTICLE 9
                               MISCELLANEOUS PROVISIONS

9.1. SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Sections 3 and 4 of this Agreement shall survive for a period of two (2) years after the Closing Date except that the representations and warranties contained in Sections 3.1, 3.2, 3.5 (insofar as it relates to title to the Acquired Assets), 3.18 and 4.1 shall survive the Closing Date indefinitely, the representations and warranties set forth in Section 3.9 shall survive the Closing date for a period of six (6) years, and the representations and warranties set forth in Sections 3.6.7 and 3.12(d) shall survive the Closing Date for the applicable statute of limitations period; except that such representations and warranties shall survive the Closing Date indefinitely if they relate to a tax liability of the Station that is based on misrepresentation or fraud.

9.2. INVESTIGATION. The investigation by Buyer and its employees, agents and representatives of the Acquired Assets, the Station and any other matters concerning Sellers prior to or subsequent to the Closing Date, shall not negate or diminish the representations and warranties of Sellers contained or provided for herein except to the extent Sellers can demonstrate that Buyer had actual knowledge of an inaccurate warranty or representation.

9.3. EXECUTION OF DOCUMENTS. The parties agree to execute all applications, documents and instruments which may be necessary for the consummation of the transactions contemplated hereunder, or which might be from time to time reasonably requested by any party hereto in connection therewith, whether before or after the date of Closing.

9.4. NOTICES. All notices, requests, elections, demands and other communications given pursuant to this Agreement shall be in writing and shall be duly given when delivered personally or by facsimile transmission (upon receipt of confirmation) or when deposited in the mail, certified or registered mail, postage prepaid, return receipt requested, and shall be addressed as follows:

       If to the Sellers
       (or any of them):             Children's Broadcasting Corporation
                                     724 First Street North, Fourth Floor
                                     Minneapolis, Minnesota 55401
                                     Attention:  Mr. Christopher T. Dahl
                                     Facsimile Number:  (612) 338-4318

                 with copy to:       Children's Broadcasting Corporation
                                     724 First Street North, Fourth Floor
                                     Minneapolis, Minnesota 55401
                                     Attention:  Lance W. Riley, Esq.
                                     Facsimile Number:  (612) 330-9558

       If to Buyer:                  1090 Investments, L.L.C.


                                       III-23

                                     500 North Woodward Avenue
                                     Bloomfield Hills, Michigan 48304-2964
                                     Attention: John F. X. Browne, P.A
                                     Facsimile Number: (248) 642-6027

                 with copy to:       Sara Kruse, Esq.
                                     One Woodward Avenue
                                     Suite 2400
                                     Detroit, Michigan 48226
                                     Facsimile Number: (313) 961-8358

9.5. EXHIBITS AND SCHEDULES. All Exhibits and Schedules referred to herein are incorporated into this Agreement by reference for all purposes and shall be deemed part of this Agreement.

9.6. ENTIRE AGREEMENT. This Agreement together with all Exhibits and Schedules referred to herein, and the TBA contain all of the terms and conditions agreed upon by the parties hereto with respect to the transactions contemplated hereunder.

9.7. ASSIGNABILITY. None of the parties may assign their rights or obligations under this Agreement without the prior written consent of the other parties, except that the Buyer may make an assignment to an entity under essentially common control as the assigning entity.

9.8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the representatives, heirs, estates, successors, and assigns of the parties hereto.

9.9. HEADING. The headings contained in this Agreement are for reference only and shall not effect in any way the meaning or interpretation of this Agreement.

9.10. COUNTERPARTS. This Agreement and any other instrument to be signed by the parties hereto may be executed by the parties, together or separately, in two or more identical counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. Notwithstanding the foregoing, facsimile and photostatic reproductions may be relied upon to the same extent as an original provided that originals are provided within five (5) days of the date thereof.

9.11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without regard to principles of conflicts of laws. The parties hereto hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Michigan and of the United States of America located in the State of Michigan for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and they agree not to commence any action, suit or proceeding relating thereto except in such courts) and further agree that service of any process, summons, notice or document by U.S. registered mail to the addresses set forth above shall be effective service of process for any action, suit or proceeding arising out of this Agreement, in the courts of the State of Minnesota or the United States of America located in the State of Minnesota, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

9.12. BROKER COMMISSION. The Sellers and Buyer each represent to the other that they have not engaged a broker in connection with the contemplated transaction, except that CBC has engaged Star Media Group, Inc., and each party agrees to pay the respective commissions owed under such engagements and agrees to indemnify and hold the other party or parties harmless against any claims made by a broker through


                                       III-24
       it or them in connection with the transactions contemplated hereunder. Buyer has no obligation to pay any brokerage fee due Star Media Group, Inc.

9.13. SALES TAX. Any sales tax, including bulk sales taxes (if applicable), due upon consummation of this transaction will be computed at Closing and paid by the Sellers and any claims or proceedings arising therefrom shall be the sole responsibility of Buyer. Sellers agree to indemnify and hold Buyer harmless against any such claims in connection with the transactions contemplated hereunder.

9.14. PUBLIC ANNOUNCEMENTS. Sellers and Buyer shall consult with each other before making any public statements with respect to this Agreement, the other Transaction Documents or the transactions contemplated herein or therein and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that a party may, without the prior consultation with or written consent of the other party, issue such press release or make such public statement as may be required by applicable law if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

9.15. MAIL. Sellers hereby authorize and empower Buyer from and after the Closing Date (a) to receive and open mail addressed to the Station and
       (b) to deal with the contents thereof in any manner Buyer sees fit, provided such mail and the contents thereof relate to the Station or the Acquired Assets. Sellers agree to deliver to Buyer any mail, checks or other documents received by them pertaining to the Station or the Acquired Assets. Buyer agrees to deliver to Sellers any mail which it receives to which it is not entitled by reason of this Agreement or otherwise and to which Sellers is entitled.

9.16. CLAUSES SEVERABLE. The provisions of this Agreement are severable. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid, the provision or its application shall be modified to the extent possible to reflect the expressed intent of the parties but in any event, invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provision or application.

9.17. MODIFICATION. No modification of any provision of this Agreement shall be effective unless made in writing and signed by the parties hereto.

9.18. REORGANIZATION OF SUBSIDIARIES. Notwithstanding any covenant or other provision of this Agreement to the contrary, Buyer acknowledges that Sellers may be desirous of merging the License Subsidiaries into the Asset Subsidiaries or similarly reorganizing said entities prior to Closing for tax purposes, and agrees to reasonably cooperate with Sellers if necessary to accomplish such reorganization to the extent that such cooperation is necessary in the execution and delivery of appropriate amendments hereto, consents or applications to the FCC, provided, however, that nothing in this Section 12.10 shall require Buyer to take any action or amend this Agreement in any way if such action or amendment is reasonably likely to delay the Closing, cause any diminution of Buyer's enjoyment of its rights hereunder or cause any economic loss to Buyer as a result. Sellers agree to reimburse Buyer for any legal fees reasonably incurred by Buyer in connection with the fulfillment of its obligations under this Section.

9.19. FURTHER ASSURANCES. From time to time after the Closing Date, at Buyer's request and without further consideration, sellers shall execute and deliver or cause to be executed and delivered such further instruments of conveyance, assignment and transfer and shall take such other action as Buyer may reasonably request in order more effectively to convey, transfer, reduce to possession or record title to any of the Acquire Assets purchased pursuant hereto or to otherwise carry out the purpose and intent of this Agreement. Upon the request of Buyer, Sellers will cooperate and will use their best efforts to have the officers, directors and other employees of Sellers cooperate with Buyer on or after the Closing Date by furnishing information, evidence, testimony and other assistance in connection with any actions,


                                       III-25
       proceedings, arrangements or disputes involving Buyer and which are based upon contracts, leases, arrangements or acts of Sellers which were in effect or occurred on or prior to the Closing Date. Buyer shall reimburse Sellers and their officers, directors and other employees for any costs incurred by them in fulfilling this covenant, except to the extent that the provisions of Section 5 are applicable.

9.20. NO THIRD PARTY BENEFICIARIES. The obligations undertaken by Buyer and Sellers in this Agreement are for the benefit of Buyer and Sellers only, and neither any creditor of Buyer or Sellers, nor any other party (other than a successor in interest to Buyer or Sellers) shall have the right to rely on or enforce the provisions of this Agreement as a third-party beneficiary or otherwise.

       IN WITNESS WHEREOF, the parties hereto, by their properly authorized representatives, have caused this Agreement to be executed as of the day and date first above written.














                                       III-26

CHILDREN'S BROADCASTING                    1090 INVESTMENTS, L.L.C.
CORPORATION


BY:   /s/ James G. Gilbertson              BY:   /s/ John Kruse
      -----------------------------              -------------------------------

ITS:  COO                                  ITS:  Partner
      -----------------------------              -------------------------------

CHILDREN'S RADIO OF DETROIT, INC.          WCAR-AM, INC.


BY:   /s/ James G. Gilbertson              BY:   /s/ James G. Gilbertson
      -----------------------------              -------------------------------

ITS:  COO                                  ITS:  COO
      -----------------------------              -------------------------------







                                       III-27

                                     APPENDIX IV

            APPRAISALS FOR CHILDREN'S BROADCASTING CORPORATION'S STATIONS
                                    DBA RADIO AAHS


1.)  NEW YORK - WIDM-AM, ELIZABETH, NJ:

          station currently operating on two frequencies: 1530 and 1660 EB. 1530 is a 1000 watt ND daytimer and 1660 is a 10,000 watt day/1000 watt night ND on the extended AM band. The most recent sale in New York has been WPAT-AM 930 5k/5k, sold November 1995 for 19.5 million dollars. At the time WPAT was showing a 2.4 rating. If WIDM is diplexed at WKDM, indications state that the coverage increases to a potential reach of near 14 million people and would make WIDM value raise to approximately 15 million.

2.)  LOS ANGELES - KPLS-AM:

          830 MHZ; 2.5k/1k; Orange, CA; Nations second largest market. KGFJ-AM sold in 1995 for 5.5 million dollars; 1230 AM; lk/lk. Now that KPLS has CP for 50k/23k, it becomes one of the strongest signals and should bring a minimum of 25 million dollars or more in today's market.

3.)  PHILADELPHIA (CHESTER) - WPWA-AM:

          1590; 2.5 kw/lkw; not much to compare with, WNWR 1540, 50k/.5k Bala Cynwyd sold for 1.4 million dollars in July, 1995, but WWRL has bought WERA AM, Plainfield, NJ, 1590 KHZ, WQQW 1590, Waterbury, CT and WLWG 1600khz, Sag Harbor, NY thus eliminating interference to WPWA and allowing a power increase both day and night which should increase coverage over Philadelphia. Should all occur, WPWA's value will increase to approximately 3 million dollars.

4.)  DETROIT (LIVONIA) - WCAR-AM:

          1090khz, .3k/.5k, lots of sales in Detroit ranging from 23 million dollars for WXYT 1270, 5k/6k to multi million dollars by ours and mergers by CBS, Disney, Chancellor and Evergreen markets are driven by desire and availability. WCAR was a recent purchase, and we believe WCAR's value to be 2 million dollars.

5.)  DALLAS/FT. WORTH - KAHZ-AM:

          1360, 5k/lk, market very good. KTCK Dallas 1310, 5k/5k sold September, 1995 to SFX for 10.5 million dollars. KDFX 1190, 50k/5k, sold November, 1995 to Salem for 4.8 million. KAHZ should bring between 3-3.5 million on a quick sale, or as high as 5 million dollars from an in market group who have reached their limit and wish to upgrade.

6.)  HOUSTON - KTEK-AM:

          1110, 2.5kw daytime. Houston has not been a hot bed for AM stations lately as most AM's are either Spanish or Religion, however, Tichoner Media bought KMPQ, Rosenberg, TX in May, 1995 for 2.5 million dollars and Salem bought KENR 1070, 10k/5k in March, 1995 for 5 million dollars. KTEK is in a tough position being a daytime only facility, but because it has a very good signal, it could be valuable as a second signal for a Religious or Spanish broadcaster and could bring between 2 to 2.5 million dollars.

7.)  MINNEAPOLIS - WWTC-AM:

          1280, 5k/5k, most transfer of ownership in AM's in Minneapolis have been through combo sales with FM sister stations or group sales, and because the market is filled with major players such as: Chancellor, Disney, CBS. Once the scramble for FM's is completed, the power to control AM will become a factor possibly increasing the value of WWTC to perhaps 2.5 million dollars.

8.)  MINNEAPOLIS - KTCR-AM:

          1570, 3.8k/.23k, St. Louis Park is not as good a signal as sister station WWTC and will not bring nearly the price, but having said that a full time signal in the 16th market should be able to get between 750,000 to 1 million dollars depending upon various factors.

9.)  DENVER - KKYD-AM:

          1340, lk/lk, Heavily traded market.  December, 1995 Montana Media paid
          1.5 million dollars for KJME 1390, 5k/.14k, a low rated station less than 1 rating. KKYD should be worth 1 to 1.5 million dollars.

10.) KANSAS CITY - KCAZ-AM:

          1480, lk/.5k, Mission, KS AM's bring low dollar, I do not know why. Knowing WDAF-AM is one of the top three stations in the market, nothing has brought over 800 thousand dollars since 1990, but we must add in perhaps the fact that, like markets such as Cincinnati, have gotten much more than 1 million dollars for WSAI and 2 million dollars for WKYN Florence, and figure that the new laws of ownership will bring up prices in KC as well. Knowing this, a facility such as KCAZ should be able to bring 900,000 to 1.2 million dollars.

11.) FAIRWAY, KS - KCNW-AM:

          1380, 2.5k/.029k, this station has a better day coverage than KCAZ, but has no night signal. It should be worth about the same figure as KCAZ in the 900,000 to 1.2 million dollar range.

12.) MILWAUKEE - WZER-AM:

          540khz, 500w/500w, Jackson, WI. The only other sale of an AM stand alone was WBIX Racine, 1460 with 500w/60w in 1995 and it sold for 275,000 dollars. More information such as billing and cash flow will alter any analysis of a stations worth, but just from what is in the facts to work with. I would estimate that WZER could possibly bring 1 million to 1.5 million in today's market.

     All estimates on values were done without the aid of any current financial information, and only on "like kind" for each market or similar market.

                                      APPENDIX V

                            OPINION OF FINANCIAL ADVISOR


May 21, 1998

Board of Directors
Children's Broadcasting Corporation
724 First Street
Minneapolis, MN 55401

Members of the Board:

This letter relates to the proposed acquisitions from Children's Broadcasting Corporation ("Children's") of certain assets and stock related to 13 Company-owned and operated radio stations (the "Acquired Assets") by Catholic Radio Network LLC ("CRN"), Salem Communications Corporation ("Salem") and 1090 Investments, LLC ("1090") pursuant to Purchase Agreements referred to below (the "Transactions"). Pursuant to the Purchase Agreements, and subject to certain exceptions, at the effective time of the Transactions, Children's will receive $56.7 million in aggregate cash consideration from CRN, Salem and 1090 and a note for $5 million from CRN in exchange for the Acquired Assets. You have requested our opinion as to the fairness to Children's, from a financial point of view, of the total consideration to be received by Children's for the Acquired Assets in the Transactions.

Piper Jaffray Inc. ("Piper Jaffray"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements, and valuations for estate, corporate and other purposes. In the ordinary course of our business, we and our affiliates may actively trade securities of Children's for our own account or the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. For our services in rendering this opinion, Children's will pay us a fee and indemnify us against certain liabilities. The fee is not contingent upon consummation of the Transaction.

In arriving at our opinion, we have undertaken such reviews, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have:

1.   Reviewed the Purchase Agreement with CRN dated April 17, 1998.

2.   Reviewed the Asset Purchase Agreement with Salem dated April 24, 1998.

3.   Reviewed the Asset Purchase Agreement with 1090 dated May 1, 1998.

4. Reviewed the Annual Reports, Reports on Form 10-KSB, audited financial statements and Proxy Statements for Children's for the three fiscal years ended December 31, 1997.

5. Reviewed the Reports on Form 10-QSB for Children's for the quarters ended March 31, 1998.

6. Reviewed annual unaudited financial results for each of Children's radio stations included in the Acquired Assets prepared by Children's management for the three years ended December 31, 1997

Board of Directors
Children's Broadcasting Corporation
May 21, 1998
Page 2


     and for the three-month period ended March 31, 1998.

7. Reviewed an independently conducted appraisal by Force Communications & Consultants ("Force") dated October 8, 1996 of 12 of the 13 stations included in the Acquired Assets and discussed the appraisal methodology with Force.

8. Visited the headquarters of Children's and conducted discussions with members of senior management of Children's, including the Chief Executive Officer, Chief Operating and Financial Officer, Executive Vice President of Programming and General Counsel. Topics discussed included, but were not limited to, the background and rationale of the proposed Transaction, the financial condition, operating performance and the balance sheet characteristics of Children's and the Acquired Assets and future prospects for Children's.

9. Reviewed the historical prices and trading activity for Children's common stock.

10. Reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions which we deemed relevant.

11. Compared certain financial and securities data of Children's and certain financial data of the Acquired Assets with certain financial and securities data of companies deemed similar to the business represented by the Acquired Assets.

12. Reviewed such other financial data, performed such other analyses and considered such other information as we deemed necessary and appropriate under the circumstances.

We have relied upon and assumed the accuracy and completeness of the financial statements and other information provided by Children's or otherwise made available to us and have not assumed responsibility independently to verify such information. We have further relied upon the assurances of Children's management that the information provided has been prepared on a reasonable basis in accordance with industry practice and, with respect to financial planning and other business outlook information (including the inability to prepare meaningful forward looking projections, as discussed below), reflects the best currently available information and judgment of Children's management as to the expected future financial performance of Children's and that it is not aware of any information or facts that would make the information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that Children's is not a party to any pending transaction, including external financing, recapitalizations, acquisitions or merger discussions, other than the Transaction or in the ordinary course of business.

In arriving at our opinion, we were not able to perform a discounted cash flow analysis of Children's or the business represented by the Acquired Assets since Children's did not have available and did not prepare any forward looking projections. We were advised that senior management of Children's has determined that they cannot make reliable projections because the industry's competitive environment and its economics, as well as Children's current financial situation, have so radically changed that senior management questioned the ability to accurately project Children's business going forward in the same manner it is currently operated. Consequently, senior management has advised us they believe that any projections reflective of historical operations would not be meaningful.

In arriving at our opinion, we have not performed any appraisals or valuations of specific assets or liabilities of Children's, have made no physical inspection of the properties or assets of Children's and express no opinion

Board of Directors
Children's Broadcasting Corporation
May 21, 1998
Page 3

regarding the liquidation value of Children's or the Acquired Assets, although, as mentioned above, we did review an independently conducted appraisal of the Acquired Assets. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which Children's or its affiliates is a party or may be subject, and at Children's direction and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also undertaken no analysis of the merits, value or potential impact on Children's of its current litigation against The Disney Company.

Our opinion is necessarily based upon information available to us, facts and circumstances and economic, market and other conditions as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof. We express no opinion herein as to the prices at which shares of Children's common stock may trade at any future time.

This opinion is for the benefit of the Board of Directors of Children's in evaluating the Transaction and shall not be published or otherwise used by any other persons for any other purpose nor shall any public reference to Piper Jaffray be made without our prior written consent, except for inclusion of this opinion in the full proxy statement to be sent to all shareholders of Children's in connection with the Transaction and in any filings or disclosures required by law. This opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Transaction. We have not been authorized by the Board of Directors to solicit other purchasers for the Acquired Assets or alternative transactions to the Transaction. We were not requested to opine as to, and this opinion does not in any manner address, the merits of the basic business decision to proceed with or effect the Transaction or the structure thereof.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that, as of the date hereof, the consideration to be received by Children's for the Acquired Assets in the Transactions is fair, from a financial point of view, to Children's.

Sincerely,

PIPER JAFFRAY INC.

                                     APPENDIX VI

                                  DISSENTERS RIGHTS

                            SECTIONS 302A.471 AND 302A.473
                      OF THE MINNESOTA BUSINESS CORPORATION ACT

302A.471. RIGHTS OF DISSENTING SHAREHOLDERS

     SUBDIVISION 1. ACTIONS CREATING RIGHTS. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

          (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

              (1)  alters or abolishes a preferential right of the shares;

              (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

              (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

              (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

          (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

          (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

          (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

          (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

     SUBD. 2.  BENEFICIAL OWNERS.

          (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

          (b) A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

     SUBD. 3.  RIGHTS NOT TO APPLY.

          (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger;

          (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders' entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through Shareholders, as provided in subdivision 2, may exercise dissenters' rights.

     SUBD. 4. OTHER RIGHTS. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473. PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS

     SUBDIVISION 1.  DEFINITIONS.

          (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

          (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

          (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

          (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

     SUBD. 2 NOTICE OF ACTION. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

     SUBD. 3 NOTICE OF DISSENT. If the proposed action must be approved by the shareholders, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

     SUBD. 4  NOTICE OF PROCEDURE; DEPOSIT OF SHARES.

          (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

               (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

               (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

               (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

               (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

          (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

     SUBD. 5  PAYMENT; RETURN OF SHARES.

          (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

               (1) the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

               (2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

               (3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

          (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

          (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

     SUBD. 6 SUPPLEMENTAL PAYMENT; DEMAND. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

     SUBD. 7 PETITION; DETERMINATION. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

     SUBD. 8  COSTS; FEES; EXPENSES.

          (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

          (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

          (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                     APPENDIX VII

                       CONSENT OF INDEPENDENT PUBLIC AUDITORS





                                       VII - 1

                             CONSENT OF BDO SEIDMAN, LLP

       We consent to the incorporation by reference in the Schedule 14A of Children's Broadcasting Corporation of our report dated February 24, 1998, except for Notes 2, 9, 13 and 16 which are dated March 13, 1998, with respect to the consolidated financial statements of Children's Broadcasting Corporation included in its Annual Reports (Forms 10-KSB) for the years ended December 31, 1996 and December 31, 1997.



                                          /s/ BDO Seidman, LLP
                                          BDO Seidman, LLP


Milwaukee, Wisconsin
May 26, 1998


                                       VII - 2

                                    APPENDIX VIII

               CHILDREN'S BROADCASTING CORPORATION AMENDED AND RESTATED

                                1994 STOCK OPTION PLAN


1.     PURPOSE

       The purpose of this Children's Broadcasting Corporation 1994 Stock
Option Plan (the "Plan") is to promote the interests of Children's Broadcasting Corporation, a Minnesota corporation (the "Company"), by providing employees of the Company and certain independent contractors with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to contribute to the Company's continued success and growth. In addition, the granting of stock options will assist the Company in attracting and retaining key personnel of outstanding ability.

2.     DEFINITIONS

       Wherever used in the Plan, the following terms have the meanings set forth below:

       2.1 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

       2.2 "Committee" means a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than two directors. Beginning on the date the Company first registers the Stock under Section 12 of the Securities Exchange Act of 1934, each member of the Committee must be a "disinterested person" within the meaning of Rule 16b-3.

       2.3 "Incentive Stock Option" or "ISO" means a stock option which is intended to qualify as an incentive stock option as defined in Section 422 of the Code.

       2.4 "Non-Statutory Stock Option" or "NSO" means a stock option that is not intended to, or does not, qualify as an incentive stock option as defined in
Section 422 of the Code.

       2.5 "Option" means, where required by the context of the Plan, an ISO or NSO granted pursuant to the Plan.

       2.6 "Optionee" means a Participant in the Plan who has been granted one or more Options under the Plan.

       2.7 "Participant" means an individual described in Section 5 of this Plan who may be granted Options under the Plan.

       2.8 "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

       2.9  "Stock" means the Common Stock, $.01 par value, of the Company.

       2.10 "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.


                                    VIII - 1

3.     ADMINISTRATION

       3.1 The Plan shall be administered by the Committee, which shall have full power, subject to the provisions and restrictions of the Plan, to grant Options, construe and interpret the Plan, establish rules and regulations with respect to the Plan and Options granted hereunder, and perform all other acts, including the delegation of administrative responsibilities, that it believes reasonable and necessary.

       3.2 The Committee shall have the sole discretion, subject to the provisions of the Plan, to determine the Participants eligible to receive Options pursuant to the Plan and the amount, type and terms of any Options and the terms and conditions of option agreements relating to any Option.

       3.3 The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option granted hereunder in the manner and to the extent it shall deem necessary to carry out the terms of the Plan.

       3.4 Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final, conclusive and binding upon all Optionees.

4.     SHARES SUBJECT TO THE PLAN

       4.1 NUMBER. The total number of shares of Stock reserved for issuance upon exercise of Options under the Plan is one million (1,000,000). Such shares shall consist of authorized but unissued Stock. If any Option granted under the Plan lapses or terminates for any reason before being completely exercised, the shares covered by the unexercised portion of such Option may again be made subject to Options under the Plan.

       4.2 CHANGES IN CAPITALIZATION. In the event of any change in the outstanding shares of Stock of the Company by reason of any stock dividend, split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares or rights offering to purchase stock at a price substantially below fair market value, or other similar corporate change, the aggregate number of shares which may be subject to Options under the Plan and the terms of any outstanding Option, including the number and kind of shares subject to such Options and the purchase price per share thereof, shall be appropriately adjusted by the Committee, consistent with such change and in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to or available for Optionees. Notwithstanding the preceding sentence, in no event shall any fraction of a share of Stock be issued upon the exercise of an Option.

5.     ELIGIBLE PARTICIPANTS

       The following persons are Participants eligible to participate in the
Plan:

       5.1 INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary, including officers and directors who are also employees of the Company or any Subsidiary.

       5.2 NON-STATUTORY STOCK OPTIONS. Non-statutory stock options may be granted to (i) any employee of the Company or any Subsidiary, including any officer or director who is also an employee of the Company or any Subsidiary; and (ii) any consultant to, or other independent contractor of, the Company who is not a director of the Company.

6.     GRANT OF OPTIONS

       Subject to the terms, conditions and limitations set forth in this Plan, the Company, by action of the Committee, may from time to time grant Options to purchase shares of the Company's Stock to those eligible Participants as may be selected by the Committee, in such amounts and on such other terms as the Committee in


                                      VIII - 2
its sole discretion shall determine. Such Options may be (i) "Incentive Stock Options" so designated by the Committee and which, when granted, are intended to qualify as incentive stock options as defined in Section 422 of the Code; (ii) "Non-Statutory Stock Options" so designated by the Committee and which, when granted, are not intended to, or do not, qualify as incentive stock options under Section 422 of the Code; or (iii) a combination of both. The date on which the Committee approves the granting of an Option shall be the date of grant of such Option, unless a different date is specified by the Committee on such date of approval. Notwithstanding the foregoing, with respect to the grant of any Incentive Stock Option under the Plan, the aggregate fair market value of Stock (determined as of the date the Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by an Optionee in any calendar year (under all such stock option plans of the Company or Subsidiaries) shall not exceed $100,000. Each grant of an Option under the Plan shall be evidenced by a written stock option agreement between the Company and the Optionee setting forth the terms and conditions, not inconsistent with the Plan, under which the Option so granted may be exercised pursuant to the Plan and containing such other terms with respect to the Option as the Committee in its sole discretion may determine.

7.     OPTION PRICE AND FORM OF PAYMENT

       7.1 The purchase price for a share of Stock subject to an Option granted hereunder shall not be less than 100% of the fair market value of the Stock. For purposes of this Section 7, the "fair market value" of the Stock shall be determined as follows:

            (a) if the Stock of the Company is listed or admitted to unlisted trading privileges on a national securities exchange, the fair market value on any given day shall be the closing sale price for the Stock, or if no sale is made on such day, the closing bid price for such day on such exchange;

            (b) if the Stock is not listed or admitted to unlisted trading privileges on a national securities exchange, the fair market value on any given day shall be the closing sale price for the Stock as reported on any NASDAQ market on such day, or if no sale is made on such day, the closing bid price for such day as entered by a market maker for the Stock;

            (c) if the Stock is not listed on a national securities exchange, is not admitted to unlisted trading privileges on any such exchange and is not eligible for inclusion in any NASDAQ market, the fair market value on any given day shall be the average of the closing representative bid and asked prices as reported by such other publicly available compilation of the bid and asked prices of the Stock in any over-the-counter market on which the Stock is traded; or

            (d) if there exists no public trading market for the Stock, the fair market value on any given day shall be an amount determined in good faith by the Committee in such manner as it may reasonably determine in its discretion, provided that such amount shall not be less than the book value per share as reasonably determined by the Committee as of the date of determination or less than the par value of the Stock.

Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to any Optionee then owning more than 10% of the voting power of all classes of the Company's stock, the purchase price per share of the Stock subject to such Option shall not be less than 110% of the fair market value of the Stock on the date of grant of the Incentive Stock Option, determined as provided above.

       7.2 Except as provided herein, the purchase price of each share of Stock purchased upon the exercise of any Option shall be paid:

            (a) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company; or


                                    VIII - 3

            (b) at the discretion of the Committee, through the delivery of shares of Stock valued at fair market value at the time the Option is exercised (as determined in the manner provided under this Plan); or

            (c)  at the discretion of the Committee, by a combination of both
       (a) and (b) above; or

            (d) by such other method as may be permitted in the written stock option agreement between the Company and the Optionee.

If such form of payment is permitted, the Committee shall determine procedures for tendering Stock as payment upon exercise of an Option and may impose such additional limitations and prohibitions on the use of Stock as payment upon the exercise of an option as it deems appropriate. If the Committee in its sole discretion so agrees, the Company may finance the amount payable by an Optionee upon exercise of any Option upon such terms and conditions as the Committee may determine at the time such Option is granted under this Plan.

8.     EXERCISE OF OPTIONS

       8.1 MANNER OF EXERCISE. An Option, or any portion thereof, shall be exercised by delivering a written notice of exercise to the Company and paying to the Company the full purchase price of the Stock to be acquired upon the exercise of the Option. Until certificates for the Stock acquired upon the exercise of an Option are issued to an Optionee, such Optionee shall not have any rights as a shareholder of the Company with respect to such Stock.

       8.2 LIMITATIONS AND CONDITIONS ON EXERCISE OF OPTIONS. In addition to any other limitations or conditions contained in this Plan or that may be imposed by the Committee from time to time or in the stock option agreement to be entered into with respect to Options granted hereunder, the following limitations and conditions shall apply to the exercise of Options granted under this Plan:

            8.2.1 No Incentive Stock Option may be exercisable by its terms after the expiration of 10 years from the date of the grant thereof.

            8.2.2 No Incentive Stock Option granted pursuant to the Plan to an eligible Participant then owning more than 10% of the voting power of all classes of the Company's stock may be exercisable by its terms after the expiration of five years from the date of the grant thereof.

            8.2.3 To the extent required to comply with Rule 16b-3, Stock acquired upon exercise of an Option granted under to the Plan may not be sold or otherwise disposed of for a period of six months from the date of grant of the Option.

9.     INVESTMENT PURPOSES

       9.1 Unless a registration statement under the Securities Act of 1933 is in effect with respect to Stock to be purchased upon exercise of Options to be granted under the Plan, the Company shall require that an Optionee agree with and represent to the Company in writing that he or she is acquiring such shares of Stock for the purpose of investment and with no present intention to transfer, sell or otherwise dispose of such shares of Stock other than by transfers which may occur by will or by the laws of descent and distribution, and no shares of Stock may be transferred unless, in the opinion of counsel to the Company, such transfer would be in compliance with applicable securities laws. In addition, unless a registration statement under the Securities Act of 1933 is in effect with respect to the Stock to be purchased under the Plan, each certificate representing any shares of Stock issued to an Optionee hereunder shall have endorsed thereon a legend in substantially the following form:

       THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND


                                     VIII - 4

       WITHOUT REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTION(S) CONTAINED THEREIN. NO TRANSFER OF THESE SHARES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT PURSUANT TO EFFECTIVE REGISTRATION STATEMENTS UNDER SUCH LAWS UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER OR DISPOSITION DOES NOT REQUIRE REGISTRATION UNDER SUCH LAWS AND, FOR ANY SALES UNDER RULE 144 OF THE ACT, SUCH EVIDENCE AS IT SHALL REQUEST FOR COMPLIANCE WITH THAT RULE, OR APPLICABLE STATE SECURITIES LAWS.

10.    TRANSFERABILITY OF OPTIONS

       No Option granted under the Plan shall be transferable by an Optionee (whether by sale, assignment, hypothecation or otherwise) other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. An Option shall be exercisable during the Optionee's lifetime only by the Optionee or, if permissible under applicable law, by the Optionee's guardian or legal representative.

11.    TERMINATION OF OPTIONS

       11.1 GENERALLY. Except as otherwise provided in this Section 11, if an Optionee's employment with the Company or Subsidiary is terminated (hereinafter "Termination") other than by death or Disability (as hereinafter defined), the Optionee may exercise any Option granted under the Plan, to the extent the Optionee was entitled to exercise the Option at the date of Termination, for a period of three months after the date of Termination or until the term of the Option has expired, whichever date is earlier.

       11.2 DEATH OR DISABILITY OF OPTIONEE. In the event of the death or Disability of an Optionee prior to expiration of an Option held by him or her, the following provisions shall apply:

            11.2.1 If the Optionee is at the time of his or her Disability employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Committee in its sole discretion) since the date of grant of the Option, then the Option may be exercised by the Optionee until the earlier of one year following the date of such Disability or the expiration date of the Option, but only to the extent the Optionee was entitled to exercise such Option at the time of his or her Disability. For the purpose of this Section 11, the term "Disability" shall mean a permanent and total disability as defined in
       Section 22(e)(3) of the Code. The determination of whether an Optionee has a Disability within the meaning of Section 22(e)(3) shall be made by the Committee in its sole discretion.

            11.2.2 If the Optionee is at the time of his or her death employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Committee in its sole discretion) since the date of grant of the Option, then the Option may be exercised by the Optionee's estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution, until the earlier of one year from the date of the Optionee's death or the expiration date of the Option, but only to the extent the Optionee was entitled to exercise the Option at the time of death.

            11.2.3 If the Optionee dies within three months after Termination, the Option may be exercised until the earlier of nine months following the date of death or the expiration date of the Option, by the Optionee's estate or by a person who acquires the right to exercise the Option by will or the laws of descent or distribution, but only to the extent the Optionee was entitled to exercise the Option at the time of Termination.


                                     VIII - 5

       11.3 TERMINATION FOR CAUSE. If the employment of an Optionee is terminated by the Company or a Subsidiary for cause, then the Committee shall have the right to cancel any Options granted to the Optionee under the Plan.

       11.4 SUSPENSION OR TERMINATION FOR MISCONDUCT. If the Committee reasonably believes that an Optionee has committed an act of misconduct, it may suspend the Optionee's right to exercise any Option pending a determination by the Committee. If the Committee determines that an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition with respect to the Company or induces any party to breach a contract with the Company, neither the Optionee nor the Optionee's estate shall be entitled to exercise any Option whatsoever. In making such determination, the Committee shall act fairly and shall give the Optionee an opportunity to appear and present evidence on the Optionee's behalf at a hearing before the Committee.

12.    CHANGE IN CONTROL PROVISIONS

       12.1 IMPACT OF EVENT. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control (as defined in 12.2), any Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested in the full extent of the original grant.

       12.2 DEFINITION OF CHANGE IN CONTROL. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

            (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (1) the then outstanding shares of Common Stock of the Company or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by a Person including the participant or with whom or with which the participant is affiliated; (4) any acquisition by a Person or Persons one or more of which is a member of the Board or an officer of the Company or an affiliate of any of the foregoing on the Effective Date, (5) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (6) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of paragraph (c) of this Section 12.2; or

            (b) During any period of twenty-four (24) consecutive months, individuals who, as of the beginning of such period, constituted the entire Board cease for any reason to constitute at least a majority of the Board, unless the election, or nomination for election, by the Company's stockholders, of each new director was approved by a vote of at least two-thirds (2/3) of the Continuing Directors, as hereinafter defined, in office on the date of such election or nomination for election for the new director. For purposes hereof, "Continuing Director" shall mean:

                 (i) any member of the Board at the close of business on the Effective Date; or

                 (ii) any member of the Board who succeeded any Continuing Director described in clause (1) above if such successor's election, or nomination for election, by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the Continuing Directors then still in office. The term "Continuing Director" shall not, however, include any individual whose initial assumption of


                                     VIII - 6
            office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A of the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

            (c) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than 60% of the then outstanding securities having the right to vote in the election of directors of the corporation resulting from such reorganization, merger or consolidation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding securities having the right to vote in the election of directors of the Company immediately prior to such reorganization, merger or consolidation, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 30% or more of the then outstanding securities having the right to vote in the election of directors of the Company) beneficially owns, directly or indirectly, 30% or more of the then outstanding securities having the right to vote in the election of the corporation resulting from such reorganization, merger or consolidation, and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger are Continuing Directors at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

            (d) Approval by the stockholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 60% of the then outstanding securities having the right to vote in the election of directors of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding securities having the right to vote in the election of directors of the Company immediately prior to such sale or other disposition of such outstanding securities, (2) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 30% or more of the outstanding securities having the right to vote in the election of directors of the Company) beneficially owns, directly or indirectly, 30% or more of the then outstanding securities having the right to vote in the election of directors of such corporation and (3) at least a majority of the members of the board of directors of such corporation are Continuing Directors at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

       12.3 CHANGE IN CONTROL PRICE. For purposes of the Plan, "Change in Control Price" means the highest price per share (i) paid in any transaction reported on the New York Stock Exchange Composite or other national exchange on which such shares are listed or on NASDAQ, or (ii) paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the preceding sixty (60) day period as determined by the Committee.

13.    AMENDMENT AND TERMINATION OF PLAN

       13.1 The Committee may suspend or DISCONTINUE the Plan AT ANY time AND REVISE OR AMEND THE PLAN IN ANY RESPECT, PROVIDED, HOWEVER, THAT NO REVISION OR AMENDMENT MAY BE MADE WITHOUT SHAREHOLDER APPROVAL THAT: (a) ABSENT SUCH SHAREHOLDER APPROVAL WOULD CAUSE RULE 16b-3 UNDER THE SECURITIES EXCHANGE ACT OF 1934 TO BECOME UNAVAILABLE WITH RESPECT TO THE PLAN OR (b) REQUIRES SHAREHOLDER APPROVAL UNDER ANY RULES OR REGULATIONS OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR ANY EXCHANGE THAT ARE APPLICABLE TO THE COMPANY.

                                     VIII - 7

       13.2 No amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to him or her under the Plan.

       13.3 The Committee may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Incentive Stock Options meeting the requirements of future amendments to the Code.

       13.4 In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instance, declare that any Option shall terminate as of a date fixed by the Committee and give each Optionee the right to exercise his or her Option as to all or any part of the Option, including Stock as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option in full including Stock as to which the Option would not otherwise be exercisable. If the Committee makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Optionee that the Option shall be fully exercisable for a period of 15 days from the date of such notice, and the Option shall terminate upon the expiration of such period.

14.    MISCELLANEOUS PROVISIONS

       14.1 NO RIGHT TO CONTINUED EMPLOYMENT. No person shall have any claim or right to be granted an Option under the Plan, and the grant of an Option under the Plan shall not be construed as giving an Optionee the right to continued employment with the Company. The Company further expressly reserves the right at any time to dismiss an Optionee or reduce an Optionee's compensation with or without cause, free from any liability, or any claim under the Plan, except as provided herein or in a stock option agreement.

       14.2 TRANSFER OF STOCK AND PAYMENT OF WITHHOLDING TAXES. The Company shall have the right to require that payment or provision for payment of any and all withholding taxes due upon the grant or exercise of an Option hereunder or the disposition of any Stock or other property acquired upon exercise of an Option be made by an Optionee. Stock acquired upon exercise of an Incentive Stock Option may not be disposed of by the Optionee before the later of two years from the date of grant or one year from the date of exercise, unless adequate provision is made for payment to the Company of funds sufficient for payment of any withholding and other taxes required by any governmental authority in respect of the disposition of such Stock. The Company may place a legend on certificates restricting the transfer of Stock issued pursuant to Incentive Stock Options in order to obtain compliance with tax withholding requirements. The Committee shall have the right to establish such other rules and regulations or impose such other terms and conditions in any agreement relating to an Option granted hereunder with respect to tax withholding as the Committee may deem necessary and appropriate.

       14.3 GOVERNING LAW. The Plan shall be administered in the State of Minnesota, and the validity, construction, interpretation and administration of the Plan and all rights relating to the Plan shall be determined solely in accordance with the laws of such state, unless controlled by applicable federal law, if any.

15.    EFFECTIVE DATE

       The effective date of the Plan is March 18, 1994. No Option may be granted on or after March 18, 2004; provided, however, that all outstanding Options shall remain in effect until such outstanding Options have expired or been canceled. This Plan shall become effective upon its approval and adoption by the shareholders of the Company on or before March 18, 1995.


                                     VIII - 8

                         CHILDREN'S BROADCASTING CORPORATION
                                724 FIRST STREET NORTH
                                MINNEAPOLIS, MN  55401
                                    (612) 338-3300

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Children's Broadcasting Corporation, a Minnesota corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated July 9, 1998, and hereby appoints James G. Gilbertson and Lance W. Riley, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Shareholders of the Company to be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, on August 18, 1998, at 9:30 a.m. local time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of Common Stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

1. To elect four directors for the ensuing year and until their successors shall be elected and duly qualified.

     / /  FOR all nominees listed below           / /  WITHHOLD AUTHORITY
          (except as marked to the contrary below)     to vote for all nominees
                                                       listed below

CHRISTOPHER T. DAHL, RICHARD W. PERKINS, MICHAEL R. WIGLEY, WILLIAM E. CAMERON

     INSTRUCTION:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, WRITE THAT
                    NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.


     ---------------------------------------------------------------------------


2. To approve the plan for the sale of all of the Company's owned and operated radio stations (the "Plan") pursuant to which (a) ten stations will be sold to Catholic Radio Network, LLC ("CRN") for $57.0 million (subject to adjustment), (b) two stations will be sold to Salem Communications Corporation ("Salem") for $2.7 million (subject to adjustment) and (c) one station will be sold to 1090 Investments, L.L.C. ("1090") for $2.0 million (subject to adjustment). Copies of the purchase agreements with CRN, Salem and 1090 are set forth in Appendices I, II and III to the Proxy Statement. If any sale to Salem, 1090 or both such entities is not completed, approval of the Plan will authorize the Board of Directors to sell such station or stations on such terms as the Board of Directors may approve.

          / /  FOR            / /  AGAINST             / /  ABSTAIN

3.   To approve an amendment to the Company's 1994 Stock Option Plan (the
     "1994 Plan") which would permit the committee administering the 1994
     Plan to suspend or discontinue it at any time and to revise or amend it in any respect, provided, however, that no revision or amendment may be made without shareholder approval that: (a) absent such shareholder approval, would cause Rule 16b-3 under the Securities Exchange Act of 1934 to become unavailable with respect to the 1994 Plan or (b) requires shareholder approval under any rules or regulations of the National Association of Securities Dealers, Inc. or any exchange that are applicable to the Company.

          / /  FOR            / /  AGAINST             / /  ABSTAIN

4. To ratify the appointment of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998.

          / /  FOR            / /  AGAINST             / /  ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.


                   (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and, if not previously furnished, a certificate or other evidence of appointment should be furnished. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


Dated:________________________     __________________________

                                   __________________________


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.